EXPLANATORY NOTE

This is a post-qualification amendment to an offering statement on Form 1-A filed by My Racehorse CA LLC (the “Company”). The offering statement was originally filed by the Company on September 10, 2018, and has been amended by the Company on numerous occasions since that date. The offering statement, as amended by pre-qualification amendments, was qualified by the U.S. Securities and Exchange Commission (the “SEC”) on February 22, 2019. Since that date, certain post-qualification amendments to the offering statement have also been qualified by the SEC.

Different Series of the Company have already been offered by the Company under the offering statement, as amended and qualified. Each such Series of the Company will continue to be offered and sold by the Company following the filing of this post-qualification amendment until sold out, subject to the offering conditions contained in the offering statement, as qualified. The Series already qualified under the offering statement are as follows:

Series Name	Horse Name (if different)	Qualification Date:
Form 1-A
Series Palace Foal	Ocean Magic 18	February 22, 2019
POS-AM #2
Series De Mystique ‘17	Dancing Destroyer	June 6, 2019
POS-AM #3
Series Martita Sangrita 17	Carpe Vinum	July 11, 2019
Series Daddy’s Joy	–	July 11, 2019
Series Vertical Threat	–	July 11, 2019
Series Shake it Up Baby	–	July 11, 2019
Series Tizamagician	–	July 11, 2019
POS-AM #4
Series Power Up Paynter	–	July 25, 2019
Series Two Trail Sioux 17	Annahilate	July 25, 2019
Series Wayne O	–	July 25, 2019
POS-AM #5
Series Big Mel	–	September 6, 2019
POS-AM #6
Series Amandrea	–	October 11, 2019
Series Keertana 18	American Heiress	October 11, 2019
Series Sunny 18	Solar Strike	October 11, 2019
Series Lazy Daisy	–	October 11, 2019
POS-AM #7
Series New York Claiming Package (1)	(i) Augusta Moon; and (ii) Hizaam	December 18, 2019
Series The Filly Four (2)	(i) Moonlight d’Oro; (ii) Joyful Addiction; (iii) Lady Valentine; and (iv) Shared Empire	December 18, 2019
POS-AM #8
Series Lane Way	–	February 19, 2020
POS-AM #10
Series Mo Mischief	–	May 13, 2020
Series Deep Cover	–	May 13, 2020
Series Big Mel (Addtl. 9% Interest)	–	May 13, 2020
Series Sunny 18 (Addtl. 9% Interest)	Solar Strike	May 13, 2020

i

POS-AM #11
Series Popular Demand	–	June 5, 2020
POS-AM #12
Series Authentic	–	June 26, 2020
Series Storm Shooter	–	June 26, 2020
POS-AM #15
Series Thirteen Stripes	–	August 7, 2020
Series Naismith	–	August 7, 2020
Series NY Exacta (3)	(i) Quick Conversation; and (ii) Psychedelic Shack	August 7, 2020
POS-AM #18
Series Apple Down Under 19	Howboutdemapples	October 30, 2020
Series Just Louise 19	Forbidden Kingdom	October 30, 2020
Series Lost Empire 19	Laforgia	October 30, 2020
POS-AM #19
Series Man Among Men	–	November 12, 2020
Series Frosted Oats	–	November 12, 2020
Series Tapitry 19	Infinite Empire	November 12, 2020
Series Classofsixtythree 19	Sixtythreecaliber	November 12, 2020
Series Cayala 19	Provocateur	November 12, 2020
Series Margaret Reay 19	A Mo Reay	November 12, 2020
Series Awe Hush 19	Can’t Hush This	November 12, 2020
Series Exonerated 19	Above Suspicion	November 12, 2020
Series Speightstown Belle 19	Ancient Royalty	November 12, 2020
Series Consecrate 19	Sacred Beauty	November 12, 2020
Series Latte Da 19	Inalattetrouble	November 12, 2020
Series Midnight Sweetie 19	Dolce Notte	November 12, 2020
Series Ambleside Park 19	Lookwhogotlucky	November 12, 2020
Series Athenian Beauty 19	Quantum Theory	November 12, 2020
Series Future Stars Stable (4)

(i)         Man Among Men;

(ii)        Frosted Oats;

(iii)       Infinite Empire;

(iv)      Sixtythreecaliber;

(v)        Provocateur;

(vi)       A Mo Reay;

(vii)      Can’t Hush This;

(viii)     Above Suspicion;

(ix)       Ancient Royalty;

(x)        Sacred Beauty;

(xi)       Inalattetrouble;

(xii)      Dolce Notte;

(xiii)     Lookwhogotlucky; and

(xiv)     Quantum Theory

November 12, 2020
Series Collusion Illusion	–	November 12, 2020

ii

POS-AM #23
Series Monomoy Girl	–	April 14, 2021
Series Got Stormy	–	April 14, 2021
Series Social Dilemma	–	April 14, 2021
POS-AM #24 and #25	–
Series Carrothers	–	April 30, 2021
Series Going to Vegas	–	April 30, 2021
Series Ari the Adventurer 19	Kanthari	April 30, 2021
Series Wonder Upon a Star 19	Star Six Nine	April 30, 2021
Series Echo Warrior 19	–	April 30, 2021
POS-AM #26
Series Silverpocketsfull 19	Iron Works	May 10, 2021
Series Who'sbeeninmybed 19	Micro Share	May 10, 2021
Series Into Summer 19	Malibu Mayhem	May 10, 2021
Series Mrs Whistler	–	May 10, 2021
Series Race Hunter 19	Chasing Time	May 10, 2021
Series Co Cola 19	Search Engine	May 10, 2021
Series Vow	–	May 10, 2021
Series You Make Luvin Fun 19	Magical Ways	May 10, 2021
Series Miss Sakamoto	–	May 10, 2021
Series Courtisane 19	Tap the Gavel	May 10, 2021
Series Grand Traverse Bay 19	Cornice Traverse	May 10, 2021
POS-AM #27
Series Our Miss Jones 19	–	June 23, 2021
Series Margarita Friday 19	Straight No Chaser	June 23, 2021
Series Queen Amira 19	Regal Rebel	June 23, 2021
Series Salute to America	–	June 23, 2021
Series Desire Street 19	–	June 23, 2021

(1) Series New York Claiming Package is comprised of two (2) horses, (i) a 2016 Filly named, Augusta Moon, and (ii) a 2015 Colt named, Hizaam. On December 22, 2019, Augusta Moon, one of the two Underlying Assets of Series New York Claiming Package, was claimed/purchased from a race for $35,000. See below for more information.

(2) Series The Filly Four is comprised of four (4) horses, (i) a 2018 Filly named, Moonlight d’Oro (formerly Venetian Sonata 18), (ii) a 2018 Filly named, Joyful Addiction (formerly My Sweet Addiction 18), (iii) a 2018 Filly named, Lady Valentine (formerly My Lady Lauren 18), and (iv) a 2018 Filly named, Shared Empire (formerly Sapucai 18).

(3) Series NY Exacta is comprised of two (2) horses, (i) a 2018 Filly named Quick Conversation, and (ii) a 2018 Colt named Psychedelic Shack.

(4) Series Future Stars Stable is comprised of fourteen (14) horses, (i) a 2019 Colt named, Man Among Men, (ii) a 2019 Filly named, Frosted Oats, (iii) a 2019 Filly named, Infinite Empire (formerly Tapitry 19), (iv) a 2019 Filly named, Sixtythreecaliber (formerly Classofsixtythree 19), (v) a 2019 Colt named, Provocateur (formerly Cayala 19), (vi) a 2019 Filly named, A Mo Reay (formerly Margaret Reay 19), (vii) a 2019 Colt named, Can’t Hush This (formerly Awe Hush 19), (viii) a 2019 Filly named, Above Suspicion (formerly Exonerated 19), (ix) a 2019 Colt named, Ancient Royalty (formerly Speightstown Belle 19), (x) a 2019 Filly named, Sacred Beauty (formerly Consecrate 19), (xi) a 2019 Filly named Inalattetrouble (formerly Latte Da 19), (xii) a 2019 Filly named, Dolce Notte (formerly Midnight Sweetie 19), (xiii) a 2019 Colt named, Lookwhogotlucky (formerly Ambleside Park 19), and (xiv) a 2019 Colt named, Quantum Theory (formerly Athenian Beauty 19).

The purpose of this post-qualification amendment is to amend, update and/or replace certain information contained in the Offering Circular and to add additional Series to the offering statement by means of this post-qualification amendment.

iii

Post-Qualification Offering Circular Amendment No. 30

File No. 024-10896

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted prior to the time an offering circular that is not designated as a Preliminary Offering Circular is delivered and the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

SUBJECT TO COMPLETION; DATED OCTOBER 8, 2021

MY RACEHORSE CA LLC

250 W. 1st Street, Suite 256

Claremont, CA 91711

(909) 740-9175

www.myracehorse.com

Series Membership Interests Overview Newly Added (To be Qualified)
		Number of Shares	Price to Public	Underwriting Discounts and Commissions (1)(2)	Proceeds to Issuer (3)
	Total Maximum
Series Duke of Love	Per Unit	1	$142.00	$1.42	$140.58
	Total Maximum	2,000	$284,000.00	$2,840.00	$281,160.00

Series War Safe	Per Unit	1	$146.00	$1.46	$144.54
	Total Maximum	2,000	$292,000.00	$2,920.00	$289,080.00

Series Tufnel	Per Unit	1	$62.00	$0.62	$61.38
	Total Maximum	5,200	$322,400.00	$3,224.00	$319,176.00

Series Classic Cut	Per Unit	1	$51.00	$0.51	$50.49
	Total Maximum	10,000	$510,000.00	$5,100.00	$504,900.00

Series Essential Rose 20	Per Unit	1	$105.00	$1.05	$103.95
	Total Maximum	10,000	$1,050,000.00	$10,500.00	$1,039,500.00

Series Who Runs the World	Per Unit	1	$104.00	$1.04	$102.96
	Total Maximum	5,100	$530,400.00	$5,304.00	$525,096.00

Series Balletic	Per Unit	1	$80.00	$0.80	$79.20
	Total Maximum	10,000	$800,000.00	$8,000.00	$792,000.00

Series Song of Bernadette 20	Per Unit	1	$97.00	$0.97	$96.03
	Total Maximum	5,100	$494,700.00	$4,947.00	$489,753.00

iv

Series Membership Interests Overview
Active Offerings (Previously Qualified)
		Number of Shares	Price to Public	Underwriting Discounts and Commissions (1)(2)	Proceeds to Issuer (3)
Series Carrothers	Per Unit	1	$101.00	$1.01	99.99
	Total Maximum	5,100	$515,100.00	$5,151.00	$509,949.00

Series Echo Warrior 19	Per Unit	1	$58.00	$0.58	$57.42
	Total Maximum	6,000	$348,000.00	$3,480.00	$344,520.00

Series Who'sbeeninmybed 19	Per Unit	1	$74.00	$0.74	$73.26
	Total Maximum	5,100	$377,400.00	$3,774.00	$373,626.00

Series Into Summer 19	Per Unit	1	$386.00	$3.86	$382.14
	Total Maximum	650	$250,900.00	$2,509.00	$248,391.00

Series Mrs Whistler	Per Unit	1	$137.00	$1.37	$135.63
	Total Maximum	2,000	$274,000.00	$2,740.00	$271,260.00

Series Race Hunter 19	Per Unit	1	$52.00	$0.52	$51.48
	Total Maximum	10,000	$520,000.00	$5,200.00	$514,800.00

Series Vow	Per Unit	1	$179.00	$1.79	$177.21
	Total Maximum	2,000	$358,000.00	$3,580.00	$354,420.00

Series You Make Luvin Fun 19	Per Unit	1	$75.00	$0.75	$74.25
	Total Maximum	6,000	$450,000.00	$4,500.00	$445,500.00

Series Miss Sakamoto	Per Unit	1	$54.00	$0.54	$53.46
	Total Maximum	6,000	$324,000.00	$3,240.00	$320,760.00

Series Courtisane 19	Per Unit	1	$49.00	$0.49	$48.51
	Total Maximum	10,000	$490,000.00	$4,900.00	$485,100.00

Series Grand Traverse Bay 19	Per Unit	1	$447.00	$4.47	$442.53
	Total Maximum	750	$335,250.00	$3,352.50	$331,897.50

Series Our Miss Jones 19	Per Unit	1	$156.00	$1.56	$154.44
	Total Maximum	1,200	$187,200.00	$1,872.00	$185,328.00

Series Margarita Friday 19	Per Unit	1	$166.00	$1.66	$164.34
	Total Maximum	2,000	$332,000.00	$3,320.00	$328,680.00

Series Queen Amira 19	Per Unit	1	$165.00	$1.65	$163.35
	Total Maximum	2,000	$330,000.00	$3,300.00	$326,700.00

Series Salute to America	Per Unit	1	$273.00	$2.73	$270.27
	Total Maximum	1,000	$273,000.00	$2,730.00	$270,270.00

Series Desire Street 19	Per Unit	1	$201.00	$2.01	$198.99
	Total Maximum	1,020	$205,020.00	$2,050.20	$202,969.80

v

Series Membership Interests Overview
Closed/Terminated Offerings (18)
		Number of Shares	Price to Public	Underwriting Discounts and Commissions (1)(2)	Proceeds to Issuer (3)
Series Vertical Threat (4)	Per Unit	1	$210.00	$0.00	$210.00
	Total Maximum	537	$112,770.00	$0.00	$112,770.00

Series Amandrea (16)	Per Unit	1	$295.00	$0.00	$295.00
	Total Maximum	550	$162,250.00	$0.00	$162,250.00

Series Keertana 18	Per Unit	1	$100.00	$0.00	$100.00
	Total Maximum	5,100	$510,000.00	$0.00	$510,000.00

Series Lazy Daisy	Per Unit	1	$115.00	$0.00	$115.00
	Total Maximum	1,250	$143,750.00	$0.00	$143,750.00

Series The Filly Four (7)	Per Unit	1	$180.00	$0.00	$180.00
	Total Maximum	8,000	$1,440,000.00	$0.00	$1,440,000.00

Series Popular Demand	Per Unit	1	$244.00	$0.00	$244.00
	Total Maximum	1,020	$248,880.00	$0.00	$248,880.00

Series Authentic	Per Unit	1	$206.00	$0.00	$206.00
	Total Maximum	12,500	$2,575,000.00	$0.00	$2,575,000.00

Series Storm Shooter	Per Unit	1	$162.00	$0.00	$162.00
	Total Maximum	2,000	$324,000.00	$0.00	$324,000.00

Series Naismith	Per Unit	1	$152.00	$0.00	$152.00
	Total Maximum	2,000	$304,000.00	$0.00	$304,000.00

Series NY Exacta (8)	Per Unit	1	$228.00	$0.00	$228.00
	Total Maximum	2,000	$456,000.00	$0.00	$456,000.00

Series Palace Foal	Per Unit	1	$120.00	$0.00	$120.00
	Total Maximum	510	$61,200.00	$0.00	$61,200.00

Series De Mystique '17	Per Unit	1	$140.00	$0.00	$140.00
	Total Maximum	250	$35,000.00	$0.00	$35,000.00

Series Martita Sangrita 17 (12)	Per Unit	1	$320.00	$0.00	$320.00
	Total Maximum	576	$184,320.00	$0.00	$184,320.00

vi

Series Daddy's Joy	Per Unit	1	$180.00	$0.00	$180.00
	Total Maximum	600	$108,000.00	$0.00	$108,000.00

Series Shake It Up Baby	Per Unit	1	$130.00	$0.00	$130.00
	Total Maximum	250	$32,500.00	$0.00	$32,500.00

Series Tizamagician (13)	Per Unit	1	$320.00	$0.00	$320.00
	Total Maximum	339	$108,480.00	$0.00	$108,480.00

Series Power Up Paynter	Per Unit	1	$190.00	$0.00	$190.00
	Total Maximum	600	$114,000.00	$0.00	$114,000.00

Series Wayne O	Per Unit	1	$95.00	$0.00	$95.00
	Total Maximum	6,000	$570,000.00	$0.00	$570,000.00

Series New York Claiming Package	Per Unit	1	$140.00	$0.00	$140.00
	Total Maximum	510	$71,400.00	$0.00	$71,400.00

Series Lane Way (14)	Per Unit	1	$90.00	$0.00	$90.00
	Total Maximum	6,000	$540,000.00	$0.00	$540,000.00

Series Big Mel (5)	Per Unit	1	$121.00	$0.00	$121.00
	Total Maximum	6,000	$726,000.00	$0.00	$726,000.00

Series Two Trail Sioux 17	Per Unit	1	$300.00	$0.00	$300.00
	Total Maximum	450	$135,000.00	$0.00	$135,000.00

Series Sunny 18 (6)	Per Unit	1	$65.00	$0.00	$65.00
	Total Maximum	6,000	$390,000.00	$0.00	$390,000.00

Series Mo Mischief (17)	Per Unit	1	$75.00	$0.00	$75.00
	Total Maximum	5,100	$382,500.00	$0.00	$382,500.00

Series Deep Cover (11)	Per Unit	1	$220.00	$0.00	$220.00
	Total Maximum	800	$176,000.00	$0.00	$176,000.00

Series Thirteen Stripes	Per Unit	1	$229.00	$0.00	$229.00
	Total Maximum	1,000	$229,000.00	$0.00	$229,000.00

Series Man Among Men	Per Unit	1	$273.00	$2.73	$270.27
	Total Maximum	820	$223,860.00	$2,238.60	$221,621.40

vii

Series Frosted Oats	Per Unit	1	$42.00	$0.42	$41.58
	Total Maximum	4,100	$172,200.00	$1,722.00	$170,478.00

Series Tapitry 19	Per Unit	1	$273.00	$2.73	$270.27
	Total Maximum	820	$223,860.00	$2,238.60	$221,621.40

Series Classofsixtythree 19	Per Unit	1	$193.00	$1.93	$191.07
	Total Maximum	1,000	$193,000.00	$1,930.00	$191,070.00

Series Margaret Reay 19	Per Unit	1	$301.00	$3.01	$297.99
	Total Maximum	820	$246,820.00	$2,468.20	$244,351.80

Series Awe Hush 19	Per Unit	1	$164.00	$1.64	$162.36
	Total Maximum	1800	$295,200.00	$2,952.00	$292,248.00

Series Exonerated 19	Per Unit	1	$169.00	$1.69	$167.31
	Total Maximum	820	$138,580.00	$1,385.80	$137,194.20

Series Speightstown Belle 19	Per Unit	1	$139.00	$1.39	$137.61
	Total Maximum	900	$125,100.00	$1,251.00	$123,849.00

Series Latte Da 19	Per Unit	1	$35.00	$0.35	$34.65
	Total Maximum	4,100	$143,500.00	$1,435.00	$142,065.00

Series Midnight Sweetie 19	Per Unit	1	$148.00	$1.48	$146.52
	Total Maximum	820	$121,360.00	$1,213.60	$120,146.40

Series Ambleside Park 19	Per Unit	1	$205.00	$2.05	$202.95
	Total Maximum	410	$84,050.00	$840.50	$83,209.50

Series Athenian Beauty 19	Per Unit	1	$47.00	$0.47	$46.53
	Total Maximum	1,800	$84,600.00	$846.00	$83,754.00

Series Apple Down Under 19	Per Unit	1	$173.00	$1.73	$171.27
	Total Maximum	600	$103,800.00	$1,038.00	$102,762.00

Series Motion Emotion	Per Unit	1	$84.00	$0.84	$83.16
	Total Maximum	1,020	$85,680.00	$856.80	$84,823.20

Series Action Bundle (10)	Per Unit	1	$31.00	$0.31	$30.69
	Total Maximum	10,000	$310,000.00	$3,100.00	$306,900.00

Series Just Louise 19	Per Unit	1	$229.00	$2.29	$226.71
	Total Maximum	1,020	$233,580.00	$2,335.80	$231,244.20

viii

Series Lost Empire 19	Per Unit	1	$35.00	$0.35	$34.65
	Total Maximum	10,200	$357,000.00	$3,570.00	$353,430.00

Series Cayala 19	Per Unit	1	$91.00	$0.91	$90.09
	Total Maximum	4,100	$373,100.00	$3,731.00	$369,369.00

Series Consecrate 19	Per Unit	1	$157.00	$1.57	$155.43
	Total Maximum	410	$64,370.00	$643.70	$63,726.30

Series Future Stars Stable (9)	Per Unit	1	$50.00	$0.50	$49.50
	Total Maximum	10,000	$500,000.00	$5,000.00	$495,000.00

Series Collusion Illusion (15)	Per Unit	1	$30.00	$0.30	$29.70
	Total Maximum	25,000	$750,000.00	$7,500.00	$742,500.00

Series Monomoy Girl	Per Unit	1	$46.00	$0.46	$45.54
	Total Maximum	10,200	$469,200.00	$4,692.00	$464,508.00

Series Got Stormy	Per Unit	1	$45.00	$0.45	$44.55
	Total Maximum	5,100	$229,500.00	$2,295.00	$227,205.00

Series Social Dilemma	Per Unit	1	$167.00	$1.67	$165.33
	Total Maximum	510	$85,170.00	$851.70	$84,318.30

Series Going to Vegas	Per Unit	1	$86.00	$0.86	$85.14
	Total Maximum	5,100	$438,600.00	$4,386.00	$434,214.00

Series Ari the Adventurer 19	Per Unit	1	$85.00	$0.85	$84.15
	Total Maximum	5,100	$433,500.00	$4,335.00	$429,165.00

Series Wonder Upon a Star 19	Per Unit	1	$37.00	$0.37	$36.63
	Total Maximum	10,000	$370,000.00	$3,700.00	$366,300

Series Silverpocketsfull 19	Per Unit	1	$89.00	$0.89	$88.11
	Total Maximum	5,100	$453,900.00	$4,539.00	$449,361.00

Series Co Cola 19	Per Unit	1	$106.00	$1.06	$104.94
	Total Maximum	5,100	$540,600.00	$5,406.00	$535,194.00

ix

(1)	The Company has engaged Dalmore Group, LLC (“Dalmore”), Member FINRA/SIPC, to act as the broker/dealer of record for all offerings and, thus, they will be entitled to a Brokerage Fee as reflected herein and described in greater detail under “Plan of Distribution and Subscription Procedure – Broker” and “– Fees and Expenses” and per the Broker-Dealer Agreement.

(2)	No underwriter has been engaged in connection with the Offering. The securities being offered hereby will only be offered by us and persons associated with us, in reliance on the exemption from registration contained in Rule 3a4-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend to distribute all offerings of membership interests in any series of the Company principally through the MyRacehorse™ Platform as described in greater detail under “Plan of Distribution and Subscription Procedure.”

(3)	The use of proceeds for each Series assumes a fully subscribed Series, including interests previously issued under prior offerings of the applicable Series Interests, if any.

(4)	The Company has authorized an offering of up to 600 series interests in Vertical Threat. The Company previously sold 63 series interests in Vertical Threat pursuant to an exemption based California intrastate offering permit (the “Prior Vertical Threat Sale”). These series interests were sold for $210 per series interest, the same price as in the Series Vertical Threat Offering. As a result, the Company is only offering a total of 537 Series Vertical Threat Interests in the Series Vertical Threat Offering under Regulation A.

(5)

On December 30, 2019, the Company approved a forward split of the Series Membership Interests of Series Big Mel (the “Series Big Mel Interests”), at a ratio of 5-for-1 (the “Split”).  As a result of the foregoing, the total number of Series Big Mel Interests held by each member of Series Big Mel only will be converted automatically into the number of Series Big Mel Interests equal to (i) the number of issued and outstanding Series Big Mel Interests held by such member immediately prior to the Split, multiplied by (ii) 5. No fractional Series Big Mel Interests will be issued, and no cash or other consideration will be paid. The Series Big Mel Interests are held in electronic form with the Company’s transfer agent. Members do not have to take any action as the effect of the Split will be automatically reflected in each member’s online account. Immediately after the Split, each member’s percentage ownership interest in Series Big Mel will remain unchanged. The rights and privileges of the Series Big Mel members will be otherwise unaffected by the Split. As a result of the Split, the terms of the Series Big Mel Offering will be proportionally adjusted as follows: (i) the Total Maximum of Series Big Mel Interests offered will be increased to 5,100 and (ii) the price per Series Big Mel Interest will be decreased to $121. The overall value of Series Big Mel, including the aggregate offering amount of $617,100 and the corresponding use of proceeds will remain unchanged. The practical effect of the Split is to allow the Company to issue Series Big Mel Interests in smaller increments than originally contemplated without affecting any existing member’s percentage interests in Series Big Mel or the overall economics of the Series Big Mel Offering. See also the Company’s Form 1-U filed with the SEC on December 30, 2019.

On March 25, 2020, the Company acquired an additional 9% interest in Big Mel, taking its total interest to 60%. As such, the Company has added an additional 900 Series Big Mel Interests to the Offering Statement to be qualified on the same terms as previously sold such that 6,000 total Series Big Mel Interests are authorized in Series Big Mel.

On December 9, 2020, the Company purchased the remaining 40% ownership interest in Big Mel. As a result, Series Big Mel will now hold a 100% interest in Big Mel. In exchange, Series Big Mel now also has responsibility for 100% of the operating expenses associated with Big Mel. See also the Company’s Form 1-U filed with the SEC on December 11, 2020.

On August 5, 2021, Big Mel was retired from racing and will be re-trained as an off track thoroughbred horse. After making the applicable, pro rata distribution payment to members of Series Big Mel, net of any and all expenses, the Manager intends to terminate and wind up Series Big Mel because Series Big Mel would no longer have any assets or liabilities. See also the Company’s Form 1-U filed with the SEC on August 10, 2021.

x

(6)

On March 25, 2020, the Company acquired an additional 9% interest in Solar Strike (Series Sunny 18), taking its total interest to 60%. As such, the Company has added an additional 900 Series Sunny 18 Interests to the Offering Statement to be qualified on the same terms as previously sold such that 6,000 Series Sunny 18 Interests are authorized in Series Sunny 18.

On July 27, 2020, the Company elected to geld Solar Strike due to health and safety concerns. Solar Strike still has the ability to race but will no longer be able to breed. In connection with the gelding, the Company and Spendthrift entered into an amendment to the Solar Strike Co-Ownership Agreement to clarify the right to geld and the effect of gelding on breeding rights and bonuses. See also the Company’s Form 1-U filed with the SEC on July 28, 2020.

On November 23, 2020, the Company purchased the remaining 40% ownership interest in Solar Strike, the 2018 Colt that is the Underlying Asset of Series Sunny 18. As a result, Series Sunny 18 will now hold a 100% interest in Solar Strike. In exchange, Series Sunny 18 now also has responsibility for 100% of the operating expenses associated with Solar Strike. See also the Company’s Form 1-U filed with the SEC on November 30, 2020.

On July 19, 2020, the Series Sunny 18 Offering was sold out and closed.

On July 20, 2021, Solar Strike was sold for nominal value to a qualified individual. After making the applicable, pro rata distribution payment to members of Series Sunny 18, net of any and all expenses, the Manager intends to terminate and wind up Series Sunny 18 because Series Sunny 18 would no longer have any assets or liabilities. See also the Company’s Form 1-U filed with the SEC on July 26, 2021.

(7)	Series The Filly Four is comprised of four (4) horses, (i) a 2018 Filly named, Venetian Sonata 18, (ii) a 2018 Filly named, My Sweet Addiction 18, (iii) a 2018 Filly named, My Lady Lauren 18, and (iv) a 2018 Filly named, Sapucai 18.

(8)	Series NY Exacta is comprised of two (2) horses, (i) a 2018 Filly named, Quick Conversation, and (ii) a 2018 Colt named, Psychedelic Shack

(9)

Series Future Stars Stable is comprised of fourteen (14) horses, (i) a 2019 Colt named, Man Among Men, (ii) a 2019 Filly named, Frosted Oats, (iii) a 2019 Filly named, Infinite Empire (formerly Tapitry 19), (iv) a 2019 Filly named, Sixtythreecaliber (formerly Classofsixtythree 19), (v) a 2019 Colt named, Provocateur (formerly Cayala 19), (vi) a 2019 Filly named, A Mo Reay (formerly Margaret Reay 19), (vii) a 2019 Colt named, Can’t Hush This (formerly Awe Hush 19), (viii) a 2019 Filly named, Above Suspicion (formerly Exonerated 19), (ix) a 2019 Colt named, Ancient Royalty (formerly Speightstown Belle 19), (x) a 2019 Filly named, Sacred Beauty (formerly Consecrate 19), (xi) a 2019 Filly named Inalattetrouble (formerly Latte Da 19), (xii) a 2019 Filly named, Dolce Notte (formerly Midnight Sweetie 19), (xiii) a 2019 Colt named, Lookwhogotlucky (formerly Ambleside Park 19), and (xiv) a 2019 Colt named, Quantum Theory (formerly Athenian Beauty 19.

On December 18, 2020, the Company filed Post-Qualification Amendment No. 20 to its offering statement on Form 1-A with the SEC and disclosed that all of the Series Interests offered for Series Future Stars Stable were sold out as of November 21, 2020. However, certain investors that tried to purchase Series Interests of Series Future Stars Stable were not able to complete their transaction because of failed ACH payment attempts. As a result, the Company is reoffering only those remaining amounts of Series Interests in Series Future Stars Stable that were not sold.

On April 26, 2021, Ancient Royalty, one of the underlying assets of Series Future Stars Stable, died. The Company held mortality insurance on Ancient Royalty. See the Company’s Form 1-U filed with the SEC on April 30, 2021. Due to the value of mortality insurance and the large volume of other assets in Series Future Stars Stable, the Series Future Stars Stable Offering will remain active.

(10)	Series Action Bundle is comprised of three (3) horses: (i) a 2017 Filly named His Glory, (ii) a 2015 Filly named Altea, and (iii) a 2016 Filly named Bohemian Bourbon.

(11)	On April 2, 2021, the Company purchased the remaining 20% ownership interest in Deep Cover, the 2018 Colt that is the Underlying Asset of Series Deep Cover. As a result, Series Deep Cover will now hold a 100% interest in Deep Cover. In exchange, Series Deep Cover now also has responsibility for 100% of the operating expenses associated with Deep Cover as of March 28, 2021. See also the Company’s Form 1-U filed with the SEC on April 7, 2021.

xi

(12)	The Company has authorized an offering of up to 600 series interests in Carpe Vinum (f.k.a. Martita Sangrita 17). The Company previously sold 24 series interests in Carpe Vinum pursuant to an exemption based California intrastate offering permit (the “Prior Carpe Vinum Sale”). These series interests were sold for $320 per series interest, the same price as in the Series Martita Sangrita 17 Offering. As a result, the Company is only offering a total of 576 Series Martita Sangrita 17 Interests in the Series Martita Sangrita 17 Offering under Regulation A.

(13)

The Company has authorized an offering of up to 600 series interests in Tizamagician. The Company previously sold 261 series interests in Tizamagician pursuant to an exemption based California intrastate offering permit (the “Prior Tizamagician Sale”). These series interests were sold for $320 per series interest, the same price as in the Series Tizamagician Offering. As a result, the Company is only offering a total of 339 Series Tizamagician Interests in the Series Tizamagician Offering under Regulation A.

(14)

On March 9, 2021, the Company purchased the remaining 40% ownership interest in Lane Way, the 2017 Colt that is the Underlying Asset of Series Lane Way. As a result, Series Lane Way will now hold a 100% interest in Lane Way. In exchange, Series Lane Way now also has responsibility for 100% of the operating expenses associated with Lane Way. See also the Company’s Form 1-U filed with the SEC on March 15, 2021.

(15)	As of December 31, 2020, Series Interests in Series Collusion Illusion were fully subscribed. However, certain investors that tried to purchase Series Interests in Series Collusion Illusion were not able to complete their transaction either because of (a) failed ACH payment attempts, or (b) a cancellation/refund of such transaction. As a result, the Company is reoffering only those remaining amounts of Series Interests in Series Collusion Illusion that were not sold.

(16)

On December 30, 2020, the Company purchased the remaining 45% ownership interest in Amandrea, the 2016 Filly that is the Underlying Asset of Series Amandrea, for $11,250. As a result, Series Amandrea will now hold a 100% interest in Amandrea. In exchange, Series Amandrea now also has responsibility for 100% of the operating expenses associated with Amandrea. See also the Company’s Form 1-U filed with the SEC on January 6, 2021.

On July 12, 2021, Amandrea was sold at public auction as a broodmare prospect for $7,000. After making the applicable, pro rata distribution payment to members of Series Amandrea, net of any and all expenses, the Manager intends to terminate and wind up Series Amandrea because Series Amandrea would no longer have any assets or liabilities. See also the Company’s Form 1-U filed with the SEC on July 16, 2021.

(17)

On September 24, 2021, Mo Mischief, the Underlying Asset of Series Mo Mischief, was entered into a claiming race. Mo Mischief was claimed and thereby sold for $25,000, the listed claiming price. In addition, Mo Mischief won the claiming race and thus earned net race earnings from the race a portion of which are revenues to Series Mo Mischief. After making the applicable, pro rata distribution payment to members of Series Mo Mischief, net of any and all expenses, the Manager intends to terminate and wind up Series Mo Mischief because Series Mo Mischief would no longer have any assets or liabilities See also the Company’s Form 1-U filed with the SEC on September 30, 2021.

(18)	The following offerings were terminated/closed:

•	On February 6, 2020, the Series Palace Foal Offering was terminated prior to any securities being offered.
•	On September 6, 2019, the Series De Mystique ‘17 Offering was sold out and closed.
•	On October 18, 2019, the Series Martita Sangrita 17 Offering was sold out and closed.
•	On September 23, 2019, the Series Daddy’s Joy Offering was sold out and closed.
•	On January 22, 2020, Shake it Up Baby died. The Company held mortality insurance on Shake it Up Baby. See the Company’s Form 1-U filed with the SEC on February 6, 2020.
•	On September 9, 2019, the Series Tizamagician Offering was sold out and closed.
•	On October 11, 2019, the Series Power Up Paynter Offering was sold out and closed.
•	On October 26, 2019, the Series Wayne O Offering was sold out and closed.
•	On or around November 30, 2020, Wayne O, the 2017 Colt that is the Underlying Asset of Series Wayne O, was gelded. See also the Company’s Form 1-U filed with the SEC on November 30, 2020.
•	On December 22, 2019, Augusta Moon, one of the two Underlying Assets of Series New York Claiming Package, was claimed/purchased from a race for $35,000. The sale contains no other material terms and conditions. As a result of Augusta Moon being sold, the Company plans to issue a dividend of $65.93 per each Series New York Claiming Package Membership Interest which dividend represents such member’s pro rata share of the sale proceeds from the claim, the unused training reserve, unused insurance and the unrealized manager fee. See also the Company’s Form 1-U filed with the SEC on December 30, 2019. As a result of the claiming of Augusta Moon, the Series New York Claiming Package Offering was closed.

xii

•	On May 25, 2020, the Series Lane Way Offering was sold out and closed.
•	On June 1, 2020, the Series Big Mel Offering was sold out and closed.
•	On July 9, 2020, Annahilate, the 2017 Colt that is the Underlying Asset for Series Two Trail Sioux 17, suffered a fracture to his lateral sesamoid in his front left limb after a workout. Although this injury is not life threatening, the nature of this injury is career ending. Because Annahilate will no longer be able to generate revenue since he will need to be retired from racing, the Series Two Trail Sioux 17 was closed. As a result, the Manager will terminate and wind up Series Two Trail Sioux 17 because Series Two Trail Sioux 17 would no longer have any assets or liabilities. See also the Company’s Form 1-U filed with the SEC on July 15, 2020.
•

On July 28, 2020, the Company elected to geld Solar Strike due to health and safety concerns. Solar Strike still has the ability to race and generate revenues but will no longer be able to breed. In connection with the gelding, the Company and Spendthrift entered into an amendment to the Solar Strike Co-Ownership Agreement to clarify the right to geld and the effect of gelding on breeding rights and bonuses. See also the Company’s Form 1-U filed with the SEC on July 28, 2020. As a result, the Series Sunny 18 offering was closed.

On July 20, 2021, Solar Strike was sold for nominal value to a qualified individual due to Solar Strike’s training history and having been gelded. After making the applicable, pro rata distribution payment to members of Series Sunny 18, net of any and all expenses, the Manager intends to terminate and wind up Series Sunny 18 because Series Sunny 18 would no longer have any assets or liabilities. See also the Company’s Form 1-U filed with the SEC on July 26, 2021.

•	On September 18, 2020, the Series Vertical Threat Offering was sold out and closed.
•	On September 18, 2020, the Series Amandrea Offering was sold out and closed.
•	On September 18, 2020, the Series Keertana 18 Offering was sold out and closed.
•	On September 18, 2020, the Series Lazy Daisy Offering was sold out and closed.
•	On September 18, 2020, the Series The Filly Four Offering was sold out and closed.
•	On September 18, 2020, the Series Mo Mischief Offering was sold out and closed.
•	On September 18, 2020, the Series Deep Cover Offering was sold out and closed.
•	On September 18, 2020, the Series Popular Demand Offering was sold out and closed.
•	On September 18, 2020, the Series Authentic Offering was sold out and closed.
•	On September 18, 2020, the Series Storm Shooter Offering was sold out and closed.
•	On September 18, 2020, the Series Naismith Offering was sold out and closed.
•	On September 18, 2020, the Series NY Exacta Offering was sold out and closed.
•	On September 18, 2020, the Series Thirteen Stripes Offering was sold out and closed.
•	On November 9, 2020, Authentic, the 2017 Colt that is the Underlying Asset for Series Authentic, was retired from racing and began his stud career. See also the Company’s Form 1-U filed with the SEC on November 12, 2020.
•	On November 16, 2020, the Series Man Among Men Offering was sold out and closed.
•	On November 17, 2020, the Series Frosted Oats Offering was sold out and closed.
•	On November 16, 2020, the Series Tapitry 19 Offering was sold out and closed.
•	On November 17, 2020, the Series Classofsixtythree 19 Offering was sold out and closed.
•	On November 17, 2020, the Series Margaret Reay 19 Offering was sold out and closed.
•	On November 17, 2020, the Series Awe Hush 19 Offering was sold out and closed.
•	On November 17, 2020, the Series Exonerated 19 Offering was sold out and closed.
•	On November 17, 2020, the Series Speightstown Belle 19 Offering was sold out and closed.
•	On April 26, 2021, Ancient Royalty, the underlying asset of Series Speightstown Belle 19, died. The Company held mortality insurance on Ancient Royalty. See the Company’s Form 1-U filed with the SEC on April 30, 2021.
•	On November 17, 2020, the Series Latte Da 19 Offering was sold out and closed.
•	On November 17, 2020, the Series Midnight Sweetie 19 Offering was sold out and closed.
•	On November 16, 2020, the Series Ambleside Park 19 Offering was sold out and closed.
•	On November 16, 2020, the Series Athenian Beauty 19 Offering was sold out and closed.
•	On January 16, 2021, the Series Apple Down Under 19 Offering was sold out and closed.
•	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.

xiii

•	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
•	On April 14, 2021, the Series Just Louise 19 Offering was sold out and closed.
•	On May 6, 2021, the Series Lost Empire 19 Offering was sold out and closed.
•	On May 11, 2021, the Series Future Stars Stable Offering was sold out and closed.
•	On January 4, 2021, the Series Collusion Illusion Offering was sold out and closed.
•	On June 2, 2021, the Series Monomoy Girl Offering was sold out and closed.
•	On June 24, 2021, the Series Got Stormy Offering was sold out and closed.
•	On June 24, 2021, the Series Social Dilemma Offering was sold out and closed.
•	On July 18, 2021, the Series Going to Vegas Offering was sold out and closed.
•	On May 21, 2021, the Series Ari the Adventurer 19 Offering was sold out and closed.
•	On June 25, 2021, the Series Wonder Upon a Star 19 Offering was sold out and closed.
•	On August 6, 2021, the Series Silverpocketsfull 19 Offering was sold out and closed.
•	On November 18, 2020, the Series Cayala 19 Offering was sold out and closed.
•	On November 17, 2020, the Series Consecrate 19 Offering was sold out and closed.
∙•	On August 11, 2021, the Series Co Cola 19 Offering was sold out and closed.

My Racehorse CA LLC, a Nevada series limited liability company (“we,” “us,” “our,” “MRH” or the “Company”) is offering, on a best efforts basis, up to the amount of membership interests of each of the series of the Company (the “Maximum”) without any minimum target as set forth in the above table entitled “Series Membership Interests Overview.”

All of the series of the Company offered hereunder may collectively be referred to herein as the “Series” and each, individually, as a “Series”. The interests of all Series described above may collectively be referred to herein as the “Interests” and each, individually, as an “Interest” and the offerings of the Interests may collectively be referred to herein as the “Offerings” and each, individually, as an “Offering”.

An Offering Circular, presented in Offering Circular format, was filed with the Securities and Exchange Commission (the “Commission”) with respect to the Series Palace Foal Offering and was qualified by the Commission on February 22, 2019 (the “Original Offering Circular”). This Post-Qualification Amendment No. 30 to the Original Offering Circular describes each individual Series set forth in the above table entitled “Series Membership Interests Overview.”

Series Interests are available for purchase exclusively through the MyRacehorse™ Platform and will be issued in book-entry electronic form only. StartEngine Secure LLC has been engaged as the Company’s SEC-registered transfer agent and registrar of the Series Interests pursuant to Section 17A(c) of the Exchange Act.

A purchaser of the Interests shall be deemed an “Investor” or “Interest Holder.” There will be separate closings with respect to each Offering. The Company will commence such offerings within two calendar days of qualification with the SEC as provided in Rule 251(d)(3)(i)(F). The Company may undertake one or more closings on a rolling basis with respect to each Offering (each, a “Closing”). After each Closing, funds tendered by Investors will be available to the Company. Because the Offering is being made on a best efforts basis and without a minimum offering amount, the Company may close the offering at any level of proceeds raised. Each such Offering shall be terminated on the earlier of (i) the date subscriptions for the Maximum Interests of such Series have been accepted, (ii) a date determined by the Manager in its sole discretion, or (iii) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended by an additional six months by the Manager in its sole discretion.

No securities are being offered by existing security holders. Each Offering is being conducted under Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in Offering Circular format. See “Plan of Distribution and Subscription Procedure” and “Description of Interests Offered” for additional information.

GENERALLY, NO SALE MAY BE MADE TO YOU IN ANY OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in, any state in which such offer, solicitation or sale would be unlawful before registration or qualification of the offer and sale under the laws of such state.

An investment in the Interests involves a high degree of risk. See the section titled, “Risk Factors”, herein for a description of some of the risks that should be considered before investing in the Interests.

xiv

MY RACEHORSE CA LLC

xv

xvi

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding:

∙	our development plans for our business;
∙	our strategies and business outlook;
∙	the racing prospects for the respective Underlying Assets;
∙	potential distributions or dividends of race winnings and other revenue sources;
∙	anticipated development of the Company, the Manager and each Series of the Company;
∙	the overall growth of the horse racing industry;
∙	our compliance with regulatory matters (including the Investment Company Act, Investment Advisers Act and state securities regulations);
∙	the development of the MyRacehorse™ Platform (defined below); and
∙	various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations).

These forward-looking statements express the Manager’s expectations, hopes, beliefs, and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates”, “believes”, “continue”, “could”, “estimates”, “expects”, “intends”, “may”, “might”, “plans”, “possible”, “potential”, “predicts”, “projects”, “seeks”, “should”, “will”, “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. Neither the Company nor the Manager can guarantee future performance, or that future developments affecting the Company, the Manager or the MyRacehorse™ Platform will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

1

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere herein and in the Exhibits hereto. You should read the entire Offering Circular and carefully consider, among other things, the matters set forth in the section captioned “Risk Factors.” You are encouraged to seek the advice of your attorney, tax consultant, and business advisor with respect to the legal, tax, and business aspects of an investment in the Interests.  All references in this Offering Circular to “$” or “dollars” are to United States dollars.

The Company:	The Company is My Racehorse CA LLC, a Nevada series limited liability company formed on December 27, 2016.

Underlying Asset(s) and Offering Per Series Interest:	The Underlying Asset for each Series and the Offering Price per Interest for each respective Series is set forth in the description for such asset herein.

The assets of all Series described below may collectively be referred to herein as the “Underlying Assets” and each, individually, as an “Underlying Asset.” It is not anticipated that any of the Series would own any assets other than said interest in such Underlying Asset, plus certain prepaid cash reserves for insurance and other administrative expenses pertaining to the Series and amounts earned from the monetization of such Underlying Asset.

Securities Offered:	Investors will acquire membership interests in a Series of the Company, each of which is intended to be a separate series of the Company for purposes of assets and liabilities. It is intended that owners of interests in a Series will only have assets, liabilities, profits and losses pertaining to the specific Underlying Assets owned by that Series. For example, an owner of interests in Series Carrothers will only have an interest in the assets, liabilities, profits and losses pertaining to Series Carrothers and its related operations and not as it relates to Series Echo Warrior 19 or any other series. See the “Description of Interests Offered” section for further details. The Interests will be non-voting except with respect to certain matters set forth in the Amended and Restated Series Limited Liability Company Agreement of the Company (the “Operating Agreement”). The purchase of membership interests in a Series of the Company is an investment only in that Series (and with respect to that Series’ Underlying Asset) and not an investment in the Company as a whole.

Investors:	Each Investor must be a “qualified purchaser.” See “Plan of Distribution and Subscription Procedure – Investor Suitability Standards” for further details. The Manager may, in its sole discretion, decline to admit any prospective Investor, or accept only a portion of such Investor’s subscription, regardless of whether such person is a “qualified purchaser”.

Manager:

Experiential Squared, Inc., a Delaware corporation, will serve as the manager of the Company and of each Series (the “Manager”) pursuant to that certain Management Services Agreement (the “Management Agreement”). Experiential Squared, Inc., also owns and operates a mobile app-based investment platform called MyRacehorse™ (the MyRacehorse™ platform and any successor platform used by the Company for the offer and sale of interests, the “MyRacehorse™ Platform”), which is licensed to the Company pursuant to the terms of the Management Agreement, through which the Interests are sold.

The Manager and/or its affiliates may, from time to time, purchase Interests at their discretion on the same terms and conditions as the Investors. The Company, the Manager, its affiliates and/or third parties may also (1) acquire horses that are listed on MyRacehorse.com pursuant to a promissory note between the Series and lender or (2) have the Series acquire the horses upon close of the respective offering. In many instances, said lender will have a right, prior to completion of the Offering, to participate in pre-closing dividends from revenue generated by its interest in the Underlying Asset and the right to convert into the unsold portion of the offering prior to being fully funded.

2

Broker:

The Company has entered into an agreement with Dalmore Group, LLC (“Dalmore” or the “Broker”) a New York limited liability company and a broker-dealer which is registered with the Commission and is registered in each state where such Offering will be made prior to the launch of such Offering. Dalmore will act as the broker/dealer of record for each transaction and provide related services in connection with such Offering as described in the Broker-Dealer Agreement incorporated by reference as Exhibit 6.60.

Dalmore is a member of FINRA.

Minimum Interest purchase:

The minimum subscription by an Investor is 1 Interest in a Series. Notwithstanding the foregoing, the Manager has discretion to increase the minimum subscription by an Investor to greater than 1 Interest in a Series.

Purchase Price Consideration; Gift Cards:

The Purchase price for an Investor’s subscription will be payable in cash in United States Dollars at the time of subscription.

In addition, the Company sells gift cards for cash that are redeemable only on www.myracehorse.com for merchandise, race track experiences and also as consideration for the purchase of Interests.

The gift cards are valued at the cash value paid (e.g. if a purchaser pays $100 they get a gift card with a $100 value), are not redeemable for cash, (except as required by applicable law) have no expiration date and may be used solely on myracehorse.com. There are no discounts, differentiated pricing or other more favorable offering terms given or credited to investors that use gift cards in connection with the purchase of Interests.

To the extent even a $1 balance on a gift card remains, it can be used towards the purchase of Interests in combination with cash.

The recipient or user of a gift card will still need to qualify as a “qualified purchaser” to invest and will be subject to the same subscription process as investors that subscribe for cash. See “Investor Suitability Standards” and “Plan of Distribution and Subscription Procedure” for more information.

Offering size:	There is no minimum offering amount for the sale of Interests in each Offering. The Maximum Interests offered per Series is set forth in the “Series Membership Interests Overview” table set forth above.

Offering Period:	There will be a separate closing for each Offering. Each Offering is being conducted on a best efforts basis without any minimum target. The Company may undertake one or more closings on a rolling basis for each Offering. After each closing, funds tendered by Investors will be available to the Company. Because each Offering is being made on a best efforts basis and without a minimum offering amount, the Company may close each Offering at any level of proceeds raised. Each respective Offering shall be terminated on the earlier of (i) the date subscriptions for the Maximum Interests of such Series have been accepted, (ii) a date determined by the Manager in its sole discretion, or (iii) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended by an additional six months by the Manager in its sole discretion.

3

Additional Investors:	After the Closing of each Offering, no Member will be required to make additional capital contributions. If a Series’ funds are insufficient to meet the needs of the Series, the Manager may (a) advance funds and not seek reimbursement, (b) loan funds to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by such Series, and/or (c) cause additional Interests to be issued in order to cover such additional amounts.

In the event that the Manager determines to issue additional Interests (as described in (c) above), the Manager shall notify the Members of the need for additional capital and the Members may be permitted, but not required, to make additional capital contributions to the Series on a pro-rata basis. In the event all Members do not make additional capital contributions, the Manager has discretion to sell additional Interests to third parties to meet the capital needs of such Series.

Use of proceeds:

The proceeds received by a Series from its respective Offering will be applied in the following order of priority of payment:

(i) Brokerage Fee: A fee equal to 1.0% of the amount raised through this Offering (which excludes any Interests purchased by the Manager, its affiliates or the Horse Sellers) paid to Dalmore as compensation for brokerage services;

(ii) Due Diligence Fee: A fee equal to approximately 15.0% of the amount raised through this Offering, on average, paid to Manager as compensation for due diligence services in evaluating, investigation and discovering the Underlying Assets (fee is subject to change in sole discretion of Manager as disclosed in each Series Agreement);

(iii) Bloodstock Fee: A fee up to 5.0% of the cost of the Underlying Asset paid to the Manager, an affiliate of the Manager, or a third party service provider as compensation for bloodstock services for creating and facilitating breeding plans for the Underlying Asset, analyzing pedigrees to assess the Underlying Asset’s value, and purchasing and/or selling the Underlying Asset on behalf of the Company;

(iv) Asset Cost of the Underlying Asset: Actual cost of the Underlying Asset paid to the Horse Seller (which may have been paid off prior to such Offering through a loan to the Company), including any accrued interest under potential loans to the Company and through down-payments by the Manager and/or its affiliates to acquire an interest in the Underlying Asset prior to an Offering; and

(v) Offering Expenses: In general these costs include actual legal, accounting, underwriting, filing and compliance costs incurred by the Company in connection with an Offering of a series of Interests (and excludes ongoing costs described in Operating Expenses), as applicable, paid to legal advisors, printing and accounting firms, as the case may be.

In the case of the Offerings hereunder, the Manager has agreed to pay and not be reimbursed for Offering Expenses.

The Manager bears all expenses related to item (iv) above on behalf of a Series and may be reimbursed by a Series through the proceeds of a successful offering. In addition, the Manager or an affiliate may loan the Company or a Series the funds required to pay any costs identified in items (ii) and (iii), which will be reimbursed through the proceeds of a successful offering or refunded if an offering is aborted. Any loans made under item (iv), other than down-payments, accrue interest at the Applicable Federal Rate (as defined in the Internal Revenue Code). See “Use of Proceeds” and “Plan of Distribution and Subscription Procedure – Fees and Expenses” sections for further details.

4

Operating expenses:	“Operating Expenses” are costs and expenses attributable to the activities of the Series (collectively, “Operating Expenses”), which may be as much as or greater than the actual cost of a Series’ interest in the applicable Underlying Asset, including:

•	costs incurred in managing the Underlying Asset, including, but not limited to boarding, maintenance, training and transportation costs (the “Upkeep Fees”);

•	costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Underlying Asset, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset (“Prepaid Expenses”), and, to the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after the acquisition of the Underlying Asset;

•	costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to any third party registrar or transfer agent and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

•	any indemnification payments; and

•	any and all insurance premiums or expenses in connection with the Underlying Asset, including mortality, loss of use, liability and/or medical insurance of the Underlying Asset to insure against the death, injury or third party liability of racehorse ownership (as described in “Description of the Business – Business of the Company”). The decision to purchase insurance on a horse is made on a horse-by-horse basis. THERE IS NO GUARANTEE THAT A HORSE YOU INVEST IN WILL BE INSURED.

The Company has purchased mortality insurance for Carrothers, Echo Warrior 19, Micro Share (f.k.a. Who’sbeeninmybed 19), Malibu Mayhem (f.k.a Into Summer 19), Mrs Whistler, Chasing Time (f.k.a Race Hunter 19), Vow, Magical Ways (f.k.a. You Make Luvin Fun 19), Miss Sakamoto, Tap the Gavel (f.k.a. Courtisane 19), Cornice Traverse (f.k.a Grand Traverse Bay 19), Our Miss Jones 19, Straight No Chaser (f.k.a Margarita Friday 19), Regal Rebel (f.k.a. Queen Amira 19), Salute to America, Desire Street 19, Duke of Love, War Safe, Tufnel, Classic Cut, Essential Rose 20, Who Runs the World, Balletic, and Song of Bernadette 20.

For certain Offerings, the Manager has agreed to pay and not be reimbursed for Operating Expenses related to each Series incurred prior to Closing. In such instances, only Operating Expenses incurred post-Closing shall be the responsibility of a Series. See “Use of Proceeds” for each such Series for reference to inclusion of Prepaid Expenses in Operating Expenses for a Series-by-Series determination.

5

We anticipate that for a majority of the Offerings, we will allocate a sizable portion of such Offering to a cash reserve to be spent on Upkeep Fees which cover operating expenses related specifically to the training, upkeep and maintenance of the applicable Underlying Asset. However, if the Operating Expenses exceed the amount of revenues generated from the applicable Underlying Asset, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”), and/or (c) cause additional Interests to be issued in order to cover such additional amount. In such cases, until a Series generates revenues from its interest in the applicable Underlying Asset, we expect a Series to, initially, deplete only the Upkeep Fees. We may incur Operating Expenses Reimbursement Obligations or the Manager pays such Operating Expenses incurred and will not seek reimbursement if Operating Expenses exceed revenues and Upkeep Fees. See discussion of “Description of the Business – Operating Expenses” for additional information.

From time to time, certain Offerings will not have an allocated upfront cash reserve for Upkeep Fees as part of such Offering proceeds. Instead, the Manager or an affiliate will, in connection with such Offering, incur liabilities related to Upkeep Fees on behalf of the Series and be entitled to reimbursement of such amount only upon a sale of the Underlying Asset or a dissolution or termination of such Series and not from Distributable Cash (as defined below) from ongoing revenues generated by such Series. Notwithstanding the foregoing, in these types of Offerings, there will still exist a smaller pre-paid cash reserve for Prepaid Expenses and insurance, administrative and general Operating Expenses which is intended to cover three years of such projected Operating Expenses (excluding Upkeep Fees).

In addition, the Manager, in these types of Offerings, retains discretion to also (a) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

Regardless of the type of Offering, an Interest Holder will be liable only to the extent of their agreed upon capital contributions and, if no such capital remains at dissolution, such Interest Holder will not be liable for the failure of a Series to repay its underlying debt or liabilities, including the Operating Expenses Reimbursement Obligations.

Further issuance of Interests:	A further issuance of Interests of a Series may be made in the event the Operating Expenses of that Series exceed the income generated from its interest in the Underlying Asset and cash reserves of that particular Series. This may occur if the Company does not take out sufficient amounts under an Operating Expenses Reimbursement Obligation to pay such excess Operating Expenses, or the Manager does not pay such amounts without seeking reimbursement.

6

Co-Ownership Agreements; Bonuses; Kickers:

The Company, through individual Series, intends to purchase interests in racehorses, but generally will not own 100% of such horse. The Series’ percentage ownership in a specific horse is determined on a series-by-series basis. This means that the Series will enter into an agreement with other owners of the Underlying Asset (“Co-Owners”) which will govern the rights of the Series vis-à-vis the other Co-Owners and the Underlying Asset (the “Co-Ownership Agreements”).

As an owner of a racehorse, the individual Series will receive a percentage of the purse winnings that is equal to its ownership percentage, as well as other revenue-generating events including, but not limited to claiming races (which may result in a sale of a racehorse held by a series), race Bonuses (as described below), sales of the racehorse, marketing or sponsorship activities and the sale of future breeding rights less expenses and liabilities (including “Kickers” if any as described below). Similarly, the individual Series will be responsible for the expenses of the racehorse at a rate equal to its ownership percentage. These expenses will often be payable directly by the Series. Copies of such Co-Ownership Agreements for each respective Series are attached as exhibits hereto and descriptions of such terms are included with each Series’ respective description herein.

Certain of the Series’ Co-Ownership Agreements may include bonuses related to winning of graded stakes races in the form of future stallion bonuses (“Future Stallion Bonuses”) or future broodmare bonuses (“Future Broodmare Bonuses, and together with Future Stallion Bonuses, “Bonuses”). Such Bonuses may be voided prior to being earned to the extent a decision is made by the Co-Owners to geld the Stallion in the discretion of the Manager or the Syndicate Manager (typically due to health and safety concerns or to better maximize its racing career prospects). These Bonuses will be distributable (less expenses, reserves, etc.) as in the same manner generic race winnings as described in “Distributable Cash” below.

In addition, certain Co-Ownership Agreements may be negotiated with the original Horse Seller for a payment to Horse Seller upon a horse winning certain races or awards (the “Kickers”). Kickers are contractual obligations of a Series to the original seller of a horse which could result in a payment obligation to the original horse seller upon the happening of certain events like Grade 1 race wins. They act as a “performance bonus” and are tied to certain revenue-generating events in the life of the Series. In the event that a co-ownership agreement contains a Kicker, the campaign page, which screenshots are included in each series description contained herein, will contain express descriptions of the Kicker, its terms and its impact on such Series.

Such Kickers are payable out of race winnings but are often offset but the upside associated with lifetime breeding rights which, although it may reduce the short-term Distributable Cash of a Series, can significantly increase the long-term value of a Series whether upon a sale of the Underlying Asset or the future revenue generated by lifetime breeding rights.

Each Kicker can be generally seen as a contingent liability of that Series that, when triggered, becomes a liability payable by that Series prior to any distributions to that Series’ members. This is the same case as it relates to any expenses of the Series or reserves needed to be maintained for the ongoing operations of such Series. As a result of such liability, Distributable Cash (as defined below) may be considerably less than stated race winnings.

In any event, a Series member will be liable only to the extent of their agreed upon capital contributions and, if no such capital remains at dissolution or at the time a Kicker payment is due, such Series member will not be liable for the failure of a Series to repay its underlying debt or liabilities, including the payment of any Kickers.

7

Racing Leases:

As an alternative to the Co-Ownership structures discussed above, which include the purchase, sale and breeding rights associated with the full ownership of a horse, for certain Series, the Company, through individual Series, may enter into lease agreements or “racing leases” which will entitle the Series to the exclusive right to “all of the racing qualities of an ownership interest in the horse” including the operation of such horse during a set racing term (typically 1 year) in exchange for an upfront lease fee. The Series’ percentage lease interest in a specific horse is determined on a series-by-series basis. This means that the Series will enter into an agreement with other owners of the Underlying Asset (“Owners”) which will govern the rights of the Series during the lease term and the operation of the Underlying Asset (the “Lease Agreement”).

As the lessee of a racehorse, the individual Series will receive a percentage of the purse winnings that is equal to its lessee percentage, as well as other revenue-generating events as well as marketing and advertising related revenues. Similar to the Co-Ownership arrangements, the individual Series in the Lease Agreement will be responsible for the expenses of the racehorse at a rate equal to its lessee percentage. These expenses will often be payable directly by the Series. At the end of such lease term, however, the ownership rights in the horse revert back to the Owner along with the obligation to cover any future expenses associated with such horse.

In the event that the Owner intends to retire the horse and elects to terminate the Lease Agreement due to health, breeding or economic interest concerns, the pro rata portion of the lease fee remaining on the Series will be re-paid to the Series.

The Company’s intent with racing leases is to capture the value of the racing career of said horse without the complexities, time and expense associated with the purchase, sale or breeding of a horse outside of its useful racing life.

Copies of such Lease Agreements for each respective Series, and any amendments to such Lease Agreements, if applicable, are attached as exhibits hereto and descriptions of such additional terms are included with each Series’ respective description herein.

Distributable Cash:

“Distributable Cash” shall mean the net income (as determined under U.S. generally accepted accounting principles (“GAAP”)) generated by a Series plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) for such Series and less any liabilities (including obligations to pay Kickers to Horse Sellers) related to its interest in the applicable Underlying Asset. The Manager may maintain Distributable Cash funds in a deposit account or an investment account for the benefit of each Series.

A Series will typically generate Distributable Cash from revenue-generating events of such Series. The frequency with which such event occurs, or the timing of when such revenue is actually distributed to Members, is dependent on the racing schedule of the Underlying Asset, cash reserves in such Series, ongoing contractual obligations of a Series, potential sales of the Underlying Asset, the terms of such Series’ Co-Ownership Agreement and other revenue-generating events which do not occur on a fixed or set time period (e.g. quarterly or monthly) but which will recur on an ongoing basis so long as revenue is generated.

8

Management Fee:

As compensation for the services provided by the Manager under the Management Agreement, the Manager will be paid an initial one-time 15% Due Diligence Fee from each Series and a subsequent fee of 10% of Gross Proceeds generated by each Series. “Gross Proceeds” is defined as the sum of all money generated by a Series, prior to any deductions that have been made or will be used for expenses. In the event that the Manager performs bloodstock services for an Underlying Asset, the Manager will also be paid up to 5.0% of the cost of the Underlying Asset for providing such services.

The Management Fee does not accumulate if no Gross Proceeds are generated. The Management Fee is due only upon each revenue-generating event of such Series. The frequency with which such event occurs is dependent on the racing schedule of the Underlying Asset, cash reserves in such Series, potential sales of the Underlying Asset, the terms of such Series’ Co-Ownership Agreement and other revenue-generating events which do not occur on a fixed or set time period (e.g. quarterly or monthly) but which will recur on an ongoing basis so long as revenue is generated.

Distribution Rights:	The Manager has sole discretion in determining what distributions of Distributable Cash, if any, are made to Interest Holders of a Series. Any Distributable Cash generated by a Series from the utilization of the Underlying Asset shall be applied by that Series in the following order of priority (after payment of liabilities, including contractual obligations under Co-Ownership Agreements, if any):

•	10% of the Gross Proceeds for that Series to the Manager as a Management Fee;

•	5.0% of the cost of the Underlying Asset paid to the Manager, an affiliate of the Manager, or a third party service provider as compensation for providing bloodstock services for an Underlying Asset;

•	thereafter to create such reserves for that Series as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses of that Series; and

•	thereafter, 100% (net of corporate income taxes applicable to a Series, if any) by way of distribution to the Interest Holders of that Series on a pro rata percentage basis.

9

As described above in “Operating Expenses” Operating Expenses Reimbursement Obligations are not payable prior to a distribution of Distributable Cash to Interest Holders of a Series. Instead, Operating Expenses Reimbursement Obligations are payable only upon a sale of the Underlying Asset or a dissolution or termination of such Series and not from Distributable Cash.

Timing of Distributions:

The Manager may make periodic distributions of Distributable Cash remaining to Interest Holders of a Series subject to it having the right, in its sole discretion, to withhold distributions in order to meet anticipated costs and liabilities of a Series. The Manager may change the timing of potential distributions to a Series in its sole discretion.

FOR THE AVOIDANCE OF DOUBT, A RACE WIN BY A SERIES’ RACEHORSE WILL NOT RESULT IN AN IMMEDIATE DISTRIBUTION OF CASH TO INTEREST HOLDERS.

No Trading Market:

There is currently no public trading market for our Interests, and we do not intend or expect that any such market will ever develop. If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your shares at any price. Even if a public market does develop, the market price could decline below the amount you paid for your shares.

The Company estimates that each Series will exist for 4-6 years (the racing life cycle) and then the Underlying Asset will be sold, which will be the primary liquidity event other than Distributions on Gross Proceeds as discussed above. A sale of the Underlying Asset may occur at a lower value than when the Underlying Asset was first acquired or at a lower price than the aggregate of costs, fees and expenses used to purchase the Underlying Asset, including the repayment of the Operating Expenses Reimbursement Obligations described above.

Manager Duties:	The Manager may not be liable to the Company, any Series or the Investors for errors in judgment or other acts or omissions not amounting to fraud, willful misconduct or gross negligence, since provision has been made in the Operating Agreement for exculpation of the Manager. Therefore, Investors have a more limited right of action than they would have absent the limitation in the Operating Agreement.

Indemnification:	To the fullest extent permitted by applicable law, subject to approval of each Series Manager, all officers, directors, shareholders, partners, members, employees, representatives or agents of the Manager or a Series Manager, or their respective affiliates, employees or agents (each, a “Covered Person”) shall be entitled to indemnification from such Series (and the Company generally) for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Series Manager, or such Series and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement and any Series Agreement, except that no Covered Person shall be entitled to be indemnified for any loss, damage or claim incurred by such Covered Person by reason of fraud, deceit, gross negligence, willful misconduct or a wrongful taking with respect to such acts or omissions; provided, however, that any indemnity under the Operating Agreement shall be provided out of and to the extent of the assets of the such Series only, and no other Covered Person or any other Series or the Company shall have any liability on account thereof.

10

To the fullest extent permitted by applicable law, subject to approval of a Series Manager, all expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by such Series prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by such Series of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in the Operating Agreement.

Transfers:	The Manager may refuse a transfer by an Interest Holder of its Interest(s) if such transfer would result in (a) the assets of a Series being deemed “plan assets” for purposes of ERISA, (b) result in a change of U.S. federal income tax treatment of the Company and/or a Series, or (c) the Company, a Series or the Manager being subject to additional regulatory requirements. Furthermore, as the Interests are not registered under the Securities Act of 1933, as amended (the “Securities Act”), transfers of Interests may only be effected pursuant to exemptions under the Securities Act and permitted by applicable state securities laws and there is a right of first refusal on transfers of Interests. See “Description of Interests Offered – Limitations on Transferability” for more information.

Where to Buy; Transfer Agent:	Series Interests will be available for purchase exclusively on the MyRacehorse™ Platform at myracehorse.com. These Series Interests will be issued in book-entry electronic form only. StartEngine Secure LLC is the SEC-registered transfer agent and registrar for the Series Interests.

Governing law:	The Company and the Operating Agreement will be governed by Nevada law and any dispute in relation to the Company and the Operating Agreement is subject to the dispute resolution provisions set forth therein. If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement, it would be required to do so in compliance with these dispute resolution provisions. Notwithstanding the foregoing, mandatory arbitration provisions set forth therein do not apply to claims made under the federal securities laws.

11

RISK FACTORS

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Interests, whether via the MyRacehorse™ Platform, via third party registered broker-dealers or otherwise. The risks described in this section should not be considered an exhaustive list of the risks that prospective Investors should consider before investing in the Interests. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in the Interests.

Risks relating to the structure, operation and performance of the Company

An investment in our Interests is a speculative investment and, therefore, no assurance can be given that you will realize your investment objectives.

No assurance can be given that Investors will realize a return on their investments in us or that they will not lose their entire investment in our Interests. For this reason, each prospective subscriber for our Interests should carefully read this Offering Circular. All such persons or entities should consult with their legal and financial advisors prior to making an investment in the Interests.

An investment in an Offering constitutes only an investment in that Series and not in the Company, any other Series or the Underlying Asset.

A purchase of Interests in a Series does not constitute an investment in the Company, any other Series of the Company, or the Underlying Asset directly. This results in limited voting rights of the Investor, which are solely related to such Series. Investors will have voting rights only with respect to certain matters, primarily relating to the removal of the Manager for “cause.” The Manager thus retains significant control over the management of the Company and the Underlying Asset.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in the Series will not receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series. In addition, the economic interest of a holder in a Series will not be identical to owning a direct undivided interest in the applicable Underlying Asset because, among other things, a Series may be required to pay corporate taxes before distributions are made to the holders, and the Manager will receive a fee in respect of its management of the applicable Underlying Asset.

There is no public trading market for our securities.

There is currently no public trading market for any of our Interests, and we do not intend or expect that any such market will ever develop. If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price. Even if a public market does develop, the market price could decline below the amount you paid for your Interests.

There may be state law restrictions on an Investor’s ability to sell the Interests.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. We do not know whether our securities will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to facilitate sales of our Interests. There may be significant state blue sky law restrictions on the ability of Investors to sell, and on purchasers to buy, our Interests. Investors should consider the resale market for our securities to be limited. Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification.

12

Lack of operating history.

The Company and each Series were recently formed, have generated nominal revenues and have limited operating history upon which prospective Investors may evaluate their performance. No guarantee can be given that the Company and any Series will achieve their investment objectives, the value of any Underlying Asset will increase or that any Underlying Asset will be successfully monetized.

Limited Investor appetite.

Due to the start-up nature of the Company, there can be no guarantee that the Company will reach its funding target from potential Investors with respect to any Series or future proposed Series. In the event the Company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional interests in underlying assets through the issuance of further Series and monetizing them together with interests in such Underlying Assets to generate distributions for Investors. In addition, if the Company is unable to raise funding for additional Series, this may impact any Investors already holding interests as they will not see the benefits which arise from economies of scale following the acquisition by other Series of additional underlying assets and other monetization opportunities (e.g., Membership Experience Programs - hosting events with the race horses, winners circle access, race day privileges, etc.).

There are few, if any, businesses that have pursued a strategy or investment objective similar to the Company’s.

Few, if any, other companies crowd fund racehorse ownership interests or run a platform for crowd funding of interests in racehorses. The Company and the Interests may not gain market acceptance from potential Investors, potential Horse Sellers or service providers within the racehorse ownership/syndicate industry, including insurance companies, syndicate managers, training facilities or maintenance partners. This could result in an inability of the Manager to operate the Underlying Asset profitably. This could impact the issuance of further series of interests and additional underlying assets being acquired by the Company. This would further inhibit market acceptance of the Company and if the Company does not acquire any additional underlying assets, Investors would not receive any benefits which arise from economies of scale (such as reduction in offering costs as a large number of interests in underlying assets may be listed on subsequent offering circulars, group discounts on mortality insurance and/or other insurance policies, and the ability to monetize its interest in underlying assets through Membership Experience Programs, as described below, that would require the Company to own a substantial number of its interest in underlying assets).

Offering amount exceeds value of Underlying Asset.

The size of each Offering will exceed the purchase price of such Series’ interest in the applicable Underlying Asset as at the date of such Offering (as the proceeds of each Offering in excess of the purchase price of the applicable Underlying Asset will be used to pay fees, costs and expenses incurred in making each Offering, acquiring the interest in the applicable Underlying Asset, Due Diligence Fees and Operating Expenses). If the applicable Underlying Asset had to be sold and there has not been substantial appreciation of the applicable Underlying Asset prior to such sale, there may not be sufficient proceeds from the sale of the applicable Underlying Asset to repay Investors the amount of their initial investment (after first paying off any liabilities on the horse at the time of the sale including but not limited to any outstanding Operating Expenses Reimbursement Obligation or Kickers or other contractual obligations in Co-Ownership Agreements) or any additional profits in excess of this amount.

Excess Operating Expenses

Operating Expenses related to a particular Series incurred post-Closing shall be the responsibility of the Series. The Company maintains a reserve for estimated Operating Expenses for the Underlying Asset, which excludes UpKeep Fees.

The Manager or an affiliate will incur liabilities related to Upkeep Fees on behalf of the Series and be entitled to reimbursement of such amount only upon a sale of the Underlying Asset or a dissolution or termination of such Series and not from Distributable Cash (as defined below) from ongoing revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”). Notwithstanding the foregoing, there will still exist a smaller pre-paid cash reserve for Prepaid Expenses and insurance, administrative and general Operating Expenses which is intended to cover three years of such projected Operating Expenses (excluding Upkeep Fees).

13

However, if the Operating Expenses of a particular Series exceed the amount of revenues generated from the interest in the Underlying Asset of such Series, the Manager retains discretion to also (a) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

If additional Interests are issued in a particular Series, this would dilute the current value of the Interests held by existing Investors and the amount of any future distributions payable to such existing Investors.

In any event, an Interest Holder will be liable only to the extent of their agreed upon capital contributions and, if no such capital remains at dissolution, such Interest Holder will not be liable for the failure of a Series to repay its underlying debt or liabilities, including the Operating Expenses Reimbursement Obligations.

Reliance on the Manager and its personnel.

The successful operation of the Company (and therefore, the success of the Interests) is in part dependent on the ability of the Manager to source, acquire and manage the Underlying Assets. As Experiential Squared, Inc. has only been in existence since June 2016 and is an early-stage company, it has no significant operating history within the horse racing sector, which evidences its ability to find, acquire, manage and utilize the Underlying Assets.

The success of the Company (and therefore, the Interests) will be highly dependent on the expertise and performance of the Manager and its team, its expert network and other professionals (which include third party experts) to find, acquire, manage and utilize the Underlying Assets. There can be no assurance that these individuals will continue to be associated with the Manager. The loss of the services of one or more of these individuals could have a material adverse effect on the Underlying Assets and, in particular, their ongoing management and use to support the investment of the Interest Holders.

Furthermore, the success of the Company and the value of the Interests is dependent on there being critical mass from the market for the Interests and that the Company is able to acquire a number of underlying assets in multiple series of interests so that the Investors can benefit from economies of scale which arise from holding more than one Underlying Assets (e.g., a reduction in offering costs if a large number of Underlying Assets are listed on subsequent offering circulars at the same time). In the event that the Company is unable to source additional Underlying Assets due to, for example, competition for such Underlying Assets or lack of Underlying Assets available in the marketplace, then this could materially impact the success of the Company and its objectives of acquiring additional Underlying Assets through the issuance of further series of interests and monetizing them together with the Underlying Assets at the Membership Experience Programs to generate distributions for Investors.

Liability of investors between series of interests.

The Company is structured as a Nevada series limited liability company that issues a separate series of interests for each Underlying Asset. Each Series will merely be a separate series and not a separate legal entity. Under the Nevada Revised Statutes (the “NRS”), if certain conditions (as set forth in NRS Section 86.296(3)) are met, the liability of investors holding one series of interests is segregated from the liability of investors holding another series of interests and the assets of one series of interests are not available to satisfy the liabilities of other series of interests. Although this limitation of liability is recognized by the courts of Nevada, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Nevada corporation law, and in the past certain jurisdictions have not honored such interpretation. If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all investors and not just those who hold the same series of interests as them. Furthermore, while we intend to maintain separate and distinct records for each series of interests and account for them separately and otherwise meet the requirements of the NRS, it is possible a court could conclude that the methods used did not satisfy Section 86.296(3) of the NRS and thus potentially expose the assets of such Series to the liabilities of another Series. The consequence of this is that Investors may have to bear higher than anticipated expenses which would adversely affect the value of their Interests or the likelihood of any distributions being made by a particular Series to its Investors. In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 86.296(3) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series of interests should be applied to meet the liabilities of the other series of interests or the liabilities of the Company generally where the assets of such other series of interests or of the Company generally are insufficient to meet our liabilities.

14

If any fees, costs and expenses of the Company are not allocable to a specific Series, they will be borne proportionately across all of the Series (which may include future Series and Interests yet to be issued). Although the Manager will allocate fees, costs and expenses acting reasonably and in accordance with its sole discretion, there may be situations where it is difficult to allocate fees, costs and expenses to a specific series of interests and therefore, there is a risk that a series of interests may bear a proportion of the fees, costs and expenses for a service or product for which another series of interests received a disproportionately high benefit.

Potential breach of the security measures of the MyRacehorse™ Platform.

The highly automated nature of the MyRacehorse™ Platform through which potential investors may acquire interests may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. The MyRacehorse™ Platform processes certain confidential information about investors, the Horse Sellers and the underlying assets. While we intend to take commercially reasonable measures to protect the confidential information and maintain appropriate cybersecurity, the security measures of the MyRacehorse™ Platform, the Company, the Manager or the Company’s service providers (including Dalmore) could be breached. Any accidental or willful security breaches or other unauthorized access to the MyRacehorse™ Platform could cause confidential information to be stolen and used for criminal purposes or have other harmful effects. Security breaches or unauthorized access to confidential information could also expose the Company to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity, or loss of the proprietary nature of the Manager’s and the Company’s trade secrets. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in the MyRacehorse™ Platform software are exposed and exploited, the relationships between the Company, investors, users and the Horse Sellers could be severely damaged, and the Company or the Manager could incur significant liability or have their attention significantly diverted from utilization of the underlying assets, which could have a material negative impact on the value of interests or the potential for distributions to be made on the interests.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, the Company, and other third-party service providers may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause investors, the Horse Sellers or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the MyRacehorse™ Platform. Any security breach, whether actual or perceived, would harm the reputation of the Company and the MyRacehorse™ Platform and the Company could lose investors and the Horse Sellers. This would impair the ability of the Company to achieve its objectives of acquiring additional underlying assets through the issuance of further series of interests and monetizing them together with the Underlying Asset at the Membership Experience Programs.

The novel coronavirus could have a material adverse impact on our business, results of operations, financial condition, cash flows or liquidity.

The outbreak of a novel coronavirus (which causes the disease now known as COVID-19), was first identified in December 2019 in Wuhan, China, and has since spread globally. Government efforts to contain the spread of the coronavirus through lockdowns of cities, business closures, restrictions on travel and emergency quarantines, among others, and responses by businesses and individuals to reduce the risk of exposure to infection, including reduced travel, cancellation of meetings and events, and implementation of work-at-home policies, among others, have caused significant disruptions to the global economy and normal business operations across a growing list of sectors and countries.  The foregoing are likely to adversely affect business confidence and consumer sentiments, and have been, and may continue to be, accompanied by significant volatility in financial and commodity markets.  The spread of the coronavirus, particularly if it develops into a worldwide health crisis, also may have broader macro-economic implications, including reduced levels of economic growth and possibly a global recession, the effects of which could be felt well beyond the time the spread of infection is contained.

In terms of the impact on sporting events, many countries have begun to impose emergency measures that ban large public gatherings.  A wide range of sports events around the world have been postponed or cancelled due to concerns over coronavirus contagion, including at the urging of clubs unwilling to play in stadiums without fans. As it relates to the horse racing industry, live racing has been able to operate in certain jurisdictions without fans, and in other jurisdictions has been restricted from holding races even without fans. Live racing is the only method of generating revenue for an active racehorse and, without racing, no revenue will be derived for a horse, despite the expenses to care for the horse continuing. Virtually all racing jurisdictions have continued to allow training, but this could change without notice impacting a horse’s ability to maintain their level of fitness and conditioning resulting in a compromised ability to return to the races upon restrictions being lifted relative to live racing.

15

The coronavirus and the responses thereto could have a range of other effects on us.  For example, the implementation of business continuity plans in a fast moving public health emergency could have an adverse effect on our internal controls (potentially giving rise to significant deficiencies or material weaknesses) and also increase our vulnerability to information technology and other systems disruptions.

We currently are unable to predict the duration and severity of the spread of the coronavirus, and responses thereto, on our business and operations, and on our results of operations, financial condition, cash flow and liquidity, as these depend on rapidly evolving developments, which are highly uncertain and will be a function of factors beyond our control, such as the speed of contagion, the implementation of effective preventative and containment measures, the development of effective medical solutions, the timing and scope of governmental restrictions on public gatherings, mobility and other activities, financial and other market reactions to the foregoing, and reactions and responses of the populace both in affected regions and regions yet to be affected.  While we expect we will suffer adverse effects, the more severe the outbreak and the longer it lasts, the more likely it is that the effects on us and our business will be materially adverse.

Risks relating to the Offerings

We are offering our Interests pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Interests less attractive to investors.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements which may make an investment in our Interests less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the Interests, we may be unable to raise the funds necessary to fund future offerings, which could impair our ability to develop a diversified portfolio of racehorses and create economies of scale, which may adversely affect the value of the Interests or the ability to make distributions to Investors.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to penalties.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

Impact of non-compliance with regulations.

As of September 3, 2020, the Interests are being sold through Dalmore, which will act as the broker/dealer of record and is a registered broker/dealer under the Securities Exchange Act of 1934 (the “Exchange Act”) and Member FINRA/SIPC. Interests will be registered in each state where the Offering and sale of such Interests will occur prior to the launch of such Offering. In addition, if the Manager is required to register as a ‘broker-dealer’, there is a risk that any Series of Interests offered and sold while the Manager was not registered may be subject to a right of rescission, which may result in the early termination of the Series of Interests.

Furthermore, the Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Manager is not registered and will not be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), and thus the Interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. The Company and the Manager have taken the position that the underlying assets are not “investment securities” within the meaning of the of the Investment Company Act or the Investment Advisers Act. Further, the Company, any Series, the Manager, and/or any of their respective affiliates intend that no Series will hold underlying assets in which the Manager has limited or no management control, so that it is not considered to be an investment company within the meaning of the Investment Company Act. These positions, however, are based upon applicable case law that is inherently subject to judgments and interpretation.  If the Company were to be required to register under the Investment Company Act or the Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager may be forced to liquidate and wind up each Series or rescind the Offerings for any of the Series or the offering for any other series of interests.

16

Possible Changes in Federal Tax Laws.

The Internal Revenue Code (the “Code”) is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting the Company, a series, or an investment in any series of interest of the Company would be limited to prospective effect. Accordingly, the ultimate effect on an Investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

We have elected to delay compliance with certain new or revised financial accounting standards.

We have elected to delay compliance with the new revenue recognition accounting standard, ASC Topic 606 Revenue from Contracts with Customers, which took effect on January 1, 2018 until the date that a company that is not an issuer (as defined under section 2(a) of the Sarbanes-Oxley Act of 2002 (15 U.S.C. 7201(a)) is required to comply with such new or revised accounting standard, if such standard also applies to companies that are not issuers. Management does not believe the provisions of ASC Topic 606 will have a material impact on our financial position or results of operations, but some investors may view this as a lack of access to certain information they may deem important.

Risks relating to the Horse Racing industry

There can be no assurances that the value of the racehorse (whether it is a Thoroughbred, Quarter Horse or Standardbred) which is owned by the Series will not decrease in the future which may have an adverse impact on the Company’s or an Individual Series’ activities and financial position.

The business of owning, training and racing horses is a high-risk venture. There is no assurance that any horse and therefore any interest in such horse acquired by the Series will be successful. Horses are subject to aging, illness, injury and disease which may result in permanent or temporary retirement from racing, restrictions in racing schedules, layups, and even natural death or euthanasia of the animal. There can be no assurances that the value of the interest in such Underlying Asset which may be acquired and owned by a Series, will not decrease in the future or that a Series will not subsequently incur losses on the racing careers or sale or other disposition of any or all of the horses which such Series may acquire. No combination of management ability, experience, knowledge, care or scientific approach can avoid the inherent possibilities of loss.

While the Company believes that there is a market for horse breeding, training and racing, such a market is highly volatile. The horse industry is dependent upon the present and future values of horses and of the Company’s and Series’ horse(s) in particular. The Company can provide no assurance that it will be successful in its proposed activity. The expenses incurred may result in operating losses for the Company and there is no assurance that the Company will generate profits or that any revenues generated will be sufficient to offset expenses incurred or would result in a profit to the Company. As a result, it is possible that Investors will lose all or a substantial part of their investment in the Company. Additionally, there is no assurance that there will be any cash available for distribution.

The valuation of racehorses is a highly speculative matter and the market for racehorses is extremely volatile. If the valuation of an individual Series' horse decreases the individual Series will still be responsible for the expenses of maintaining, training and racing the horse at lower level races or smaller venues which could negatively impact the revenues from the horse.

The valuation of horses (particularly racehorses) is a highly speculative matter and prices fluctuated widely, particularly in recent years. The success of the Company, and each an individual Series, is dependent upon the present and future values of racehorses generally, and of the Company's racehorses in particular, the racing industry in general, as well as the racing success of the Underlying Assets. Although the future value of horses generally cannot be predicted, it will be affected by general economic conditions such as inflation, employment, recessions, tariffs, unstable or adverse credit market conditions, other business conditions, the amount of money available for investment purposes, and the continued interest of investors and enthusiasts in the racehorse industry. In the past, there has been growing foreign investment in certain types of racehorses, and the continued ability of foreign investors to acquire horses is subject to change due to economic, political or regulatory conditions. The value of racehorses is also subject to federal income tax treatment of racing and related activities, the continuation or expansion of legalized gambling and the size of racing purses, all which cannot be predicted. The expense of maintaining, boarding, training and racing horses can be expected to increase during the term of a Series or the Company, regardless of what happens to the future market price of racehorses or the performance of the Company racehorses. Further, there is always a risk of liability for damages caused by the Underlying Assets to other persons or property.

17

The cost of racing is unpredictable and speculative and may negatively impact the Company’s and each individual Series’ ability to generate revenue.

Increases in operation costs, labor rates and other variable costs, such as costs of feed and grain and costs of transporting animals (all of which are subject to inflationary pressure and should be expected to increase), to an extent which cannot be matched by increases in revenue. The racehorse industry, like other industries, is subject to labor disputes, labor shortages, and government intervention, changes in laws, licensing or regulatory restrictions may adversely impact the availability of grooms, trainers, jockeys and other horse industry workers. Adverse weather and economic conditions may result in unforeseen circumstances including, without limitation, restrictions on attendance at a particular race or racetrack, ability to transport the horses, and increases in costs or decreases in revenues. Changes in government regulations, whether or not relating to the horse racing industry, may result in additional expenses or reduced revenue from operations.

If a horse is unsuccessful in racing, becomes sick or injured, the Underlying Asset’s value will be adversely affected which may have a negative impact of the Company's and such individual Series' valuation and its revenue.

Horse racing is extremely speculative and expensive. In the event that a horse in which a Series has an interest was to be transported to various tracks and training centers throughout the United States, and thus exposed too many other horses in training, the risk of illness, injury or death increases significantly. A horse in which a Series has an interest must earn enough through racing to cover expenses of boarding and training. If a horse in which a Series has an interest is unsuccessful in racing, their value will be adversely affected. Furthermore, revenues from racing are dependent upon the size of the purses offered. The size of the purses depends in general on the extent of public interest in horse racing, and in particular on the relative quality of the specific horses in contention in any specific meeting or race. Although public interest has been strong in recent years, there is no assurance that public interest will remain constant, much less increase. Legalized gambling proliferating in many states threatens to curtail interest in horse racing as a means of recreation. In addition, there is no assurance that the horse in which a Series has an interest will be of such quality that they may compete in any races which offer purses of a size sufficient to cover such Series' expenses.

Horse racing could be subjected to restrictive regulation or banned entirely which could adversely affect the conduct of the Company's business.

The racing future of and/or market for the horses in which the Company and/or a Series' has an interest depends upon continuing governmental acceptance of horse racing as a form of legalized gambling. Although horse racing has a long history of acceptance in the United States and as a source of revenue, at any time, horse racing could be subjected to restrictive regulation or banned entirely. The value of the interest in an Underlying Asset would be substantially diminished by any such regulation or ban. Horse racing is regulated in various states and foreign countries by racing regulatory bodies which oversee the conduct of racing as well as the licensing of owners, trainers and others. Further, other forms of gambling are being approved throughout the United States and therefore no assurance can be provided that the legalization of other forms of gambling and competition from non-gambling sports and other activities will not adversely affect attendance and participation, and therefore the profitability of horse racing and sales. Lastly, our ownership structure is novel and may prepare us to seek regulatory approval to race in certain jurisdictions.

The Company may not purchase insurance on its horse which could require Company resources to be spent to cover any loses from the death or injury of a horse.

The decision to purchase insurance on a horse is made on a horse-by-horse basis. There is no guarantee that a horse you invest in will be insured. Mortality insurance provides coverage in many instances where a horse dies or must be humanely euthanized. Loss of use insurance covers yearlings and horses of racing age that have not yet been put into training. Loss of use insurance is intended to cover up to 60% of the horse’s fair market value or 60% of the insured value (whichever is less) if the horse is permanently incapable of racing due to an injury, illness or disease. Medical insurance covers possible risks of injury during racing or training. Liability insurance covers the risk that the horse in which the Company or a Series has an interest causes death, injury or damage to persons or property. Without insurance, an individual Series is responsible for any costs or depreciation in value related to the injury, illness, disability or death of the horse.  The death of a horse could mean the individual Series will be left with no asset. The payment of such liabilities may have a material adverse effect on our financial position. See Series descriptions as to whether insurance has or has not been purchased related to your Interests. All insurance coverages described above are subject to the individual terms, conditions and exclusions of the relevant insurance policies in place at the time.

18

A decrease in average attendance per racing date coupled with increasing costs could jeopardize the continued existence of certain racetracks which could negatively impact the Company's operations.

A decrease in average attendance per racing date coupled with increasing costs could jeopardize the continued existence of certain racetracks which could impact the availability of race tracks available for horses in which the Company or a Series has an interest to race at and then negativity impact its operations.

Industry practices and structures have developed which may not be attributable solely to profit-maximizing, economic decision-making which may have an adverse impact on our Company's activities business.

Because horse racing is a sport as well as a business, industry practices and structures have developed which not be attributable solely to profit-maximizing, economic decision-making. For instance, a particular bloodline could command substantial prices owing principally to the interest of a small group of individuals having particular goals unrelated to economics. A decline in this interest could be expected to adversely affect the value of the bloodline.

Series may only own a minority interest in Underlying Assets as a result it may not have sufficient control regarding the training or racing of the Underlying Asset.

A Series will not always own a majority interest in a particular horse. Therefore, despite its best efforts to build in oversight rights and major decision rights (such as the sale of an Underlying Asset) a Series and the Company may have minimal input with regard to the race selection and training of the horse(s). As a result, the Company and such Series may be dependent on the majority owners’ decisions as to when and where to race or show the horse and to its training regime. Additionally, there are situations in which a trainer or owner may have a conflict of interest which could negatively impact the ability of a horse to be placed in a particular race and given priority in workout times, jockeys or stabling.

Market shortages may impact the ability of the Series to generate revenue.

The Company, through its individual Series, will primarily engage in horse racing in the United States. The future success of these activities will depend upon the ability of the Manager to purchase an interest in high-quality horses through an individual Series. The future success of these activities also depends upon whether the horse is being handled by highly skilled trainers and ridden by highly skilled jockeys. Because horse racing is an intensely competitive activity and the Company will be competing with a number of persons who have substantially greater experience and financial resources than Company to purchase interests in the best racehorses, there can be no assurance that the Company will be successful in the endeavors of pursuing certain racehorses for any Series. Further, once purchased, because the Company may have only a minority interest in such horse, the Company will have limited input into the training, handling, and management of the horse and therefore can make no assurances as to the success of the investment.

The Company, via an individual Series, has no intention of paying dividend payments on a regular schedule as revenues are irregular, seasonal, and unpredictable.

The revenues, if any, of an individual Series may be highly irregular and seasonal. While the Manager will endeavor to sell horses or interests in horses for cash at the time of sale, there can be no assurance that other payment terms will not be required by the relevant market conditions. The consequent variance in the amount or the timing of the Company's dividends, if any, could pose particular risks for Investors who seek to transfer their Interests during the term of the Company.

Competitive interests and other factors can have unforeseen consequences.

The horseracing industry is highly competitive and speculative. Horseracing in the United States and in foreign countries draws competitors and participants from locations throughout the United States and overseas, who have been in the business of horseracing for many years and have substantially greater financial resources than Company. The Company will be competing in its racing and selling activities with such persons. Similarly, horse markets are international, and auctions are frequently internationally advertised. This can be favorable in that it increases the value of Underlying Assets but, by the same token, Company has little influence and may not be able to compete with such competitors in the acquisition of interests in horses. The Company will be competing in the purchase and sale of horses with most of the major horse breeders and dealers in the United States and foreign countries. Thus, prices at which the Company buys or sells its interests in the Underlying Assets may vary dramatically. Market factors, which are beyond the Company’s control, will greatly affect the profitability of the Company. Such factors include, but are not limited to, auction prices, private sales, foreign investors, federal income tax treatment of the racing industry and the size of racing purses. Further, the Company and the concept of crowdfunding in the racehorse industry is a new venture and thus the risk of unforeseen issues and problems is high.

19

There is a lack of financial forecasts for the Company and for individual Series.

While the Company believes that there is a market for racehorse breeding, training and racing, such a market is highly volatile. The racehorse industry is dependent upon the present and future values of racehorses and of the horses in which the Company or a Series invested in particular. There can be no assurance that the Company will be successful in its proposed activity. The expenses incurred may result in operating losses for the Company and there is no assurance that the Company will generate profits or that any revenues generated will be sufficient to offset expenses incurred or would result in a profit to the Company. As a result, it is possible that the Investors will lose all or a substantial part of their investment in the Company. Additionally, there is no assurance that there will be any cash available for dividends. In addition, dividends, if any, may be less than their distributive share of taxable income and the Investors’ tax liability could require out-of-pocket expenditures by the Investors.

Lack of Diversification.

It is not anticipated that each Series would own any assets other than its interest in such Underlying Asset, plus potential cash reserves for maintenance, training, insurance and other Upkeep Fees pertaining to its interest in such Underlying Asset and amounts earned by such Series from the monetization of its interest in such Underlying Asset. Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to such Series.

Risks Related to Ownership of our Interests

You will have only limited voting rights regarding our management and it will be difficult to remove our Manager, therefore, you will not have the ability to actively influence the day-to-day management of our business and affairs.

Our Manager has sole power and authority over the management of our Company and the individual Series. Furthermore, our Manager may only be removed for “Good Cause” meaning fraud, deceit, gross negligence, willful misconduct or a wrongful taking, bad faith, death, disability or disappearance, etc.

To remove the Manager for “Good Cause”, Members holding in excess of 75% of the percentage interests, must approve. Therefore, you will not have an active role in our Company’s management and it would likely be difficult to cause a change in our management. As a result, you will not have the ability to alter our management’s path if you feel they have erred.

Lack of voting rights.

The Manager has a unilateral ability to amend the Operating Agreement in certain circumstances without the consent of the Investors, and the Investors only have limited voting rights in respect of a Series. Investors will therefore be subject to any amendments the Manager makes (if any) to the Operating Agreement and also any decision it takes in respect of the Company and the applicable Series, which the Investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the Investors as a whole but only a limited number.

Furthermore, the Manager can only be removed as manager of the Company and each Series in very limited circumstances. Investors would therefore not be able to remove the Manager merely because they did not agree, for example, with how the Manager was operating an underlying asset.

The offering price for the Interests determined by us may not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our Interests can be traded publicly.

The price of the Interests was derived as a result of our negotiations with Horse Sellers based upon various factors including prevailing market conditions, our future prospects and our capital structure, as well as certain expenses incurred in connection with the Offerings and the acquisition of interests in each Underlying Asset. These prices do not necessarily accurately reflect the actual value of the Interests or the price that may be realized upon disposition of the Interests.

20

Funds from purchasers accompanying subscriptions for the Interests will not accrue interest prior to admission of the subscriber as an Investor in the Series, if it occurs, in respect of such subscriptions.

The funds paid by purchasers for the Interests will go into the Company’s general operating account and be allocated to the specific Series which is subject of the investment. Investors will not have the use of such funds or receive interest thereon pending the completion of said Offering. No subscriptions will be accepted and Interests sold unless valid subscriptions for such Offering are received and accepted prior to the termination of the Offering Period. If we terminate an Offering prior to accepting a subscriber’s subscription, funds will be returned, without interest or deduction, to the proposed Investor.

The Company’s Operating Agreement contains mandatory arbitration provisions that restrict your ability to bring claims against the company, except in instances of claims related to Federal and State securities laws.

Investors will be obligated to submit any claims against the Company to arbitration, except in instances of claims related to Federal and State securities laws.  Investors will be limited in the location, venue and circumstances under which a claim for damages can be brought against the Company or its officer, directors, managers or related parties. This limitation reduces the ability of Investors to dispute or fight against decisions made by the Company or its managers which may be viewed as having a negative impact on the value of your underlying investment.

21

POTENTIAL CONFLICTS OF INTEREST

We have identified the following conflicts of interest that may arise in connection with the Interests, in particular, in relation to the Company, the Manager, the Manager’s majority stockholder and the Underlying Assets. The conflicts of interest described in this section should not be considered as an exhaustive list of the conflicts of interest that prospective Investors should consider before investing in the Interests.

Manager’s Fees and Compensation

None of the compensation set forth under "Compensation to Manager and Its Affiliates" was determined by arms' length negotiations. It is anticipated that the commissions and profits received by the Manager may be higher or lower depending upon market conditions.

This conflict of interest will exist in connection with Company management and Investors must rely upon the duties of the Manager of good faith and fair dealing to protect their interests, as qualified by the Operating Agreement.

The Manager has the right to retain the services of other firms, in addition to or in lieu of the Manager, to perform various services, asset management and other activities in connection with the business that is described in this Offering Circular.

The Company converted an advance from founders outstanding as of December 31, 2017 to equity in the Company to ease the cash flow burden to the Company. The Company also has borrowed $1,119,860 from the manager of the Company in order to acquire horse assets prior to establishing and issuing securities in the underlying series holding the horse assets for the fiscal year ended December 31, 2020. Because these are related party transactions, no guarantee can be made that the terms of the arrangements are at arm’s length.

Upkeep Fee Liabilities; Operating Expenses Reimbursement Obligations; Manager Loans

The Manager or an affiliate will incur liabilities related to Upkeep Fees on behalf of the Series and be entitled to reimbursement of such amount only upon a sale of the Underlying Asset or a dissolution or termination of such Series and not from Distributable Cash from ongoing revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”). Notwithstanding the foregoing, there will still exist a smaller pre-paid cash reserve for Prepaid Expenses and insurance, administrative and general Operating Expenses which is intended to cover three years of such projected Operating Expenses (excluding Upkeep Fees).

In addition, the Manager retains discretion to also (a) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

An Interest Holder will be liable only to the extent of their agreed upon capital contributions and, if no such capital remains at dissolution, such Interest Holder will not be liable for the failure of a Series to repay its underlying debt or liabilities, including the Operating Expenses Reimbursement Obligations.

Other Series or Businesses

The Manager may engage for its own account, or for the account of others, in other business ventures, similar to that of the Company or otherwise, and neither the Company nor any Investor shall be entitled to any interest therein.

The Company will not have independent management and it will rely on the Manager for the operation of the Company. The Manager will devote only so much time to the business of the Company as is reasonably required. The Manager will have conflicts of interest in allocating management time, services and functions between its existing business interests other than the Company and any future entities which it may organize as well as other business ventures in which it may be involved. The Manager believes it has sufficient staff available to be fully capable of discharging its responsibilities to all such entities.

22

The Manager, acting in the same capacities for other investors, companies, partnerships or entities, may result in competition with individual Series, including other Series. There are no restrictions on the Manager, or any of its affiliates, against operating other businesses in such competition with the Company. If the Manager or any of its affiliates did operate such a business that competed for clients with the Company, it could substantially impair the Company's financial results.

Manager Affiliation with Majority Owners

The Manager may independently determine to invest in syndicates that own majority interests in certain assets owned by individual Series. The Manager may derive compensation from its membership in these syndicates in addition to any compensation earned as a Manager of an individual Series.

An affiliate of Spendthrift Farm LLC is a Majority Stockholder in the Manager and Spendthrift is frequently a Horse Seller and Co-Owner in our Underlying Assets. Our interests in these transactions may be different from the interests of affiliates in these transactions.

On March 17, 2020, an affiliate of Spendthrift Farm, LLC, a Kentucky limited liability company (“Spendthrift”), became a majority stockholder in Experiential Squared, Inc., the Manager of the Company. Spendthrift is also a Horse Seller and Co-Owner with the Company in several of the Underlying Assets of existing Series and will continue to hold those positions in future Series. As such, the Company recognizes that there may be a heightened risk of conflicts of interest representing our interests in these transactions on the one hand and the interests of the Manager and its affiliates in preserving or furthering their respective relationships on the other hand and/or proper valuation of certain transactions (or the perception thereof). The Manager and the Company, in determining whether to approve or authorize a particular transaction with Spendthrift, will consider whether the transaction between the Company and Spendthrift is fair and reasonable to the Company and has terms and conditions no less favorable to us than those available from unaffiliated third parties.

Lack of Independent Legal Representation

The Members have not been separately represented by independent legal counsel in connection with the Company’s organization or in their dealings with the Manager. The Investors must rely on the good faith and integrity of the Manager to act in accordance with the terms and conditions of this Offering. The terms of the management of the business and the operating agreement have all been prepared by the Company. Therefore, the terms of these agreements have not been negotiated in an arms' length transaction, and there is no assurance that the Company could not have obtained more favorable terms from a third party for any of these agreements. PROSPECTIVE INVESTORS MUST RELY ON THEIR OWN LEGAL COUNSEL FOR LEGAL ADVICE IN CONNECTION WITH THIS INVESTMENT.

We do not have a conflicts of interest policy.

The Company, the Manager and their affiliates will try to balance the Company’s interests with their own.  However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have a negative impact on the Company’s financial performance and, consequently, on distributions to Investors and the value of the Interests. The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

DILUTION

Dilution means a reduction in value, control or earnings of the Interests the Investor owns. There will be no dilution to any Investors associated with any Offering. However, from time to time, additional Series Interests may be issued in order to raise capital to cover the applicable Series’ ongoing operating expenses. See “Description of the Business – Operating Expenses” for further details.

23

USE OF PROCEEDS – SERIES CARROTHERS

We estimate that the gross proceeds of the Series Carrothers Offering will be $515,100.00 and assumes the full amount of the Series Carrothers Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$307,004.70	59.60%
Brokerage Fee (1)	$5,151.00	1.0%
Due Diligence Fee	$77,265.00	15.0%
Offering Expenses (None) (2)	$0.00	0.0%
Operating Expenses (including Prepaid Expenses but Excluding Upkeep Fees) (3)(4)	$125,679.30	24.40%
Total Fees and Expenses	$208,095.30	40.40%
Total Proceeds	$515,100.00	100.0%

_______________________

(1)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(2)	Solely in connection with the offering of the Series Carrothers Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Carrothers will last through March 2023.
(4)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twenty-two months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 51% interest in Carrothers from the Horse Seller for a total cost of $307,004.70 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Carrothers Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Carrothers Interests are sold in connection with the Series Carrothers Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Carrothers, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

Carrothers has commenced racing. Thus, the Company anticipates that Carrothers may soon start generating revenue which should allow Series Carrothers to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Carrothers need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses as referenced above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

24

USE OF PROCEEDS – SERIES ECHO WARRIOR 19

We estimate that the gross proceeds of the Series Echo Warrior 19 Offering will be $348,000.00 and assumes the full amount of the Series Echo Warrior 19 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$162,000.00	46.55%
Brokerage Fee (1)	$3,480.00	1.000%
Due Diligence Fee	$52,200.00	15.00%
Offering Expenses (None) (2)	$0.00	0.00%
Operating Expenses (including Prepaid Expenses but Excluding Upkeep Fees) (3)(4)	$130,320.00	37.45%
Total Fees and Expenses	$186,000.00	53.45%
Total Proceeds	$348,000.00	100.00%

_______________________

(1)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(2)	Solely in connection with the offering of the Series Echo Warrior 19 Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Echo Warrior 19 will last through March 2023.
(4)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twenty-four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 60% interest in Echo Warrior 19 from the Horse Seller for a total cost of $162,000.00 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Echo Warrior 19 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Echo Warrior 19 Interests are sold in connection with the Series Echo Warrior 19 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Echo Warrior 19, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Echo Warrior 19 includes reserves for Operating Expenses through March 2023. The Company anticipates that Echo Warrior 19 may begin racing and, thus, generating revenue in or about January 2022, which should allow Series Echo Warrior 19 to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Echo Warrior 19 need more time than anticipated in training or fails to generate sufficient revenues as expected, Echo Warrior 19 has reserves in place to cover such contingencies through March 2023.

Should Echo Warrior 19 need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

25

USE OF PROCEEDS – SERIES WHO’SBEENINMYBED 19

We estimate that the gross proceeds of the Series Who’sbeeninmybed 19 Offering will be $377,400.00 and assumes the full amount of the Series Who’sbeeninmybed 19 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$229,500.00	60.81%
Brokerage Fee (1)	$3,774.00	1.000%
Due Diligence Fee	$56,610.00	15.00%
Offering Expenses (None) (2)	$0.00	0.0%
Operating Expenses (including Prepaid Expenses but Excluding Upkeep Fees) (3)(4)(5)	$87,516.00	23.19%
Total Fees and Expenses	$147,900.00	39.19%
Total Proceeds	$377,400.00	100.0%

_______________________

(1)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(2)	Solely in connection with the offering of the Series Who’sbeeninmybed 19 Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Who’sbeeninmybed 19 will last through April 2023.
(4)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.
(5)

We do not intend to allocate an upfront cash reserve for Upkeep Fees as part of the Offering proceeds. Instead, the Manager or an affiliate will incur liabilities related to Upkeep Fees on behalf of the Series and be entitled to reimbursement of such amount only upon a sale of the Underlying Asset or a dissolution or termination of such Series and not from Distributable Cash (as defined below) from future revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”). Notwithstanding the foregoing, there will still exist a smaller pre-paid cash reserve for insurance, administrative and general Operating Expenses which is intended to cover three years of projected Operating Expenses (excluding Upkeep Fees).

In addition, the Manager retains discretion to also (a) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

The Company acquired the 51% interest in Micro Share (f.k.a. Who’sbeeninmybed 19) from the Horse Seller for a total cost of $229,500.00 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Who’sbeeninmybed 19 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Who’sbeeninmybed 19 Interests are sold in connection with the Series Who’sbeeninmybed 19 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

26

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Who’sbeeninmybed 19, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Micro Share includes reserves for administrative and insurance Operating Expenses through April 2023 but does not include reserves for Upkeep Fees. The Company anticipates that Micro Share may begin racing and, thus, generating revenue in or about September 2021. Until such time, the Manager or affiliates plan to incur liabilities related to Upkeep Fees on behalf of the Series and will be entitled to reimbursement of such amount only upon a sale of the Underlying Asset or a dissolution or termination of such Series and not from Distributable Cash (as defined below) from future revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”).

Should Micro Share need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

27

USE OF PROCEEDS – SERIES INTO SUMMER 19

We estimate that the gross proceeds of the Series Into Summer 19 Offering will be $250,900.00 and assumes the full amount of the Series Into Summer 19 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$91,000.00	36.27%
Brokerage Fee (1)	$2,509.00	1.000%
Due Diligence Fee	$37,635.00	15.00%
Offering Expenses (None) (2)	$0.00	0.0%
Operating Expenses (including Prepaid Expenses but Excluding Upkeep Fees) (3)(4)	$119,756.00	47.73%
Total Fees and Expenses	$159,900.00	63.73%
Total Proceeds	$250,900.00	100.00%

_______________________

(1)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(2)	Solely in connection with the offering of the Series Into Summer 19 Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Into Summer 19 will last through April 2023.
(4)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twenty-four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 65% interest in Malibu Mayhem (f.k.a. Into Summer 19) from the Horse Seller for a total cost of $91,000.00 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Into Summer 19 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Into Summer 19 Interests are sold in connection with the Series Into Summer 19 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Into Summer 19, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Malibu Mayhem includes reserves for Operating Expenses through April 2023. The Company anticipates that Malibu Mayhem may begin racing and, thus, generating revenue in or about September 2021, which should allow Series Into Summer 19 to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Malibu Mayhem need more time than anticipated in training or fails to generate sufficient revenues as expected, Malibu Mayhem has reserves in place to cover such contingencies through April 2023.

Should Malibu Mayhem need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

28

USE OF PROCEEDS – SERIES MRS WHISTLER

We estimate that the gross proceeds of the Series Mrs Whistler Offering will be $274,000.00 and assumes the full amount of the Series Mrs Whistler Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$80,000.00	29.20%
Brokerage Fee (1)	$2,740.00	1.000%
Due Diligence Fee	$41,100.00	15.00%
Offering Expenses (None) (2)	$0.00	0.0%
Operating Expenses (including Prepaid Expenses but Excluding Upkeep Fees) (3)(4)	$150,160.00	54.80%
Total Fees and Expenses	$194,000.00	70.80%
Total Proceeds	$274,000.00	100.00%

_______________________

(1)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(2)	Solely in connection with the offering of the Series Mrs Whistler Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Mrs Whistler will last through April 2023.
(4)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twenty-four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 100% interest in Mrs Whistler from the Horse Seller for a total cost of $80,000.00 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Mrs Whistler Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Mrs Whistler Interests are sold in connection with the Series Mrs Whistler Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Mrs Whistler, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Mrs Whistler includes reserves for Operating Expenses through April 2023. The Company anticipates that Mrs Whistler may begin racing and, thus, generating revenue in or about September 2021, which should allow Series Mrs Whistler to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Mrs Whistler need more time than anticipated in training or fails to generate sufficient revenues as expected, Mrs Whistler has reserves in place to cover such contingencies through April 2023.

Should Mrs Whistler need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

29

USE OF PROCEEDS – SERIES RACE HUNTER 19

We estimate that the gross proceeds of the Series Race Hunter 19 Offering will be $520,000.00 and assumes the full amount of the Series Race Hunter 19 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$250,000.00	48.08%
Brokerage Fee (1)	$5,200.00	1.000%
Due Diligence Fee	$78,000.00	15.00%
Offering Expenses (None) (2)	$0.00	0.0%
Operating Expenses (including Prepaid Expenses but Excluding Upkeep Fees) (3)(4)	$186,800.00	35.92%
Total Fees and Expenses	$270,000.00	51.92%
Total Proceeds	$520,000.00	100.00%

_______________________

(1)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(2)	Solely in connection with the offering of the Series Race Hunter 19 Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Race Hunter 19 will last through April 2023.
(4)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twenty-four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 100% interest in Chasing Time (f.k.a. Race Hunter 19) from the Horse Seller for a total cost of $250,000.00 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Race Hunter 19 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Race Hunter 19 Interests are sold in connection with the Series Race Hunter 19 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Race Hunter 19, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Chasing Time includes reserves for Operating Expenses through April 2023. The Company anticipates that Chasing Time may begin racing and, thus, generating revenue in or about September 2021, which should allow Series Race Hunter 19 to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Chasing Time need more time than anticipated in training or fails to generate sufficient revenues as expected, Chasing Time has reserves in place to cover such contingencies through April 2023.

Should Chasing Time need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

30

USE OF PROCEEDS – SERIES VOW

We estimate that the gross proceeds of the Series Vow Offering will be $358,000.00 and assumes the full amount of the Series Vow Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$140,000.00	39.11%
Brokerage Fee (1)	$3,580.00	1.000%
Due Diligence Fee	$53,700.00	15.00%
Offering Expenses (None) (2)	$0.00	0.00%
Operating Expenses (including Prepaid Expenses but Excluding Upkeep Fees) (3)(4)	160,720.00	44.89%
Total Fees and Expenses	$218,000.00	60.89%
Total Proceeds	$358,000.00	100.00%

_______________________

(1)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(2)	Solely in connection with the offering of the Series Vow Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Vow will last through April 2023.
(4)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twenty-four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 100% interest in Vow from the Horse Seller for a total cost of $140,000.00 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Vow Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Vow Interests are sold in connection with the Series Vow Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Vow, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Vow includes reserves for Operating Expenses through April 2023. The Company anticipates that Vow may begin racing and, thus, generating revenue in or about September 2021, which should allow Series Vow to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Vow need more time than anticipated in training or fails to generate sufficient revenues as expected, Vow has reserves in place to cover such contingencies through April 2023.

Should Vow need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

31

USE OF PROCEEDS – SERIES YOU MAKE LUVIN FUN 19

We estimate that the gross proceeds of the Series You Make Luvin Fun 19 Offering will be $450,000.00 and assumes the full amount of the Series You Make Luvin Fun 19 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$240,000.00	53.33%
Brokerage Fee (1)	$4,500.00	1.000%
Due Diligence Fee	$67,500.00	15.00%
Offering Expenses (None) (2)	$0.00	0.00%
Operating Expenses (including Prepaid Expenses but Excluding Upkeep Fees) (3)(4)	138,000.00	30.67%
Total Fees and Expenses	$210,000.00	46.67%
Total Proceeds	$450,000.00	100.00%

_______________________

(1)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(2)	Solely in connection with the offering of the Series You Make Luvin Fun 19 Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series You Make Luvin Fun 19 will last through April 2023.
(4)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twenty-four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 60% interest in Magical Ways (f.k.a. You Make Luvin Fun 19) from the Horse Seller for a total cost of $240,000.00 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series You Make Luvin Fun 19 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series You Make Luvin Fun 19 Interests are sold in connection with the Series You Make Luvin Fun 19 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series You Make Luvin Fun 19, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Magical Ways includes reserves for Operating Expenses through April 2023. The Company anticipates that Magical Ways may begin racing and, thus, generating revenue in or about September 2021, which should allow Series You Make Luvin’ Fun to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Magical Ways need more time than anticipated in training or fails to generate sufficient revenues as expected, Magical Ways has reserves in place to cover such contingencies through April 2023.

Should Magical Ways need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

32

USE OF PROCEEDS – SERIES MISS SAKAMOTO

We estimate that the gross proceeds of the Series Miss Sakamoto Offering will be $324,000.00 and assumes the full amount of the Series Miss Sakamoto Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$150,000.00	46.30%
Brokerage Fee (1)	$3,240.00	1.000%
Due Diligence Fee	$48,600.00	15.00%
Offering Expenses (None) (2)	$0.00	0.00%
Operating Expenses (including Prepaid Expenses but Excluding Upkeep Fees) (3)(4)	122,160.00	37.70%
Total Fees and Expenses	$174,000.00	53.70%
Total Proceeds	$324,000.00	100.00%

_______________________

(1)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(2)	Solely in connection with the offering of the Series Miss Sakamoto Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Miss Sakamoto will last through April 2023.
(4)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twenty-four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 60% interest in Miss Sakamoto from the Horse Seller for a total cost of $150,000.00 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Miss Sakamoto Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Miss Sakamoto Interests are sold in connection with the Series Miss Sakamoto Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Miss Sakamoto, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Miss Sakamoto includes reserves for Operating Expenses through April 2023. The Company anticipates that Miss Sakamoto may begin racing and, thus, generating revenue in or about September 2021, which should allow Series Miss Sakamoto to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Miss Sakamoto need more time than anticipated in training or fails to generate sufficient revenues as expected, Miss Sakamoto has reserves in place to cover such contingencies through April 2023.

Should Miss Sakamoto need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

33

USE OF PROCEEDS – SERIES COURTISANE 19

We estimate that the gross proceeds of the Series Courtisane 19 Offering will be $490,000.00 and assumes the full amount of the Series Courtisane 19 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$230,000.00	46.94%
Brokerage Fee (1)	$4,900.00	1.000%
Due Diligence Fee	$73,500.00	15.00%
Offering Expenses (None) (2)	$0.00	0.00%
Operating Expenses (including Prepaid Expenses but Excluding Upkeep Fees) (3)(4)	$181,600.00	37.06%
Total Fees and Expenses	$260,000.00	53.06%
Total Proceeds	$490,000.00	100.00%

_______________________

(1)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(2)	Solely in connection with the offering of the Series Courtisane 19 Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Courtisane 19 will last through April 2023.
(4)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twenty-four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 100% interest in Tap the Gavel (f.k.a. Courtisane 19) from the Horse Seller for a total cost of $230,000.00 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Courtisane 19 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Courtisane 19 Interests are sold in connection with the Series Courtisane 19 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Courtisane 19, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Tap the Gavel includes reserves for Operating Expenses through April 2023. The Company anticipates that Tap the Gavel may begin racing and, thus, generating revenue in or about September 2021, which should allow Series Courtisane 19 to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Tap the Gavel need more time than anticipated in training or fails to generate sufficient revenues as expected, Tap the Gavel has reserves in place to cover such contingencies through April 2023.

Should Tap the Gavel need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

34

USE OF PROCEEDS – SERIES GRAND TRAVERSE BAY 19

We estimate that the gross proceeds of the Series Grand Traverse Bay 19 Offering will be $335,250.00 and assumes the full amount of the Series Grand Traverse Bay 19 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$150,000.00	44.74%
Brokerage Fee (1)	$3,352.50	1.000%
Due Diligence Fee	$50,287.50	15.00%
Offering Expenses (None) (2)	$0.00	0.00%
Operating Expenses (including Prepaid Expenses but Excluding Upkeep Fees) (3)(4)	$131,610.00	39.26%
Total Fees and Expenses	$185,250.00	55.26%
Total Proceeds	$335,250.00	100.00%

_______________________

(1)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(2)	Solely in connection with the offering of the Series M Grand Traverse Bay 19 Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Grand Traverse Bay 19 will last through April 2023.
(4)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twenty-four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 75% interest in Cornice Traverse (f.k.a. Grand Traverse Bay 19) from the Horse Seller for a total cost of $150,000.00 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Grand Traverse Bay 19 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Grand Traverse Bay 19 Interests are sold in connection with the Series Grand Traverse Bay 19 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Grand Traverse Bay 19, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Cornice Traverse includes reserves for Operating Expenses through April 2023. The Company anticipates that Cornice Traverse may begin racing and, thus, generating revenue in or about September 2021, which should allow Series Grand Traverse Bay 19 to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Cornice Traverse need more time than anticipated in training or fails to generate sufficient revenues as expected, Cornice Traverse has reserves in place to cover such contingencies through April 2023.

Should Cornice Traverse need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

35

USE OF PROCEEDS – SERIES OUR MISS JONES 19

We estimate that the gross proceeds of the Series Our Miss Jones 19 Offering will be $187,200.00 and assumes the full amount of the Series Our Miss Jones 19 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$60,000.00	32.05%
Brokerage Fee (1)	$1,872.00	1.000%
Due Diligence Fee	$28,080.00	15.00%
Offering Expenses (None) (2)	$0.00	0.00%
Operating Expenses (including Prepaid Expenses but Excluding Upkeep Fees) (3)(4)	$97,248.00	51.95%
Total Fees and Expenses	$127,200.00	67.95%
Total Proceeds	$187,200.00	100.00%

_______________________

(1)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(2)	Solely in connection with the offering of the Series Our Miss Jones 19 Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Our Miss Jones 19 will last through May 2023.
(4)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twenty-four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 60% interest in Our Miss Jones 19 from the Horse Seller for a total cost of $60,000.00 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Our Miss Jones 19 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Our Miss Jones 19 Interests are sold in connection with the Series Our Miss Jones 19 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Our Miss Jones 19, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Our Miss Jones 19 includes reserves for Operating Expenses through May 2023. The Company anticipates that Our Miss Jones 19 may begin racing and, thus, generating revenue in or about September 2021, which should allow Series Our Miss Jones 19 to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Our Miss Jones 19 need more time than anticipated in training or fails to generate sufficient revenues as expected, Our Miss Jones 19 has reserves in place to cover such contingencies through May 2023.

Should Our Miss Jones 19 need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

36

USE OF PROCEEDS – SERIES MARGARITA FRIDAY 19

We estimate that the gross proceeds of the Series Margarita Friday 19 Offering will be $332,000.00 and assumes the full amount of the Series Margarita Friday Bay 19 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$110,000.00	33.13%
Brokerage Fee (1)	$3,320.00	1.000%
Due Diligence Fee	$49,800.00	15.00%
Offering Expenses (None) (2)	$0.00	0.00%
Operating Expenses (including Prepaid Expenses but Excluding Upkeep Fees) (3)(4)	$168,880.00	50.87%
Total Fees and Expenses	$222,000.00	66.87%
Total Proceeds	$332,000.00	100.00%

_______________________

(1)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(2)	Solely in connection with the offering of the Series Margarita Friday 19 Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Margarita Friday 19 will last through May 2023.
(4)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twenty-four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 100% interest in Straight No Chaser (f.k.a. Margarita Friday 19) from the Horse Seller for a total cost of $110,000.00 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Margarita Friday 19 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Margarita Friday 19 Interests are sold in connection with the Series Margarita Friday 19 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Margarita Friday 19, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Straight No Chaser includes reserves for Operating Expenses through May 2023. The Company anticipates that Straight No Chaser may begin racing and, thus, generating revenue in or about September 2021, which should allow Series Margarita Friday 19 to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Straight No Chaser need more time than anticipated in training or fails to generate sufficient revenues as expected, Straight No Chaser has reserves in place to cover such contingencies through May 2023.

Should Straight No Chaser need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

37

USE OF PROCEEDS – SERIES QUEEN AMIRA 19

We estimate that the gross proceeds of the Series Queen Amira 19 Offering will be $330,000.00 and assumes the full amount of the Series Queen Amira 19 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$120,000.00	36.36%
Brokerage Fee (1)	$3,300.00	1.000%
Due Diligence Fee	$49,500.00	15.00%
Offering Expenses (None) (2)	$0.00	0.00%
Operating Expenses (including Prepaid Expenses but Excluding Upkeep Fees) (3)(4)	$157,200.00	47.64%
Total Fees and Expenses	$210,000.00	63.64%
Total Proceeds	$330,000.00	100.00%

_______________________

(1)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(2)	Solely in connection with the offering of the Series Queen Amira 19 Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Queen Amira 19 will last through May 2023.
(4)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twenty-four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 100% interest in Regal Rebel (f.k.a. Queen Amira 19) from the Horse Seller for a total cost of $120,000.00 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Queen Amira 19 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Queen Amira 19 Interests are sold in connection with the Series Queen Amira 19 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Queen Amira 19, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Regal Rebel includes reserves for Operating Expenses through May 2023. The Company anticipates that Regal Rebel may begin racing and, thus, generating revenue in or about September 2021, which should allow Series Queen Amira 19 to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Regal Rebel need more time than anticipated in training or fails to generate sufficient revenues as expected, Regal Rebel has reserves in place to cover such contingencies through May 2023.

Should Regal Rebel need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

38

USE OF PROCEEDS – SERIES SALUTE TO AMERICA

We estimate that the gross proceeds of the Series Salute to America Offering will be $273,000.00 and assumes the full amount of the Series Salute to America Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$80,000.00	29.30%
Brokerage Fee (1)	$2,730.00	1.000%
Due Diligence Fee	$40,950.00	15.00%
Offering Expenses (None) (2)	$0.00	0.00%
Operating Expenses (including Prepaid Expenses but Excluding Upkeep Fees) (3)(4)	$149,320.00	54.70%
Total Fees and Expenses	$193,000.00	70.70%
Total Proceeds	$273,000.00	100.00%

_______________________

(1)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(2)	Solely in connection with the offering of the Series Salute to America Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Salute to America will last through May 2023.
(4)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twenty-four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 100% interest in Salute to America from the Horse Seller for a total cost of $80,000.00 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Salute to America Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Salute to America Interests are sold in connection with the Series Salute to America Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Salute to America, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Salute to America includes reserves for Operating Expenses through May 2023. The Company anticipates that Salute to America may begin racing and, thus, generating revenue in or about September 2021, which should allow Series Salute to America to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Salute to America need more time than anticipated in training or fails to generate sufficient revenues as expected, Salute to America has reserves in place to cover such contingencies through May 2023.

Should Salute to America need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

39

USE OF PROCEEDS – SERIES DESIRE STREET 19

We estimate that the gross proceeds of the Series Desire Street 19 Offering will be $205,020.00 and assumes the full amount of the Series Desire Street 19 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$81,600.00	39.80%
Brokerage Fee (1)	$2,050.20	1.000%
Due Diligence Fee	$30,753.00	15.00%
Offering Expenses (None) (2)	$0.00	0.00%
Operating Expenses (including Prepaid Expenses but Excluding Upkeep Fees) (3)(4)	$90,616.80	44.20%
Total Fees and Expenses	$123,420.00	60.20%
Total Proceeds	$205,020.00	100.00%

_______________________

(1)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(2)	Solely in connection with the offering of the Series Desire Street 19 Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Desire Street 19 will last through May 2023.
(4)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twenty-four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 51% interest in Desire Street 19 from the Horse Seller for a total cost of $81,600.00 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Desire Street 19 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Desire Street 19 Interests are sold in connection with the Series Desire Street 19 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Desire Street 19, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Desire Street 19 includes reserves for Operating Expenses through May 2023. The Company anticipates that Desire Street 19 may begin racing and, thus, generating revenue in or about October 2021, which should allow Series Desire Street 19 to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Desire Street 19 need more time than anticipated in training or fails to generate sufficient revenues as expected, Desire Street 19 has reserves in place to cover such contingencies through May 2023.

Should Desire Street 19 need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

40

USE OF PROCEEDS – SERIES DUKE OF LOVE

We estimate that the gross proceeds of the Series Duke of Love Offering will be $284,000.00 and assumes the full amount of the Series Duke of Love Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$85,000.00	29.93%
Brokerage Fee (1)	$2,840.00	1.000%
Due Diligence Fee	$42,600.00	15.00%
Offering Expenses (None) (2)	$0.00	0.00%
Operating Expenses (including Prepaid Expenses but Excluding Upkeep Fees) (3)(4)	$153,560.00	54.07%
Total Fees and Expenses	$199,000.00	70.07%
Total Proceeds	$284,000.00	100.00%

_______________________

(1)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(2)	Solely in connection with the offering of the Series Duke of Love Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Duke of Love will last through August 2023.
(4)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twenty-four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 100% interest in Duke of Love from the Horse Seller for a total cost of $85,000.00 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Duke of Love Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Duke of Love Interests are sold in connection with the Series Duke of Love Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Duke of Love, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Duke of Love includes reserves for Operating Expenses through August 2023. The Company anticipates that Duke of Love may begin racing and, thus, generating revenue in or about October 2021, which should allow Series Duke of Love to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Duke of Love need more time than anticipated in training or fails to generate sufficient revenues as expected, Duke of Love has reserves in place to cover such contingencies through August 2023

Should Duke of Love need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

41

USE OF PROCEEDS – SERIES WAR SAFE

We estimate that the gross proceeds of the Series War Safe Offering will be $292,000.00 and assumes the full amount of the Series War Safe Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$90,000.00	30.82%
Brokerage Fee (1)	$2,920.00	1.000%
Due Diligence Fee	$43,800.00	15.00%
Offering Expenses (None) (2)	$0.00	0.00%
Operating Expenses (including Prepaid Expenses but Excluding Upkeep Fees) (3)(4)	$155,280.00	53.18%
Total Fees and Expenses	$202,000.00	69.18%
Total Proceeds	$292,000.00	100.00%

_______________________

(1)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(2)	Solely in connection with the offering of the Series War Safe Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series War Safe will last through August 2023.
(4)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twenty-four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 100% interest in War Safe from the Horse Seller for a total cost of $90,000.00 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series War Safe Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series War Safe Interests are sold in connection with the Series War Safe Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series War Safe, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of War Safe includes reserves for Operating Expenses through August 2023. The Company anticipates that War Safe may begin racing and, thus, generating revenue in or about December 2021, which should allow Series War Safe to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should War Safe need more time than anticipated in training or fails to generate sufficient revenues as expected, War Safe has reserves in place to cover such contingencies through August 2023.

Should War Safe need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

42

USE OF PROCEEDS – SERIES TUFNEL

We estimate that the gross proceeds of the Series Tufnel Offering will be $322,400.00 and assumes the full amount of the Series Tufnel Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$156,000.00	48.39%
Brokerage Fee (1)	$3,224.00	1.000%
Due Diligence Fee	$48,360.00	15.00%
Offering Expenses (None) (2)	$0.00	0.00%
Operating Expenses (including Prepaid Expenses but Excluding Upkeep Fees) (3)(4)	$114,816.00	35.61%
Total Fees and Expenses	$166,400.00	51.61%
Total Proceeds	$322,400.00	100.00%

_______________________

(1)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(2)	Solely in connection with the offering of the Series Tufnel Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Tufnel will last through August 2023.
(4)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twenty-four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 52% interest in Tufnel from the Horse Seller for a total cost of $156,000.00 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Tufnel Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Tufnel Interests are sold in connection with the Series Tufnel Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Tufnel, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Tufnel includes reserves for Operating Expenses through August 2023. The Company anticipates that Tufnel may begin racing and, thus, generating revenue in or about September 2022, which should allow Series Tufnel to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Tufnel need more time than anticipated in training or fails to generate sufficient revenues as expected, Tufnel has reserves in place to cover such contingencies through August 2023.

Should Tufnel need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

43

USE OF PROCEEDS – CLASSIC CUT

We estimate that the gross proceeds of the Series Classic Cut Offering will be $510,000.00 and assumes the full amount of the Series Classic Cut Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$240,000.00	47.06%
Brokerage Fee (1)	$5,100.00	1.000%
Due Diligence Fee	$76,500.00	15.00%
Offering Expenses (None) (2)	$0.00	0.00%
Operating Expenses (including Prepaid Expenses but Excluding Upkeep Fees) (3)(4)	$188,400.00	36.94%
Total Fees and Expenses	$270,000.00	52.94%
Total Proceeds	$510,000.00	100.00%

_______________________

(1)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(2)	Solely in connection with the offering of the Series Classic Cut Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Classic Cut will last through August 2023.
(4)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twenty-four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 100% interest in Classic Cut from the Horse Seller for a total cost of $240,000.00 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Classic Cut Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Classic Cut Interests are sold in connection with the Series Classic Cut Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Classic Cut, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Classic Cut includes reserves for Operating Expenses through August 2023. The Company anticipates that Classic Cut may begin racing and, thus, generating revenue in or about September 2022, which should allow Series Classic Cut to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Classic Cut need more time than anticipated in training or fails to generate sufficient revenues as expected, Classic Cut has reserves in place to cover such contingencies through August 2023.

Should Classic Cut need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

44

USE OF PROCEEDS – SERIES ESSENTIAL ROSE 20

We estimate that the gross proceeds of the Series Essential Rose 20 Offering will be $1,050,000.00 and assumes the full amount of the Series Essential Rose 20 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$625,000.00	59.52%
Brokerage Fee (1)	$10,500.00	1.000%
Due Diligence Fee	$157,500.00	15.00%
Offering Expenses (None) (2)	$0.00	0.00%
Operating Expenses (including Prepaid Expenses but Excluding Upkeep Fees) (3)(4)	$257,000.00	24.48%
Total Fees and Expenses	$425,000.00	40.48%
Total Proceeds	$1,050,000.00	100.00%

_______________________

(1)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(2)	Solely in connection with the offering of the Series Essential Rose 20 Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Essential Rose 20 will last through August 2023.
(4)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twenty-four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 100% interest in Essential Rose 20 from the Horse Seller for a total cost of $625,000.00 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Essential Rose 20 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Essential Rose 20 Interests are sold in connection with the Series Essential Rose 20 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Essential Rose 20, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Essential Rose 20 includes reserves for Operating Expenses through August 2023. The Company anticipates that Essential Rose 20 may begin racing and, thus, generating revenue in or about September 2022, which should allow Series Essential Rose 20 to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Essential Rose 20 need more time than anticipated in training or fails to generate sufficient revenues as expected, Essential Rose 20 has reserves in place to cover such contingencies through August 2023.

Should Essential Rose 20 need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

45

USE OF PROCEEDS – WHO RUNS THE WORLD

We estimate that the gross proceeds of the Series Who Runs the World Offering will be $530,400.00 and assumes the full amount of the Series Who Runs the World Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$306,000.00	57.69%
Brokerage Fee (1)	$5,304.00	1.000%
Due Diligence Fee	$79,560.00	15.00%
Offering Expenses (None) (2)	$0.00	0.00%
Operating Expenses (including Prepaid Expenses but Excluding Upkeep Fees) (3)(4)	$139,536.00	26.31%
Total Fees and Expenses	$224,400.00	42.31%
Total Proceeds	$530,400.00	100.00%

_______________________

(1)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(2)	Solely in connection with the offering of the Series Who Runs the World Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Who Runs the World will last through August 2023.
(4)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twenty-four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 51% interest in Who Runs the World from the Horse Seller for a total cost of $306,000.00 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Who Runs the World Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Who Runs the World Interests are sold in connection with the Series Who Runs the World Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Who Runs the World, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Who Runs the World includes reserves for Operating Expenses through August 2023. The Company anticipates that Who Runs the World may begin racing and, thus, generating revenue in or about September 2022, which should allow Series Who Runs the World to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Who Runs the World need more time than anticipated in training or fails to generate sufficient revenues as expected, Who Runs the World has reserves in place to cover such contingencies through August 2023.

Should Who Runs the World need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

46

USE OF PROCEEDS – SERIES BALLETIC

We estimate that the gross proceeds of the Series Balletic Offering will be $800,000.00 and assumes the full amount of the Series Balletic Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$450,000.00	56.25%
Brokerage Fee (1)	$8,000.00	1.000%
Due Diligence Fee	$120,000.00	15.00%
Offering Expenses (None) (2)	$0.00	0.00%
Operating Expenses (including Prepaid Expenses but Excluding Upkeep Fees) (3)(4)	$222,000.00	27.75%
Total Fees and Expenses	$350,000.00	43.75%
Total Proceeds	$800,000.00	100.00%

_______________________

(1)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(2)	Solely in connection with the offering of the Series Balletic Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Balletic will last through August 2023.
(4)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twenty-four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 100% interest in Balletic from the Horse Seller for a total cost of $450,000.00 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Balletic Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Balletic Interests are sold in connection with the Series Balletic Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Balletic, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Balletic includes reserves for Operating Expenses through August 2023. The Company anticipates that Balletic may begin racing and, thus, generating revenue in or about September 2022, which should allow Series Balletic to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Balletic need more time than anticipated in training or fails to generate sufficient revenues as expected, Balletic has reserves in place to cover such contingencies through August 2023.

Should Balletic need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

47

USE OF PROCEEDS – SERIES SONG OF BERNADETTE 20

We estimate that the gross proceeds of the Series Song of Bernadette 20 Offering will be $494,700.00 and assumes the full amount of the Series Song of Bernadette 20 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$280,500.00	56.70%
Brokerage Fee (1)	$4,947.00	1.000%
Due Diligence Fee	$74,205.00	15.00%
Offering Expenses (None) (2)	$0.00	0.00%
Operating Expenses (including Prepaid Expenses but Excluding Upkeep Fees) (3)(4)	$135,048.00	27.30%
Total Fees and Expenses	$214,200.00	43.30%
Total Proceeds	$494,700.00	100.00%

_______________________

(1)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(2)	Solely in connection with the offering of the Series Song of Bernadette 20 Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Song of Bernadette 20 will last through August 2023.
(4)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twenty-four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 51% interest in Song of Bernadette 20 from the Horse Seller for a total cost of $280,500.00  (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Song of Bernadette 20 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Song of Bernadette 20 Interests are sold in connection with the Series Song of Bernadette 20 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Song of Bernadette 20, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Song of Bernadette 20 includes reserves for Operating Expenses through August 2023. The Company anticipates that Song of Bernadette may begin racing and, thus, generating revenue in or about September 2022, which should allow Series Song of Bernadette 20 to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Song of Bernadette 20 need more time than anticipated in training or fails to generate sufficient revenues as expected, Song of Bernadette 20 has reserves in place to cover such contingencies through August 2023.

Should Song of Bernadette 20 need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

48

DESCRIPTION OF CARROTHERS

Summary Overview

•	Carrothers is a 2018 Colt of Mshawish (Sire) and Queenofperfection (Dam).
•	Carrothers was foaled on February 28, 2018.
•	Carrothers has a limited track record under which to assess its performance.
•	Current horse value set at $601,970.00 with the Company acquiring a 51% stake in Carrothers acquired via loan from the Manager.

Co-Ownership Description

As set forth in the Equine Co-Ownership and Acquisition Agreement for Carrothers, the Company will hold a 51% stake in Carrothers’ co-ownership group. The Manager will serve as the syndicate/co-ownership manager and will have the right to assign the racing manager, training schedule, and other day-to-day rights. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to Carrothers related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races.

49

Asset Description

CARROTHERS

$101
0.01% share
1
BUY

3 - Mshawish x Queenofperfection

Co-Owner:
Medallion Racing

Trainer:
Bill Mott

Racing Circuit:
New York & Kentucky

50

51

52

RESULTS

BEST RACING CLASS ACHIEVED:

Date	Fin	Tr.	Dist.	Sf.	Cond.	Race	Spd.	Chart	Replay
2021-02-02 R2	1	SOU	1M	Dirt	STD	WN	1000		-
2020-12-08 R3	1	SOU	7F	Dirt	STD	WN	1000		-
2020-10-26 R4	3	NC	1M	Dirt	SLO	WN	1000		-

VALUATION

Current Horse Value:	$601,970
MRH Stake:	51%/$307,004.70

OFFERING

Total Offering:	$515,100
Share Price:	$101/share
Total Shares:	5100
Equity Per Share:	0.0100%

53

54

DESCRIPTION OF ECHO WARRIOR 19

Summary Overview

•	Echo Warrior 19 is a 2019 Colt of Flatter (Sire) and Echo Warrior (Dam).
•	Echo Warrior 19 was foaled on May 25, 2019.
•	Echo Warrior 19 has a limited track record under which to assess its performance.
•	Current horse value set at $270,000.00 with the Company acquiring a 60% stake in Echo Warrior 19 acquired via loan from the Manager.

Co-Ownership Description

As set forth in the Equine Co-Ownership and Acquisition Agreement for Echo Warrior 19, the Company will hold a 60% stake in Echo Warrior 19’s co-ownership group. The Manager will serve as the syndicate/co-ownership manager and will have the right to assign the racing manager, training schedule, and other day-to-day rights. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to Echo Warrior 19 related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races.

55

Asset Description

ECHO WARRIOR 19

$58
0.01% share

1

BUY

2 - Flatter x Echo Warrior

Co-Owner:
Dan Agnew

Trainer:
Mark Glatt

Racing Circuit:
California

56

57

58

Another son, Avie's Flatter, was named the Sovereign Award winner as a 2-year-old in Canada in 2018. Currently still in training as a 5-year-old, Avie's Flatter is a multiple stakes winner who finished second in the prestigious Queen's Plate at 1 1/4 miles in 2018.

And yet another heralded son sired by Flatter is Grade 1 winner Flat Out, who entered the starting gate 29 times to produce a solid record of 9-5-5 with career earnings in excess of $3.6 million. During Flat Out's six winning seasons on the racetrack, he accounted for six graded stakes victories, including back-to-back wins in the Grade 1 Jockey Club Gold Cup, which was run at the distance of 1 1/4 miles. He also was a versatile sort who didn't need a distance of ground to do his best running, as evidenced by his 1 1/4-length victory in the Grade 1 Cigar Mile Handicap, a race that closed out his career in 2013.

There's also stamina on the female side of this colt's family. His dam, Echo Warrior, is a daughter of two-time Breeders' Cup Classic winner Tiznow. Second dam War Echo is a daughter of standout sire Tapit, and was a 2-year-old maiden winner at one mile, around one turn, at Belmont Park. She became a graded stakes winner the following year in the Grade 3, 1 1/16-mile Silverbulletday Stakes at Fair Grounds and later that same year at the New Orleans track won the 1 1/8-mile Daily Racing Form Distaff Stakes.

There's also some speed on the female side with third dam, Wild Vision, producing Grade 1 winner Pyro, who won graded races from seven furlongs up to 1 1/16 miles.

Expected on track: Winter 2022

WORKOUTS

No data available

RESULTS

No data available

59

60

DESCRIPTION OF MICRO SHARE

(F.K.A. WHO’SBEENINMYBED 19)

Summary Overview

•	Micro Share is a 2019 Filly of Upstart (Sire) Who’sbeeninmybed (Dam).
•	Micro Share was foaled on May 16, 2019.
•	Micro Share has a limited track record under which to assess its performance.
•	Current horse value set at $450,000.00 with the Company acquiring a 51% stake in Micro Share acquired via loan from the Manager.

Co-Ownership Description

As set forth in the Equine Co-Ownership and Acquisition Agreement for Micro Share, the Company will hold a majority (51%) stake in Micro Share’s co-ownership group and the Manager will serve as the syndicate/co-ownership manager with all attendant control rights, including, but not limited to, the right to assign the racing manager, training schedule, breeding, and other major decision rights as it relates to Micro Share. The Co-ownership of the Underlying Asset will terminate on or before December 31, 2022, except as provided below. In the event the horse wins a "Grade 1" race, the co-owner will pay the Co-ownership a one-time $500,000 bonus within 30 days after the win is declared official, subject to certain additional rights and offsets as set forth in said agreement. In the event the horse wins a "Grade 2" race, the co-owner will pay the Co-ownership a one-time $250,000 bonus within 30 days after the win is declared official, subject to certain additional rights and offsets as set forth in said agreement. In the event the horse wins a "Grade 3" race, the co-owner will pay the Co-ownership a one-time $100,000 bonus within 30 days after the win is declared official, subject to certain additional rights and offsets as set forth in said agreement. Total bonus payments will be capped at Five Hundred Thousand and no/100 U.S. Dollars ($500,000). In addition, in the event of a “Grade 1” win, the Co-Ownership may be terminated at the time the Underlying Asset has completed racing during 2022, unless agreed to be extended beyond December 31, 2022, by the Co-owner and Company, and certain sale rights are triggered upon termination as further provided in said agreement. The effect of these provisions is to maximize the value of the horse as if it were to become a desirable broodmare prospect. We believe the value of a broodmare is significantly higher than the potential of a horse earning additional purse money and the associated risks of racing.

The above bonus will only serve as a nonrefundable advance on the expected increase in the horse’s value as a broodmare prospect and the Co-Owner shall be entitled to a credit equal to the bonus advanced from the co-ownership upon a final sale of the horse. The re-payment of the bonus paid by the Co-Owner will be first priority along with re-payment of training fee expenses incurred by the Co-Owner on behalf of the series before any distributions made to co-owners, including the series and its members.

Spendthrift is the co-owner for Micro Share. On March 17, 2020, an affiliate of Spendthrift became a majority stockholder in Experiential Squared, Inc., the Manager of the Company. Micro Share was originally acquired by Spendthrift and the Company at auction and the auction price (plus out of pocket expenses incurred) is the horse value upon which the Company's 51.0% stake was valued. In addition, each co-owner pays a proportionate share of co-ownership expenses for the mutual benefit of the co-owners. On occasion, such expenses may be payable to Spendthrift.

61

Asset Description

WHO'SBEENINMYBED 19

$74
0.01% share
lot

1

BUY

2 - Upstart x Who'sbeeninmybed

Co-Owner:
Spendthrift Farm

Trainer:
Richard Mandella

Racing Circuit:
California

62

63

64

65

OFFERING

Total Offering:	$377,400
Share Price:	$74/share lot
Total Share lots:	5100
Equity Per Share:	0.0100%

PER SHARE PRICE BREAKDOWN

(all numbers are approximate)

Horse value:	$45
Acquisition Costs:	$9 - Includes Vet Check and Bloodstock Fee
Prepaid Expenses:	$9 - Includes 2 Years Admin and Mortality Insurance
Management Fee:	$11

FINANCIAL DETAILS

Ownership Group Fees and Compensation:	MRH fee of 15% of offering and 10% of gross revenue applies
Insurance:	Mortality Insurance Included

66

DESCRIPTION OF MALIBU MAYHEM

(F.K.A. INTO SUMMER 19)

Summary Overview

•	Malibu Mayhem is a 2019 Colt of Malibu Moon (Sire) and Into Summer (Dam).
•	Malibu Mayhem was foaled on March 5, 2019.
•	Malibu Mayhem has a limited track record under which to assess its performance.
•	Current horse value set at $140,000.00 with the Company acquiring a 65% stake in Malibu Mayhem acquired via loan from the Manager.

Co-Ownership Description

As set forth in the Equine Co-Ownership and Acquisition Agreement for Malibu Mayhem, the Company will hold a 65% stake in Malibu Mayhem’s co-ownership group. The Manager will serve as the syndicate/co-ownership manager and will have the right to assign the racing manager, training schedule, and other day-to-day rights. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to Malibu Mayhem related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races.

67

Asset Description

INTO SUMMER 19

$386
0.1% share
1

BUY

2 - Malibu Moon x Into Summer

Co-Owner:
Jerry McClanahan

Trainer:
Richard Baltas

Racing Circuit:
Southern California

68

69

70

71

DESCRIPTION OF MRS WHISTLER

Summary Overview

•	Mrs Whistler is a 2019 Filly of Tonalist (Sire) and Court Appeal (Dam).
•	Mrs Whistler was foaled on February 21, 2019.
•	Mrs Whistler has a limited track record under which to assess its performance.
•	Current horse value set at $80,000.00 with the Company acquiring a 100% stake in Mrs Whistler acquired via loan from the Manager.

72

Asset Description

MRS WHISTLER

$137
0.05% share
1

BUY

2 - Tonalist x Court Appeal

Co-Owner:

Trainer:
Saffie Joseph Jr.

Racing Circuit:
Florida

73

74

Breeding Insights

It's no surprise that Tonalist, the winner of the 2014 Belmont Stakes, has turned out to be a nice stallion. A son of the phenomenal Tapit, the versatile Tonalist was a Grade 1 winner at one mile up to 1 1/2 miles.

A winner of more than $3.6 million in career earnings, Tonalist was ultra-consistent, as evidenced by his record of 7-4-2 in 16 starts. As terrific as his 3-year-old season was with wins in the Belmont Stakes, Peter Pan Stakes, and a victory over older horses in the Jockey Club Gold Cup, Tonalist had a superior and robust 4-year-old campaign as well. That season he raced seven times, and earned a second victory in the Jockey Club Gold Cup, as well as wins in the Grade 1 Cigar Mile and Grade 3 Westchester Stakes.

As a sire, Tonalist was quick to impress with his progeny, firing with first-crop graded stakes winners, Tonalist's Shape (trained by Saffie Joseph Jr. who will train Mrs Whistler) and Country Grammer.

Other black-type performers included Gale, a 2021 stakes winner, and Tony's Tapit, Avant Garde, How Ironic, Dack Janiel's, Alta's Award, and Shamrocket.

Standing at Lane's End Farm in Kentucky, Tonalist's 2021 stud fee is $12,500.

Dam Court Appeal, a winner at 2 and 3 and a daughter of the sensational sire Candy Ride, has produced multiple stakes winner Elle Z, and is a half-sister to three graded stakes winners, including 2-year-old Grade 1 winner Mani Bhavan, a winner of the prestigious Spinaway Stakes as well as the Grade 2 Adirondack Stakes at Saratoga Race Course.

Expected on track: Sinter 2022

WORKOUTS

No data available

75

76

77

DESCRIPTION OF CHASING TIME
(F.K.A. RACE HUNTER 19)

Summary Overview

•	Chasing Time is a 2019 Colt of Not This Time (Sire) and Race Hunter (Dam).
•	Chasing Time was foaled on March 23, 2019.
•	Chasing Time has a limited track record under which to assess its performance.
•	Current horse value set at $250,000.00 with the Company acquiring a 100% stake in Chasing Time acquired via loan from the Manager.

78

Asset Description

RACE HUNTER 19

$52
0.01% share

1

BUY

2 - Not This Time x Race Hunter

Co-Owner:

Trainer:
Steve Asmussen

Racing Circuit:
Midwest

79

80

81

82

OFFERING

Total Offering:	$520,000
Share Price:	$52/share
Total Shares:	10000
Equity Per Share:	0.0100%

PER SHARE PRICE BREAKDOWN

(all numbers are approximate)

Horse value:	$25
Acquisition Costs:	$2 - Includes Vet Check and Bloodstock Fee
Prepaid Expenses:	$17 - Includes 2 Years Prepaid Training, Admin and Mortality Insurance
Management Fee:	$8

FINANCIAL DETAILS

Ownership Group Fees and Compensation:	MRH fee of 15% of offering and 10% of gross revenue applies
Insurance:	Mortality Insurance Included

83

DESCRIPTION OF VOW

Summary Overview

•	Vow is a 2019 Filly of Union Rags (Sire) and Diamond Ring (Dam).
•	Vow was foaled on March 3, 2019.
•	Vow has a limited track record under which to assess its performance.
•	Current horse value set at $140,000.00 with the Company acquiring a 100% stake in Vow acquired via loan from the Manager.

84

Asset Description

VOW

$179 1 **BUY**

0.05% share

2 - Union Rags x Diamond Ring

Co-Owner:

Trainer: Al Stall

Racing Circuit: Midwest

85

86

87

88

DESCRIPTION OF MAGICAL WAYS

(F.K.A. YOU MAKE LUVIN FUN 19)

Summary Overview

•	Magical Ways is a 2019 Colt of Maclean’s Music (Sire) and You Make Luvin Fun (Dam).
•	Magical Ways was foaled on March 4, 2019.
•	Magical Ways has a limited track record under which to assess its performance.
•	Current horse value set at $400,000.00 with the Company acquiring a 60% stake in Magical Ways acquired via loan from the Manager.

Co-Ownership Description

As set forth in the Equine Co-Ownership and Acquisition Agreement for Magical Ways, the Company will hold a 60% stake in Magical Ways’ co-ownership group. The Manager will serve as the syndicate/co-ownership manager and will have the right to assign the racing manager, training schedule, and other day-to-day rights. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to Magical Ways related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races.

89

Asset Description

YOU MAKE LUVIN FUN 19

$75 1
0.01% share

BUY

2 - Maclean's Music x You Make Luvin Fun

Co-Owner: Saratoga Seven	Trainer: Bill Mott	Racing Circuit: New York

90

91

92

93

DESCRIPTION OF MISS SAKAMOTO

Summary Overview

•	Miss Sakamoto is a 2019 Filly of More Than Ready (Sire) and Wonder Brew (Dam).
•	Miss Sakamoto was foaled on April 20, 2019.
•	Miss Sakamoto has a limited track record under which to assess its performance.
•	Current horse value set at $250,000.00 with the Company acquiring a 60% stake in Miss Sakamoto acquired via loan from the Manager.

Co-Ownership Description

As set forth in the Equine Co-Ownership and Acquisition Agreement for Miss Sakamoto, the Company will hold a 60% stake in Miss Sakamoto’s co-ownership group. The Manager will serve as the syndicate/co-ownership manager and will have the right to assign the racing manager, training schedule, and other day-to-day rights. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to Miss Sakamoto related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races.

94

Asset Description

MISS SAKAMOTO

$54 0.01% share 1 BUY

2 - More Than Ready x Wonder Brew

Co-Owner:	Trainer:	Racing Circuit:
Saratoga Seven	Christophe Clement 	New York

95

96

97

98

99

DESCRIPTION OF TAP THE GAVEL

(F.K.A. COURTISANE 19)

Summary Overview

•	Tap the Gavel is a 2019 Colt of Tapit (Sire) and Courtisane (Dam).
•	Tap the Gavel was foaled on March 17, 2019.
•	Tap the Gavel has a limited track record under which to assess its performance.
•	Current horse value set at $230,000.00 with the Company acquiring a 100% stake in Tap the Gavel acquired via loan from the Manager.

100

Asset Description

COURTISANE 19

$49 0.01% share 1 **BUY**

2 - Tapit x Courtisane

Co-Owner:	Trainer: Bill Mott 	Racing Circuit: New York

101

102

103

104

OFFERING

Total Offering:	$490,000
Share Price:	$49/share
Total Shares:	10000
Equity Per Share:	0.0100%

PER SHARE PRICE BREAKDOWN

(all numbers are approximate)

Horse value:	$23
Acquisition Costs:	$2 - Includes Vet Check and Bloodstock Fee
Prepaid Expenses:	$17 - Includes 2 Years Prepaid Training, Admin and Mortality Insurance
Management Fee:	$7

FINANCIAL DETAILS

Ownership Group Fees and Compensation:	MRH fee of 15% of offering and 10% of gross revenue applies
Insurance:	Mortality Insurance Included

105

DESCRIPTION OF CORNICE TRAVERSE

(F.K.A. GRAND TRAVERSE BAY 19)

Summary Overview

•	Cornice Traverse is a 2019 Filly of Malibu Moon (Sire) and Grand Traverse Bay (Dam).
•	Cornice Traverse was foaled on February 9, 2019.
•	Cornice Traverse has a limited track record under which to assess its performance.
•	Current horse value set at $200,000.00 with the Company acquiring a 75% stake in Cornice Traverse acquired via loan from the Manager.

Co-Ownership Description

As set forth in the Equine Co-Ownership and Acquisition Agreement for Cornice Traverse, the Company will hold a 75% stake in Cornice Traverse‘s co-ownership group. The Manager will serve as the syndicate/co-ownership manager and will have the right to assign the racing manager, training schedule, and other day-to-day rights. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to Cornice Traverse related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races.

106

Asset Description

GRAND TRAVERSE BAY 19

$447
0.1% share
1

BUY

2 - Malibu Moon x Grand Traverse Bay

Co-Owner:
Stonehaven Steadings

Trainer:
Christophe Clement

Racing Circuit:
New York

107

108

109

Among the progeny produced by this filly's dam, Grand Traverse Bay, is stakes winner and graded stakes-placed Bear'sway and Grade 1-placed Conquest Eclipse, a full sister to this filly. The extended female pedigree features the likes of Grade 1 winner Colonial John and graded stakes-placed performers, Mr. Hot Stuff, Kayce Ace, and Caroline's Gold.

Expected on track: Fall 2021

WORKOUTS

Date	Time	Rank	Tr.	Dist.	Sf.

RESULTS

BEST RACING CLASS ACHIEVED:

Date	Fin	Tr.	Dist.	Sf.	Cond.	Race	Spd.	Chart	Replay

VALUATION

Current Horse Value:	$200,000
MRH Stake:	75%/$150,000

110

OFFERING

Total Offering:	$335,250
Share Price:	$447/share
Total Shares:	750
Equity Per Share:	0.1000%

PER SHARE PRICE BREAKDOWN

(all numbers are approximate)

Horse value:	$200
Acquisition Costs:	$22 - Includes Vet Check and Bloodstock Fee
Prepaid Expenses:	$158 - Includes 2 Years Prepaid Training, Admin and Mortality Insurance
Management Fee:	$67

FINANCIAL DETAILS

Ownership Group Fees and Compensation:	MRH fee of 15% of offering and 10% of gross revenue applies
Insurance:	Mortality Insurance Included

111

DESCRIPTION OF OUR MISS JONES 19

Summary Overview

•	Our Miss Jones 19 is a 2019 Filly of Laoban (Sire) and Our Miss Jones (Dam).
•	Our Miss Jones 19 was foaled on April 20, 2019.
•	Our Miss Jones 19 has a limited track record under which to assess its performance.
•	Current horse value set at $100,000.00 with the Company acquiring a 60% stake in Our Miss Jones 19 acquired via loan from the Manager.

Co-Ownership Description

As set forth in the Equine Co-Ownership and Acquisition Agreement for Our Miss Jones 19, the Company will hold a 60% stake in Our Miss Jones 19’s co-ownership group. The Manager will serve as the syndicate/co-ownership manager and will have the right to assign the racing manager, training schedule, and other day-to-day rights. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to Our Miss Jones 19 related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races.

112

Asset Description

OUR MISS JONES 19

$156 1
0.05% share
lot

BUY

2 - Laoban x Our Miss Jones

Trainer:
George Weaver

Racing Circuit:
New York

113

114

115

116

DESCRIPTION OF STRAIGHT NO CHASER

(F.K.A. MARGARITA FRIDAY 19)

Summary Overview

•	Straight No Chaser is a 2019 Colt of Speightster (Sire) and Margarita Friday (Dam).
•	Straight No Chaser was foaled on April 12, 2019.
•	Straight No Chaser has a limited track record under which to assess its performance.
•	Current horse value set at $110,000.00 with the Company acquiring a 100% stake in Straight No Chaser acquired via loan from the Manager.

117

Asset Description

MARGARITA FRIDAY 19

$166
0.05% share

1

BUY

2 - Speightster x Margarita Friday

Trainer:
Andrew Lerner

Racing Circuit:
SoCal

118

119

120

121

DESCRIPTION OF REGAL REBEL

(F.K.A. QUEEN AMIRA 19)

Summary Overview

•	Regal Rebel is a 2019 Filly of Tiznow (Sire) and Queen Amira (Dam).
•	Regal Rebel was foaled on April 20, 2019.
•	Regal Rebel has a limited track record under which to assess its performance.
•	Current horse value set at $120,000.00 with the Company acquiring a 100% stake in Regal Rebel acquired via loan from the Manager.

122

Asset Description

QUEEN AMIRA 19

$165
0.05% share

1

BUY

2 - Tiznow x Queen Amira

Trainer:
Rob Atras

Racing Circuit:
New York

123

124

125

WORKOUTS

Date	Time	Rank	Tr.	Dist.	Sf.

RESULTS

BEST RACING CLASS ACHIEVED:

Date	Fin	Tr.	Dist.	Sf.	Cond.	Race	Spd.	Chart	Replay

VALUATION

Current Horse Value:	$120,000
MRH Stake:	100%/$120,000.00

OFFERING

Total Offering:	$330,000
Share Price:	$165/share
Total Shares:	2000
Equity Per Share:	0.0500%

126

127

DESCRIPTION OF SALUTE TO AMERICA

Summary Overview

•	Salute to America is a 2019 Colt of American Freedom (Sire) and Salute to Summer (Dam).
•	Salute to America was foaled on February 10, 2019.
•	Salute to America has a limited track record under which to assess its performance.
•	Current horse value set at $80,000.00 with the Company acquiring a 100% stake in Salute to America acquired via loan from the Manager.

128

Asset Description

SALUTE TO AMERICA

$273
0.1% share lot
1
BUY

2 - American Freedom x Salute to Summer

Trainer:
Tom Morley

Racing Circuit:
New York

129

130

131

132

DESCRIPTION OF DESIRE STREET 19

Summary Overview

•	Desire Street 19 is a 2019 Colt of Speightstown (Sire) and Desire Street (Dam).
•	Desire Street 19 was foaled on February 20, 2019.
•	Desire Street 19 has a limited track record under which to assess its performance.
•	Current horse value set at $160,000.00 with the Company acquiring a 51% stake in Desire Street 19 acquired via loan from the Manager.

Co-Ownership Description

As set forth in the Equine Co-Ownership and Acquisition Agreement for Desire Street 19, the Company will hold a 51% stake in Desire Street 19’s co-ownership group. The Manager will serve as the syndicate/co-ownership manager and will have the right to assign the racing manager, training schedule, and other day-to-day rights. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to Desire Street 19 related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races.

133

Asset Description

DESIRE STREET 19

$201
0.05% share
1

BUY

2 - Speightstown x Desire Street

Co-Owner:
David Ingordo

Trainer:
Cherie DeVaux

Racing Circuit:
Midwest

134

135

The freakishly fast Speightstown, a son of Gone West and a descendent of the breed-shaping sire Storm Cat, competed for four seasons on the track. At the ripe age of 6 years old, he enjoyed his best season by capturing the 2004 Breeders' Cup Sprint, which earned him the recognition of being named the Eclipse Award winner in his division.

As a sire, offspring of Speightstown wear many hats. His progeny are extremely versatile and excel on both dirt and turf and in sprints and routes. Eight of his offspring are millionaires and he has sired more than 20 Grade 1 winners worldwide.

His top earner is 2020 Arkansas Derby winner Charlatan, a multiple Grade 1 winner with $4 million bankrolled in purse earnings. Sharing, a daughter of Speightstown, won the 2019 Breeders' Cup Juvenile Fillies Turf. His son, Haynesfield, proved himself as a distance runner with a Grade 1 victory at 1 1/4 miles.

On this colt's female side, dam Desire Street (by Congrats) was a winner and her first foal, Tulane Tryst, is off to a terrific start on the track for DeVaux with a record of 1-2-0 in three starts.

Tabarin, the second dam, has produced six winners, including Abraham, a stakes winner and $700K earner, and Beat the Benchmark, a daughter of Speightstown, who is Grade 1-placed on the turf. Third dam La Cucina was a prolific producer of winners with 12 of her offspring reaching the winner's circle, including a pair of graded stakes winners, Miss Isella and Sir Cherokee.

Expected on track: Fall 2021

WORKOUTS

No data available

RESULTS

No data available

136

137

DESCRIPTION OF DUKE OF LOVE

Summary Overview

•	Duke of Love is a 2019 Colt of Cupid (Sire) and Tell the Duchess (Dam).
•	Duke of Love was foaled on March 12, 2019.
•	Duke of Love has a limited track record under which to assess its performance.
•	Current horse value set at $85,000.00 with the Company acquiring a 100% stake in Duke of Love acquired via loan from the Manager.

138

Asset Description

DUKE OF LOVE

$142

0.05% share

1

BUY

17

2 - Cupid x Tell the Duchess

Trainer:
Josie Carroll

Racing Circuit:
Woodbine

139

140

141

142

143

DESCRIPTION OF WAR SAFE

Summary Overview

•	War Safe is a 2019 Colt of Air Force Blue (Sire) and Safe Haven (Dam).
•	War Safe was foaled on May 17, 2019.
•	War Safe has a limited track record under which to assess its performance.
∙	Current horse value set at $90,000.00 with the Company acquiring a 100% stake in War Safe acquired via loan from the Manager.

144

Asset Description

WAR SAFE

$146
0.05% share
lot

1

BUY

62

2 - Air Force Blue x Safe HAven

Trainer:
Josie Carroll

Racing Circuit:
Woodbine

145

146

Breeding Insights

War Safe's sire, Air Force Blue, is a son of the sensational War Front, North America's highest-priced stallion in 2019 and 2020. Air Force Blue was a rockstar on the racetrack as a 2-year-old in Europe, becoming the first juvenile since 2001 to win three European Group 1 races in 2015. His victories in the Dewhurst Stakes at Newmarket, Vincent O'Brien National Stakes at the Curragh, and the Phoenix Stakes, also at the Curragh, earned him the 2-year-old European championship, known as the Cartier Racing Award. At the time, his acclaimed trainer, Aidan O'Brien, said Air Force Blue was the best 2-year-old he had ever trained.

In addition to carrying the royal bloodlines of War Front, who is a son of Danzig and a grandson of Northern Dancer, Air Force Blue's second dam, Circle of Gold, is a sister to Flanders, a champion 2-year-old old filly and a winner of the Breeders' Cup Juvenile Fillies.

Air Force Blue entered stud in Kentucky at Ashford Stud in 2017, and drew immediate attention in 2020 with his first crop of runners, which included 33 individual winners and six stakes winners. His early success as a sire put the spotlight on his yearlings who sold at auction in 2020, with many of them commanding six-figure final bids.

A half-sibling to the stakes-placed Sent to Heaven and three other winners, War Safe's bloodlines on the female side of his family are equally impressive. First dam Safe Haven is a winning daughter of A.P. Indy, and a granddaughter of Seattle Slew. War Safe's second dam, Missed the Storm, is a Grade 1-winning daughter of Storm Cat.

Expected on track: December 2021

WORKOUTS

No data available

RESULTS

No data available

147

148

DESCRIPTION OF TUFNEL

Summary Overview

•	Tufnel is a 2020 Colt of Into Mischief (Sire) and Count to Eleven (Dam).
•	Tufnel was foaled on April 9, 2020.
•	Tufnel has a limited track record under which to assess its performance.
•	Current horse value set at $300,000.00 with the Company acquiring a 52% stake in Tufnel acquired via loan from the Manager.

Co-Ownership Description

As set forth in the Equine Co-Ownership and Acquisition Agreement for Tufnel, the Company will hold a 52% stake in Tufnel’s co-ownership group. The Manager will serve as the syndicate/co-ownership manager and will have the right to assign the racing manager, training schedule, and other day-to-day rights. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to Tufnel related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races.

Spendthrift is a co-owner of Tufnel. On March 17, 2020, an affiliate of Spendthrift became a majority stockholder in Experiential Squared, Inc., the Manager of the Company. Tufnel was originally acquired by the Company, Spendthrift, and Brad Cox Colts Group at auction and the auction price (plus out of pocket expenses incurred) is the horse value upon which the Company's 52.0% stake was valued. Each co-owner pays a proportionate share of co-ownership expenses for the mutual benefit of the co-owners. On occasion, such expenses may be payable to Spendthrift.

149

Asset Description

TUFNEL

$62
0.01% share
1
lot

BUY

1 - Into Mischief x Count to Eleven

Co-Owner:
Spendthrift Farm, Brad Cox Colts Group

Trainer:
Brad Cox

Racing Circuit:
Kentucky

150

151

152

VALUATION

Current Horse Value:	$300,000
MRH Stake:	52%/$156,000.00

OFFERING

Total Offering:	$322,400
Share Price:	$62/share lot
Total Share lots:	5200
Equity Per Share:	0.0100%

PER SHARE PRICE BREAKDOWN

(all numbers are approximate)

Horse value:	$30
Acquisition Costs:	$3 - Includes Vet Check and Bloodstock Fee
Prepaid Expenses:	$20 - Includes 2 Years Prepaid Training, Admin and Mortality Insurance
Management Fee:	$9

153

DESCRIPTION OF CLASSIC CUT

Summary Overview

•	Classic Cut is a 2020 Colt of Empire Maker (Sire) and Bluejeans (Dam).
•	Classic Cut was foaled on February 20, 2020.
•	Classic Cut has a limited track record under which to assess its performance.
•	Current horse value set at $240,000.00 with the Company acquiring a 100% stake in Classic Cut acquired via loan from the Manager.

154

Asset Description

CLASSIC CUT

$51 0.01% share lot

1

BUY

1 - Empire Maker x Bluejeans

Trainer: Brad Cox

Racing Circuit: Kentucky

155

156

157

158

DESCRIPTION OF ESSENTIAL ROSE 20

Summary Overview

•	Essential Rose 20 is a 2020 Filly of Justify (Sire) and Essential Rose (Dam).
•	Essential Rose 20 was foaled on March 4, 2020.
•	Essential Rose 20 has a limited track record under which to assess its performance.
•	Current horse value set at $625,000.00 with the Company acquiring a 100% stake in Essential Rose 20 acquired via loan from the Manager.

159

Asset Description

ESSENTIAL ROSE 20

$105 1
0.01% share
lot

BUY

1 - Justify x Essential Rose

Trainer:
Todd Pletcher

Racing Circuit:
New York

160

161

162

163

164

DESCRIPTION OF WHO RUNS THE WORLD

Summary Overview

•	Who Runs the World is a 2020 Filly of Quality Road (Sire) and Lucy N Ethel (Dam).
•	Who Runs the World was foaled on January 19, 2020.
•	Who Runs the World has a limited track record under which to assess its performance.
•	Current horse value set at $600,000.00 with the Company acquiring a 51% stake in Who Runs the World acquired via loan from the Manager.

Co-Ownership Description

As set forth in the Equine Co-Ownership and Acquisition Agreement for Who Runs the World, the Company will hold a 51% stake in Who Runs the World’s co-ownership group. The Manager will serve as the syndicate/co-ownership manager and will have the right to assign the racing manager, training schedule, and other day-to-day rights. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to Who Runs the World related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races.

Spendthrift is the co-owner of Who Runs the World. On March 17, 2020, an affiliate of Spendthrift became a majority stockholder in Experiential Squared, Inc., the Manager of the Company. Who Runs the World was originally acquired by the Company and Spendthrift at auction and the auction price (plus out of pocket expenses incurred) is the horse value upon which the Company's 51.0% stake was valued. Each co-owner pays a proportionate share of co-ownership expenses for the mutual benefit of the co-owners. On occasion, such expenses may be payable to Spendthrift.

165

Asset Description

WHO RUNS THE WORLD

$104
0.01% share
lot

1

BUY

1 - Quality Road x Lucy N Ethel

Co-Owner:
Spendthrift Farm

Trainer:
To Be Determined

Racing Circuit:
TBD

166

167

168

169

DESCRIPTION OF BALLETIC

Summary Overview

•	Balletic is a 2020 Filly of Into Mischief (Sire) and Ricketyracketyruss (Dam).
•	Balletic was foaled on February 3, 2020.
•	Balletic has a limited track record under which to assess its performance.
•	Current horse value set at $450,000.00 with the Company acquiring a 100% stake in Balletic acquired via loan from the Manager.

170

Asset Description

BALLETIC

$80 1

0.01% share

lot

BUY

1 - Into Mischief x Ricketyracketyruss

Trainer:
Todd Pletcher

Racing Circuit:
New York

171

172

173

174

DESCRIPTION OF SONG OF BERNADETTE 20

Summary Overview

•	Song of Bernadette 20 is a 2020 Colt of Quality Road (Sire) and Song of Bernadette (Dam).
•	Song of Bernadette 20 was foaled on April 26, 2020.
•	Song of Bernadette 20 has a limited track record under which to assess its performance.
•	Current horse value set at $550,000.00 with the Company acquiring a 51% stake in Song of Bernadette 20 acquired via loan from the Manager.

Co-Ownership Description

As set forth in the Equine Co-Ownership and Acquisition Agreement for Song of Bernadette 20, the Company will hold a 51% stake in Song of Bernadette 20’s co-ownership group. The Manager will serve as the syndicate/co-ownership manager and will have the right to assign the racing manager, training schedule, and other day-to-day rights. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to Song of Bernadette 20 related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races.

175

Asset Description

SONG OF BERNADETTE 20

$97
0.01% share
1
lot

BUY

1 - Quality Road x Song of Bernadette

Co-Owner:
Bridlewood Farm

Trainer:
To Be Determined

Racing Circuit:
TBD

176

177

178

179

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

The Company was formed in the State of Nevada as a series limited liability company on December 27, 2016. Since our inception, we have been engaged primarily in acquiring a collection of racehorses (each, an “Underlying Asset”), with loans from the Manager, and developing the financial, offering and other materials to begin fundraising. The Company, through individual series of ownership in a particular racehorse or group of racehorses (all of the series of the Company offered in such racehorse(s) may collectively be referred to herein as the “Series”, and each, individually, as a “Series”; The interests of all Series in such racehorse(s) may collectively be referred to herein as the “Interests”, and each, individually, as an “Interest”), intends to purchase interests in thoroughbred horses, quarter horses, and Standardbred horses. By doing so, the Company’s goal is to democratize the ownership of such racehorses, and allow fans to experience the thrill, perks and benefits of racehorse ownership at a fraction of the historical cost. This includes everything from the behind the scenes engagements with the racehorse, the jockey and trainers as well as exclusive on-track experiences, and a portion of financial gains that the ownership in such racehorse creates such as if its breeding rights are sold, if it wins a “purse” at a racing event, if marketing or sponsorship ads are sold, or if it is claimed or sold at auction.

We are managed by Experiential Squared, Inc. (“Experiential” or the “Manager”), a Delaware corporation incorporated in 2016. Experiential owns and operates a mobile app-based crowd-funding platform called MyRacehorse™ (the MyRacehorse™ platform and any successor platform used by the Company for the offer and sale of series interests, the “MyRacehorse™ Platform”), which is licensed to the Company pursuant to the terms of that certain Management Services Agreement (the “Management Agreement”), through which investors may indirectly invest, through series of the Company’s interests, in fractional racehorse ownership interests that have been historically difficult to access for many market participants. Through the use of the MyRacehorse™ Platform, investors can browse and screen racehorses, make potential investments in such racehorses, and sign legal documents electronically. It is the intent of the Company and its Manager to maintain control and input into the initial due diligence and subsequent training, maintenance and upkeep of the racehorses.

We have completed many offerings of Interests as set forth in the table below under “Operating Results” and continue to launch subsequent offerings for other series on an ongoing basis. The information contained in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is in relation to the Company as a whole, which is made up of a number of separate series and Underlying Assets. The purchase of membership interests in a Series of the Company is an investment only in such Series and not an investment in the Company as a whole or any other Series.

As of June 30, 2021, the Manager has loaned the Company a total of $4,341,343 (excluding accrued interest) in connection with the acquisition of these Underlying Assets. See Note 4 to Unaudited Financial Statements as of June 30, 2021 – Advances from Manager, and Note 6 - Related Party Transactions of the Notes to the Financial Statements for more information regarding the loans/advances from the Manager.

There is limited historical financial information about us upon which to base an evaluation of our performance. We are an emerging growth business with limited operating history, and we are considered to be a development stage company, since we are devoting substantially all of our efforts to establishing our business, and our planned principal operations have only recently commenced. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in marketing costs, increases in administration expenditures associated with daily operations, increases in accounting and audit fees, and increases in legal fees related to filings and regulatory compliance.

180

Operating Results – For the Six-Month Periods Ended June 30, 2021 and June 30, 2020

As of June 30, 2021, the following Series and related race horses have been created and either have or are currently being offered pursuant to either (i) Rule 506(c) of Regulation D, (ii) a California intrastate permit or (iii) the Offering Statement:

Name of Series	Interests Offered (1)	Interests Sold (1)	Interests Remaining (1)	Asset Cost/Interest (2)	Operating Expense Reserve/ Interest (2)	Due Diligence Fee/ Interest (2)	Owed to Series (3)	Owed to Experiential (4)	Paid to Experiential (5)	Price Per Interest (6)	$ Sold (7)	$ Offered (7)	$ Remaining (7)
Action Bundle	10000	10000	0	$4.50	$21.85	$4.65	$0.00	$0.00	$46,500.00	$31.00	$310,000.00	$310,000.00	$0.00
Amandrea	550	550	0	$210.00	$40.00	$45.00	$0.00	$0.00	$24,750.00	$295.00	$162,250.00	$162,250.00	$0.00
Ambleside Park 19	410	410	0	$115.00	$59.25	$30.75	$0.00	$0.00	$12,607.50	$205.00	$84,050.00	$84,050.00	$0.00
Amers	75	75	0	$82.00	$37.00	$21.00	$0.00	$0.00	$1,575.00	$140.00	$10,500.00	$10,500.00	$0.00
Apple Down Under 19	600	600	0	$100.00	$47.05	$25.95	$0.00	$0.00	$15,570.00	$173.00	$103,800.00	$103,800.00	$0.00
Ari the Adventruer 19	5100	5100	0	$57.50	$14.75	$12.75	$0.00	$0.00	$65,025.00	$85.00	$433,500.00	$433,500.00	$0.00
Athenian Beauty 19	1800	1800	0	$25.00	$14.95	$7.05	$0.00	$0.00	$12,690.00	$47.00	$84,600.00	$84,600.00	$0.00
Authentic	12500	12500	0	$151.54	$23.56	$30.90	$0.00	$0.00	$386,250.00	$206.00	$2,575,000.00	$2,575,000.00	$0.00
Awe Hush 19	1800	1800	0	$110.00	$29.40	$24.60	$0.00	$0.00	$44,280.00	$164.00	$295,200.00	$295,200.00	$0.00
Bella Chica	100	100	0	$250.00	$73.00	$57.00	$0.00	$0.00	$5,700.00	$380.00	$38,000.00	$38,000.00	$0.00
Big Mel	6000	6000	0	$89.00	$14.00	$18.00	$0.00	$0.00	$108,000.00	$121.00	$726,000.00	$726,000.00	$0.00
Black Escort 19	20	13	7	$2,750.00	$1,660.00	$590.00	$11,620.00	$19,250.00	$7,670.00	$5,000.00	$65,000.00	$100,000.00	$35,000.00
Bullion	25	25	0	$240.00	$0.00	$230.00	$0.00	$0.00	$5,750.00	$470.00	$11,750.00	$11,750.00	$0.00
Cairo Kiss	80	80	0	$347.50	$124.25	$83.25	$0.00	$0.00	$6,660.00	$555.00	$44,400.00	$44,400.00	$0.00
Carrothers	5100	1479	3621	$60.20	$25.65	$15.15	$92,878.65	$217,984.20	$22,406.85	$101.00	$149,379.00	$515,100.00	$365,721.00
Cayala 19	4100	4100	0	$60.00	$17.35	$13.65	$0.00	$0.00	$55,965.00	$91.00	$373,100.00	$373,100.00	$0.00
Classofsixtythree 19	1000	1000	0	$125.00	$39.05	$28.95	$0.00	$0.00	$28,950.00	$193.00	$193,000.00	$193,000.00	$0.00
Co Cola 19	5100	2602	2498	$62.50	$27.60	$15.90	$68,944.80	$156,125.00	$41,371.80	$106.00	$275,812.00	$540,600.00	$264,788.00
Collusion Illusion	25000	25000	0	$22.00	$3.50	$4.50	$0.00	$0.00	$112,500.00	$30.00	$750,000.00	$750,000.00	$0.00
Consecrate 19	410	410	0	$80.00	$53.45	$23.55	$0.00	$0.00	$9,655.50	$157.00	$64,370.00	$64,370.00	$0.00
Courtisane 19	10000	6970	3030	$23.00	$18.65	$7.35	$56,509.50	$69,690.00	$51,229.50	$49.00	$341,530.00	$490,000.00	$148,470.00
Daddy’s Joy	600	600	0	$80.00	$73.00	$27.00	$0.00	$0.00	$16,200.00	$180.00	$108,000.00	$108,000.00	$0.00
Dancing Crane	20	20	0	$4,250.00	$926.00	$924.00	$0.00	$0.00	$18,480.00	$6,100.00	$122,000.00	$122,000.00	$0.00
De Mystique 17	250	250	0	$71.50	$47.50	$21.00	$0.00	$0.00	$5,250.00	$140.00	$35,000.00	$35,000.00	$0.00
Deep Cover	800	800	0	$100.00	$87.00	$33.00	$0.00	$0.00	$26,400.00	$220.00	$176,000.00	$176,000.00	$0.00
Desire Street19	1020	0	1020	$80.00	$90.85	$30.15	$92,667.00	$81,600.00	$0.00	$201.00	$0.00	$205,020.00	$205,020.00
Echo Warrior 19	6000	3601	2399	$27.00	$22.30	$8.70	$53,497.70	$64,773.00	$31,328.70	$58.00	$208,858.00	$348,000.00	$139,142.00
Escape Route	10	10	0	$4,240.00	$733.00	$1,039.20	$0.00	$0.00	$10,392.00	$6,012.20	$62,952.00	$60,122.00	$0.00
Exonerated 19	820	820	0	$105.00	$38.65	$25.35	$0.00	$0.00	$20,787.00	$169.00	$138,580.00	$138,580.00	$0.00
The Filly Four	8000	8000	0	$105.00	$48.00	$27.00	$0.00	$0.00	$216,000.00	$180.00	$1,440,000.00	$1,440,000.00	$0.00
Frosted Oats	4100	4100	0	$25.00	$10.70	$6.30	$0.00	$0.00	$25,830.00	$42.00	$172,200.00	$172,200.00	$0.00
Future Stars Stable	10000	10000	0	$33.55	$8.95	$7.50	$0.00	$0.00	$75,000.00	$50.00	$500,000.00	$500,000.00	$0.00
Going to Vegas	5100	5052	48	$50.00	$23.10	$12.90	$1,108.80	$2,400.00	$65,170.80	$86.00	$434,472.00	$438,600.00	$4,128.00
Got Stormy	5100	5100	0	$24.51	$13.74	$6.75	$0.00	$0.00	$34,425.00	$45.00	$229,500.00	$229,500.00	$0.00
Grand Traverse Bay 19	750	565	185	$200.00	$179.95	$67.05	$33,290.75	$37,000.00	$37,883.25	$447.00	$252,555.00	$335,250.00	$82,695.00
Into Summer 19	650	0	650	$140.00	$188.10	$57.90	$122,265.00	$91,000.00	$0.00	$386.00	$0.00	$250,900.00	$250,900.00
Just Louise 19	1020	1020	0	$150.00	$44.65	$34.35	$0.00	$0.00	$35,037.00	$229.00	$233,580.00	$233,580.00	$0.00
Keertana 18	5100	5100	0	$72.00	$13.00	$15.00	$0.00	$0.00	$76,500.00	$100.00	$510,000.00	$510,000.00	$0.00
Kiana’s Love	200	200	0	$55.00	$47.00	$18.00	$0.00	$0.00	$3,600.00	$120.00	$24,000.00	$24,000.00	$0.00
Kichiro	200	200	0	$77.50	$33.00	$19.50	$0.00	$0.00	$3,900.00	$130.00	$26,000.00	$26,000.00	$0.00
Lane Way	6000	6000	0	$61.00	$15.50	$13.50	$0.00	$0.00	$81,000.00	$90.00	$540,000.00	$540,000.00	$0.00
Latte Da 19	4100	4100	0	$19.50	$10.25	$5.25	$0.00	$0.00	$21,525.00	$35.00	$143,500.00	$143,500.00	$0.00
Lazy Daisy	1250	1250	0	$90.00	$7.00	$18.00	$0.00	$0.00	$22,500.00	$115.00	$143,750.00	$143,750.00	$0.00
Lost Empire 19	10200	10200	0	$22.50	$7.25	$5.25	$0.00	$0.00	$53,550.00	$35.00	$357,000.00	$357,000.00	$0.00
Madarnas	50	50	0	$204.00	$93.00	$53.00	$0.00	$0.00	$2,650.00	$350.00	$17,500.00	$17,500.00	$0.00
Margarita Sangrita 17	600	600	0	$200.00	$72.00	$48.00	$0.00	$0.00	$28,800.00	$320.00	$192,000.00	$192,000.00	$0.00
Major Implications	20	20	0	$128.00	$67.00	$35.00	$0.00	$0.00	$700.00	$230.00	$4,600.00	$4,600.00	$0.00
Man Among Men	820	820	0	$180.00	$52.05	$40.95	$0.00	$0.00	$33,579.00	$273.00	$223,860.00	$223,860.00	$0.00
Margaret Reay 19	820	820	0	$200.00	$55.85	$45.15	$0.00	$0.00	$37,023.00	$301.00	$246,820.00	$246,820.00	$0.00
Margarita Friday 19	2000	0	2000	$55.00	$86.10	$24.90	$172,200.00	$110,000.00	$0.00	$166.00	$0.00	$332,000.00	$332,000.00
Mayan Milagra 19	20	19	1	$5,500.00	$1,846.00	$1,154.00	$1,846.00	$5,500.00	$21,926.00	$8,500.00	$161,500.00	$170,000.00	$8,500.00
Midnight Sweetie 19	820	820	0	$90.00	$35.80	$22.20	$0.00	$0.00	$18,204.00	$148.00	$121,360.00	$121,360.00	$0.00
Miss Puzzle 17	125	125	0	$109.84	$102.66	$37.50	$0.00	$0.00	$4,687.50	$250.00	$31,250.00	$31,250.00	$0.00
Miss Sakamoto	6000	1763	4237	$25.00	$20.90	$8.10	$88,553.30	$105,925.00	$14,280.30	$54.00	$95,202.00	$324,000.00	$228,798.00
Mo Mischief	5100	5100	0	$50.00	$14.00	$11.00	$0.00	$0.00	$56,100.00	$75.00	$382,500.00	$382,500.00	$0.00
Monomoy Girl	10200	10200	0	$29.41	$9.69	$6.90	$0.00	$0.00	$70,380.00	$46.00	$469,200.00	$469,200.00	$0.00
Moonless Sky	200	200	0	$60.00	$33.50	$16.50	$0.00	$0.00	$3,300.00	$110.00	$22,000.00	$22,000.00	$0.00

181

Name of Series	Interests Offered (1)	Interests Sold (1)	Interests Remaining (1)	Asset Cost/Interest (2)	Operating Expense Reserve/ Interest (2)	Due Diligence Fee/ Interest (2)	Owed to Series (3)	Owed to Experiential (4)	Paid to Experiential (5)	Price Per Interest (6)	$ Sold (7)	$ Offered (7)	$ Remaining (7)
Motion Emotion	1020	1020	0	$24.51	$46.89	$12.60	$0.00	$0.00	$12,852.00	$84.00	$85,680.00	$85,680.00	$0.00
Mrs Whistler	2000	1182	818	$40.00	$76.45	$20.55	$62,536.10	$32,720.00	$24,290.10	$137.00	$161,934.00	$274,000.00	$112,066.00
Naismith	2000	2000	0	$75.00	$54.20	$22.80	$0.00	$0.00	$45,600.00	$152.00	$304,000.00	$304,000.00	$0.00
Night of Idiots	80	80	0	$112.00	$100.00	$38.00	$0.00	$0.00	$3,040.00	$250.00	$20,000.00	$20,000.00	$0.00
Nileist	45	45	0	$260.00	$190.00	$80.00	$0.00	$0.00	$3,600.00	$530.00	$23,850.00	$23,850.00	$0.00
Noble of Goddess	300	300	0	$62.00	$31.00	$17.00	$0.00	$0.00	$5,100.00	$110.00	$33,000.00	$33,000.00	$0.00
NY Exacta	2000	2000	0	$107.50	$86.30	$34.20	$0.00	$0.00	$68,400.00	$228.00	$456,000.00	$456,000.00	$0.00
New York Claiming Package	510	510	0	$72.00	$54.00	$14.00	$0.00	$0.00	$7,140.00	$140.00	$71,400.00	$71,400.00	$0.00
Our Miss Jones 19	1200	0	1200	$50.00	$82.60	$23.40	$99,120.00	$60,000.00	$0.00	$156.00	$0.00	$187,200.00	$187,200.00
Palace Foal	510	0	510	$31.00	$71.00	$18.00	$36,210.00	$15,810.00	$0.00	$120.00	$0.00	$61,200.00	$61,200.00
Popular Demand	1020	1020	0	$145.00	$63.00	$36.00	$0.00	$0.00	$36,720.00	$244.00	$248,880.00	$248,880.00	$0.00
Power Up Paynter	600	600	0	$100.00	$61.00	$29.00	$0.00	$0.00	$17,400.00	$190.00	$114,000.00	$114,000.00	$0.00
Queen Amira 19	2000	0	2000	$60.00	$80.25	$24.75	$160,500.00	$120,000.00	$0.00	$165.00	$0.00	$330,000.00	$330,000.00
Race Hunter19	10000	3906	6094	$25.00	$19.20	$7.80	$117,004.80	$152,350.00	$30,466.80	$52.00	$203,112.00	$520,000.00	$316,888.00
Salute to America	1000	0	1000	$80.00	$152.05	$40.95	$152,050.00	$80,000.00	$0.00	$273.00	$0.00	$273,000.00	$273,000.00
Sauce on Side	125	125	0	$130.00	$74.00	$36.00	$0.00	$0.00	$4,500.00	$240.00	$30,000.00	$30,000.00	$0.00
Shake It Up Baby	250	250	0	$44.00	$66.50	$19.50	$0.00	$0.00	$4,875.00	$130.00	$32,500.00	$32,500.00	$0.00
Sigesmund	200	200	0	$50.00	$35.00	$15.00	$0.00	$0.00	$3,000.00	$100.00	$20,000.00	$20,000.00	$0.00
Silverpocketsfull 19	5100	2982	2118	$55.00	$20.65	$13.35	$43,736.70	$116,490.00	$39,809.70	$89.00	$265,398.00	$453,900.00	$188,502.00
Social Dilemma	510	510	0	$49.02	$92.93	$25.05	$0.00	$0.00	$12,775.50	$167.00	$85,170.00	$85,170.00	$0.00
Soul Beam	65	65	0	$355.00	$163.50	$91.50	$0.00	$0.00	$5,947.50	$610.00	$39,650.00	$39,650.00	$0.00
Speightstown Belle 19	900	900	0	$85.00	$33.15	$20.85	$0.00	$0.00	$18,765.00	$139.00	$125,100.00	$125,100.00	$0.00
Squared Straight	150	150	0	$150.00	$79.50	$40.50	$0.00	$0.00	$6,075.00	$270.00	$40,500.00	$40,500.00	$0.00
Storm Shooter	2000	2000	0	$90.00	$48.00	$24.00	$0.00	$0.00	$48,000.00	$162.00	$324,000.00	$324,000.00	$0.00
Street Band	50	50	0	$918.00	$127.00	$185.00	$0.00	$0.00	$9,250.00	$1,230.00	$61,500.00	$61,500.00	$0.00
Sunny 18	6000	6000	0	$40.30	$14.69	$10.01	$0.00	$0.00	$60,060.00	$65.00	$390,000.00	$390,000.00	$0.00
Sweet Sweet Annie	20	13	7	$4,750.00	$1,739.00	$1,011.00	$12,173.00	$33,250.00	$13,143.00	$7,500.00	$97,500.00	$150,000.00	$52,500.00
Swiss Minister	50	50	0	$150.00	$88.00	$42.00	$0.00	$0.00	$2,100.00	$280.00	$14,000.00	$14,000.00	$0.00
Takeo Squared	100	100	0	$153.00	$76.00	$41.00	$0.00	$0.00	$4,100.00	$270.00	$27,000.00	$27,000.00	$0.00
Tapitry 19	820	820	0	$180.00	$52.05	$40.95	$0.00	$0.00	$33,579.00	$273.00	$223,860.00	$223,860.00	$0.00
Tavasco Road	80	80	0	$128.00	$67.00	$35.00	$0.00	$0.00	$2,800.00	$230.00	$18,400.00	$18,400.00	$0.00
Tell All 19	12	12	0	$7,000.00	$1,987.00	$1,513.00	$0.00	$0.00	$18,156.00	$10,500.00	$126,000.00	$126,000.00	$0.00
Tell the Duchess	2000	0	2000	$42.50	$78.20	$21.30	$156,400.00	$85,000.00	$0.00	$142.00	$0.00	$284,000.00	$284,000.00
Thirteen Stripes	1000	1000	0	$100.00	$94.65	$34.35	$0.00	$0.00	$34,350.00	$229.00	$229,000.00	$229,000.00	$0.00
Tizamagician	600	600	0	$185.00	$87.00	$48.00	$0.00	$0.00	$28,800.00	$320.00	$192,000.00	$192,000.00	$0.00
Two Trail Sioux 17	450	450	0	$165.00	$90.00	$45.00	$0.00	$0.00	$20,250.00	$300.00	$135,000.00	$135,000.00	$0.00
Two Trial Sioux 17K	1	1	0	$24,750.00	$4,970.00	$0.00	$0.00	$0.00	$0.00	$29,720.00	$29,720.00	$29,720.00	$0.00
Utalknboutpradtice	100	100	0	$165.00	$90.00	$45.00	$0.00	$0.00	$4,500.00	$300.00	$30,000.00	$30,000.00	$0.00
Vertical Threat	600	600	0	$100.00	$78.50	$31.50	$0.00	$0.00	$18,900.00	$210.00	$126,000.00	$126,000.00	$0.00
Vow	2000	0	2000	$70.00	$82.15	$26.85	$164,300.00	$140,000.00	$0.00	$179.00	$0.00	$358,000.00	$358,000.00
War Safe	2000	0	2000	$45.00	$79.10	$21.90	$158,200.00	$90,000.00	$0.00	$146.00	$0.00	$292,000.00	$292,000.00
Wayne O	6000	6000	0	$75.00	$6.00	$14.00	$0.00	$0.00	$84,000.00	$95.00	$570,000.00	$570,000.00	$0.00
Who'sbeeninmybed 19	5100	2549	2551	$45.00	$17.90	$11.10	$45,662.90	$114,795.00	$28,293.90	$74.00	$188,626.00	$377,400.00	$188,774.00
Without Delay	20	0	20	$4,500.00	$1,550.00	$950.00	$31,000.00	$90,000.00	$0.00	$7,000.00	$0.00	$140,000.00	$140,000.00
Wonder Upon a Star 19	10000	9988	12	$14.00	$17.45	$5.55	$209.40	$168.00	$55,433.40	$37.00	$369,556.00	$370,000.00	$444.00
Yes This Time	10	10	0	$10,000.00	$793.00	$2,159.00	$0.00	$0.00	$21,590.00	$12,952.00	$129,520.00	$129,520.00	$0.00
You Make Luvin Fun 19	6000	1843	4157	$40.00	$23.75	$11.25	$98,728.75	$166,280.00	$20,733.75	$75.00	$138,225.00	$450,000.00	$311,775.00
Zestful	100	100	0	$194.00	$78.00	$48.00	$0.00	$0.00	$4,800.00	$320.00	$32,000.00	$32,000.00	$0.00
Totals	264533	218350	46183				$2,133,213.15	$2,258,110.20	$3,100,690.35		$20,729,061.00	$25,887,742.00	$5,161,511.00

182

(1)	Denotes total membership interests offered, sold to date and remaining to be sold in each series.

(2)	Denotes the “Cash Portion of the Asset Cost”, “Cash Reserves for Operating Expenses”, and “Due Diligence Fee” per membership interest sold.

(3)	Denotes the amount of cash held in reserve attributable to such series after deduction of “Due Diligence Fee.”

(4)	Denotes the amount owed the Manager for any loans extended on behalf of a series.

(5)	Denotes the amount of “Due Diligence Fee” or other “Management Fee” paid to Manager.

(6)	Price per membership interest of each series.

(7)	Denotes total dollar amount offered, sold to date and remaining to be sold in each series.

183

Revenues

Revenues are generated at the Series level. During the six-month periods ended June 30, 2021, and June 30, 2020, the Company generated $982,124 and $178,785 in revenues, respectively. The increase in revenue is attributed to certain Series’ Underlying Asset winning horse race purse winnings. Some of the Company’s horses (as more particularly described in the Offering Statement under the “Use of Proceeds” section for each Underlying Asset) have begun racing, and thus, may begin to generate revenue.

During the six-month periods ended June 30, 2021, and June 30, 2020, the Company incurred costs of revenue – horse expenses of $1,989,393 and $486,071, respectively. The increase in costs of revenue of $1,503,323  – horse expenses is attributed to the Company’s sizable increase of investment in new, additional Underlying Assets that are related to veterinary costs, transportation, jockey fees, etc. as directly related to the revenue-driving activities of such series of horses.

The revenues generated, and costs of revenue incurred, on a series-by-series basis as of June 30, 2021, and June 30, 2020 are as follows:

	Revenues		Cost of Revenues
Series Name	30-Jun-21	June 30,2020	30-Jun-21	30-Jun-20
Series Action Bundle	$108,820	$–	$(155,367)	$–
Series Amandrea	$4,695	$14,298	$(13,688)	$(20,706)
Series Ambleside Park 19	$–		$(8,539)	$–
Series Amers	$–	$–	$–	$–
Series Apple Down Under 19	$–	$–	$(13,596)	$–
Series Ari the Adventurer 19	$–	$–	$(18,662)	$–
Series Athenian Beauty 19	$–	$–	$(14,576)	$–
Series Authentic	$–	$–	$(187,514)	$(5,062)
Series Awe Hush 19	$–	$–	$(22,000)	$–
Series Bella Chica	$784	$5,820	$(6,049)	$(6,693)
Series Big Mel	$–	$6,600	$(14,491)	$(19,967)
Series Black Escort 19	$–	$–	$(9,838)	$–
Series Bullion	$–	$–	$–	$–
Series Cairo Kiss	$–	$–	$–	$(2,713)
Series Carrothers	$–	$–	$(31,289)	$–
Series Cayala 19	$–	$–	$(12,838)	$–
Series Classofsixtythree 19	$–	$–	$(13,798)	$–
Series Co Cola 19	$–	$–	$(11,839)	$–
Series Collusion Illusion	$–	$–	$(19,247)	$–
Series Consecrate 19	$–	$–	$(11,823)	$–
Series Courtisane 19	$–	$–	$(14,704)	$–
Series Daddy's Joy	$6,990	$–	$(16,514)	$(8,667)
Series Dancing Crane	$15,636	$–	$(24,544)	$–
Series De Mystique 17	$–	$10,280	$–	$(4,723)
Series Deep Cover	$–	$–	$(26,234)	$(12,464)
Series Desire Street 19	$–	$–	$(5,760)	$–
Series Echo Warrior 19	$–	$–	$(12,693)	$–
Series Escape Route	$–	$–	$(23,018)	$–
Series Exonerated 19	$–	$–	$(14,763)	$–
Series Frosted Oats	$–	$–	$(12,533)	$–
Series Future Stars Stable	$–	$–	$(20,232)	$–
Series Going to Vegas	$37,660	$–	$(48,205)	$–
Series Got Stormy	$52,033	$–	$(105,319)	$–
Series Grand Traverse Bay 19	$–	$–	$(8,320)	$–
Series Into Summer 19	$–	$–	$(6,873)	$–
Series Just Louise 19	$–	$–	$(16,438)	$–
Series Keertana 18	$230	$–	$(20,944)	$(15,233)
Series Kiana's Love	$–	$4,175	$–	$(5,911)
Series Kichiro	$1,034	$209	$(2,170)	$(2,888)
Series Lane Way	$2,268	$17,916	$(18,139)	$(41,913)
Series Latte Da 19	$–	$–	$(10,401)	$–
Series Lazy Daisy	$–	$–	$–	$(8,129)
Series Lost Empire 19	$–	$–	$(17,384)	$–
Series Madarnas	$–	$–	$–	$–
Series Major Implications	$–	$–	$–	$–

184

Series Man Among Men	$–	$–	$(16,080)	$–
Series Margaret Reay 19	$–	$–	$(14,471)	$–
Series Margarita Friday 19	$–	$–	$(6,484)	$–
Series Margarita Sangrita 17	$5,880	$7,193	$(19,058)	$(19,572)
Series Mayan Milagra 19	$–	$–	$(6,333)	$–
Series Midnight Sweetie 19	$–	$–	$(11,638)	$–
Series Miss Puzzle	$–	$–	$(3,498)	$(6,337)
Series Miss Sakamoto	$–	$–	$(7,007)	$–
Series Mo Mischief	$–	$–	$(14,505)	$(24,594)
Series Monomoy Girl	$178,500	$–	$(240,358)	$–
Series Moonless Sky	$–	$2,228	$–	$(689)
Series Motion Emotion	$10,032	$–	$(16,821)	$–
Series Mrs Whistler	$–	$–	$(9,727)	$–
Series Naismith	$10,980	$–	$(34,752)	$–
Series New York Claiming Package	$–	$15,106	$–	$(5,132)
Series Night of Idiots	$–	$3,960	$–	$(6,141)
Series Nileist	$–	$–	$–	$–
Series Noble Goddess	$–	$–	$–	$(2,015)
Series NY Exacta	$27,050	$–	$(52,070)	$–
Series Our Miss Jones 19	$–	$–	$(7,753)	$–
Series Palace Foal	$–	$–	$–	$–
Series Popular Demand	$–	$–	$(12,501)	$(11,960)
Series Power Up Paynter	$510	$33,474	$(13,790)	$(23,041)
Series Queen Amira 19	$–	$–	$(7,628)	$–
Series Race Hunter 19	$–	$–	$(11,675)	$–
Series Salute to America	$–	$–	$(6,820)	$–
Series Sauce on the Side	$–	$–	$–	$–
Series Shake It Up Baby	$–	$325	$–	$(3,988)
Series Sigesmund	$20	$458	$867	$(4,539)
Series Silverpocketsfull `9	$–	$–	$(9,400)	$–
Series Social Dilemma	$27,525	$–	$(32,358)	$–
Series Soul Beam	$–	$–	$–	$–
Series Speightstown Belle 19	$–	$–	$(11,028)	$–
Series Squared Straight	$2,048	$2,516	$(4,036)	$(10,546)
Series Storm Shooter	$28,640	$–	$(31,978)	$(15,910)
Series Street Band	$–	$4,008	$–	$(2,783)
Series Sunny 18	$–	$–	$(17,082)	$(19,467)
Series Sweet Sweet Annie19	$–	$–	$(11,678)	$–
Series Swiss Minister	$–	$–	$–	$–
Series Takeo Squared	$–	$–	$–	$–
Series Tapitry 19	$–	$–	$(14,668)	$–
Series Tavasco Road	$–	$–	$–	$–
Series Tell All 19	$–	$–	$(10,566)	$–
Series Tell the Duchess 19	$–	$–	$(9,032)	$–
Series The Filly Four	$190,400	$–	$(107,631)	$(93,729)
Series Thirteen Stripes	$20,225	$–	$(28,161)	$(3,084)
Series Tizamagician	$136,200	$25,420	$(68,621)	$(26,052)
Series Two Trail Sioux 17	$–	$–	$(4,654)	$(12,308)
Series Two Trail Sioux 17K	$–	$–	$(1,541)	$(7,893)
Series Utalknboutpractice	$–	$10,100		$(6,363)
Series Vertical Threat	$–	$14,700	$(16,292)	$(16,927)
Series Vow	$–	$–	$(8,320)	$–
Series War Safe	$–	$–	$(2,780)	$–
Series Wayne O	$2,140	$–	$(5,934)	$(7,932)
Series Who'sbeeninmybed 19	$–	$–	$(8,417)	$–
Series Without Delay	$–	$–	$(2,246)	$–
Series Wonder Upon A Star 19	$–	$–	$(14,621)	$–
Series Yes This Time	$111,825	$–	$(57,029)	$–
Series You Make Luvin Fun 19	$–	$–	$(8,875)	$–
	$982,124	$178,785	$(1,989,393)	$(486,071)

185

Operating Expenses

From its formation in December 2016 until the Company commenced its planned principal operations in 2018, the Company’s efforts were focused on the development of its business model, the offering structure and marketing for fundraising. Since commencing principal operations, the Company has been focused on the business of owning, training and racing horses. During the six-month periods ended June 30, 2021, and June 30, 2020, the Company incurred $3,687,696 and $1,531,620 in operating expenses, respectively, an increase of $2,156,076, related to general and administrative fees, management fees, depreciation, and loss on horse retirement. The increase was primarily driven by an increase in the amount of series offerings and increased costs from the Company’s acquisition of new Underlying Assets.

Operating Expenses for the Company including all of the Series for the six-month periods ended June 30, 2021, and June 30, 2020, are as follows:

	30-Jun-21	30-Jun-20	Difference
General and Administrative (1)	$198,851	$48,043	$150,808
Management Fees	$898,703	$663,536	$235,167
Depreciation	$2,365,341	$781,537	$1,583,804
Loss on Horse Retirement	$224,800	$38,503	$186,297
Total:	$3,687,696	$1,531,620	$2,156,076

(1)	2021 General and Administrative expenses included interest expense incurred in 2021.

Operating Expenses - Overview

During the six-month periods ended June 30, 2021 and June 30, 2020, at the close of the respective offerings for the Series listed in the table below, each individual Series became responsible for operating expenses. All operating expenses are incurred on the books by the Series. The operating expenses for each Series are as follows:

Series-Series Name	30-Jun-21	30-Jun-20
Series Action Bundle	$59,782	$–
Series Amandrea	$20,544	$24,415
Series Ambleside Park 19	$11,058	$–
Series Amers	$–	$–
Series Apple Down Under 19	$10,200	$–
Series Ari the Adventurer 19	$93,965	$–
Series Athenian Beauty 19	$10,700	$–
Series Authentic	$749,914	$150,723
Series Awe Hush 19	$36,200	$–
Series Bella Chica	$6,467	$4,355
Series Big Mel	$91,168	$130,443
Series Black Escort 19	$11,133	$–
Series Bullion	$–	$879
Series Cairo Kiss	$–	$4,633
Series Carrothers	$57,432	$–
Series Cayala 19	$45,468	$–
Series Classofsixtythree 19	$24,033	$–
Series Co Cola 19	$63,536	$–
Series Collusion Illusion	$96,867	$–
Series Consecrate 19	$8,713	$–
Series Courtisane 19	$67,724	$–
Series Daddy’s Joy	$10,998	$9,499
Series Dancing Crane	$29,021	$–
Series Deep Cover	$16,000	$36,570
Series DeMystique 17	$–	$16,585
Series Desire Street 19	$4,529	$–
Series Echo Warrior 19	$49,406	$–
Series Escape Route	$7,867	$–
Series Exonerated 19	$12,425	$–
Series Frosted Oats	$29,000	$–

186

Series Future Stars Stable	$55,607	$–
Series Going toVegas	$108,908	$–
Series Got Stormy	$43,228	$–
Series Grand Traverse 19	$48,467	$–
Series Into Summer 19	$6,930	$–
Series Just Louise 19	$28,975	$–
Series Keertana 18	$61,598	$97,450
Series Kiana’s Love	$–	$3,267
Series Kichiro	$6,458	$4,083
Series Lane Way	$69,425	$140,290
Series Latte Da 19	$22,555	$–
Series Lazy Daisy	$(8,711)	$18,753
Series Lost Empire 19	$43,049	$–
Series Madarnas	$–	$–
Series Major Implications	$–	$–
Series Man Among Men	$27,800	$–
Series Margaret Reay 19	$30,533	$–
Series Margarita Friday 19	$4,534	$–
Series Margarita Sangrita 17	$24,438	$23,511
Series Mayan Milagra 19	$28,852	$–
Series Midnight Sweetie 19	$15,500	$–
Series Miss Puzzle	$4,528	$3,728
Series Miss Sakamoto	$25,803	$–
Series Mo Mischief	$45,025	$82,983
Series Monomoy Girl	$91,830	$–
Series Moonless Sky	$–	$(2,942)
Series Motion Emotion	$15,055	$–
Series Mrs Whister	$30,601	$–
Series Naismith	$26,760	$–
Series New York Claiming Package	$–	$(11,901)
Series Night of Idiots	$–	$(2,929)
Series-Nileist	$–	$–
Series- Noble Goddess	$–	$3,000
Series- NY Exacta	$37,469	$36,392
Series Our Miss Jones 19	$4,978	$–
Series Palace Foal	$2,601	$1,301
Series Popular Demand	$32,792	$47,598
Series Power Up Paynter	$11,551	$14,847
Series Queen Amira 19	$5,746	$–
Series Race Hunter 19	$48,702	$–
Series Salute to America	$4,097	$–
Series Sauce on Side	$–	$–
Series Shake It Up Baby	$–	$(2,180)
Series Sigesmund	$–	$3,167
Series Silverpocketsfull 19	$60,050	$–
Series Social Dilemma	$17,928	$–
Series Soul Beam	$–	$–
Series Speightstown Belle 19	$(6,106)	$–
Series Squared Straight	$6,425	$2,537
Series Storm Shooter	$37,089	$56,619
Series Street Band	$–	$9,056
Series Sunny 18	$35,055	$58,165
Series Sweet Sweet Annie 19	$19,124	$–
Series Swiss Minister	$–	$–
Series Takeo Squared	$–	$–
Series Tapitry 19	$27,800	$–
Series Tavasco Road	$–	$–
Series Tell All 19	$26,134	$–

187

Series Tell the Duchess 19	$4,304	$–
Series The Filly Four	$273,630	$421,436
Series Thirteen Stripes	$24,184	$6,865
Series Tizamagician	$36,178	$24,299
Series Two Trail Sioux 17	$33,800	$20,490
Series Two Trial Sioux 17K	$11,800	$3,668
Series Utalknboutpractice	$–	$1,995
Series Vertical Threat	$13,296	$12,970
Series Vow	$10,144	$–
Series War Safe	$1,290	$–
Series Wayne O	$224,464	$75,000
Series Whosbeeninmybed 19	$44,969	$–
Series Without Delay	$1,833	$–
Series Wonder Upon a Star 19	$71,382	$–
Series Yes This Time	$44,998	$–
Series You Make Luvin Fun 19	$38,089	$–
Series Zestful	$–	$–
TOTAL	3,687,696	1,531,620

Operating Expenses – General and Administrative

For the six-months period ended June 30, 2021, and June 30, 2020, the Company incurred general and administrative fees of $198,851 and $48,043, respectively, an increase of $150,808. This is due to an increase in the minimum annual General and Administrative expense that is incurred by each Series. In addition, many of the horses that incurred expenses in the prior period incurred the subsequent year’s fee in the current period. These increase in the total amount of offerings combined with larger offerings contributed to an overall increase in the general and administrative expense for the Company for the period ending June 30, 2021 relative to the prior period.

The general and administrative fees incurred on a series-by-series basis as of June 30, 2021, and June 30, 2020 are as follows:

	General and Administrative Fees
Series Name	30-Jun-21	30-Jun-20
Series Action Bundle	$2,400	$–
Series Amandrea	$825	$–
Series Ambleside Park 19	$3,200	$–
Series Amers	$–	$–
Series Apple Down Under 19	$3,200	$–
Series Ari the Adventurer 19	$2,400	$–
Series Athenian Beauty 19	$3,200	$–
Series Authentic	$23,388	$10,000
Series Awe Hush 19	$3,200	$–
Series Bella Chica	$2,300	$188
Series Big Mel	$800	$–
Series Black Escort 19	$–	$–
Series Bullion	$–	$–
Series Cairo Kiss	$–	$–
Series Carrothers	$–	$–
Series Cayala 19	$4,400	$–
Series Classofsixtythree 19	$3,200	$–
Series Co Cola 19	$1,800	$–
Series Collusion Illusion	$5,200	$–
Series Consecrate 19	$3,200	$–
Series Courtisane 19	$1,800	$–
Series Daddy’s Joy	$2,300	$1,500
Series Dancing Crane	$–	$–
Series Deep Cover	$2,500	$2,500

188

Series DeMystique 17	$–	$125
Series Desire Street 19	$800	$–
Series Echo Warrior 19	$2,400	$–
Series Escape Route	$800	$–
Series Exonerated 19	$3,200	$–
Series Frosted Oats	$4,400	$–
Series Future Stars Stable	$4,400	$–
Series Going to Vegas	$3,600	$–
Series Got Stormy	$3,600	$–
Series Grand Traverse Bay 19	$1,200	$–
Series Into Summer 19	$1,200	$–
Series Just Louise 19	$3,200	$–
Series Keertana 18	$800	$–
Series Kiana's Love	$–	$1,500
Series Kichiro	$–	$1,500
Series Lane Way	$3,800	$3,000
Series Latte Da 19	$3,600	$–
Series Lazy Daisy	$–	$–
Series Lost Empire 19	$4,400	$–
Series Madarnas	$–	$–
Series Major Implications	$–	$–
Series Man Among Men 19	$3,200	$–
Series Margaret Reay 19	$3,200	$–
Series Margarita Friday 19	$–	$–
Series Margarita Sangrita 17	$2,300	$1,500
Series Mayan Milagra 19	$–	$–
Series Midnight Sweetie 19	$3,200	$–
Series Miss Puzzle	$2,300	$1,500
Series Miss Sakamoto	$1,800	$–
Series Mo Mischief	$2,525	$2,500
Series Monomoy Girl	$3,600	$–
Series Moonless Sky	$–	$–
Series Motion Emotion	$1,200	$–
Series Mrs Whistler	$1,200	$–
Series Naismith	$662	$–
Series New York Claiming Package	$–	$643
Series Night of Idiots	$–	$–
Series Nileist	$–	$–
Series Noble Goddess	$–	$–
Series NY Exacta	$(1,069)	$–
Series Our Miss Jones 19	$1,200	$–
Series Palace Foal	$–	$–
Series Popular Demand	$5,800	$5,000
Series Power Up Paynter	$1,500	$1,500
Series Queen Amira 19	$800	$–
Series Race Hunter 19	$1,800	$–
Series Salute to America	$800	$–
Series Sauce on Side	$–	$–
Series Shake It Up Baby	$–	$–
Series Sigesmund	$–	$1,500
Series Silverpockestfull 19	$1,800	$–
Series Social Dilemma	$2,400	$–
Series Soul Beam	$–	$–
Series Speightstown Belle 19	$2,000	$–
Series Squared Straight	$800	$(1,213)
Series Storm Shooter	$4,225	$5,000
Series Street Band	$–	$1,500
Series Sunny 18	$800	$–

189

Series Sweet Sweet Annie 19	$–	$–
Series Swiss Minister	$–	$–
Series Takeo Squared	$–	$–
Series Tapitry 19	$3,200	$–
Series Tavasco Road	$–	$–
Series Tell All 19	$–	$–
Series Tell the Duchess 19	$800	$–
Series The Filly Four	$16,846	$–
Series Thirteen Stripes	$6,600	$5,000
Series Tizamagician	$2,300	$1,500
Series Two Trial Sioux 17	$800	$1,500
Series Two Trial Sioux 17K	$800	$(1,200)
Series Utalknboutpractice	$–	$–
Series Vertical Threat	$2,300	$1,500
Series Vow	$1,200	$–
Series War Safe	$–	$–
Series Wayne O	$(750)	$–
Series Whosbeeninmybed 19	$1,800	$–
Series Without Delay	$–	$–
Series Wonder Upon a Star 19	$2,400	$–
Series Yes This Time	$–	$–
Series You Make Luvin Fun 19	$1,800	$–
Series Zestful	$–	$–
TOTAL	$198,851	$48,043

Operating Expenses – Management Fee

For the six-months period ended June 30, 2021, and June 30, 2020, the Company incurred Management Fee expenses of $898,703 and $663,536, respectively, an increase of $235,167. The increase is due primarily to the value of the overall offerings during the current period relative to the prior period. In addition, higher race earnings during the current period contributed to the increase from the prior period.

The Management Fee expenses on a series-by-series basis as of June 30, 2021, and June 30, 2020 are as follows:

	Management Fee
Series Name	30-Jun-21	30-Jun-20
Series- Action Bundle	$57,382	$–
Series- Amandrea	$469	$5,165
Series- Ambleside Park 19	$–	$–
Series- Amers	$–	$–
Series- Apple Down Under 19	$–	$–
Series- Ari the Adventurer 19	$65,025	$–
Series- Athenian Beauty 19	$–	$–
Series- Authentic	$–	$114,120
Series- Awe Hush 19	$–	$–
Series- Bella Chica	$–	$–
Series- Big Mel	$–	$50,646
Series- Black Escort 19	$7,670	$–
Series- Bullion	$–	$(1,788)
Series- Cairo Kiss	$–	$–
Series- Carrothers	$22,407	$–
Series- Cayala 19	$68	$–
Series- Classofsixtythree 19	$–	$–
Series- Co Cola 19	$41,372	$–
Series- Collusion Illusion	$–	$–

190

Series- Consecrate 19	$47	$–
Series- Courtisane 19	$51,230	$–
Series- Daddy’s Joy	$699	$–
Series- Dancing Crane	$18,480	$–
Series- Deep Cover	$–	$26,400
Series- DeMystique 17	$–	$1,028
Series- Desire Street 19	$–	$–
Series- Echo Warrior 19	$31,329	$–
Series- Escape Route	$–	$–
Series- Exonerated 19	$–	$–
Series- Frosted Oats	$–	$–
Series- Future Stars Stable	$833	$–
Series- Going to Vegas	$68,937	$–
Series- Got Stormy	$39,628	$–
Series- Grand Traverse Bay 19	$37,883	$–
Series- Into Summer 19	$–	$–
Series- Just Louise 19	$275	$–
Series- Keertana 18	$23	$36,675
Series- Kiana's Love	$–	$–
Series- Kichiro	$–	$–
Series- Lane Way	$227	$82,792
Series- Latte Da 19	$–	$–
Series- Lazy Daisy	$–	$3
Series- Lost Empire 19	$399	$–
Series- Madarnas	$–	$–
Series- Major Implications	$–	$–
Series- Man Among Men 19	$–	$–
Series- Margaret Reay 19	$–	$–
Series- Margarita Friday 19	$–	$–
Series- Margarita Sangrita 17	$588	$719
Series- Mayan Milagra 19	$21,926	$–
Series- Midnight Sweetie 19	$–	$–
Series- Miss Puzzle	$–	$–
Series- Miss Sakamoto	$14,280	$–
Series- Mo Mischief	$–	$56,034
Series- Monomoy Girl	$88,230	$–
Series- Moonless Sky	$–	$–
Series- Motion Emotion	$13,855	$–
Series Mrs Whistler	$24,290	$–
Series- Naismith	$1,098	$–
Series - New York Claiming Package	$–	$1,511
Series- Night of Idiots	$–	$684
Series- Nileist	$–	$–
Series- Noble Goddess	$–	$–
Series- NY Exacta	$2,705	$–
Series- Our Miss Jones 19	$–	$–
Series- Palace Foal	$–	$–
Series- Popular Demand	$–	$36,648
Series- Power Up Paynter	$51	$3,347
Series- Queen Amira 19	$–	$–
Series- Race Hunter 19	$30,467	$–
Series- Salute to America	$–	$–
Series- Sauce on Side	$–	$–
Series- Shake It Up Baby	$–	$403
Series- Sigesmund	$–	$–
Series- Silverpockestfull 19	$39,810	$–
Series- Social Dilemma	$15,528	$–

191

Series- Soul Beam	$–	$–
Series- Speightstown Belle 19	$–	$–
Series- Squared Straight	$–	$–
Series- Storm Shooter	$2,864	$47,952
Series- Street Band	$–	$56
Series- Sunny 18	$–	$23,910
Series- Sweet Sweet Annie 19	$13,143	$–
Series- Swiss Minister	$–	$–
Series- Takeo Squared	$–	$–
Series- Tapitry 19	$–	$–
Series- Tavasco Road	$–	$–
Series- Tell All 19	$18,156	$–
Series- Tell the Duchess 19	$–	$–
Series- The Filly Four	$19,040	$165,861
Series- Thirteen Stripes	$2,023	$–
Series- Tizamagician	$13,620	$2,542
Series- Two Trial Sioux 17	$–	$6,615
Series- Two Trial Sioux 17K	$–	$743
Series- Utalkboutpractice	$–	$–
Series- Vertical Threat	$–	$1,470
Series- Vow	$–	$–
Series- War Safe	$–	$–
Series- Wayne O	$214	$–
Series- Whosbeeninmybed 19	$28,294	$–
Series- Without Delay	$–	$–
Series- Wonder Upon a Star 19	$55,433	$–
Series- Yes This Time	$27,973	$–
Series- You Make Luvin Fun 19	$20,734	$–
Series- Zestful	$–	$–
TOTAL	$898,703	$663,536

Operating Expenses – Depreciation

For the six-months period ended June 30, 2021, and June 30, 2020, the depreciation was $2,365,341 and $781,537, respectively, an increase of $1,583,804. The increase is due to both the quantity and the value of the overall assets increased from the period ending June 30, 2021. This is primarily attributed to the Company acquiring higher valued horses in the current period than in the previous period. The method of calculating depreciation remained unchanged during the current period.

The depreciation on a series-by-series basis as of June 30, 2021 and June 30, 2020 are as follows:

Series Name	30-Jun-21	30-Jun-20
Series Action Bundle (1)	$–	$–
Series Amandrea	$19,250	$19,250
Series Ambleside Park 19	$7,858	$–
Series Amers	$–	$–
Series Apple Down Under 19	$7,000	$–
Series Ari the Adventurer 19	$26,540	$–
Series Athenian Beauty 19	$7,500	$–
Series Authentic	$726,526	$26,603
Series Awe Hush 19	$33,000	$–
Series Bella Chica	$4,167	$4,167
Series Big Mel	$90,368	$79,797
Series Black Escort 19	$3,463	$–
Series Bullion	$–	$241

192

Series Cairo Kiss	$–	$4,633
Series Carrothers	$35,025	$–
Series Cayala 19	$41,000	$–
Series Classofsixtythree 19	$20,833	$–
Series Co Cola 19	$20,365	$–
Series Collusion Illusion	$91,667	$–
Series Consecrate 19	$5,466	$–
Series Courtisane 19	$14,694	$–
Series Daddy's Joy	$7,999	$7,999
Series Dancing Crane	$10,541	$–
Series Deep Cover	$13,500	$7,670
Series DeMystique 17	$–	$5,191
Series Desire Street 19	$3,729	$–
Series Echo Warrior 19	$15,677	$–
Series Escape Route	$7,067	$–
Series Exonerated 19	$9,225	$–
Series Frosted Oats	$24,600	$–
Series Future Stars Stable	$58,875	$–
Series Going toVegas	$36,371	$–
Series Got Stormy (1)	$–	$–
Series Grand Traverse 19	$9,383	$–
Series Into Summer 19	$5,730	$–
Series Just Louise 19	$25,500	$–
Series Keertana 18	$60,775	$60,775
Series Kiana's Love	$–	$1,767
Series Kichiro	$931	$2,583
Series Lane Way	$65,399	$54,499
Series Latte Da 19	$18,955	$–
Series Lazy Daisy	$–	$18,750
Series Lost Empire 19	$38,250	$–
Series Madarnas	$–	$–
Series Major Implications	$–	$–
Series Man Among Men	$24,600	$–
Series Margaret Reay 19	$27,333	$–
Series Margarita Friday 19	$4,534	$–
Series Martita Sangrita 17	$21,550	$21,292
Series Mayan Milagra 19	$6,926	$–
Series Midnight Sweetie 19	$12,300	$–
Series Miss Puzzle	$2,228	$2,228
Series Miss Sakamoto	$9,722	$–
Series Mo Mischief	$42,500	$24,449
Series Monomoy Girl (1)	$–	$–
Series Moonless Sky	$–	$269
Series Motion Emotion (1)	$–	$–
Series Mrs Whistler	$5,111	$–
Series Naismith	$25,000	$–
Series New York Claiming Package	$–	$(14,055)
Series Night of Idiots	$–	$931
Series Nileist	$–	$–
Series Noble Goddess	$–	$3,000
Series NY Exacta	$35,833	$–
Series Our Miss Jones 19	$3,778	$–
Series Palace Foal	$2,601	$1,301
Series Popular Demand	$26,992	$5,950
Series Power Up Paynter	$10,000	$10,000
Series Queen Amira 19	$4,946	$–
Series Race Hunter 19	$16,435	$–
Series Salute to America	$3,297	$–

193

Series Sauce On Side	$–	$–
Series Shake It Up Baby	$–	$217
Series Sigesmund	$–	$1,667
Series Silverpocketsfull 19	$18,440	$–
Series Social Dilemma (1)	$–	$–
Series Soul Beam	$–	$–
Series Speightstown Belle 19	$9,130	$–
Series Squared Straight	$1,472	$3,750
Series Storm Shooter	$30,000	$3,667
Series Street Band	$–	$7,500
Series Sunny 18	$34,255	$34,255
Series Sweet Sweet Annie 19	$5,981	$–
Series Swiss Minister	$–	$–
Series Takeo Squared	$–	$–
Series Tapitry 19	$24,600	$–
Series Tavasco Road	$–	$–
Series Tell All 19	$7,978	$–
Series Tell the Duchess 19	$3,504	$–
Series The Filly Four	$237,744	$255,575
Series Thirteen Stripes	$15,561	$1,865
Series Tizamagician	$20,258	$20,258
Series Two Trail Sioux 17	$4,258	$12,375
Series Two Trail Sioux 17K	$3,482	$4,125
Series Utalknboutpractice	$–	$1,995
Series Vertical Threat	$10,996	$10,000
Series Vow	$8,944	$–
Series War Safe	$1,290	$–
Series Wayne O	$11,694	$75,000
Series Whosbeeninmybed 19	$14,875	$–
Series Without Delay	$1,833	$–
Series Wonder Upon a Star 19	$13,548	$–
Series Yes This Time	$17,025	$–
Series You Make Luvin Fun 19	$15,556	$–
Series Zestful	$–	$–
Total	$2,365,341	$781,537

Operating Expenses – Loss on Horse Retirement

For the six-months period ended June 30, 2021, and June 30, 2020, the loss on horse retirement was $224,800 and $38,503, respectively, an increase of $186,297. The increase is due to the timing and the change in remaining net asset value at the close out of the respective Series in the given period.

The loss on horse retirement on a series-by-series basis as of June 30, 2021, and June 30, 2020 are as follows:

Loss On Hoss
Series Name	30-Jun-21	30-Jun-20
Series Action Bundle	$–	$–
Series Amandrea	$–	$–
Series Ambleside Park 19	$–	$–
Series Amers	$–	$–
Series Apple Down Under 19	$–	$–
Series Ari the Adventurer 19	$–	$–
Series Athenian Beauty 19	$–	$–
Series Authentic	$–	$–
Series Awe Hush 19	$–	$–
Series Bella Chica	$–	$–
Series Big Mel	$–	$–

194

Series Black Escort 19	$–	$–
Series Bullion	$–	$2,425
Series Cairo Kiss	$–	$–
Series Carrothers	$–	$–
Series Cayala 19	$–	$–
Series Classofsixtythree 19	$–	$–
Series Co Cola 19	$–	$–
Series Collusion Illusion	$–	$–
Series Consecrate 19	$–	$–
Series Courtisane 19	$–	$–
Series Daddy’s Joy	$–	$–
Series Dancing Crane	$–	$–
Series Deep Cover	$–	$–
Series DeMystique 17	$–	$10,241
Series Desire Street 19	$–	$–
Series Echo Warrior 19	$–	$–
Series Escape Route	$–	$–
Series Exonerated 19	$–	$–
Series Frosted Oats	$–	$–
Series Future Stars Stable	$(8,500)	$–
Series Going to Vegas	$–	$–
Series Got Stormy	$–	$–
Series Grand Traverse Bay 19	$–	$–
Series Into Summer 19	$–	$–
Series Just Louise 19	$–	$–
Series Keertana 18	$–	$–
Series Kiana's Love	$–	$–
Series Kichiro	$5,528	$–
Series Lane Way	$–	$–
Series Latte Da 19	$–	$–
Series Lazy Daisy	$(8,711)	$–
Series Lost Empire 19	$–	$–
Series Madarnas	$–	$–
Series Major Implications	$–	$–
Series Man Among Men 19	$–	$–
Series Margaret Reay 19	$–	$–
Series Margarita Friday 19	$–	$–
Series Margarita Sangrita 17	$–	$–
Series Mayan Milagra 19	$–	$–
Series Midnight Sweetie 19	$–	$–
Series Miss Puzzle	$–	$–
Series Miss Sakamoto	$–	$–
Series Mo Mischief	$–	$–
Series Monomoy Girl	$–	$–
Series Moonless Sky	$–	$(3,211)
Series Motion Emotion	$–	$–
Series Mrs Whistler	$–	$–
Series Naismith	$–	$–
Series New York Claiming Package	$–	$–
Series Night of Idiots	$–	$(4,544)
Series Nileist	$–	$–
Series Noble Goddess	$–	$–
Series NY Exacta	$–	$36,392
Series Our Miss Jones 19	$–	$–
Series Palace Foal	$–	$–
Series Popular Demand	$–	$–
Series Power Up Paynter	$–	$–

195

Series Queen Amira 19	$–	$–
Series Race Hunter 19	$–	$–
Series Salute to America	$–	$–
Series Sauce on Side	$–	$–
Series Shake It Up Baby	$–	$(2,800)
Series Sigesmund	$–	$–
Series Silverpockestfull 19	$–	$–
Series Social Dilemma	$–	$–
Series Soul Beam	$–	$–
Series Speightstown Belle 19	$(17,236)	$–
Series Squared Straight	$4,153	$–
Series Storm Shooter	$–	$–
Series Street Band	$–	$–
Series Sunny 18	$–	$–
Series Sweet Sweet Annie 19	$–	$–
Series Swiss Minister	$–	$–
Series Takeo Squared	$–	$–
Series Tapitry 19	$–	$–
Series Tavasco Road	$–	$–
Series Tell All 19	$–	$–
Series Tell the Duchess 19	$–	$–
Series The Filly Four	$–	$–
Series Thirteen Stripes	$–	$–
Series Tizamagician	$–	$–
Series Two Trial Sioux 17	$28,742	$–
Series Two Trial Sioux 17K	$7,518	$–
Series Utalkboutpractice	$–	$–
Series Vertical Threat	$–	$–
Series Vow	$–	$–
Series War Safe	$–	$–
Series Wayne O	$213,306	$–
Series Whosbeeninmybed 19	$–	$–
Series Without Delay	$–	$–
Series Wonder Upon a Star 19	$–	$–
Series Yes This Time	$–	$–
Series You Make Luvin Fun 19	$–	$–
Series Zestful	$–	$–
TOTAL	224,800	38,503

As a result, the Company’s aggregate net loss across all series for the six-month periods ended June 30, 2021, and June 30, 2020 was $4,694,966 and $1,873,859, respectively.

196

Operating Results – For the Years Ended December 31, 2020 and 2019

As of December 31, 2020, the following Series and related race horses have been created and are being offered pursuant to either (i) our California intrastate offering permit, (ii) Rule 506(c) of Regulation D, or (iii) the Offering Statement:

Name of Series	Interests Offered (1)	Interests Sold (1)	Interests Remaining (1)	Asset Cost/Interest (2)	Operating Expense Reserve/Interest (2)	Due Diligence Fee/Interest (2)	Owed to Series (3)	Owed to Experiential (4)	Paid to Experiential (5)	Price Per Interest (6)	$ Sold (7)	$ Offered (7)	$ Remaining (7)
Action Bundle (8)	10000	0	10000	$4.50	$21.85	$4.65	$218,500.00	$45,000.00	$0.00	$31.00	$0.00	$310,000.00	$310,000.00
Amandrea	550	550	0	$210.00	$40.00	$45.00	$0.00	$0.00	$24,750.00	$295.00	$162,250.00	$162,250.00	$0.00
Ambleside Park 19	410	410	0	$115.00	$59.25	$30.75	$0.00	$0.00	$12,607.50	$205.00	$84,050.00	$84,050.00	$0.00
Amers	75	75	0	$82.00	$37.00	$21.00	$0.00	$0.00	$1,575.00	$140.00	$10,500.00	$10,500.00	$0.00
Apple Down Under 19	600	600	0	$100.00	$47.05	$25.95	$0.00	$0.00	$15,570.00	$173.00	$103,800.00	$103,800.00	$0.00
Athenian Beauty 19	1800	1800	0	$25.00	$14.95	$7.05	$0.00	$0.00	$12,690.00	$47.00	$84,600.00	$84,600.00	$0.00
Authentic	12500	12500	0	$151.54	$23.56	$30.90	$0.00	$0.00	$386,250.00	$206.00	$2,575,000.00	$2,575,000.00	$0.00
Awe Hush 19	1800	1800	0	$110.00	$29.40	$24.60	$0.00	$0.00	$44,280.00	$164.00	$295,200.00	$295,200.00	$0.00
Bella Chica	100	100	0	$250.00	$73.00	$57.00	$0.00	$0.00	$5,700.00	$380.00	$38,000.00	$38,000.00	$0.00
Big Mel	6000	6000	0	$89.00	$14.00	$18.15	$0.00	$0.00	$108,900.00	$121.00	$726,000.00	$726,000.00	$0.00
Bullion	25	25	0	$240.00	$0.00	$230.00	$0.00	$0.00	$5,750.00	$470.00	$11,750.00	$11,750.00	$0.00
Cairo Kiss	80	80	0	$347.50	$124.25	$83.25	$0.00	$0.00	$6,660.00	$555.00	$44,400.00	$44,400.00	$0.00
Cayala 19	4100	4095	5	$60.00	$17.35	$13.65	$86.75	$300.00	$55,896.50	$91.00	$372,645.00	$373,100.00	$455.00
Classofsixtythree 19	1000	1000	0	$125.00	$39.05	$28.95	$0.00	$0.00	$28,950.00	$193.00	$193,000.00	$193,000.00	$0.00
Collusion Illusion	25000	25000	0	$22.00	$3.50	$4.50	$0.00	$0.00	$112,500.00	$30.00	$750,000.00	$750,000.00	$0.00
Consecrate 19	410	408	2	$80.00	$53.45	$23.55	$106.90	$160.00	$9,608.40	$157.00	$64,056.00	$64,370.00	$314.00
Daddy’s Joy	600	600	0	$80.00	$73.00	$27.00	$0.00	$0.00	$16,200.00	$180.00	$108,000.00	$108,000.00	$0.00
De Mystique ‘17	250	250	0	$71.50	$47.50	$21.00	$0.00	$0.00	$5,250.00	$140.00	$35,000.00	$35,000.00	$0.00
Deep Cover	800	800	0	$100.00	$87.00	$33.00	$0.00	$0.00	$26,400.00	$220.00	$176,000.00	$176,000.00	$0.00
Escape Route	10	10	0	$4,240.00	$1,006.00	$1,049.20	$0.00	$0.00	$10,492.00	$6,295.20	$62,952.00	$62,952.00	$0.00
Exonerated 19	820	820	0	$105.00	$38.65	$25.35	$0.00	$0.00	$20,787.00	$169.00	$138,580.00	$138,580.00	$0.00
Frosted Oats	4100	4100	0	$25.00	$10.70	$6.30	$0.00	$0.00	$25,830.00	$42.00	$172,200.00	$172,200.00	$0.00
Future Stars Stable	10000	9889	111	$33.55	$8.95	$7.50	$993.45.00	$3,724.05	$74,167.50	$50.00	$494,450.00	$500,000.00	$5,550.00
Got Stormy	5100	0	5100	$24.51	$13.74	$6.75	$70,075.00	$125,000.00	$0.00	$45.00	$0.00	$229,500.00	$229,500.00
Just Louise 19	1020	1012	8	$150.00	$44.65	$34.35	$357.20	$120.00	$34,762.00	$229.00	$231,748.00	$233,580.00	$1,8320.00
Keertana 18	5100	5100	0	$72.00	$13.00	$15.00	$0.00	$0.00	$76,500.00	$100.00	$510,000.00	$510,000.00	$0.00
Kiana’s Love	200	200	0	$55.00	$47.00	$18.00	$0.00	$0.00	$3,600.00	$120.00	$24,000.00	$24,000.00	$0.00
Kichiro	200	200	0	$77.50	$33.00	$19.50	$0.00	$0.00	$3,900.00	$130.00	$26,000.00	$26,000.00	$0.00
Lane Way	6000	6000	0	$61.00	$15.50	$13.50	$0.00	$0.00	$81,000.00	$90.00	$540,000.00	$540,000.00	$0.00
Latte Da 19	4100	4100	0	$19.50	$10.25	$5.25	$0.00	$0.00	$21,525.00	$35.00	$143,500.00	$143,500.00	$0.00
Lazy Daisy	1250	1250	0	$90.00	$7.00	$18.00	$0.00	$0.00	$22,500.00	$115.00	$143,750.00	$143,750.00	$0.00
Lost Empire 19	10200	10124	76	$22.50	$7.25	$5.25	$551.00	$1,710.00	$53,151.00	$35.00	$354,340.00	$357,000.00	$2,660.00
Madarnas	50	50	0	$204.00	$93.00	$53.00	$0.00	$0.00	$2,650.00	$350.00	$17,500.00	$17,500.00	$0.00
Major Implications	20	20	0	$128.00	$67.00	$35.00	$0.00	$0.00	$700.00	$230.00	$4,600.00	$4,600.00	$0.00
Man Among Men	820	820	0	$180.00	$52.05	$40.95	$0.00	$0.00	$33,579.00	$273.00	$223,860.00	$223,860.00	$0.00
Margaret Reay 19	820	820	0	$200.00	$55.85	$45.15	$0.00	$0.00	$37,023.00	$301.00	$246,820.00	$246,820.00	$0.00
Martita Sangrita 17	600	600	0	$200.00	$72.00	$48.00	$0.00	$0.00	$28,800.00	$320.00	$192,000.00	$192,000.00	$0.00
Midnight Sweetie 19	820	820	0	$90.00	$35.80	$22.20	$0.00	$0.00	$18,204.00	$148.00	$121,360.00	$121,360.00	$0.00
Miss Puzzle	125	125	0	$109.84	$102.66	$37.50	$0.00	$0.00	$4,687.50	$250.00	$31,250.00	$31,250.00	$0.00
Mo Mischief	5100	5100	0	$50.00	$14.00	$11.00	$0.00	$0.00	$56,100.00	$75.00	$382,500.00	$382,500.00	$0.00
Monomoy Girl	10200	0	10200	$29.41	$9.69	$6.90	$98,820.00	$300,000.00	$0.00	$46.00	$0.00	$469,200.00	$469,200.00
Moonless Sky	200	200	0	$60.00	$33.50	$16.50	$0.00	$0.00	$3,300.00	$110.00	$22,000.00	$22,000.00	$0.00
Motion Emotion (9)	1020	0	1020	$24.51	$46.89	$12.60	$47,828.00	$25,000.00	$0.00	$84.00	$0.00	$85,680.00	$85,680.00
Naismith	2000	2000	0	$75.00	$54.20	$22.80	$0.00	$0.00	$45,600.00	$152.00	$304,000.00	$304,000.00	$0.00

197

New York Claiming Package	510	510	0	$72.00	$54.00	$14.00	$0.00	$0.00	$7,140.00	$140.00	$71,400.00	$71,400.00	$0.00
Night of Idiots	80	80	0	$112.00	$100.00	$38.00	$0.00	$0.00	$3,040.00	$250.00	$20,000.00	$20,000.00	$0.00
Nileist	45	45	0	$260.00	$190.00	$80.00	$0.00	$0.00	$3,600.00	$530.00	$23,850.00	$23,850.00	$0.00
Noble of Goddess	300	300	0	$62.00	$31.00	$17.00	$0.00	$0.00	$5,100.00	$110.00	$33,000.00	$33,000.00	$0.00
NY Exacta	2000	2000	0	$107.50	$86.30	$34.20	$0.00	$0.00	$68,400.00	$228.00	$456,000.00	$456,000.00	$0.00
Palace Foal	510	0	510	$31.00	$71.00	$18.00	$36,210.00	$15,810.00	$0.00	$120.00	$0.00	$61,200.00	$61,200.00
Popular Demand	1020	1020	0	$145.00	$63.00	$36.00	$0.00	$0.00	$36,720.00	$244.00	$248,880.00	$248,880.00	$0.00
Power Up Paynter	600	600	0	$100.00	$61.00	$29.00	$0.00	$0.00	$17,400.00	$190.00	$114,000.00	$114,000.00	$0.00
Sauce on Side	125	125	0	$130.00	$74.00	$36.00	$0.00	$0.00	$4,500.00	$240.00	$30,000.00	$30,000.00	$0.00
Shake It Up Baby	250	250	0	$44.00	$66.50	$19.50	$0.00	$0.00	$4,875.00	$130.00	$32,500.00	$32,500.00	$0.00
Sigesmund	200	200	0	$50.00	$35.00	$15.00	$0.00	$0.00	$3,000.00	$100.00	$20,000.00	$20,000.00	$0.00
Social Dilemma	510	0	510	$49.02	$92.93	$25.05	$47,394.50	$25,000.00	$0.00	$167.00	$0.00	$85,170.00	$85,170.00
Soul Beam	65	65	0	$355.00	$163.50	$91.50	$0.00	$0.00	$5,947.50	$610.00	$39,650.00	$39,650.00	$0.00
Speightstown Belle 19	900	900	0	$85.00	$33.15	$20.85	$0.00	$0.00	$18,765.00	$139.00	$125,100.00	$125,100.00	$0.00
Squared Straight	150	150	0	$150.00	$79.50	$40.50	$0.00	$0.00	$6,075.00	$270.00	$40,500.00	$40,500.00	$0.00
Storm Shooter	2000	2000	0	$90.00	$48.00	$24.00	$0.00	$0.00	$48,000.00	$162.00	$324,000.00	$324,000.00	$0.00
Street Band	50	50	0	$918.00	$127.00	$185.00	$0.00	$0.00	$9,250.00	$1,230.00	$61,500.00	$61,500.00	$0.00
Sunny 18	6000	6000	0	$40.30	$14.69	$10.01	$0.00	$0.00	$60,060.00	$65.00	$390,000.00	$390,000.00	$0.00
Swiss Minister	50	50	0	$150.00	$88.00	$42.00	$0.00	$0.00	$2,100.00	$280.00	$14,000.00	$14,000.00	$0.00
Takeo Squared	100	100	0	$153.00	$76.00	$41.00	$0.00	$0.00	$4,100.00	$270.00	$27,000.00	$27,000.00	$0.00
Tapitry 19	820	820	0	$180.00	$52.05	$40.95	$0.00	$0.00	$33,579.00	$273.00	$223,860.00	$223,860.00	$0.00
Tavasco Road	80	80	0	$128.00	$67.00	$35.00	$0.00	$0.00	$2,800.00	$230.00	$18,400.00	$18,400.00	$0.00
The Filly Four	8000	8000	0	$105.00	$48.00	$27.00	$0.00	$0.00	$216,000.00	$180.00	$1,440,000.00	$1,440,000.00	$0.00
Thirteen Stripes	1000	1000	0	$100.00	$94.65	$34.35	$0.00	$0.00	$34,350.00	$229.00	$229,000.00	$229,000.00	$0.00
Tizamagician	600	600	0	$185.00	$87.00	$48.00	$0.00	$0.00	$28,800.00	$320.00	$192,000.00	$192,000.00	$0.00
Two Trail Sioux 17	450	450	0	$165.00	$90.00	$45.00	$0.00	$0.00	$20,250.00	$300.00	$135,000.00	$135,000.00	$0.00
Two Trial Sioux 17K	1	1	0	$24,750.00	$4,970.00	$0.00	$0.00	$0.00	$0.00	$29,720.00	$29,720.00	$29,720.00	$0.00
Utalknboutpractice	100	100	0	$165.00	$90.00	$45.00	$0.00	$0.00	$4,500.00	$300.00	$30,000.00	$30,000.00	$0.00
Vertical Threat	600	600	0	$100.00	$78.50	$31.50	$0.00	$0.00	$18,900.00	$210.00	$126,000.00	$126,000.00	$0.00
Wayne O	6000	6000	0	$75.00	$6.00	$14.00	$0.00	$0.00	$84,000.00	$95.00	$570,000.00	$570,000.00	$0.00
Yes This Time *	10	0	10	$10,000.00	$793.00	$2,159.00	$7,930.00	$100,000.00	$0.00	$12,952.00	$0.00	$129,520.00	$129,520.00
Zestful	100	100	0	$194.00	$78.00	$48.00	$0.00	$0.00	$4,800.00	$320.00	$32,000.00	$32,000.00	$0.00
Totals	169201	141649	27552				$528.852.80	$642,904.05	$2,294,447.35		$15,319,21.00	$16,700,102.00	$1,381,081.00
 _____________________

*	Denotes offerings commenced after 12/31/2020.
(1)	Denotes total membership interests offered, sold to date and remaining to be sold in each series.
(2)	Denotes the “Cash Portion of the Asset Cost”, “Cash Reserves for Operating Expenses”, and “Due Diligence Fee” per membership interest sold.
(3)	Denotes the amount of cash held in reserve attributable to such series after deduction of “Due Diligence Fee.”
(4)	Denotes the amount owed to the Manager for any loans extend on behalf of a series.
(5)	Denotes the amount of “Due Diligence Fee” or other “Management Fee” paid to Manager.
(6)	Price per membership interest of each series.
(7)	Denotes total dollar amount offered, sold to date and remaining to be sold in each series.
(8)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(9)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.

198

As of December 31, 2019, the following Series and related race horses have been created and are being offered pursuant to either (i) our California intrastate offering permit, (ii) Rule 506(c) of Regulation D, or (iii) the Offering Statement:

Name of Horse	Interests Offered(1)	Interests Sold (1)	Interests Remaining (1)	Asset Cost/Interest (2)	Operating Expense Reserve/Interest (2)	Due Diligence Fee/Interest (2)	Owed to Series (3)	Owed to Experiential (4)	Paid to Experiential (5)	Price Per Interest (6)	$ Sold (7)	$ Offered (7)	$ Remaining (7)
MRH Amandrea	550	425	125	$210.00	$40.00	$45.00	$5,000.00	$16,800.00	$19,125.00	$295.00	$125,375.00	$162,250.00	$36,875.00
MRH Amers	75	75	–	$82.00	$37.00	$21.00	$0.00	$0.00	$1,575.00	$140.00	$10,500.00	$10,500.00	$0.00
MRH Annahilate	450	300	150	$165.00	$90.00	$45.00	$13,500.00	$24,750.00	$13,500.00	$300.00	$90,000.00	$135,000.00	$45,000.00
MRH Bella Chica	100	30	70	$250.00	$66.00	$64.00	$4,620.00	$17,500.00	$1,920.00	$380.00	$11,400.00	$38,000.00	$26,600.00
MRH Big Mel	5,100	3,220	1,880	$89.00	$14.00	$18.00	$26,320.00	$167,320.00	$57,960.00	$121.00	$389,620.00	$617,100.00	$227,480.00
MRH Bullion	25	25	–	$240.00	$0.00	$230.00	$0.00	$0.00	$5,750.00	$470.00	$11,750.00	$11,750.00	$0.00
MRH Cairo Kiss	80	80	–	$347.50	$124.25	$83.25	$0.00	$0.00	$6,660.00	$555.00	$44,400.00	$44,400.00	$0.00
MRH Carpe Vinum	600	600	–	$200.00	$72.00	$48.00	$0.00	$0.00	$28,800.00	$320.00	$192,000.00	$192,000.00	$0.00
MRH Daddy's Joy	600	599	1	$80.00	$73.00	$27.00	$73.00	$80.00	$16,173.00	$180.00	$107,820.00	$108,000.00	$180.00
MRH Dancing Destroyer	250	250	–	$72.00	$47.00	$21.00	$0.00	$0.00	$5,250.00	$140.00	$35,000.00	$35,000.00	$0.00
Filly Four*	8,000	638	7,362	$105.00	$48.00	$27.00	$353,376.00	$773,010.00	$17,226.00	$180.00	$114,840.00	$1,440,000.00	$1,325,160.00
MRH Keertana 18*	5,100	2,647	2,453	$72.00	$13.00	$15.00	$31,889.00	$176,616.00	$39,705.00	$100.00	$264,700.00	$510,000.00	$245,300.00
MRH Kiana's Love	200	200	–	$55.00	$47.00	$18.00	$0.00	$0.00	$3,600.00	$120.00	$24,000.00	$24,000.00	$0.00
MRH Kichiro	200	129	71	$81.00	$29.00	$20.00	$2,059.00	$5,751.00	$2,580.00	$130.00	$16,770.00	$26,000.00	$9,230.00
MRH Madarnas	50	50	0	$204.00	$93.00	$53.00	$2,604.00	$4,488.00	$1,484.00	$350.00	$9,294.00	$17,500.00	$0.00
MRH Lazy Daisy*	1,250	1,250	–	$90.00	$7.00	$18.00	$0.00	$0.00	$22,500.00	$115.00	$143,750.00	$143,750.00	$0.00
MRH Major Implications	20	20	–	$128.00	$67.00	$35.00	$0.00	$0.00	$700.00	$230.00	$4,600.00	$4,600.00	$0.00
MRH Miss Puzzle	125	125	–	$112.00	$100.00	$38.00	$0.00	$0.00	$4,750.00	$250.00	$31,250.00	$31,250.00	$0.00
MRH Moonless Sky	200	200	–	$60.00	$33.50	$16.50	$0.00	$0.00	$3,300.00	$110.00	$22,000.00	$22,000.00	$0.00
MRH Night of Idiots	80	62	18	$112.00	$100.00	$38.00	$1,800.00	$2,016.00	$2,356.00	$250.00	$15,500.00	$20,000.00	$4,500.00
MRH Nileist	45	45	–	$260.00	$190.00	$80.00	$0.00	$0.00	$3,600.00	$530.00	$23,850.00	$23,850.00	$0.00
MRH Noble Goddess	300	300	–	$62.00	$31.00	$17.00	$0.00	$0.00	$5,100.00	$110.00	$33,000.00	$33,000.00	$0.00
NYC Claiming Package	510	510	–	$72.00	$54.00	$14.00	$0.00	$0.00	$7,140.00	$140.00	$71,400.00	$71,400.00	$0.00
MRH Ocean Magic	510	–	510	$31.00	$71.00	$18.00	$36,210.00	$15,810.00	$0.00	$120.00	$0.00	$61,200.00	$61,200.00
MRH Power Up Paynter	600	600	–	$100.00	$61.00	$29.00	$0.00	$0.00	$17,400.00	$190.00	$114,000.00	$114,000.00	$0.00
MRH Sauce On Side	125	125	–	$130.00	$74.00	$36.00	$0.00	$0.00	$4,500.00	$240.00	$30,000.00	$30,000.00	$0.00
MRH Shake It Up Baby	250	231	19	$44.00	$66.50	$19.50	$1,263.50	$836.00	$4,504.50	$130.00	$30,030.00	$32,500.00	$2,470.00
MRH Sigesmund	200	61	139	$50.00	$35.00	$15.00	$4,865.00	$6,950.00	$915.00	$100.00	$6,100.00	$20,000.00	$13,900.00
MRH Soul Beam	65	65	–	$355.00	$163.50	$91.50	$0.00	$0.00	$5,947.50	$610.00	$39,650.00	$39,650.00	$0.00
MRH Squared Straight	150	150	–	$153.00	$76.00	$41.00	$0.00	$0.00	$6,150.00	$270.00	$40,500.00	$40,500.00	$0.00
MRH Street Band	50	50	–	$918.00	$127.00	$185.00	$0.00	$0.00	$9,250.00	$1,230.00	$61,500.00	$61,500.00	$0.00
MRH Sunny 18*	5,100	3,608	1,492	$41.00	$14.00	$10.00	$20,888.00	$61,172.00	$36,080.00	$65.00	$234,520.00	$331,500.00	$96,980.00
MRH Swiss Minister	50	50	–	$150.00	$88.00	$42.00	$0.00	$0.00	$2,100.00	$280.00	$14,000.00	$14,000.00	$0.00
MRH Takeo Squared	100	100	–	$153.00	$76.00	$41.00	$0.00	$0.00	$4,100.00	$270.00	$27,000.00	$27,000.00	$0.00
MRH Tavasco Road	80	80	–	$128.00	$67.00	$35.00	$0.00	$0.00	$2,800.00	$230.00	$18,400.00	$18,400.00	$0.00
MRH Tizamagician	600	600	–	$185.00	$87.00	$48.00	$0.00	$0.00	$28,800.00	$320.00	$192,000.00	$192,000.00	$0.00
MRH Two Trail Sioux 17K	1	1	–	$24,750.00	$3,617.00	$1,493.00	$0.00	$0.00	$1,493.00	$29,860.00	$29,860.00	$29,860.00	$0.00
MRH Utalknboutpractice	100	95	5	$165.00	$90.00	$45.00	$450.00	$825.00	$4,275.00	$300.00	$28,500.00	$30,000.00	$1,500.00
MRH Vertical Threat	600	598	2	$100.00	$78.50	$31.50	$157.00	$200.00	$18,837.00	$210.00	$125,580.00	$126,000.00	$420.00
MRH Wayne O	6,000	6,000	–	$75.00	$6.00	$14.00	$0.00	$0.00	$84,000.00	$95.00	$570,000.00	$570,000.00	$0.00
MRH Zestful	100	100	–	$194.00	$78.00	$48.00	$0.00	$0.00	$4,800.00	$320.00	$32,000.00	$32,000.00	$0.00

 _____________________

199

*	Denotes offerings commenced in fourth quarter of fiscal year 2019.
(1)	Denotes total membership interests offered, sold to date and remaining to be sold in each series.
(2)	Denotes the “Cash Portion of the Asset Cost”, “Cash Reserves for Operating Expenses”, and “Due Diligence Fee” per membership interest sold.
(3)	Denotes the amount of cash held in reserve attributable to such series after deduction of “Due Diligence Fee.”
(4)	Denotes the amount owed to the Manager for any loans extended on behalf of a series.
(5)	Denotes the amount of “Due Diligence Fee” or other “Management Fee” paid to Manager.
(6)	Price per membership interest of each series.
(7)	Denotes total dollar amount offered, sold to date and remaining to be sold in each series.

Revenues

Revenues are generated at the Series level. During the twelve-month periods ended December 31, 2020, and December 31, 2019, the Company generated $1,455,916 and $263,655 in revenues, respectively. The increase in revenue is attributed to certain Series’ Underlying Asset winning horse race purse winnings. Some of the Company’s horses (as more particularly described in the Offering Statement under the “Use of Proceeds” section for each Underlying Asset) have begun racing, and thus, may begin to generate revenue.

During the twelve-month periods ended December 31, 2020, and December 31, 2019, the Company incurred costs of revenue – horse expenses of $1,805,350 and $502,233 respectively. The increase in costs of revenue – horse expenses is attributed to the Company’s investment in new, additional Underlying Assets that are related to veterinary costs, transportation, jockey fees, etc. as directly related to the revenue-driving activities of such series of horses.

The revenues generated, and costs of revenue incurred, on a series-by-series basis as of December 31, 2020, and December 31, 2019 are as follows:

	Revenue		Cost of Revenues
Series Name	31-Dec-20	31-Dec-19	31-Dec-20	31-Dec-19
Series Action Bundle (1)	$500	–	$(37,070)	–
Series Amandrea	$19,039	$1,650	$(34,536)	$(12,092)
Series Ambleside Park 19	–	–	$(6,537)	–
Series Amers	–	$1,584	–	$(2,881)
Series Apple Down Under 19	–	–	$(9,111)	–
Series Athenian Beauty 19	–	–	$(8,768)	–
Series Authentic	$825,000	–	$(300,002)	–
Series Awe Hush 19	–	–	$(20,598)	–
Series Bella Chica	$17,252	–	$(14,105)	$(12,620)
Series Big Mel	$12,450	–	$(40,867)	$(23,482)
Series Bullion	–	–	–	–
Series Cairo Kiss	$180	$920	$(5,183)	$(14,038)
Series Cayala 19	–	–	$(22,879)	–
Series Classofsixtythree 19	–	–	$(11,755)	–
Series Collusion Illusion	$11,500	–	$(48,960)	–
Series Consecrate 19	–	–	$(6,166)	–
Series Daddy’s Joy	$22,488	–	$(28,837)	$(20,411)
Series De Mystique ‘17	$10,280	$11,385	$(4,723)	$(15,131)
Series Deep Cover	–	–	$(33,184)	–
Series Escape Route	$30,300	–	$(17,267)	–
Series Exonerated 19	–	–	$(10,161)	–
Series Frosted Oats	–	–	$(11,517)	–
Series Future Stars Stable	–	–	$(30,394)	–
Series Got Stormy	–	–	$(1,104)	–
Series Just Louise 19	–	–	$(14,157)	–
Series Keertana 18	–	–	$(27,649)	$(8,604)
Series Kiana’s Love	$5,775	$8,516	$(6,536)	$(11,952)
Series Kichiro	$2,338	$70	$(7,800)	$(6,446)
Series Lane Way	$50,544	–	$(81,400)	–
Series Latte Da 19	–	–	$(9,955)	–
Series Lazy Daisy	$10,271	$2,500	$(10,881)	$(9,233)

200

Series Lost Empire 19	–	–	$(19,955)	–
Series Madarnas	–	–	–	–
Series Major Implications	–	$2,714	–	$(1,197)
Series Man Among Men	–	–	$(15,419)	–
Series Margaret Reay 19	–	–	$(16,566)	–
Series Martita Sangrita 17	$35,879	$23,544	$(57,080)	$(33,754)
Series Midnight Sweetie 19	–	–	$(9,232)	–
Series Miss Puzzle	–	–	$(9,492)	$(1,555)
Series Mo Mischief	$7,895	–	$(42,824)	–
Series Monomoy Girl	–	–	$(1,471)	–
Series Moonless Sky	$2,228	$1,936	$(689)	$(7,671)
Series Motion Emotion (2)	–	–	$(2,070)	–
Series Naismith	–	–	$(30,704)	–
Series New York Claiming Package	$15,106	$20,563	$(5,132)	$(7,412)
Series Night of Idiots	$3,960	$5,088	$(6,141)	$(15,822)
Series Nileist	–	$9,658	–	$(24,935)
Series Noble of Goddess	$218	$4,352	$(4,740)	$(17,594)
Series NY Exacta	–	–	$(53,793)	–
Series Palace Foal	–	–	–	$(6,171)
Series Popular Demand	–	–	$(22,179)	–
Series Power Up Paynter	$47,895	$22,809	$(49,448)	$(28,674)
Series Sauce on Side	–	$6,023	–	$(8,904)
Series Shake It Up Baby	$325	$125	$(3,988)	$(9,818)
Series Sigesmund	$514	–	$(8,358)	$(7,021)
Series Social Dilemma	–	–	$(1,275)	–
Series Soul Beam	–	$24,852	–	$(21,006)
Series Speightstown Belle 19	–	–	$(10,361)	–
Series Squared Straight	$4,016	$1,041	$(18,823)	$(12,217)
Series Storm Shooter	$47,320	–	$(64,157)	–
Series Street Band	$51,359	$41,305	$(3,316)	$(14,858)
Series Sunny 18	–	–	$(38,038)	$(5,383)
Series Swiss Minister	–	$5,749	–	$(5,875)
Series Takeo Squared	–	$4,684	–	$(1,558)
Series Tapitry 19	–	–	$(15,373)	–
Series Tavasco Road	–	$1,695	–	$(3,574)
Series The Filly Four	$38,000	–	$(202,319)	$(8,655)
Series Thirteen Stripes	–	–	$(31,310)	–
Series Tizamagician	$58,923	$27,602	$(55,992)	$(31,620)
Series Two Trail Sioux 17	–	–	$(21,226)	$(16,943)
Series Two Trial Sioux 17K	–	–	$60	–
Utalknboutpractice	$10,200	–	$(11,190)	$(7,985)
Series Vertical Threat	$112,110	–	$(77,095)	$(24,817)
Series Wayne O	$2,051	$28,700	$(32,080)	$(38,694)
Series Yes This Time	–	–	$(1,472)	–
Series Zestful	–	$4,590	–	$(1,630)
	$1,455,916	$263,655	$(1,805,350)	$(502,233)

_____________________

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.

201

Operating Expenses

Since its formation in December 2016, the Company’s efforts have been focused on the development of the offering and marketing for fundraising. The Company commenced its planned principal operations in 2018. During the twelve-month periods ended December 31, 2020, and December 31, 2019, the Company incurred $4,945,826 and $1,049,769, respectively, an increase of $3,896,057 related to general and administrative fees, management fees, depreciation, and loss on horse retirement. The increase was primarily driven by increased costs from the Company’s investment in new Underlying Assets.

Operating Expenses for the Company including all of the Series for the twelve-month periods ended December 31, 2020, and December 31, 2019, are as follows:

Total Operating Expense
	31-Dec-20	31-Dec-19	Difference	Change
General and Administrative	$237,678	$53,326	$184,352	78%
Management Fees	$1,917,883	$460,455	$1,457,428	76%
Depreciation	$2,676,696	$472,260	$2,204,436	82%
Loss on Horse Retirement	$113,569	$63,728	$49,841	44%
Total:	$4,945,826	$1,049,769	$3,896,057	79%

Operating Expenses - Overview

During the twelve-month periods ended December 31, 2020, and December 31, 2019, at the close of the respective offerings for the Series listed in the table below, each individual Series became responsible for operating expenses. All operating expenses are incurred on the books by the Series. The operating expenses for each Series are as follows:

Series Name	31-Dec-20	31-Dec-19
Series Action Bundle (1)	$4,400	–
Series Amandrea	$47,845	$33,623
Series Ambleside Park	$19,417	–
Series Amers	–	$4,627
Series Apple Down Under 19	$22,587	–
Series Athenian Beauty 19	$19,298	–
Series Authentic	$1,234,060	–
Series Awe Hush 19	$65,563	–
Series Bella Chica	$13,901	$13,066
Series Big Mel	$224,846	$115,290
Series Bullion	$(333)	$3,500
Series Cairo Kiss	$(3,040)	$10,767
Series Cayala 19	$82,785	–
Series Classofsixtythree 19	$43,503	–
Series Collusion Illusion	$146,741	–
Series Consecrate	$15,105	–
Series Daddy's Joy	$21,374	$28,339
Series De Mystique 17	$18,185	$9,653
Series Deep Cover	$49,904	–
Series Escape Route	$13,545	–
Series Exonerated 19	$37,264	–
Series Frosted Oats	$43,653	–

202

Series Future Stars Stable	$108,743	–
Series Got Stormy	$9,673	–
Series Just Louise	$53,030	–
Series Keertana 18	$161,445	$71,593
Series Kiana's Love	$6,755	$9,075
Series Kichiro	$9,587	$7,955
Series Lane Way	$209,752	–
Series Latte Da	$26,646	–
Series Lazy Daisy	$114,816	$36,750
Series Lost Empire	$80,152	–
Series Madarnas	–	–
Series Major Implications	–	$2,361
Series Man Among Men	$50,602	–
Series Margaret Reay 19	$55,216	–
Series Martita Sangrita 17	$49,530	$59,321
Series Midnight Sweetie 19	$27,574	–
Series Miss Puzzle	$7,494	$10,707
Series Monomoy Girl	$22,374	–
Series Motion Emotion (2)	$2,215	–
Series Mo Mischief	$126,338	–
Series Moonless Sky	$(1,224)	$5,500
Series Naismith	$74,657	–
Series New York Claiming Package	$24,803	$18,685
Series Night of Idiots	$(1,674)	$4,717
Series Nileist	–	$1,128
Series Noble Goddess	$347	$9,829
Series NY Exacta	$107,220	–
Series Palace Foal	$3,902	$6,503
Series Popular Demand	$75,462	–
Series Power Up Paynter	$27,890	$32,848
Series Sauce On Side	–	$13,333
Series Shake It Up Baby	$(2,180)	$8,600
Series Sigesmund	$9,907	$4,833
Series Social Dilemma	$2,953	–
Series Soul Beam	–	$18,988
Series Speightstown Belle	$29,271	–
Series Squared Straight	$11,325	$9,000
Series Storm Shooter	$92,199	–
Series Street Band	$48,731	$22,443
Series Sunny 18	$95,630	$54,708
Series Swiss Minister	–	$7,306
Series Takeo Squared	–	$12,917
Series Tapitry	$50,602	–
Series Tavasco Road	–	$8,299
Series The Filly Four	$703,495	$72,756
Series Thirteen Stripes	$58,881	–
Series Tizamagician	$49,504	$59,951
Series Two Trail Sioux 17	$34,600	$31,500
Series Two Trail Sioux 17K	$19,968	$6,700
Series Utalknboutpractice	$(1,743)	$8,100
Series Vertical Threat	$36,201	$33,670
Series Wayne O	$152,555	$163,370
Series Yes This Time	–	–
Series Zestful	–	$17,460
TOTAL	$4,945,826	$1,049,769

_____________________

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.

203

Operating Expenses – General and Administrative

For the twelve-month periods ended December 31, 2020, and December 31, 2019, the Company incurred general and administrative fees of $237,678 and $53,326, respectively, an increase of $184,352. This is due to an increase in the minimum annual General and Administrative expense that is incurred by each Series. In addition, many of the horses that incurred expenses in the prior period incurred a subsequent fee in the current period. The expense increases based on the size of the overall offering. These increases in offerings combined with larger offerings contributed to an overall increase in the general and administrative expense for the Company for the period ending December 31, 2020 relative to the prior period.

The general and administrative fees incurred on a series-by-series basis as of December 31, 2020, and December 31, 2019 are as follows:

Series Name	31-Dec-20	31-Dec-19
Series Action Bundle (1)	$4,350	–
Series Amandrea	$1,816	$1,500
Series Ambleside Park 19	$2,400	–
Series Amers	–	$375
Series Apple Down Under 19	$2,400	–
Series Athenian Beauty 19	$2,400	–
Series Authentic	$12,180	–
Series Awe Hush 19	$2,400	–
Series Bella Chica	$1,788	$2,813
Series Big Mel	$3,100	$1,500
Series Bullion	$(1,213)	$1,500
Series Cairo Kiss	$2,900	$1,500
Series Cayala 19	$3,200	–
Series Classofsixtythree 19	$2,400	–
Series Collusion Illusion	$1,800	–
Series Consecrate 19	$2,400	–
Series Daddy’s Joy	$3,100	$1,500
Series De Mystique ‘17	$1,725	$1,500
Series Deep Cover	$2,500	–
Series Escape Route	–	–
Series Exonerated 19	$2,400	–
Series Frosted Oats	$3,200	–
Series Future Stars Stable	$3,200	–
Series Got Stormy	$9,673	–
Series Just Louise 19	$2,400	–
Series Keertana 18	$3,100	$1,500
Series Kiana's Love	$3,140	$1,500
Series Kichiro	$3,100	$1,500
Series Lane Way	$3,800	–
Series Latte Da 19	$3,200	–
Series Lazy Daisy	$4,100	$1,500
Series Lost Empire 19	$3,200	–
Series Madarnas	–	–
Series Major Implications	–	–
Series Man Among Men	$2,400	–

204

Series Margaret Reay 19	$2,400	–
Series Martita Sangrita 17	$3,100	$1,500
Series Midnight Sweetie 19	$2,400	–
Series Miss Puzzle	$3,100	$1,500
Series Mo Mischief	$2,500	–
Series Monomoy Girl	$22,374	–
Series Moonless Sky	$1,718	$1,500
Series Motion Emotion (2)	$2,215	–
Series Naismith	$5,938	–
Series New York Claiming Package	$1,693	$857
Series Night of Idiots	$1,255	$1,500
Series Nileist	–	$1,500
Series Noble Goddess	$2,400	$1,500
Series NY Exacta	$6,069	–
Series Palace Foal	–	–
Series Popular Demand	$5,800	–
Series Power Up Paynter	$3,100	$1,500
Series Sauce on Side	–	–
Series Shake It Up Baby	–	$1,500
Series Sigesmund	$3,100	$1,500
Series Social Dilemma	$2,215	–
Series Soul Beam	–	$125
Series Speightstown Belle	$2,400	–
Series Squared Straight	$3,900	$1,500
Series Storm Shooter	$5,800	–
Series Street Band	$12,426	$1,500
Series Sunny 18	$3,140	$1,500
Series Swiss Minister	–	$1,460
Series Takeo Squared	–	–
Series Tapitry 19	$2,400	–
Series Tavasco Road	–	–
Series The Filly Four	$7,602	$6,000
Series Thirteen Stripes	$5,000	–
Series Tizamagician	$3,100	$1,500
Series Two Trail Sioux 17	$3,100	$1,500
Series Two Trial Sioux 17K	$10,975	$1,200
Series Utalknboutpractice	$2,450	$1,500
Series Vertical Threat	$3,100	$1,500
Series Wayne O	$2,350	$1,500
Series Yes This Time	–	–
Series Zestful	–	–
TOTAL	$237,678	$53,326

_____________________

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.

205

Operating Expenses – Management Fee

For the twelve-month periods ended December 31, 2020, and December 31, 2019, the Company incurred Management Fee expenses of $1,917,883 and $460,455, respectively, an increase of $1,457,428. The increase is due primarily to the quantity and value of the overall offerings during the current period relative to the prior period. In addition, the increase in offerings combined with higher race earnings during the current period contributed to the increase from the prior period.

The Management Fee expenses on a series-by-series basis as of December 31, 2020, and December 31, 2019 are as follows:

	Management Fee
Series Name	31-Dec-20	31-Dec-19
Series Action Bundle (1)	$50	–
Series Amandrea	$7,529	$19,290
Series Ambleside Park 19	$12,608	–
Series Amers	–	$420
Series Apple Down Under 19	$15,570	–
Series Athenian Beauty 19	$12,690	–
Series Authentic	$468,750	–
Series Awe Hush 19	$44,280	–
Series Bella Chica	$3,780	$1,920
Series Big Mel	$51,580	$58,565
Series Bullion	$(1,788)	–
Series Cairo Kiss	–	–
Series Cayala 19	$55,897	–
Series Classofsixtythree 19	$28,950	–
Series Collusion Illusion	$113,400	–
Series Consecrate 19	$9,608	–
Series Daddy’s Joy	$2,276	$16,173
Series De Mystique ‘17	$1,028	$6,347
Series Deep Cover	$26,400	–
Series Escape Route	$10,392	–
Series Exonerated 19	$20,787	–
Series Frosted Oats 19	$25,830	–
Series Future Stars Stable	$74,168	–
Series Got Stormy	–	–
Series Just Louise 19	$34,762	–
Series Keertana 18	$36,795	$39,705
Series Kiana’s Love	–	$4,042
Series Kichiro	$1,320	$2,580
Series Lane Way	$86,054	–
Series Latte Da 19	$21,525	–
Series Lazy Daisy	$27	$22,750
Series Lost Empire 19	$53,151	–
Series Madarnas	–	–
Series Major Implications	–	–
Series Man Among Men	$33,579	–
Series Margaret Reay 19	$37,023	–
Series Martita Sangrita 17	$3,588	$31,154

206

Series Midnight Sweetie 19	$18,204	–
Series Miss Puzzle	$(63)	$4,750
Series Mo Mischief	$56,889	–
Series Monomoy Girl	–	–
Series Moonless Sky	–	–
Series Motion Emotion (2)	–	–
Series Naismith	$45,600	–
Series New York Claiming Package	$1,511	$4,192
Series Night of Idiots	$684	$304
Series Nileist	–	$320
Series Noble of Goddess	–	$2,329
Series NY Exacta	$68,400	–
Series Palace Foal	–	–
Series Popular Demand	$36,720	–
Series Power Up Paynter	$4,790	$19,681
Series Sauce on Side	–	–
Series Shake It Up Baby	$403	$4,517
Series Sigesmund	$2,085	–
Series Social Dilemma	–	–
Series Soul Beam	–	$275
Series Speightstown Belle 19	$18,765	–
Series Squared Straight	$(75)	–
Series Storm Shooter	$52,732	–
Series Street Band	$56	$12,192
Series Sunny 18	$23,980	$36,080
Series Swiss Minister	–	$966
Series Takeo Squared	–	–
Series Tapitry 19	$33,579	–
Series Tavasco Road	–	$315
Series The Filly Four	$202,574	$17,226
Series Thirteen Stripes	$34,350	–
Series Tizamagician	$5,892	$31,441
Series Two Trail Sioux 17	$6,750	$13,500
Series Two Trial Sioux 17K	$743	–
Series Utalknboutpractice	$225	$2,610
Series Vertical Threat	$11,274	$18,837
Series Wayne O	$205	$86,870
Series Yes This Time	–	–
Series Zestful	–	$1,104
Total	$1,917,883	$460,455

_____________________

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.

207

Operating Expenses – Depreciation

For the twelve-month periods ended December 31, 2020, and December 31, 2019, the depreciation was $2,676,696 and $472,260, respectively, an increase of $2,204,436. The increase is due to both the quantity and the value of the overall assets increased from the period ending December 31, 2020. This is primarily attributed to the Company acquiring an increase in higher valued horses in the current period than in the previous period. The method of calculating depreciation remained unchanged during the current period.

The depreciation on a series-by-series basis as of December 31, 2020, and December 31, 2019 are as follows:

Series Name	31-Dec-20	31-Dec-19
Series Action Bundle (1)	-	-
Series Amandrea	$38,500	$12,833
Series Ambleside Park 19	$4,409	–
Series Amers	–	$1,372
Series Apple Down Under 19	$4,617	–
Series Athenian Beauty 19	$4,208	–
Series Authentic	$753,129	–
Series Awe Hush 19	$18,883	–
Series Bella Chica	$8,333	$8,333
Series Big Mel	$170,166	$55,225
Series Bullion	$241	$2,000
Series Cairo Kiss	$7,124	$9,267
Series Cayala 19	$23,689	–
Series Classofsixtythree 19	$12,153	–
Series Collusion Illusion	$31,541	–
Series Consecrate 19	$3,097	–
Series Daddy’s Joy	$15,998	$10,666
Series De Mystique ‘17	$5,191	$1,806
Series Deep Cover	$21,004	–
Series Escape Route	$3,153	–
Series Exonerated 19	$14,077	–
Series Frosted Oats	$14,623	–
Series Future Stars Stable	$31,375	–
Series Got Stormy	–	–
Series Just Louise 19	$15,867	–
Series Keertana 18	$121,550	$30,388
Series Kiana's Love	$1,985	$3,533
Series Kichiro	$5,167	$3,875
Series Lane Way	$119,897	–
Series Latte Da 19	$1,921	–
Series Lazy Daisy	$34,949	$12,500
Series Lost Empire 19	$23,800	–
Series Madarnas	–	–
Series Major Implications	–	–
Series Man Among Men	$14,623	–
Series Margaret Reay 19	$15,793	–
Series Martita Sangrita 17	$42,842	$26,667
Series Midnight Sweetie 19	$6,970	–
Series Miss Puzzle	$4,457	$4,457
Series Mo Mischief	$66,949	–

208

Series Monomoy Girl	-	-
Series Moonless Sky	$269	$4,000
Series Motion Emotion (2)	–	–
Series Naismith	$23,118	–
Series New York Claiming Package	$(14,792)	$16,480
Series Night of Idiots	$931	$2,913
Series Nileist	–	$3,337
Series Noble Goddess	$4,516	$6,000
Series NY Exacta	$32,751	–
Series Palace Foal	$3,902	$6,503
Series Popular Demand	$32,942	–
Series Power Up Paynter	$20,000	$11,667
Series Sauce on Side	–	$1,801
Series Shake It Up Baby	$217	$2,583
Series Sigesmund	$2,880	$3,333
Social Dilemma	$737	–
Series Soul Beam	–	$4,632
Series Speightstown Belle	$8,106	–
Series Squared Straight	$7,500	$7,500
Series Storm Shooter	$33,667	–
Series Street Band	$12,875	$8,750
Series Sunny 18	$68,510	$17,128
Series Swiss Minister	–	$1,573
Series Takeo Squared	–	–
Series Tapitry 19	$14,623	–
Series Tavasco Road	–	$275
Series The Filly Four	$493,319	$49,530
Series Thirteen Stripes	$19,531	–
Series Tizamagician	$40,515	$27,010
Series Two Trail Sioux 17	$24,750	$16,500
Series Two Trial Sioux 17K	$8,250	$5,500
Series Utalknboutpractice	$3,471	$3,990
Series Vertical Threat	$21,827	$13,333
Series Wayne O	$150,000	$75,000
Series Yes This Time	–	–
Series Zestful	–	–
Total	$2,676,696	$472,260

_____________________

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.

209

Operating Expenses – Loss on Horse Retirement

For the twelve-month periods ended December 31, 2020, and December 31, 2019, the loss on horse retirement was $113,569 and $63,728, respectively, an increase of $49,841. The increase is due to the timing and the change in remaining net asset value at the close out of the respective Series in the given period.

The loss on horse retirement on a series-by-series basis as of December 31, 2020, and December 31, 2019 are as follows:

Loss on Horse
Series Name	31-Dec-20	31-Dec-19
Series Action Bundle (1)	–	–
Series Amandrea	–	–
Series Ambleside Park 19	–	–
Series Amers	–	$2,460
Series Apple Down Under 19	–	–
Series Athenian Beauty 19	–	–
Series Authentic	–	–
Series Awe Hush	–	–
Series Bella Chica	–	–
Series Big Mel	–	–
Series Bullion	$2,425	–
Series Cairo Kiss	$(13,065)	–
Series Cayala 19	–	–
Series Classofsixtythree 19	–	–
Series Collusion Illusion	–	–
Series Consecrate 19	–	–
Series Daddy’s Joy	–	–
Series De Mystique ’17	$10,241	–
Series Deep Cover	–	–
Series Escape Route	–	–
Series Exonerated 19	–	–
Series Frosted Oats	–	–
Series Future Stars Stable	–	–
Series Got Stormy	–	–
Series Just Louise 19	–	–
Series Keertana 18	–	–
Series Kiana’s Love	$1,630	–
Series Kichiro	–	–
Series Lane Way	–	–
Series Lazy Daisy	$75,739	–
Series Lost Empire 19	–	–
Series Madarnas	–	–
Series Major Implications	–	$2,361
Series Man Among Men	–	–
Series Margaret Reay 19	–	–
Series Martita Sangrita 17	–	–
Series Midnight Sweetie 19	–	–
Series Miss Puzzle	–	–
Series Mo Mischief	–	–
Series Monomoy Girl	–	–
Series Moonless Sky	$(3,211)	–
Series Motion Emotion (2)	–	–
Series Naismith	–	–
Series New York Claiming Package	$36,392	$(2,844)
Series Night of Idiots	$(4,544)	–

210

Series Nileist	–	$(4,029)
Series Noble of Goddess	$(6,569)	–
Series NY Exacta	–	–
Series Palace Foal	–	–
Series Popular Demand	–	–
Series Power Up Paynter	–	–
Series Sauce on Side	–	$11,532
Series Shake It Up Baby	$(2,800)	–
Series Sigesmund	$1,843	–
Series Social Dilemma	–	–
Series Soul Beam	–	$13,957
Series Speightstown Belle	–	–
Series Squared Straight	–	–
Series Street Band	$23,375	–
Series Storm Shooter	–	–
Series Sunny 18	–	–
Series Swiss Minister	–	$3,307
Series Takeo Squared	–	$12,917
Series Tavasco Road	–	$7,706
Series The Filly Four	–	–
Series Thirteen Stripes	–	–
Series Tizamagician	–	–
Series Two Trail Sioux 17	–	–
Series Two Trial Sioux 17K	–	–
Series Utalknboutpractice	$(7,887)	–
Series Vertical Threat	–	–
Series Wayne O	–	–
Series Yes This Time	–	–
Series Zestful	–	$16,361
TOTAL	$113,569	$63,728

_____________________

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.

As a result, the Company’s aggregate net loss across all series for the twelve-month periods ended December 31, 2020, and December 31, 2019 was $5,330,249 and $1,288,347, respectively.

211

Liquidity and Capital Resources – For the Six-Month Periods Ended June 30, 2021, and June 30, 2020

During the six-month periods ended June 30, 2021, and June 30, 2020, the Company has relied on advances from the Manager, raising capital to fund its operations and the issuance of securities under Regulation A offerings, as well as under Regulation D offerings, as sources of capital. The funds raised supported the repayment of Manager’s loans (advanced to obtain Underlying Assets), accrue management fees and set aside cash held by the Manager as horse reserve accounts to cover certain horse expenses.

Of the horses that were part of an offering as of June 30, 2021 that have not yet started racing and thus potential revenue-generating activities, the Company anticipates they will begin racing as follows:

Name of Series	Target for Revenue Generation
Ambleside Park 19	Sep-21
Apple Down Under 19	Jul-21
Ari the Adventurer 19	March 2022
Athenian Beauty 19	Dec 2021
Awe Hush 19	March 2022
Carrothers	Feb 2022
Cayala 19	Nov 2021
Classofsixtythree 19	March 2022
Co Cola 19	Sep-21
Consecrate 19	Aug-21
Courtisane 19	Nov 2021
Deep cover	Feb 2022
Desire Street 19	Dec 2021
Echo Warrior 19	Feb 2022
Exonerated 19	Nov 2021
Frosted Oats	Jul-21
Future Stars Stable	Jul-21
Grand Traverse Bay 19	Nov 2021
Into Summer 19	Nov 2021
Just Louise 19	Aug-21
Latte Da 19	Feb 2022
Lost Empire 19	Feb 2022
Man Among Men	March 2022
Margaret Reay19	Aug-21
Margarita Friday 19	March 2022
Midnight Sweetie 19	Apr 2022
Miss Puzzle	--
Miss Sakamoto	Feb 2022
Mrs Whistler	Feb 2022
Our Miss Jones 19	March 2022
Popular Demand	--
Queen Amira 19	Aug-21
Race Hunter 19	Sep-21
Salute to America	Nov 2021
Silverpocketsfull 19	Feb 2022
Tapitry 19	Aug-21
Tell the Duchess 19	Nov 2021
Tufnel (Count to Eleven 20)	Summer 2022
Vow	Nov 2021
War Safe	Jan 2022
Who'sbeeninmybed 19	Dec 2021
Wonder Upon a Star 19	Dec 2021
You Make luvin Fun 19	Nov 2021

212

The Company anticipates such horses will begin racing and, thus, potentially generating revenue as early as the above dates, which should allow such Series to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should such Underlying Asset need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover its Operating Expenses. The Company has purchased insurance for such Underlying Assets.

The Company (if viewed as if it were a separate and distinct entity apart from its Series) will not have much, if any, need for cash reserves and, instead, each Series will have liquidity needs that are built into Operating Expense reserves and covered by future revenue-generating activities. Specifically, it is the intent of the Company to reserve Operating Expenses, including Upkeep Fees, at the outset of an offering sufficient to maintain the Underlying Asset without the need to raise additional capital for such Series . The Company intends to rely on revenue generated from such Underlying Asset to provide ongoing working capital needed to fund the Operating Expenses of each such Series thereafter. Further, in the event that a Series is not fully subscribed, or needs additional funding beyond the Operating Expense reserves, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the Series on the same terms and conditions as the investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the Series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

Since inception, the Company has relied on advances from the Manager and raising capital to fund its operations. As of June 30, 2021, the Company had negative capital and will likely incur losses prior to generating positive working capital. During the next 12 months, the Company intends to fund its operations, including those of its Series with funding from a Regulation A offering campaign, loans from its Manager and funds from revenue producing activities, if and when such can be realized. If the Company cannot secure additional short-term capital, it may cease operations on a series-by-series basis. The financial statements and related notes thereto included in this Semi-Annual Report do not include any adjustments that might result from these uncertainties.

Horse Reserve Funds

During the six-month periods ended June 30, 2021, and June 30, 2020, the Company had a total of $3,482,900 and $513,329, respectively, in reserve funds held by the Manager for each series of an Underlying Asset as outlined below.

213

As of June 30, 2021, the Company’s positions of borrowings and amounts owed to it by the Manager are as follows:

Series-Series Name	Horse reserve account owed to/(by) Series	(Horse acquisition loans owed to Manager)	Net amount owed to/(by) Series	Horse Reserves to Last Through
Series-Action Bundle	$–	$–	$–	N/A
Series-Amandrea	$(24,447)	$–	$(24,447)	N/A
Series-Ambleside Park 19	$15,620	$–	$15,620	9/30/2021
Series-Amers	$–	$–	$–	N/A
Series-Apple Down Under 19	$18,238	$–	$18,238	9/30/2021
Series-Authentic	$(158,487)	$–	$(158,487)	N/A
Series-Awe Hush 19	$30,898	$–	$30,898	12/31/2021
Series- Ari the Adventurer 19	$45,001	$–	$45,001	12/31/2021
Series- Athenian Beauty 19	$18,738	$–	$18,738	10/31/2021
Series- Bella Chica	$(14,560)	$–	$(14,560)	N/A
Series- Squared Straight	$–	$–	$–	N/A
Series- Big Mel	$(39,798)	$–	$(39,798)	N/A
Series- Black Escort 19	$22,652	$(30,870)	$(8,218)	10/31/2021
Series- Bullion	$–	$–	$–	N/A
Series- Cairo Kiss	$–	$–	$–	N/A
Series- Carrothers	$86,711	$(310,863)	$(224,152)
Series- Cayala 19	$41,696	$–	$41,696
Series- Classofsixtythree 19	$22,978	$–	$22,978	10/31/2021
Series- Co Cola 19	$114,834	$(225,070)	$(110,236)
Series- Collusion Illusion	$17,495	$–	$17,495	9/30/2021
Series- Consecrate 19	$14,305	$–	$14,305	9/30/2021
Series- Utalknboutpractice	$–	$–	$–	N/A
Series- Courtisane 19	$158,722	$(126,200)	$32,522
Series- Daddy’s Joy	$(4,053)	$–	$(4,053)	N/A
Series- Dancing Crane	$8,177	$–	$8,177	8/30/2021
Series- Deep Cover	$1,875	$–	$1,875	7/30/2021
Series- DeMystique 17	$–	$–	$–	N/A
Series- Desire Street 19	$85,019	$(174,267)	$(89,248)
Series- Echo Warrior 19	$111,882	$(118,271)	$(6,389)
Series- Escape Route	$7,432	$–	$7,432	8/30/2021
Series- Exonerated 19	$19,182	$–	$19,182	9/30/2021
Series- Frosted Oats	$27,712	$–	$27,712	11/30/2021
Series- Future Stars Stable	$62,893	$–	$62,893	12/31/2021
Series- Going to Vegas	$71,059	$(3,509)	$67,550	3/30/2022
Series- Got Stormy	$40,069	$–	$40,069	12/31/2021
Series-Grand Traverse Bay 19	$117,642	$(70,291)	$47,351	6/30/2022
Series- Into Summer 19	$112,998	$(213,265)	$(100,267)	6/30/2022
Series- Just Louise 19	$27,726	$–	$27,726	10/31/2021
Series-Keertana 18	$25,327	$–	$25,327	10/31/2021
Series- Kiana's Love	$–	$–	$–	N/A
Series- Kichiro	$–	$–	$–	N/A
Series- Lane Way	$(8,448)	$–	$(8,448)	N/A
Series- Latte Da 19	$27,952	$–	$27,952	10/31/2021
Series- Lazy Daisy	$–	$–	$–	N/A
Series- Lost Empire 19	$47,906	$–	$47,906	12/31/2021
Series- Madarnas	$–	$–	$–	N/A
Series- Major Implications	$–	$–	$–	N/A
Series- Man Among Men 19	$24,476	$–	$24,476	10/31/2021
Series- Margaret Reay 19	$26,120	$–	$26,120	10/31/2021
Series- Margarita Friday 19	$164,226	$(282,200)	$(117,974)	12/31/2022
Series- Margarita Sangrita 17	$(29,031)	$–	$(29,031)	N/A
Series- Mayan Milagra 19	$29,162	$(7,346)	$21,816

214

Series- Midnight Sweetie 19	$17,983	$–	$17,983
Series- Miss Puzzle	$(8,868)	$–	$(8,868)	N/A
Series- Miss Sakamoto	$112,445	$(194,478)	$(82,033)	12/31/2022
Series- Mo Mischief	$(5,255)	$–	$(5,255)	N/A
Series- Monomoy Girl	$51,546	$–	$51,546
Series- Moonless Sky	$–	$–	$–	N/A
Series- Motion Emotion	$–	$–	$–	N/A
Series Mrs Whistler	$138,566	$(95,256)	$43,309	12/31/2022
Series- Naismith	$46,003	$–	$46,003
Series - New York Claiming Package	$–	$–	$–	N/A
Series- Night of Idiots	$–	$–	$–	N/A
Series- Nileist	$–	$–	$–	N/A
Series- Noble Goddess	$–	$–	$–	N/A
Series- NY Exacta	$84,437	$–	$84,437	9/30/2022
Series- Our Miss Jones 19	$91,283	$(161,160)	$(69,877)	9/30/2022
Series- Palace Foal	$(6,171)	$–	$(6,171)	N/A
Series- Popular Demand	$1,346	$–	$1,346	7/30/2021
Series- Power Up Paynter	$(16,753)	$–	$(16,753)	N/A
Series- Queen Amira 19	$150,447	$(280,500)	$(130,053)	12/31/2022
Series- Race Hunter 19	$170,420	$(269,355)	$(98,935)	12/31/2022
Series- Salute to America	$143,347	$(232,050)	$(88,703)	12/31/2022
Series- Sauce on Side	$–	$–	$–	N/A
Series- Shake It Up Baby	$–	$–	$–	N/A
Series- Sigesmund	$–	$–	$–	N/A
Series- Silverpockestfull 19	$85,289	$(160,227)	$(74,938)	6/30/2022
Series- Social Dilemma	$44,852	$–	$44,852	12/31/2021
Series- Soul Beam	$–	$–	$–	N/A
Series- Speightstown Belle 19	$–	$–	$–	N/A
Series- Storm Shooter	$17,318	$–	$17,318	9/30/2021
Series- Street Band	$–	$–	$–	N/A
Series- Sunny 18	$19,277	$–	$19,277	9/30/2021
Series- Sweet Sweet Annie 19	$22,194	$(45,423)	$(23,229)	9/30/2021
Series- Swiss Minister	$–	$–	$–	N/A
Series-Takeo Squared	$–	$–	$–	N/A
Series- Tapitry 19	$24,476	$–	$24,476	9/30/2021
Series-Tavasco Road	$–	$–	$–	N/A
Series- Tell All 19	$12,232	$–	$12,232	8/30/2021
Series-Tell the Duchess 19	$145,417	$(241,400)	$(95,983)	12/31/2021
Series- The Filly Four	$68,510	$–	$68,510	12/31/2021
Series- Thirteen Stripes	$38,040	$–	$38,040	10/31/2021
Series-Tizamagician	$2,614	$–	$2,614	7/30/2021
Series-Two Trial Sioux 17	$–	$–	$–	N/A
Series-Two Trial Sioux 17K	$(2,341)	$–	$(2,341)	N/A
Series-Vertical Threat	$(20,884)	$–	$(20,884)	N/A
Series- Vow	$152,954	$(304,300)	$(151,346)	12/31/2022
Series- War Safe	$155,420	$(248,200)	$(92,780)	12/31/2022
Series- Wayne O	$–	$–	$–	N/A
Series- Whosbeeninmybed 19	$75,733	$(160,458)	$(84,725)	3/31/2022
Series- Without Delay	$27,709	$(121,000)	$(93,291)	10/31/2021
Series- Wonder Upon a Star 19	$148,773	$(377)	$148,396	12/31/2022
Series- Yes This Time	$1,612	$–	$1,612	7/30/2021
Series- You Make Luvin Fun 19	$125,027	$(265,009)	$(139,982)	12/31/2022
Series- Zestful	$–	$–	$–	N/A
Total	$3,482,901	$(4,341,343)	$(858,443)

215

The cash reserves for Operating Expenses, including Upkeep Fees, for each Series are estimated to last through at least calendar year 2021 whether or not such Series generates revenues in 2021. The purchase price of such Underlying Assets typically includes such reserves for Operating Expenses through at least the calendar year 2021. In the Offerings, it is the intent of the Company to reserve Operating Expenses, including Upkeep Fees, at the outset of an offering sufficient to maintain the Underlying Asset without the need to raise additional capital for such series. The Company intends to rely on revenue generated from such Underlying Asset to provide ongoing working capital needed to fund the Operating Expenses of each such Series thereafter.

Series Interests

As of June 30, 2021, the Company raised a total of $20,729,061 in gross proceeds in exchange for series interests in various Underlying Assets (See our financial statements and “Note 5 – Members’ Equity/(Deficit)” for more detail):

Series-Series Name	Units Offered	Units Tendered	Subscription Amount
Series-Action Bundle (1)	10,000	10,000	$310,000
Series- Amandrea	550	550	$162,250
Series- Ambleside Park 19	410	410	$84,050
Series- Amers	75	75	$10,500
Series- Apple Down Under 19	600	600	$103,800
Series- Ari the Adventurer 19	5,100	5,100	$433,500
Series- Athenian Beauty 19	1,800	1,800	$84,600
Series- Authentic	12,500	12,500	$2,575,000
Series- Awe Hush 19	1,800	1,800	$295,200
Series- Bella Chica	100	100	$38,000
Series- Big Mel	6,000	6,000	$726,000
Series- Black Escort 19	20	13	$65,000
Series- Bullion	25	25	$11,750
Series- Cairo Kiss	80	80	$44,400
Series- Carrothers	5,100	1,479	$149,379
Series- Cayala 19	4,100	4,100	$373,100
Series- Classofsixtythree 19	1,000	1,000	$193,000
Series- Co Cola 19	5,100	2,602	$275,812
Series- Collusion Illusion	25,000	25,000	$750,000
Series- Consecrate 19	410	410	$64,370
Series- Courtisane 19	10,000	6,970	$341,530
Series- Daddy's Joy	600	600	$108,000
Series- Dancing Crane	20	20	$122,000
Series- Deep Cover	800	800	$176,000
Series- DeMystique 17	250	250	$35,000
Series- Desire Street 19	1,020	0	$0
Series- Echo Warrior 19	6,000	3,601	$208,858
Series- Escape Route	10	10	$62,952
Series- Exonerated 19	820	820	$138,580
Series- Frosted Oats	4,100	4,100	$172,200
Series- Future Stars Stable	10,000	10,000	$500,000
Series- Going toVegas	5,100	5,052	$434,472
Series- Got Stormy	5,100	5,100	$229,500
Series- Grand Traverse 19	750	565	$252,555
Series- Into Summer 19	650	0	$0
Series- Just Louise 19	1,020	1,020	$233,580
Series- Keertana 18	5,100	5,100	$510,000
Series- Kiana's Love	200	200	$24,000
Series- Kichiro	200	200	$26,000
Series- Lane Way	6,000	6,000	$540,000
Series- Latte Da 19	4,100	4,100	$143,500
Series- Lazy Daisy	1,250	1,250	$143,750
Series- Lost Empire 19	10,200	10,200	$357,000
Series- Madarnas	50	50	$17,500
Series- Major Implications	20	20	$4,600
Series- Man Among Men 19	820	820	$223,860
Series- Margaret Reay 19	820	820	$246,820
Series- Margarita Friday 19	2,000	0	$0

216

Series- Martita Sangrita 17	600	600	$192,000
Series- Mayan Milagra 19	20	19	$161,500
Series- Midnight Sweetie 19	820	820	$121,360
Series- Miss Puzzle	125	125	$31,250
Series- Miss Sakamoto	6,000	1,763	$95,202
Series- Mo Mischief	5,100	5,100	$382,500
Series- Monomoy Girl	10,200	10,200	$469,200
Series- Moonless Sky	200	200	$22,000
Series- Motion Emotion (1)	1,020	1,020	$85,680
Series- Mrs Whistler	2,000	1,182	$161,934
Series- Naismith	2,000	2,000	$304,000
Series- New York Claiming Package	510	510	$71,400
Series- Night of Idiots	80	80	$20,000
Series- Nileist	45	45	$23,850
Series- Noble Goddess	300	300	$33,000
Series- NY Exacta	2,000	2,000	$456,000
Series- Our Miss Jones 19	1,200	0	$0
Series- Palace Foal	510	0	$0
Series- Popular Demand	1,020	1,020	$248,880
Series- Power Up Paynter	600	600	$114,000
Series- Queen Amira 19	2,000	0	$0
Series-Race Hunter 19	10,000	3,906	$203,112
Series- Salute to America	1,000	0	$0
Series- Sauce On Side	125	125	$30,000
Series- Shake It Up Baby	250	250	$32,500
Series- Sigesmund	200	200	$20,000
Series- Silverpocketsfull 19	5,100	2,982	$265,398
Series- Social Dilemma	510	510	$85,170
Series- Soul Beam	65	65	$39,650
Series- Speightstown Belle 19	900	900	$125,100
Series- Squared Straight	150	150	$40,500
Series- Storm Shooter	2,000	2,000	$324,000
Series- Street Band	50	50	$61,500
Series- Sunny 18	6,000	6,000	$390,000
Series- Sweet Sweet Annie 19	20	13	$97,500
Series- Swiss Minister	50	50	$14,000
Series- Takeo Squared	100	100	$27,000
Series- Tapitry 19	820	820	$223,860
Series- Tavasco Road	80	80	$18,400
Series- Tell All 19	12	12	$126,000
Series- Tell the Duchess 19	2,000	0	$0
Series- The Filly Four	8,000	8,000	$1,440,000
Series- Thirteen Stripes	1,000	1,000	$229,000
Series- Tizamagician	600	600	$192,000
Series- Two Trail Sioux 17	450	450	$135,000
Series- Two Trail Sioux 17K	1	1	$29,720
Series- Utalknboutpractice	100	100	$30,000
Series- Vertical Threat	600	600	$126,000
Series- Vow	2,000	0	$0
Series- War Safe	2,000	0	$0
Series- Wayne O	6,000	6,000	$570,000
Series-Whosbeeninmybed 19	5,100	2,549	$188,626
Series-Without Delay	20	0	$0
Series- Yes This Time	10	10	$129,520
Series- You Make Luvin Fun 19	6,000	1,843	$138,225
Series-Wonder Upon a Star 19	10,000	9,988	$369,556
Series- Zestful	100	100	$32,000
Total	264,533	218,350	$20,729,061

(1)	Owned 100% by the Manager due to conversion of profit participation convertible promissory notes.

217

Liquidity and Capital Resources – For the Years Ended December 31, 2020 and 2019

During the years ended December 31, 2020 and 2019, the Company has relied on advances from founders, raising capital to fund its operations and the issuance of securities under Regulation A offerings, as well as under an intrastate permit and Regulation D offering as sources of capital. The funds raised supported the repayment of manager’s loans (advanced to obtain Underlying Assets), accrue management fees and set aside cash held by the manager as horse reserve accounts to cover certain horse expenses. Additionally, the Company acquired one Underlying Asset through a loan from a strategic vendor partner.

Of the horses that were part of an offering as of December 31, 2020 that have not yet started racing and thus potential revenue-generating activities, the Company anticipates they will begin racing as follows:

Name of Series	Target for Revenue Generation
Series Ambleside Park 19	Fall 2021
Series Apple Down Under 19	Summer 2021
Series Athenian Beauty 19	Fall 2021
Series Awe Hush	Fall 2021
Series Cayala	Fall 2021
Series ClassofSixtythree 19	Fall 2021
Series Consecrate 19	Fall 2021
Series Deep Cover	Apr-21
Series Exonerated 19	Fall 2021
Series Frosted Oats	Summer 2021
Series Got Stormy	Feb-21
Series Just Louise 19	Fall 2021
Series Keertana 18	March 2021
Series Latte Da 19	Fall 2021
Series Lost Empire 19	Fall 2021
Series Man Among Men	Fall 2021
Series Margaret Reay 19	Fall 2021
Series Midnight Sweetie 19	Fall 2021
Series Miss Puzzle	Summer 2021
Series Monomoy Girl	Feb-21
Series Motion Emotion	Jan-21
Series Naismith	Dec-20
Series NY Exacta	Mar-21
Series Popular Demand	Feb-21
Series Social Dilemma	Jan-21
Series Sunny 18	Summer 2021
Series Tapitry 19	Fall 2021
Series The Keeneland 14	Summer 2021
Series Yes This Time	Jan-21

The Company anticipates such horses will begin racing and, thus, potentially generating revenue as early as the above dates, which should allow such Series to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should such Underlying Asset need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover its Operating Expenses. The Company has purchased insurance for such Underlying Assets.

218

The Company (if viewed as if it were a separate and distinct entity apart from its Series) will not have much, if any, need for cash reserves and, instead, each Series will have liquidity needs that are built into Operating Expense reserves and covered by future revenue-generating activities. Specifically, it is the intent of the Company to reserve Operating Expenses, including Upkeep Fees, at the outset of an offering sufficient to maintain the Underlying Asset without the need to raise additional capital for such Series. The Company intends to rely on revenue generated from such Underlying Asset to provide ongoing working capital needed to fund the Operating Expenses of each such Series thereafter. Further, in the event that a Series is not fully subscribed, or needs additional funding beyond the Operating Expense reserves, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the Series on the same terms and conditions as the investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the Series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

During the next 12 months, the Company intends to fund its operations, including those of its Series with funding from a Regulation A offering campaign, loans from its manager and funds from revenue producing activities, if and when such can be realized. If the Company cannot secure additional short-term capital, it may cease operations. The financial statements and related notes thereto included in this Annual Report do not include any adjustments that might result from these uncertainties.

Horse Reserve Funds

During the twelve-month periods ended December 31, 2020, and December 31, 2019, the Company had a total of $1,470,649 and $446,900, respectively, in reserve funds held by the Manager for each series of an Underlying Asset as outlined below.

As of December 31, 2020, the Company’s positions of borrowings and amounts owed to it by the Manager are as follows:

Series Name	Horse reserve account owed to/(by) Series	(Horse acquisition loans owed to Manager)	Net amount owed to/(by) Series	Horse Reserves to Last Through
Series Action Bundle (1)	$177,942	$(263,500)	$(85,558)	12/31/2021
Series Amandrea	$(14,655)	–	$(14,655)	–
Series Ambleside Park 19	$18,492	–	$18,492	9/30/2021
Series Amers	–	–	–	–
Series Apple Down Under 19	$21,094	–	$21,094	9/30/2021
Series Athenian Beauty 19	$21,480	–	$21,480	9/30/2021
Series Authentic	$94,478	–	$94,478	12/31/2021
Series Awe Hush 19	$34,803	–	$34,803	9/30/2021
Series Bella Chica	$(6,856)	–	$(6,856)	12/31/2021
Series Big Mel	$(24,634)	–	$(24,634)	12/31/2021
Series Bullion	–	–	–	–
Series Cairo Kiss	–	–	–	–
Series Cayala 19	$47,489	$(387)	$47,102	9/30/2023
Series Classofsixtythree 19	$28,334	–	$28,334	9/30/2021
Series Collusion Illusion	$41,901	–	$41,901	9/30/2023
Series Consecrate 19	$16,984	$(267)	$16,717	9/30/2023
Series Daddy's Joy	$8,589	–	$8,589	9/30/2021
Series De Mystique 17	–	–	–	–
Series Deep Cover	$33,227	–	$33,227	12/31/2021
Series Escape Route	$14,236	–	$14,236	3/31/2021
Series Exonerated 19	$22,315	–	$22,315	9/30/2021
Series Frosted Oats	$32,184	–	$32,184	9/30/2021
Series Future Stars Stable	$61,058	$(4,718)	$56,341	9/30/2023
Series Got Stormy	$60,871	$(195,075)	$(134,204)	11/30/2021
Series Just Louise 19	$31,289	$(1,557)	$29,732	9/30/2023
Series Keertana 18	$39,349	–	$39,349	9/30/2021
Series Kiana's Love	–	–	–	–
Series Kichiro	$(9,991)	–	$(9,991)	–
Series Lane Way	$11,420	–	$11,420	12/31/2021
Series Latte Da 19	$32,232	–	$32,232	9/30/2021
Series Lazy Daisy	$(15,159)	–	$(15,159)	–
Series Lost Empire 19	$53,259	$(2,261)	$50,998	9/30/2023
Series Madarnas	–	–	–	–

219

Series Major Implications	–	–	–	9/30/2021
Series Man Among Men	$28,132	–	$28,132	9/30/2021
Series Margaret Reay 19	$30,038	$(123)	$29,915	9/30/2021
Series Martita Sangrita 17	$(13,383)	–	$(13,383)	–
Series Midnight Sweetie 19	$21,011	–	$21,011	9/30/2021
Series Miss Puzzle	$(3,343)	–	$(3,343)	–
Series Mo Mischief	$12,406	–	$12,406	9/30/2021
Series Monomoy Girl	$75,749	$(398,820)	$(323,071)	11/30/2021
Series Moonless Sky	–	–	–	–
Series Motion Emotion (2)	$42,996	$(72,828)	$(29,832)	12/31/2021
Series Naismith	$53,197	–	$53,197	9/30/2021
Series New York Claiming Package	–	–	–	–
Series Night of Idiots	–	–	–	–
Series Nileist	–	–	–	–
Series Noble Goddess	–	–	–	–
Series NY Exacta	$108,127	–	$108,127	9/30/2021
Series Palace Foal	$(6,171)	–	$(6,171)	–
Series Popular Demand	$19,966	–	$19,966	9/30/2021
Series Power Up Paynter	$(2,093)	–	$(2,093)	–
Series Sauce On Side	–	–	–	–
Series Shake It Up Baby	–	–	–	–
Series Sigesmund	$(23,840)	–	$(23,840)	–
Series Social Dilemma	$43,357	$(72,395)	$(29,038)	11/30/2021
Series Soul Beam	–	–	–	–
Series Speightstown Belle	$21,743	–	$21,743	9/30/2021
Series Squared Straight	$(24,040)	–	$(24,040)	–
Series Storm Shooter	$27,960	–	$27,960	9/30/2021
Series Street Band	$37,827	–	$37,827	1/31/2021
Series Sunny 18	$31,061	–	$31,061	9/30/2021
Series Swiss Minister	–	–	–	–
Series Takeo Squared	–	–	–	-
Series Tapitry 19	$28,132	–	$28,132	9/30/2021
Series Tavasco Road	–	–	–	–
Series The Filly Four	$105,092	–	$105,092	9/30/2021
Series Thirteen Stripes	$50,475	–	$50,475	9/30/2021
Series Tizamagician	$(8,864)	–	$(8,864)	–
Series Two Trail Sioux 17	$(2,269)	–	$(2,269)	–
Series Two Trail Sioux 17K	–	–	–	–
Series Utalknboutpractice	$8,431	–	$8,431	9/30/2021
Series Vertical Threat	$3,541	–	$3,541	9/30/2021
Series Wayne O	$(32,779)	–	$(32,779)	–
Series Yes This Time	$6,458	$(107,930)	$(101,472)	3/31/2021
Series Zestful	–	–	–	–
TOTAL	$1,470,649	$(1,119,860)	$350,789

_____________________

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.

The cash reserves for Operating Expenses, including Upkeep Fees, for each Series are estimated to last through the time period set forth in the table above. The purchase price of such Underlying Assets typically includes such reserves for Operating Expenses through at least the time period set forth in the table above. In the Offerings, it is the intent of the Company to reserve Operating Expenses, including Upkeep Fees, at the outset of an offering sufficient to maintain the Underlying Asset without the need to raise additional capital for such series. The Company intends to rely on revenue generated from such Underlying Asset to provide ongoing working capital needed to fund the Operating Expenses of each such Series thereafter.

220

Series Interests

As of December 31, 2020, the Company received a total of $15,319,021 in exchange for series interests in various Underlying Assets (See our financial statements and “Note 6 – Members’ Equity/(Deficit)” for more detail):

Series Name	Units Offered	Units Tendered	Subscription Amount

Series Action Bundle (1)	10,000	0	$0
Series Amandrea	550	550	$162,250
Series Ambleside Park 19	410	410	$84,050
Series Amers	75	75	$10,500
Series Apple Down Under 19	600	600	$103,800
Series Athenian Beauty 19	1,800	1,800	$84,600
Series Authentic	12,500	12,500	$2,575,000
Series Awe Hush 19	1,800	1,800	$295,200
Series Bella Chica	100	100	$38,000
Series Big Mel	6,000	6,000	$726,000
Series Bullion	25	25	$11,750
Series Cairo Kiss	80	80	$44,400
Series Cayala 19	4,100	4,095	$372,645
Series Classofsixtythree 19	1,000	1,000	$193,000
Series Collusion Illusion	25,000	25,000	$750,000
Series Consecrate 19	410	408	$64,056
Series Daddy's Joy	600	600	$108,000
Series De Mystique ‘17	250	250	$35,000
Series Deep Cover	800	800	$176,000
Series Escape Route	10	10	$62,952
Series Exonerated 19	820	820	$138,580
Series Frosted Oats	4,100	4,100	$172,200
Series Future Stars Stable	10,000	9,889	$494,450
Series Got Stormy	5,100	0	$0
Series Just Louise 19	1,020	1,012	$231,748
Series Keertana 18	5,100	5,100	$510,000
Series Kiana's Love	200	200	$24,000
Series Kichiro	200	200	$26,000
Series Lane Way	6,000	6,000	$540,000
Series Latte Da	4,100	4,100	$143,500
Series Lazy Daisy	1,250	1,250	$143,750
Series Lost Empire 19	10,200	10,124	$354,340
Series Madarnas	50	50	$17,500
Series Major Implications	20	20	$4,600

221

Series Man Among Men	820	820	$223,860
Series Margaret Reay	820	820	$246,820
Series Martita Sangrita 17	600	600	$192,000
Series Midnight Sweetie 19	820	820	$121,360
Series Miss Puzzle	125	125	$31,250
Series Mo Mischief	5,100	5,100	$382,500
Series Monomoy Girl	10,200	0	$0
Series Moonless Sky	200	200	$22,000
Series Motion Emotion (2)	1,020	0	$0
Series Naismith	2,000	2,000	$304,000
Series New York Claiming Package	510	510	$71,400
Series Night of Idiots	80	80	$20,000
Series Nileist	45	45	$23,850
Series Noble Goddess	300	300	$33,000
Series NY Exacta	2,000	2,000	$456,000
Series Palace Foal	510	0	$0
Series Popular Demand	1,020	1,020	$248,880
Series Power Up Paynter	600	600	$114,000
Series Sauce On Side	125	125	$30,000
Series Shake It Up Baby	250	250	$32,500
Series Sigesmund	200	200	$20,000
Series Social Dilemma	510	0	$0
Series Soul Beam	65	65	$39,650
Series Speightstown Belle	900	900	$125,100
Series Squared Straight	150	150	$40,500
Series Street Band	50	50	$61,500
Series Storm Shooter	2,000	2,000	$324,000
Series Sunny 18	6,000	6,000	$390,000
Series Swiss Minister	50	50	$14,000
Series Takeo Squared	100	100	$27,000
Series Tapitry 19	820	820	$223,860
Series Tavasco Road	80	80	$18,400
Series The Filly Four	8,000	8,000	$1,440,000
Series Thirteen Stripes	1,000	1,000	$229,000
Series Tizamagician	600	600	$192,000
Series Two Trail Sioux 17	450	450	$135,000
Series Two Trail Sioux 17K	1	1	$29,720
Series Utalknboutpractice	100	100	$30,000
Series Vertical Threat	600	600	$126,000
Series Wayne O	6,000	6,000	$570,000
Series Yes This Time	10	0	$0
Series Zestful	100	100	$32,000
Total	169,201	141,649	$15,319,021

_____________________

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.

222

Advances from Manager; Related Party Transactions – For the Six-Month Period Ended June 30, 2021

To fund its organizational and start-up activities as well as to advance funds on behalf of a series to purchase horse assets, the Manager has covered the expenses and costs of the Company and its series thus far on a non-interest-bearing extension of revolving credit. The Company will evaluate when is best to repay the Manager depending on operations and fundraising ability. In general, the Company will repay the Manager for funds extended to acquire horse assets from the series subscription proceeds (less the applicable management fee), as they are received.

Additionally, the Manager maintains cash reserves on behalf of each of the series of the Company to cover expenses of the series’ operations (See Note 4).

Series Cash Reserves

During the six-month period ended June 30, 2021, the Company had a total of $3,482,901 in reserve held by the Manager for each series of an Underlying Asset as outlined below. In addition, the Manager is owed $4,341,343 for acquisition loans made by the Manager as outlined below.

As of June 30, 2021, the Company’s positions of reserve funds and borrowings are as follows:

Series-Series Name	Horse reserve account owed to/(by) Series	(Horse acquisition loans owed to Manager)	Net amount owed to/(by) Series
Series-Action Bundle	$–	$–	$–
Series-Amandrea	$(24,447)	$–	$(24,447)
Series-Ambleside Park 19	$15,620	$–	$15,620
Series-Amers	$–	$–	$–
Series-Apple Down Under 19	$18,238	$–	$18,238
Series-Authentic	$(158,487)	$–	$(158,487)
Series-Awe Hush 19	$30,898	$–	$30,898
Series- Ari the Adventurer 19	$45,001	$–	$45,001
Series- Athenian Beauty 19	$18,738	$–	$18,738
Series- Bella Chica	$(14,560)	$–	$(14,560)
Series- Squared Straight	$–	$–	$–
Series- Big Mel	$(39,798)	$–	$(39,798)
Series- Black Escort 19	$22,652	$(30,870)	$(8,218)
Series- Bullion	$–	$–	$–
Series- Cairo Kiss	$–	$–	$–
Series- Carrothers	$86,711	$(310,863)	$(224,152)
Series- Cayala 19	$41,696	$–	$41,696
Series- Classofsixtythree 19	$22,978	$–	$22,978
Series- Co Cola 19	$114,834	$(225,070)	$(110,236)
Series- Collusion Illusion	$17,495	$–	$17,495
Series- Consecrate 19	$14,305	$–	$14,305
Series- Utalknboutpractice	$–	$–	$–
Series- Courtisane 19	$158,722	$(126,200)	$32,522
Series- Daddy’s Joy	$(4,053)	$–	$(4,053)
Series- Dancing Crane	$8,177	$–	$8,177
Series- Deep Cover	$1,875	$–	$1,875
Series- DeMystique 17	$–	$–	$–
Series- Desire Street 19	$85,019	$(174,267)	$(89,248)
Series- Echo Warrior 19	$111,882	$(118,271)	$(6,389)
Series- Escape Route	$7,432	$–	$7,432
Series- Exonerated 19	$19,182	$–	$19,182
Series- Frosted Oats	$27,712	$–	$27,712
Series- Future Stars Stable	$62,893	$–	$62,893
Series- Going to Vegas	$71,059	$(3,509)	$67,550
Series- Got Stormy	$40,069	$–	$40,069
Series-Grand Traverse Bay 19	$117,642	$(70,291)	$47,351

223

Series- Into Summer 19	$112,998	$(213,265)	$(100,267)
Series- Just Louise 19	$27,726	$–	$27,726
Series-Keertana 18	$25,327	$–	$25,327
Series- Kiana's Love	$–	$–	$–
Series- Kichiro	$–	$–	$–
Series- Lane Way	$(8,448)	$–	$(8,448)
Series- Latte Da 19	$27,952	$–	$27,952
Series- Lazy Daisy	$–	$–	$–
Series- Lost Empire 19	$47,906	$–	$47,906
Series- Madarnas	$–	$–	$–
Series- Major Implications	$–	$–	$–
Series- Man Among Men 19	$24,476	$–	$24,476
Series- Margaret Reay 19	$26,120	$–	$26,120
Series- Margarita Friday 19	$164,226	$(282,200)	$(117,974)
Series- Margarita Sangrita 17	$(29,031)	$–	$(29,031)
Series- Mayan Milagra 19	$29,162	$(7,346)	$21,816
Series- Midnight Sweetie 19	$17,983	$–	$17,983
Series- Miss Puzzle	$(8,868)	$–	$(8,868)
Series- Miss Sakamoto	$112,445	$(194,478)	$(82,033)
Series- Mo Mischief	$(5,255)	$–	$(5,255)
Series- Monomoy Girl	$51,546	$–	$51,546
Series- Moonless Sky	$–	$–	$–
Series- Motion Emotion	$–	$–	$–
Series Mrs Whistler	$138,566	$(95,256)	$43,309
Series- Naismith	$46,003	$–	$46,003
Series - New York Claiming Package	$–	$–	$–
Series- Night of Idiots	$–	$–	$–
Series- Nileist	$–	$–	$–
Series- Noble Goddess	$–	$–	$–
Series- NY Exacta	$84,437	$–	$84,437
Series- Our Miss Jones 19	$91,283	$(161,160)	$(69,877)
Series- Palace Foal	$(6,171)	$–	$(6,171)
Series- Popular Demand	$1,346	$–	$1,346
Series- Power Up Paynter	$(16,753)	$–	$(16,753)
Series- Queen Amira 19	$150,447	$(280,500)	$(130,053)
Series- Race Hunter 19	$170,420	$(269,355)	$(98,935)
Series- Salute to America	$143,347	$(232,050)	$(88,703)
Series- Sauce on Side	$–	$–	$–
Series- Shake It Up Baby	$–	$–	$–
Series- Sigesmund	$–	$–	$–
Series- Silverpockestfull 19	$85,289	$(160,227)	$(74,938)
Series- Social Dilemma	$44,852	$–	$44,852
Series- Soul Beam	$–	$–	$–
Series- Speightstown Belle 19	$–	$–	$–
Series- Storm Shooter	$17,318	$–	$17,318
Series- Street Band	$–	$–	$–
Series- Sunny 18	$19,277	$–	$19,277
Series- Sweet Sweet Annie 19	$22,194	$(45,423)	$(23,229)
Series- Swiss Minister	$–	$–	$–
Series-Takeo Squared	$–	$–	$–
Series- Tapitry 19	$24,476	$–	$24,476
Series-Tavasco Road	$–	$–	$–
Series- Tell All 19	$12,232	$–	$12,232
Series-Tell the Duchess 19	$145,417	$(241,400)	$(95,983)
Series- The Filly Four	$68,510	$–	$68,510
Series- Thirteen Stripes	$38,040	$–	$38,040
Series-Tizamagician	$2,614	$–	$2,614

224

Series-Two Trial Sioux 17	$–	$–	$–
Series-Two Trial Sioux 17K	$(2,341)	$–	$(2,341)
Series-Vertical Threat	$(20,884)	$–	$(20,884)
Series- Vow	$152,954	$(304,300)	$(151,346)
Series- War Safe	$155,420	$(248,200)	$(92,780)
Series- Wayne O	$–	$–	$–
Series- Whosbeeninmybed 19	$75,733	$(160,458)	$(84,725)
Series- Without Delay	$27,709	$(121,000)	$(93,291)
Series- Wonder Upon a Star 19	$148,773	$(377)	$148,396
Series- Yes This Time	$1,612	$–	$1,612
Series- You Make Luvin Fun 19	$125,027	$(265,009)	$(139,982)
Series- Zestful	$–	$–	$–
Total	$3,482,901	$(4,341,343)	$(858,443)

Borrowings from Manager

In order to fund the Company’s activities as well as to advance funds on behalf of a Series in order to acquire an Underlying Asset prior to establishing and issuing securities in the Series for holding such Underlying Asset, the Company has borrowed a total of $21,804,316 as of June 30, 2021, from the Manager in the form of profit participation convertible promissory notes as follows:

Series Name	Principal Borrowed from Manager (1)
Series Action Bundle (1)	$263,500
Series Amandrea	$137,500
Series Ambleside Park 19	$71,443
Series Amers	$8,925
Series Apple Down Under 19	$88,230
Series Ari the Adventurer 19	$368,475
Series Athenian Beauty 19	$71,910
Series Authentic	$2,188,750
Series Awe Hush 19	$250,920
Series Bella Chica	$32,300
Series Big Mel	$617,100
Series Black Escort 19	$88,200
Series Bullion	$6,000
Series Cairo Kiss	$37,760
Series Carrothers	$437,835
Series Cayala 19	$317,135
Series Classofsixtythree 19	$164,050
Series Co Cola 19	$459,100
Series Collusion Illusion	$637,500
Series Consecrate 19	$54,715
Series Courtisane 19	$416,500
Series Daddy's Joy	$91,800
Series Dancing Crane	$103,520
Series De Mystique 17	$30,228
Series Deep Cover	$149,600
Series Desire Street 19	$174,267
Series Echo Warrior 19	$295,800
Series Escape Route	$52,560
Series Exonerated 19	$117,793
Series Frosted Oats	$146,370
Series Future Stars Stable	$425,000
Series Going to Vegas	$209,457
Series Got Stormy	$195,075
Series Grand Traverse Bay 19	$284,963
Series Into Summer 19	$213,265
Series Just Louise 19	$198,543
Series Keertana 18	$433,500

225

Series Kiana's Love	$20,400
Series Kichiro	$22,000
Series Lane Way	$459,000
Series Latte Da 19	$121,975
Series Lazy Daisy	$121,250
Series Lost Empire 19	$303,450
Series Madarnas	$14,850
Series Major Implication	$3,900
Series Man Among Men	$190,281
Series Margaret Reay 19	$209,797
Series Margarita Friday 19	$282,200
Series Martita Sangrita 17	$163,200
Series- Mayan Milagra 19	$146,920
Series Midnight Sweetie 19	$103,156
Series Miss Puzzle	$26,500
Series Mo Mischief	$326,400
Series Monomoy Girl	$398,820
Series Moonless Sky	$18,700
Series Motion Emotion (2)	$72,828
Series Miss Sakamoto	$275,400
Series Mrs Whistler	$232,900
Series Naismith	$258,400
Series New York Claiming Package	$64,620
Series Night of Idiots	$16,690
Series Nileist	$20,250
Series Noble Goddess	$28,300
Series NY Exacta	$387,600
Series Our Miss Jones 19	$161,160
Series Palace Foal	$0
Series Popular Demand	$212,160
Series Power Up Paynter	$96,600
Series Queen Amira 19	$280,500
Series Race Hunter 19	$442,000
Series Salute to America	$232,050
Series Sauce on the Side	$25,500
Series Shake It Up Baby	$27,625
Series Sigesmund	$17,000
Series Silverpocketsfull 19	$385,815
Series Social Dilemma	$72,395
Series Soul Beam	$33,703
Series Speightstown Belle 19	$106,335
Series Squared Straight	$34,350
Series Storm Shooter	$276,000
Series Street Band	$52,250
Series Sunny 18	$329,940
Series Sweet Sweet Annie 19	$129,780
Series Swiss Minister	$11,900
Series Takeo Squared	$22,900
Series Tapitry 19	$190,281
Series Tavasco Road	$15,600
Series Tell All 19	$107,844
Series Tell the Duchess 19	$241,400
Series The Filly Four	$1,224,000
Series Thirteen Stripes	$194,650
Series Tizamagician	$163,200
Series Two Trail Sioux 17	$114,750
Series Two Trail Sioux 17K	$28,234

226

Series Utalknboutpractice	$25,500
Series Vertical Threat	$107,100
Series Vow	$304,300
Series War Safe	$248,200
Series Wayne O	$486,000
Series Who'sbeeninmybed 19	$320,790
Series Without Delay	$121,000
Series Wonder Upon a Star 19	$314,500
Series Yes This Time	$107,930
Series You Make Lovin Fun 19	$382,500
Series Zestful	$27,200
TOTAL	$21,804,316

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered. The Manager converted its profit participation convertible promissory note into 100% ownership in the series.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered. The Manager converted its profit participation convertible promissory note into 100% ownership in the series.
(3)	The Company converted an advance from founders outstanding as of December 31, 2017 to equity in the Company to ease the cash flow burden to the Company during 2018.

As of June 30, 2021 the Company owes the following to related parties:

-$534,920.00 to Spendthrift Farm LLC, a Kentucky limited liability company (“Spendthrift”), in connection with Series The Filly Four.

-$1,865,134 to Spendthrift in connection with Series Authentic associated with the “kicker” balance due.

-$221,197.27 to Spendthrift in connection with the deferred training expenses across various series associated with yearling purchases in 2020, that will be payable at the conclusion of such Series.

-$75,000.00 to the Manager in connection with Series Authentic.

-$109,244.74 to the Manager in connection with deferred training expenses across various series associated with yearling purchases in 2020, that will be payable at the conclusion of such Series.

The Company acquired the horse asset in Series Palace Foal via a $15,606 convertible profit participating loan from Michael Behrens, a principal of the Manager of the Company. The profit participation convertible promissory note bears a 2.38 percent per annum interest rate and is due either when Series Palace Foal is fully subscribed or converted into the unsold units of Series Palace Foal. During the time the profit participation convertible promissory note is outstanding, the underlying cash flow of Series Palace Foal series accrues to the loan holder.

On March 17, 2020, an affiliate of Spendthrift became a majority stockholder in Experiential Squared, Inc., the Manager of the Company. Spendthrift is also a Horse Seller and Co-Owner with the Company in several of the Underlying Assets of existing Series and will likely continue to hold those positions in future Series.

Because these are related party transactions, no guarantee can be made that the terms of the arrangements are at arm’s length.

227

Advances from Manager; Related Party Transactions – For the Years Ended December 31, 2020 and 2019

To fund its organizational and start-up activities as well as to advance funds on behalf of a series to purchase horse assets, the Manager has covered the expenses and costs of the Company and its series thus far on a non-interest-bearing extension of revolving credit. The Company will evaluate when is best to repay the Manager depending on operations and fundraising ability. In general, the Company will repay the Manager for funds extended to acquire horse assets from the series subscription proceeds (less the applicable management fee), as they are received.

Series Cash Reserves

Additionally, the Manager maintains cash reserves on behalf of each of the series of the Company to cover expenses of the series’ operations.

In the table below, the Company outlines the positions of reserve funds and borrowings as of December 31, 2020:

Series Name	Horse reserve account owed to/(by) Series	(Horse acquisition loans owed to Manager)	Net amount owed to/(by) Series
Series Action Bundle (1)	$177,942	$(263,500)	$(85,558)
Series Amandrea	$(14,655)	–	$(14,655)
Series Ambleside Park 19	$18,492	–	$18,492
Series Amers	–	–	–
Series Apple Down Under 19	$21,094	–	$21,094
Series Athenian Beauty 19	$21,480	–	$21,480
Series Authentic	$94,478	–	$94,478
Series Awe Hush 19	$34,803	–	$34,803
Series Bella Chica	$(6,856)	–	$(6,856)
Series Big Mel	$(24,634)	–	$(24,634)
Series Bullion	–	–	–
Series Cairo Kiss	–	–	–
Series Cayala 19	$47,489	$(387)	$47,102
Series Classofsixtythree 19	$28,334	–	$28,334
Series Collusion Illusion	$41,901	–	$41,901
Series Consecrate 19	$16,984	$(267)	$16,717
Series Daddy's Joy	$8,589	–	$8,589
Series De Mystique 17	–	–	–
Series Deep Cover	$33,227	–	$33,227
Series Escape Route	$14,236	–	$14,236
Series Exonerated 19	$22,315	–	$22,315
Series Frosted Oats	$32,184	–	$32,184
Series Future Stars Stable	$61,058	$(4,718)	$56,341
Series Got Stormy	$60,871	$(195,075)	$(134,204)
Series Just Louise 19	$31,289	$(1,557)	$29,732
Series Keertana 18	$39,349	–	$39,349
Series Kiana's Love	–	–	–
Series Kichiro	$(9,991)	–	$(9,991)
Series Lane Way	$11,420	–	$11,420
Series Latte Da 19	$32,232	–	$32,232
Series Lazy Daisy	$(15,159)	–	$(15,159)
Series Lost Empire 19	$53,259	$(2,261)	$50,998
Series Madarnas	–	–	–
Series Major Implications	–	–	–

228

Series Man Among Men	$28,132	–	$28,132
Series Margaret Reay 19	$30,038	$(123)	$29,915
Series Martita Sangrita 17	$(13,383)	–	$(13,383)
Series Midnight Sweetie 19	$21,011	–	$21,011
Series Miss Puzzle	$(3,343)	–	$(3,343)
Series Mo Mischief	$12,406	–	$12,406
Series Monomoy Girl	$75,749	$(398,820)	$(323,071)
Series Moonless Sky	–	–	–
Series Motion Emotion (2)	$42,996	$(72,828)	$(29,832)
Series Naismith	$53,197	–	$53,197
Series New York Claiming Package	–	–	–
Series Night of Idiots	–	–	–
Series Nileist	–	–	–
Series Noble Goddess	–	–	–
Series NY Exacta	$108,127	–	$108,127
Series Palace Foal	$(6,171)	–	$(6,171)
Series Popular Demand	$19,966	–	$19,966
Series Power Up Paynter	$(2,093)	–	$(2,093)
Series Sauce On Side	–	–	–
Series Shake It Up Baby	–	–	–
Series Sigesmund	$(23,840)	–	$(23,840)
Series Social Dilemma	$43,357	$(72,395)	$(29,038)
Series Soul Beam	–	–	–
Series Speightstown Belle	$21,743	–	$21,743
Series Squared Straight	$(24,040)	–	$(24,040)
Series Storm Shooter	$27,960	–	$27,960
Series Street Band	$37,827	–	$37,827
Series Sunny 18	$31,061	–	$31,061
Series Swiss Minister	–	–	–
Series Takeo Squared	–	–	–
Series Tapitry 19	$28,132	–	$28,132
Series Tavasco Road	–	–	–
Series The Filly Four	$105,092	–	$105,092
Series Thirteen Stripes	$50,475	–	$50,475
Series Tizamagician	$(8,864)	–	$(8,864)
Series Two Trail Sioux 17	$(2,269)	–	$(2,269)
Series Two Trail Sioux 17K	–	–	–
Series Utalknboutpractice	$8,431	–	$8,431
Series Vertical Threat	$3,541	–	$3,541
Series Wayne O	$(32,779)	–	$(32,779)
Series Yes This Time	$6,458	$(107,930)	$(101,472)
Series Zestful	–	–	–
TOTAL	$1,470,649	$(1,119,860)	$350,789

_____________________

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.

229

In the table below, the Company outlines the positions of reserve funds and borrowings as of December 31, 2019:

Series Name	Horse reserve account owed to/(by) Series	(Horse acquisition loans owed to Manager)	Net amount owed to/(by) Series
MRH Filly Four	$286,526	$(1,126,386)	$(839,860)
MRH Amandrea	9,894	(31,250)	(21,356)
MRH Annahilate	22,057	(38,250)	(16,193)
MRH Bella Chica	(8,833)	(22,120)	(30,953)
MRH Big Mel	2,277	(193,225)	(190,948)
MRH Bullion	(3,000)	–	(3,000)
MRH Cairo Kiss	(11,165)	–	(11,165)
MRH Carpe Vinum	16,784	–	16,784
MRH Daddy's Joy	21,889	(153)	21,736
MRH Dancing Destroyer	3,990	–	3,990
MRH Keertana 18	34,080	(208,505)	(174,425)
MRH Kiana's Love	449	–	449
MRH Kichiro	(1,376)	(7,810)	(9,186)
MRH Lazy Daisy	267	–	267
MRH Miss Puzzle	9,715	–	9,715
MRH Moonless Sky	(8,763)	–	(8,763)
MRH Night of Idiots	(5,761)	(3,816)	(9,577)
MRH Noble Goddess	(6,798)	–	(6,798)
MRH Ocean Magic 18	(6,171)	–	(6,171)
MRH Power Up Paynter	14,272	–	14,272
MRH Shake It Up Baby	5,420	(2,100)	3,320
MRH Sigesmund	(12,896)	(11,815)	(24,711)
MRH Sunny 18	38,255	(78,090)	(39,835)
MRH Squared Straight	(4,633)	–	(4,633)
MRH Street Band	2,771	–	2,771
MRH Tizamagician	12,926	–	12,926
MRH Utalknboutpractice	471	(1,275)	(804)
MRH Vertical Threat	20,483	(57)	20,426
MRH Wayne O	2,017	–	2,017
MRH New York Claiming	11,756	–	11,756
TOTAL	$446,900	$(1,724,852)	$(1,277,951)

Borrowings from Manager

The Company’s Manager has advanced funds to and holds cash reserves on behalf of various of the Company’s series funds. See Note 4, Note 5, and Note 7 to Financial Statements as of December 31, 2020 for further discussions. Additionally, the Manager maintains cash reserves on behalf of each of the series of the Company to cover expenses of the series’ operations.

230

In order to fund the Company’s activities as well as to advance funds on behalf of a Series in order to acquire an Underlying Asset prior to establishing and issuing securities in the Series for holding such Underlying Asset, the Company has borrowed a total of $14,143,676 as of December 31, 2020*, from the Manager in the form of profit participation convertible promissory notes as follows:

Series Name	Principal Borrowed from Manager (3)
Series Action Bundle (1)	$263,500
Series Amandrea	$137,500
Series Ambleside Park 19	$71,443
Series Amers	$8,925
Series Apple Down Under 19	$88,230
Series Athenian Beauty 19	$71,910
Series Authentic	$2,188,750
Series Awe Hush 19	$250,920
Series Bella Chica	$32,300
Series Big Mel	$617,100
Series Bullion	$6,000
Series Cairo Kiss	$37,760
Series Cayala 19	$317,135
Series Classofsixtythree 19	$164,050
Series Collusion Illusion	$637,500
Series Consecrate 19	$54,715
Series Daddy's Joy	$91,800
Series De Mystique ‘17	$30,228
Series Deep Cover	$149,600
Series Escape Route	$52,560
Series Exonerated 19	$117,793
Series Frosted Oats	$146,370
Series Future Stars Stable	$425,000
Series Got Stormy	$195,075
Series Just Louise 19	$198,543
Series Keertana 18	$433,500
Series Kiana's Love	$20,400
Series Kichiro	$22,000
Series Lane Way	$459,000
Series Latte Da 19	$121,975
Series Lazy Daisy	$121,250
Series Lost Empire 19	$303,450
Series Madarnas	$14,850
Series Major Implication	$3,900
Series Man Among Men	$190,281
Series Margaret Reay 19	$209,797
Series Martita Sangrita 17	$163,200
Series Midnight Sweetie 19	$103,156
Series Miss Puzzle	$26,500
Series Mo Mischief	$326,400
Series Monomoy Girl	$398,820
Series Moonless Sky	$18,700

231

Series Motion Emotion (2)	$72,828
Series Naismith	$258,400
Series New York Claiming Package	$64,620
Series Night of Idiots	$16,690
Series Nileist	$20,250
Series Noble Goddess	$28,300
Series NY Exacta	$387,600
Series Palace Foal**	–
Series Popular Demand	$212,160
Series Power Up Paynter	$96,600
Series Sauce on the Side	$25,500
Series Shake It Up Baby	$27,625
Series Sigesmund	$17,000
Series Social Dilemma	$72,395
Series Soul Beam	$33,703
Series Speightstown Belle 19	$106,335
Series Squared Straight	$34,350
Series Storm Shooter	$276,000
Series StreetBand	$52,250
Series Sunny 18	$329,940
Series Swiss Minister	$11,900
Series Takeo Squared	$22,900
Series Tapitry 19	$190,281
Series Tavasco Road	$15,600
Series The Filly Four	$1,224,000
Series Thirteen Stripes	$194,650
Series Tizamagician	$163,200
Series Two Trail Sioux 17	$114,750
Series Two Trail Sioux 17K	$28,234
Series Utalknboutpractice	$25,500
Series Vertical Threat	$107,100
Series Wayne O	$486,000
Series Yes This Time	$107,930
Series Zestful	$27,200
TOTAL	$14,143,676

_____________________

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.
(3)	The Company converted an advance from founders outstanding as of December 31, 2017 to equity in the Company to ease the cash flow burden to the Company during 2018.

232

*As of December 31, 2020, the Company owes the following to related parties:

-$534,920.00 to Spendthrift in connection with Series The Filly Four.

-$1,865,134 to Spendthrift in connection with Series Authentic associated with the “kicker” balance due.

-$48,068 to Spendthrift in connection with the deferred training expenses across various series associated with yearling purchases in 2020, that will be payable at the conclusion of such Series.

-$75,000.00 to the Manager in connection with Series Authentic.

-$37,490.00 to the Manager in connection with deferred training expenses across various series associated with yearling purchases in 2020, that will be payable at the conclusion of such Series.

**The Company acquired the horse asset in Series Palace Foal via a $15,606 convertible profit participating loan from Michael Behrens, a principal of the Manager of the Company. The convertible profit participating loan bears a 2.38 percent per annum interest rate and is due either when Series Palace Foal is fully subscribed or converted into the unsold units of Series Palace Foal. During the time the convertible profit participating loan is outstanding, the underlying cash flow of Series Palace Foal series accrues to the loan holder.

Because these are related party transactions, no guarantee can be made that the terms of the arrangements are at arm’s length.

Trend Information

The Company’s main focus over the next twelve months is to continue to launch subsequent Offerings of Series Interests. As of June  30, 2021, we closed 9 Offerings. The table below shows the launched and closed Offerings as of June 30, 2021:

	# of Offerings Launched	# of Offerings Closed
As of June 30, 2021	29	9

(1) data represents number of Offerings for Series Interests of each state of offering process in the given period.

(2) offerings launched as of June 30, 2021 either through (i) a California intra state permit, (ii) a Regulation A offering or (iii) a Regulation D offering.

The Company plans to launch approximately 25 to 50 additional offerings in the next twelve months, as of the date of this filing, including offerings for increasingly higher value underlying assets.  The Company will commence such offerings within two calendar days of qualification with the SEC as provided in Rule 251(d)(3)(i)(F). The proceeds from any offerings closed during the next twelve months will be used to acquire additional race horses. We believe that launching a larger number of offerings in 2021-2022 and beyond will help us from a number of perspectives:

1) Continue to grow the user base on the Platform by attracting more Investors into our ecosystem.

2) Enable the Company to reduce operating expenses for each series, as we negotiate better contracts for training, upkeep, insurance and other operating expenses with a larger collection of underlying assets.

233

3) Attract a larger community of Horse Sellers with high quality underlying assets to the Platform who may view us as a more efficient method of transacting than the traditional syndication processes.

In addition to more offerings, we also intend to continue to develop Membership Experience Programs, which allow Investors to enjoy the collection of racehorses acquired and managed by the Company through events, race day visits and other programs. The initial testing of such Membership Experience Programs commenced in early 2019, and $134,830 have been generated by such programs at the date of this filing. We expect to develop additional Membership Experience Programs throughout the remainder of 2021 and beyond.

Outside of the trends mentioned above, we believe that the Company is also dependent on the general economic environment and investing climate, the horse racing industry at large (including ongoing concerns of horse safety), in particular in the United States. In addition, since we are reliant on our Manager to support the Company and the Series, we are dependent on the general fundraising environment and our Manager’s continued ability to raise capital.

Plan of Operations

As stated, the Company is in the business of acquiring interests in, training and racing race horses. As the Company acquires the interests in the horses in the future, the Company will recognize its share of the horse earnings less any expenses paid for or incurred on behalf of a specific horse operation.

During the six-months ended June 30, 2021, series accrued race winnings totaling $982,124. In sum, the series incurred $1,989,393 of series specific expenses (stabling, transportation, insurance, veterinary, etc.). The Company has also accrued $898,703 of due diligence or management fees earned by the Manager.

Off-Balance Sheet Arrangements

As of June 30, 2021, we did not have any off-balance sheet arrangements.

Critical Accounting Policies

The preparation of financial statements in accordance with GAAP requires management to use judgement in the application of accounting policies, including making estimates and assumptions. These assumptions will affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Please refer to “Note 2 — Summary of Significant Accounting Policies” to our Unaudited Financial Statements for June 30, 20201 included herein for more discussion of our accounting policies and procedures.

234

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE

Plan of distribution

We are managed by Experiential Squared, Inc. (“Experiential” or the “Manager”), a Delaware corporation incorporated in 2016. Experiential owns and operates a mobile app-based crowd-funding investment platform called MyRacehorse™ (the MyRacehorse™ platform and any successor platform used by the Company for the offer and sale of interests, the “MyRacehorse™ Platform”), which is licensed to the Company via the Management Agreement, through which investors may indirectly invest, through series of the Company’s interests, in fractional racehorse ownership interests that have been historically difficult to access for many market participants. Through the use of the MyRacehorse™ Platform, investors can browse and screen the potential investments and sign legal documents electronically. We intend to distribute the Interests exclusively through the MyRacehorse™ Platform. Neither Experiential Squared, Inc. nor any other affiliated entity involved in the offer and sale of the Interests is a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Interests. Notwithstanding the foregoing, we have engaged Dalmore, a member of FINRA/SIPC, as broker of record in connection with the offer and sale of the Interests. See “Broker” section below.

Each of the Offerings is being conducted under Regulation A under the Securities Act of 1933, as amended (the “Securities Act”) and therefore, only offered and sold to “qualified purchasers.” For further details on the suitability requirements an Investor must meet in order to participate in this Offering, see “Plan of Distribution and Subscription Procedure – Investor Suitability Standards”. As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain antifraud provisions, to the extent that our Interests are offered and sold only to “qualified purchasers” or at a time when our Interests are listed on a national securities exchange.

The initial offering price for each Series (the “Purchase Price”) was determined by the Manager and is equal to the aggregate of (i) the purchase price of the applicable Underlying Asset, (ii) the Due Diligence Fee, (iii) Offering Expenses, (iv) the bloodstock fee, if applicable, and (v) Operating Expenses (excluding Upkeep Fees), (in each case as described below).

Each Offering is being conducted on a best efforts basis without any minimum target. The Company may undertake one or more closings of each Offering on a rolling basis. After each such Closing, funds tendered by investors will be available to the Company. Because the Offerings are being made on a best efforts basis and without a minimum offering amount, the Company may close each Offering at any level of proceeds raised. Each Offering shall be terminated on the earlier of (i) the date subscriptions for the Maximum Interests have been accepted, (ii) a date determined by the Manager in its sole discretion, or (iii) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended by an additional six months by the Manager in its sole discretion.

Those persons who want to invest in the Interests must consent electronically to a Subscription Agreement, which will contain representations, warranties, covenants, and conditions customary for private placement investments in limited liability companies, see “How to Subscribe” below for further details.  A copy of the form of Subscription Agreement is attached as Exhibit 4.1.

Each Series of Interests will be issued in book-entry form without physical stock certificates. StartEngine Secure LLC will serve as transfer agent to maintain stockholder information on a book-entry basis.

The Company will pay all of the expenses incurred in these Offerings that are not covered by the Brokerage Fee, Due Diligence Fee, the Offering Expenses or estimated Operating Expenses, including fees to legal counsel, but excluding fees for counsel or other advisors to the Investors and fees associated with the filing of periodic reports with the Commission and future blue sky filings with state securities departments, as applicable. Any Investor desiring to engage separate legal counsel or other professional advisors in connection with this Offering will be responsible for the fees and costs of such separate representation.

Investor Suitability Standards

The Interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the interests of the Company (in connection with this Series or any other series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

235

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.                   an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2.                   earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our Manager and Dalmore, in its capacity of broker/dealer of record for these Offerings, will be permitted to make a determination that the subscribers of Interests in these Offerings are qualified purchasers in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our Interests may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the Interests. See “Risk Factors.”

Minimum and Maximum Investment Amounts

The minimum subscription by an Investor in the Offerings is 1 Interest and the maximum subscription by any Investor in each Offering is set forth on the Cover Page hereto in tabular format.

Notwithstanding the foregoing, the Manager has discretion to increase the minimum subscription by an Investor to greater than 1 Interest in a Series.

Broker

Dalmore Group, LLC, a New York limited liability company (“Dalmore” or “Broker”), will manage the sale of the Interests as broker/dealer of record pursuant to a broker-dealer agreement, dated July 10, 2020 (the “Broker-Dealer Agreement”), and serve as broker of record for the Company’s Regulation A offerings, process transactions by subscribers to the Offering and provide investor qualification services (e.g. Know Your Customer (“KYC”) and Anti Money Laundering (“AML”) checks). Dalmore is a broker-dealer registered with the Commission and a member of FINRA/SIPC and is registered in each state where the Offering and sale of the Series of Interest will occur, prior to the launch of such Offering, but will not act as a finder or underwriter in connection with such Offering. Dalmore will receive a Brokerage Fee but will not purchase any Interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with the Offering.

The Company will indemnify Dalmore, its affiliates and their representatives and agents harmless from any and all actual or direct losses, liabilities, judgments, arbitration awards, settlements, damages and costs (collectively, “Losses”), resulting from or arising out of any third party suits, actions, claims, demands or similar proceedings (collectively, “Proceedings”) to the extent they are based upon (i) a breach of the Broker-Dealer Agreement by the Company, (ii) the wrongful acts or omissions of the Company, or (iii) the Offering itself. Dalmore shall indemnify and hold the Company, the Company’s affiliates and Company’s representatives and agents harmless from any Losses resulting from or arising out of Proceedings to the extent they are based upon (i) a breach of the Broker-Dealer Agreement by Dalmore or (ii) the wrongful acts or omissions of Dalmore or (iii) its failure to comply with any applicable federal, state, or local laws, regulations, or codes in the performance of its obligations under the Broker-Dealer Agreement. The Broker-Dealer Agreement terminates 6 months after its effective date, but will renew automatically for successive renewal terms of six (6) months each unless any party provides notice to the other party of non-renewal at least forty-five (45) days prior to the expiration of the current term.

236

If the Company defaults in performing the obligations under the Broker-Dealer Agreement, the Broker-Dealer Agreement may be terminated (i) upon forty-five (45) days written notice if the Company fails to perform or observe any material term, covenant or condition to be performed or observed by it under the Broker-Dealer Agreement and such failure continues to be unremedied, (ii) upon written notice, if any material representation or warranty made by either Dalmore or the Company proves to be incorrect at any time in any material respect, (iii) in order to comply with a legal requirement, if compliance cannot be timely achieved using commercially reasonable efforts, after providing as much notice as practicable, or (iv) upon thirty (30) days’ written notice if the Company or Dalmore commences a voluntary proceeding seeking liquidation, reorganization or other relief, or is adjudged bankrupt or insolvent or has entered against it a final and unappealable order for relief, under any bankruptcy, insolvency or other similar law, or either party executes and delivers a general assignment for the benefit of its creditors.

Fees and Expenses

Brokerage Fee

As compensation for providing certain broker-dealer services to the Company in connection with the Underlying Asset, including KYC, AML and other compliance background checks, Dalmore will receive a fee equal to 1.0% of the amount raised through this Offering (which, for clarification, excludes any Interests purchased by the Manager, its affiliates or the Horse Sellers) (the “Brokerage Fee”). Each Series will be responsible for paying its own Brokerage Fee to Dalmore in connection with the sale of Interests in such series. The Brokerage Fee will be payable immediately upon the closing of each offering from the proceeds thereof. In addition, the Company has paid Dalmore a $5,000 one-time set up fee for out-of-pocket expenses and has also paid a separate, one-time $20,000 consulting fee.

Due Diligence Fee

An initial fee equal to approximately 15.0% of the amount raised through this Offering, on average, paid to Manager as compensation for due diligence services in evaluating, investigation and discovering the Underlying Assets (fee is subject to change in sole discretion of Manager as disclosed in each Series Agreement).

Offering Expenses

Each series of interests will generally be responsible for certain fees, costs and expenses incurred in connection with the offering of the interests associated with that series (the “Offering Expenses”). Offering Expenses consist of legal, accounting, underwriting, filing and compliance costs, as applicable, related to a specific offering (and excludes ongoing costs described in Operating Expenses). The Manager has agreed to pay and not be reimbursed for Offering Expenses incurred with respect to these Offerings.

Bloodstock Fee

A fee up to 5.0% of the cost of the Underlying Asset paid to the Manager, an affiliate of the Manager, or a third party service provider as compensation for bloodstock services for creating and facilitating breeding plans for the Underlying Asset, analyzing pedigrees to assess the Underlying Asset’s value, and purchasing and/or selling the Underlying Asset on behalf of the Company.

Operating Expenses

Each series of interests will be responsible for any and all fees, costs and expenses incurred in connection with the boarding, maintenance, training and transportation costs of the underlying asset (the “Upkeep Fees”) related to such series, costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to any third party registrar or transfer agent and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U, any indemnification payments, any and all insurance premiums or expenses in connection with the Underlying Asset, including mortality, liability and/or medical insurance of the Underlying Asset to insure against the death, injury or third party liability of racehorse ownership (decided on a horse-by-horse basis), etc.

237

We anticipate that for a majority of the Offerings, we will allocate a sizable portion of such Offering to a cash reserve to be spent on Upkeep Fees of the applicable Underlying Asset. However, if the Operating Expenses exceed the amount of revenues generated from the applicable Underlying Asset, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”), and/or (c) cause additional Interests to be issued in order to cover such additional amount. In such cases, until a Series generates revenues from its interest in the applicable Underlying Asset, we expect a Series to, initially, deplete only the Upkeep Fees. We may incur Operating Expenses Reimbursement Obligations or the Manager pays such Operating Expenses incurred and will not seek reimbursement if Operating Expenses exceed revenues and Upkeep Fees.

From time to time, certain Offerings will not have an allocated upfront cash reserve for Upkeep Fees as part of such Offering proceeds. Instead, the Manager or an affiliate will, in connection with such Offering, incur liabilities related to Upkeep Fees on behalf of the Series and be entitled to reimbursement of such amount only upon a sale of the Underlying Asset or a dissolution or termination of such Series and not from Distributable Cash (as defined below) from ongoing revenues generated by such Series. Notwithstanding the foregoing, in these types of Offerings, there will still exist a smaller pre-paid cash reserve for Prepaid Expenses and insurance, administrative and general Operating Expenses which is intended to cover three years of such projected Operating Expenses (excluding Upkeep Fees). In addition, the Manager, in these types of Offerings, retains discretion to also (a) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

Regardless of the type of Offering, an Interest Holder will be liable only to the extent of their agreed upon capital contributions and, if no such capital remains at dissolution, such Interest Holder will not be liable for the failure of a Series to repay its underlying debt or liabilities, including the Operating Expenses Reimbursement Obligations.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this Offering Circular. Except as otherwise indicated, all information contained in this Offering Circular is given as of the date of this Offering Circular.  Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “Offering Circular Supplement” that may add, update or change information contained in this Offering Circular.  Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular Supplement. The Offering Statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the Commission and any Offering Circular Supplement together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The Offering Statement and all supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section for the applicable Underlying Asset on the MyRacehorse™ Platform. The contents of the MyRacehorse™ Platform (other than the Offering Statement, this Offering Circular and the Appendices and Exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

How to Subscribe

Potential Investors who are “qualified purchasers” may subscribe to purchase Interests. Any potential Investor wishing to acquire any Series Interests must:

1.       Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in any of the Interests is suitable for you.

238

2.       Review the Subscription Agreement (including the “Investor Qualification and Attestation” attached thereto) on the MyRacehorse™ Platform application and click “Agree” to consent to the completed Subscription Agreement using electronic signature. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3.       Once the completed Subscription Agreement is electronically signed, an integrated online payment provider will transfer funds in an amount equal to the purchase price for such Interests you have applied to subscribe for (as set out on the front page of your Subscription Agreement) to the Company.

4.       The Manager and Dalmore will review the subscription documentation completed and signed by you. You may be asked to provide additional information. The Manager and Dalmore will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw such Offering at any time prior to Closing.

5.       Once the review is complete, the Manager will inform you whether or not your application to subscribe for such Interests is approved or denied and if approved, the number of Interests you are entitled to subscribe for. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.

6.       If all or a part of your subscription in a particular Series is approved, then the number of Interests you are entitled to subscribe for will be issued to you in book-entry electronic form upon the Closing. StartEngine Secure LLC serves as transfer agent and registrar and will maintain Interest holder records.

By accepting the Subscription Agreement, you agree to be bound by the terms of the Subscription Agreement, the Amended and Restated Series Limited Liability Company Agreement of the Company (the “Operating Agreement”) and the applicable Series Agreement. The Company, the Manager, and Dalmore will rely on the information you provide in the Subscription Agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the Manager and Dalmore to verify your status as a “qualified purchaser”. If any information about your “qualified purchaser” status changes prior to you being issued Interests, please notify the Manager immediately using the contact details set out in the Subscription Agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Where to Find Additional Information” section.

239

DESCRIPTION OF THE BUSINESS

Overview

The Company was formed in the state of Nevada as a series limited liability company on December 27, 2016. There is limited historical financial information about us upon which to base an evaluation of our performance. We are an emerging growth business with limited operating history. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in marketing costs, increases in administration expenditures associated with daily operations, increases in accounting and audit fees, and increases in legal fees related to filings and regulatory compliance.

MyRacehorse.com democratizes the ownership of racehorses (Thoroughbred, Quarter, and Standardbred horses) and allows fans to experience the thrill, perks and benefits of ownership at a fraction of the historical cost. This includes everything from the behind the scenes engagements with the horse, the jockey and trainers as well as exclusive on-track experiences and a portion of financial gains that the ownership creates.

Racehorse Ownership Interests

The Company, through individual Series, intends to purchase interests in thoroughbred horses, quarter horses, and Standardbred horses. The Series’ percentage ownership in a specific horse is determined on a series-by-series basis. In all Series, the Company and its Manager will maintain sufficient control and input into the initial due diligence and subsequent day-to-day operating decisions, including training, maintenance and upkeep of an Underlying Asset in order to add value to the Series. If a Series owns a minority interest in an Asset, the Company will require that such Series have a wide range of voting rights within the co-ownership syndicate (including major decision rights) and the ability to control disbursements of expenses as payments to third party trainers, service providers and maintenance crews in order to properly exercise control and add value to the Series.

As an owner of a racehorse, the individual Series will receive a percentage of the purse winnings that is equal to its ownership percentage, as well as other revenue-generating events including, but not limited to claiming races (which may result in a sale of a racehorse held by a series), sales of the racehorse, marketing or sponsorship activities and the sale of future breeding rights. Similarly, the individual Series will be responsible for the expenses of the racehorse at a rate equal to its ownership percentage. These expenses will often be payable directly by the Series pursuant to the rights of its partnership, syndicate or operating agreement (“Co-Ownership Agreements”) with other co-owners of an Underlying Asset. Copies of such Co-Ownership Agreements for each respective Series are attached as exhibits hereto and descriptions of such terms are included with each Series’ respective description herein.

The syndicate manager of the horse makes the final decisions on many day-to-day decisions relating to the horses. In most instances, the Manager will be such syndicate manager. In cases where it is not, the Manager and our personnel will maintain engaged daily on key operation decisions of such Series. The syndicate manager (with our input if we are not syndicate manager) decides on the trainer, racing schedule, housing and certain other operational decisions. Certain key decisions will also require input from the Series. The Manager intends for the Series to maintain a sufficient level of control over the Underlying Asset by (1) majority (50%+) ownership (which includes the ability to remove the syndicate manager), (2) heavy negotiation of the Underlying Asset’s Co-Ownership Agreement to include input on key operating decisions, discretion in payment of certain expenses and voting rights over important decisions regarding the management of the Underlying Asset, or (3) a combination of these controls.

When a Series becomes an owner of the horse, the Series’ members may be able to enjoy some of the benefits and privileges of owning a horse. This includes the ability to visit the horse at the trainer’s barns, visit the paddock before any race the horse is in, interact with the jockey before the race, and have your photo taken in the winner's circle if the horse wins a race. Some of these Membership Experience Programs are included with Series membership, while others may require additional payments by Investors and would be attributable as revenue to the Company. Since the Member is not a direct owner but an indirect owner of the horse they must be accompanied by someone that is licensed by the state's racing authority. There is no guarantee that a licensed person will be available to accompany a member upon request.

Racing Leases

As an alternative to the Co-Ownership structures discussed above, which include the purchase, sale and breeding rights associated with the full ownership of a horse, for certain Series, the Company, through individual Series, may enter into lease agreements or “racing leases” which will entitle the Series to the exclusive right to “all of the racing qualities of an ownership interest in the horse” including the operation of such horse during a set racing term (typically 1 year) in exchange for an upfront lease fee. The Series’ percentage lease interest in a specific horse is determined on a series-by-series basis. This means that the Series will enter into an agreement with other owners of the Underlying Asset (“Owners”) which will govern the rights of the Series during the lease term and the operation of the Underlying Asset (the “Lease Agreement”). As with Co-Ownership structures, the Company, directly or indirectly, is engaged daily on key operating decisions and has approval rights over a broad range of day-to-day operational matters that directly impact the value of the Lease Agreements for such Underlying Asset of a Series.

240

As the lessee of a racehorse, the individual Series will receive a percentage of the purse winnings that is equal to its lessee percentage, as well as other revenue-generating events as well as marketing and advertising related revenues. Similar to the Co-Ownership arrangements, the individual Series in the Lease Agreement will be responsible for the expenses of the racehorse at a rate equal to its lessee percentage. These expenses will often be payable directly by the Series. At the end of such lease term, however, the ownership rights in the horse revert back to the Owner along with the obligation to cover any future expenses associated with such horse.

In the event that the Owner intends to retire the horse and elects to terminate the Lease Agreement due to health, breeding or economic interest concerns, the pro rata portion of the lease fee remaining on the Series will be re-paid to the Series.

The Company’s intent with racing leases is to capture the value of the racing career of said horse without the complexities, time and expense associated with the purchase, sale or breeding of a horse outside of its useful racing life.

Size of Thoroughbred Business

The US Gross Domestic Product for thoroughbred racing, breeding, and related activities contributes approximately $50 billion in direct economic impact to the U.S. economy. There are an estimated 40,000 thoroughbred races each year attracting 60 million spectators and bets of more than $13 billion at the tracks and at off-site locations.1

Currently, $115,000,000 billion is bet annually on horse races with the US representing about 8.5% of the total gaming market.2 The Kentucky Derby continues setting records; in 2021 the total handle was the highest in history, with just over $233 million handled, up 11.5% from the previous record.3 In 2015, Churchill Down set an attendance record with just over 170,000 people in attendance.4

$115 billion is bet annually on horse races worldwide and there are $800 million dollars a year in racehorse sales. Approximately, 8 million fans attend races each year watching over 42,500 active racehorses.5 The average sales price for a racehorse is about $65,000.6

____________________

1 American Horse Council Foundation. 2017 National Economic Impact Study. Retrieved at http://www.horsecouncil.org/economics.

2 International Federation of Horseracing Authorities. 2015 Annual Report. Retrieved at https://www.ifhaonline.org/resources/Annual_Report_2019.pdf.

3 https://www.courier-journal.com/story/sports/2021/05/03/kentucky-derby-2021-betting-up-85-percent-from-2020/4920468001/

4 https://www.kentuckyderby.com/horses/news/second-highest-attendance-in-track-history-as-167,227-fans-watch-undefeated-nyquist-win-the-142nd-kentucky-derby

5 The Jockey Club. Fact Book Index. Retrieved at http://www.jockeyclub.com/default.asp?section=FB&area=12.

6 The Jockey Club. Fact Book Index. Retrieved at http://www.jockeyclub.com/default.asp?section=FB&area=13.

241

Plan of Operations

The Company, the Manager and/or its affiliates will either (1) acquire horses that are listed on MyRacehorse.com pursuant to a promissory note between the Series and lender or (2) have the Series acquire the horses upon close of the respective offering. In many instances, the lender will have a right, prior to completion of the Offering, to participate in pre-closing dividends from revenue generated by its interest in the Underlying Asset and the right to convert into the unsold portion of the offering prior to being fully funded. Copies of the respective “Profit Participation Convertible Promissory Note” for each such Series are attached as exhibits hereto.

An investment in a Series does not constitute ownership of a racehorse as regulated by the California Horse Racing Board. Other state regulations outside of California may impact how and when an Asset can be raced.

The Series will contract with Manager to provide “ownership privileges” and “ownership experiences” for Investors. Some ownership privileges are included as a member, including access to content that will vary based on majority ownership group, trainer, track, frequency of races, racing conditions, the health of the horse and other factors. Other “ownership privileges” provided by Manager will be available for purchase and can include on track events and race day privileges including paddock, backside and winners circle access.

For each horse acquired by each individual Series, the timeline for racing and expected cash flows may vary greatly. Different acquisitions will have different timelines depending on a variety of factors. In general, the Series will exist for 4-6 years (the racing life cycle) and then the Underlying Asset will be sold.

Claiming

The Company's Claiming activities (through individual Series) consist of identifying horse in claiming races that are more valuable, in the Company's opinion, then their respective claiming price. Some factors leading to a horse being more valuable than its claiming price include being poorly trained to date, running in the wrong type of races or having dropped in class. The Company believes most of the horses acquired in this manner will be owned by the Company for less than 12 months since they can be sold during any claiming race.

A claiming race is one in which all horses entered are eligible to be purchased by a licensed owner or indirectly through a trainer for the specified claiming price (see below for levels of claiming races). For example, in a $32,000 claiming race all the horses are for sale for the purchase price of $32,000 plus applicable taxes. The procedure for a claiming race is as follows: the trainer puts a claim in for the horse prior to the race. Immediately upon the start of the race the horse is considered sold to the new owner, however, the previous owner maintains any purse winnings from that race. If two or more owners/trainers put a claim in on a horse than a "shake" occurs to determine who has purchased the horse. A shake is when each claiming owner is assigned a number. Then a racing official draws a number at random and the owner with corresponding number has purchased the horse. Claiming races account for up to 80% of all thoroughbred races on a given day.

The intent behind claiming is to claim horses that are performing below their ability or have been mismanaged by the current owners or trainers thereby allowing the Series to move the horse up in class and make a profit on the horse being claimed for an amount higher than the Series paid.

Once a Series acquires a horse in its claiming division it may take up to 30 days before the horse may be able to race again. The factors relating to the length between races include the endurance and shape of the horse, the availability of races and the skill level of the other horses in the race. The Company, along with our trainer, uses these factors to decide on where and when to race the horse so we can put the horse in the best possible position to win. During this time the horse is usually ridden everyday as part of their training. Horses will jog or cantor most days. The horse will typically gallop every 7 days that it does not race; this is referred to as a work out. A work out consists of a timed run from 3 furlongs up to 5 furlongs (1 furlong equals 1/8 of a mile) and simulates a race for the horse.

242

The Company expects the on-going monthly expenses directly associated to the horses in its claiming division to be approximately $50 to $125 per day for each horse. The fee depends on the trainer's fee and the amount of vet bills each horse requires.

Revenue from Claiming Division

The Series intend to generate revenue from its Claiming Division in two ways: (1) purse winnings and (2) sale of a horse. The Company expects that a horse will begin to generate revenue from purse winnings within 30 days from acquiring the horse. The Company further expects that it will continue to receive revenue from the horse every 30 days from additional purse winnings. The Series will also generate revenue if our horse is claimed by another stable. The Company expects that most horses in its claiming division will be claimed within 12 months from the date we acquired the horse.

Deciding on a Horse

When deciding on acquiring a horse, our team looks at a multitude of variables:

•	Pedigree: The recorded ancestry of the horse.

•	Pedigree Statistics: Win percentages and nicking statistics.

•	Race history (if applicable): Historic results of past races the horse has competed in

•	Race Replays (if applicable): Video of the historic races.

•	Potential trainer: Statistics and trends of the potential trainer

•	Valuation: The monetary worth set by the majority owner

•	Horse Owner/Syndicate Manager: Historical statistics and reputation

•	Purchase History: Publicly recorded title transfers of the horse

•	User Reviews of Syndicate Managers, Trainers, Pedigree (if applicable): Feedback from user reviews

•	Workout reports and videos: Via professional clockers and internal evaluation of video footage

•	Bloodstock Agent Assessment (if applicable): Record and Reputation

•	3rd party appraisals (If applicable): Independent bloodstock appraisal

•	Veterinarian Assessments (if applicable): Independent assessment of health of horse

•	Biometrics (if applicable): Assessment of biometric data against desired attributes

This initial diligence information is used to determine if the horse is one that will be added to the MyRacehorse™ Platform and then the same information is made available to the prospective investors to assist in their individual investment decisions.

Types of Races

Maiden - A race for Non-winners

Maiden Special Weight - For horses that have never won a race, but cannot be claimed

Claiming - Race in which horses entered are subject to purchase, or "claim", for the specified claiming price (typically the horses have won at least one claiming or maiden race)

Allowance - a race other than claiming for which the racing secretary drafts certain conditions to determine weights

Stakes - The highest level of racing

243

Class Structure

Stakes

Grade 1 Stakes

Grade 2 Stakes

Grade 3 Stakes

Non-Graded Stakes

Classified Allowance

N4X - Non-winners of less than 4 races excluding claiming or Maiden (also referred to as "nonwinners of four races other than Maiden or claiming" or "4th level allowance")

N3X - Non-winners of less than 3 races excluding claiming or Maiden (also referred to as nonwinners of three races other than Maiden or claiming" or "3rd level allowance")

N2X - Non-winners of less than 2 races excluding claiming or Maiden (also referred to as nonwinners of two races other than Maiden or claiming" or "2nd level allowance")

N1X - Non-winners of less than 1 races excluding claiming or Maiden (also referred to as nonwinners of one race other than Maiden or claiming" or "1st level allowance")

Claiming

$100,000	- horses are entered but are subject to sale for the claiming price of $100,000

$80,000	- horses are entered but are subject to sale for the claiming price of $80,000

$62,500	- horses are entered but are subject to sale for the claiming price of $62,500

$50,000	- horses are entered but are subject to sale for the claiming price of $50,000

$40,000	- horses are entered but are subject to sale for the claiming price of $40,000

$32,000	- horses are entered but are subject to sale for the claiming price of $32,000

$25,000	- horses are entered but are subject to sale for the claiming price of $25,000

$20,000	- horses are entered but are subject to sale for the claiming price of $20,000

$16,000	- horses are entered but are subject to sale for the claiming price of $16,000

$12,500	- horses are entered but are subject to sale for the claiming price of $12,500

$8,000	- horses are entered but are subject to sale for the claiming price of $8,000

Maiden

Maiden Special Weight

$50,000 Maiden Claiming

$32,000 Maiden Claiming

$25,000 Maiden Claiming

244

Competition

The Company is a very small player in the racehorse ownership business. While we consider bloodlines and the win-loss records of a particular horse's lineage as well as other factors, our success will depend in large measure on our ability to evaluate the potential of a horse. We will rely almost entirely on the Manager and its officers to evaluate a horse and to buy any horse we believe to be a good investment.

Government Regulation

Horse racing is regulated by the individual states. Most states’ main focus is on regulating the pari-mutuel wagering in horse racing. In California, horse racing is regulated by the California Horse Racing Board and governed by the Business and Professions Code of California.

Operating Expenses

“Operating Expenses” are costs and expenses attributable to the activities of the Series (collectively, “Operating Expenses”), which may be as much as or greater than the actual cost of the interest in the Underlying Asset, including:

•	costs incurred in managing the Underlying Asset related to a Series, including, but not limited to boarding, maintenance, training and transportation costs (the “Upkeep Fees”);

•	costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to any third party registrar or transfer agent and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

•	any indemnification payments; and

•	any and all insurance premiums or expenses in connection with the Underlying Asset, including mortality, loss of use, liability and/or medical insurance of an Underlying Asset to insure against the death, injury or third party liability of racehorse ownership (as described in “Description of the Business – Business of the Company”). The decision to purchase insurance on a horse is made on a horse-by-horse basis. There is no guarantee that a horse you invest in will be insured.

We anticipate that for a majority of the Offerings, we will allocate a sizable portion of such Offering to a cash reserve to be spent on Upkeep Fees of the applicable Underlying Asset. However, if the Operating Expenses exceed the amount of revenues generated from the applicable Underlying Asset, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”), and/or (c) cause additional Interests to be issued in order to cover such additional amount. In such cases, until a Series generates revenues from its interest in the applicable Underlying Asset, we expect a Series to, initially, deplete only the Upkeep Fees. We may incur Operating Expenses Reimbursement Obligations or the Manager pays such Operating Expenses incurred and will not seek reimbursement if Operating Expenses exceed revenues and Upkeep Fees.

From time to time, certain Offerings will not have an allocated upfront cash reserve for Upkeep Fees as part of such Offering proceeds. Instead, the Manager or an affiliate will, in connection with such Offering, incur liabilities related to Upkeep Fees on behalf of the Series and be entitled to reimbursement of such amount only upon a sale of the Underlying Asset or a dissolution or termination of such Series and not from Distributable Cash (as defined below) from ongoing revenues generated by such Series. Notwithstanding the foregoing, in these types of Offerings, there will still exist a smaller pre-paid cash reserve for Prepaid Expenses and insurance, administrative and general Operating Expenses which is intended to cover three years of such projected Operating Expenses (excluding Upkeep Fees).

In addition, the Manager, in these types of Offerings, retains discretion to also (a) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

245

Regardless of the type of Offering, an Interest Holder will be liable only to the extent of their agreed upon capital contributions and, if no such capital remains at dissolution, such Interest Holder will not be liable for the failure of a Series to repay its underlying debt or liabilities, including the Operating Expenses Reimbursement Obligations.

Indemnification of the Manager

To the fullest extent permitted by applicable law, subject to approval of each Series Manager, all officers, directors, shareholders, partners, members, employees, representatives or agents of the Manager or a Series Manager, or their respective affiliates, employees or agents (each, a “Covered Person”) shall be entitled to indemnification from such Series (and the Company generally) for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Series Manager, or such Series and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement and any Series Agreement, except that no Covered Person shall be entitled to be indemnified for any loss, damage or claim incurred by such Covered Person by reason of fraud, deceit, gross negligence, willful misconduct or a wrongful taking with respect to such acts or omissions; provided, however, that any indemnity under the Operating Agreement shall be provided out of and to the extent of the assets of the such Series only, and no other Covered Person or any other Series or the Company shall have any liability on account thereof.

To the fullest extent permitted by applicable law, subject to approval of a Series Manager, all expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by such Series prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by such Series of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in the Operating Agreement.

Description of the Management Agreement

Each Series will appoint the Manager to serve as Manager (the “Manager”) to manage its interest in the Underlying Asset pursuant to a management agreement (the “Management Agreement”).

The services provided by the Manager will include:

•	Rendering management and administration services and support and other management support needed for Company’s and each Series’ operations;

•	A license to the MyRacehorse™ Platform for the facilitation of the offerings of the Series Interests;

•	Determining which Assets to select and purchase; and

•	Determining the amount of the selling price of the Assets upon disposition thereof.

The term of the Management Agreement shall commence on the date executed and shall have a term of one (1) year unless earlier terminated as provided for therein. The term of the Management agreement shall be automatically extended for a series of additional one (1) year terms unless Company notifies the Manager in writing of its desire to terminate this Agreement at least sixty (60) days prior to the expiration of the current term.

Each Series will indemnify the Manager out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Manager under the Management Agreement with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

A copy of the Management Agreement is attached hereto as Exhibit 6.1.

246

Management Fee

As consideration for managing each Underlying Asset, the Manager will be paid a one-time Due Diligence Fee of approximately 15.0% of the offering proceeds and a Management Fee on an ongoing basis equal to 10% of Gross Proceeds generated by the Series.

Bloodstock Fee

In the event that the Manager performs bloodstock services for an Underlying Asset (i.e.: creating and facilitating breeding plans for the Underlying Asset, analyzing pedigrees to assess the Underlying Asset’s value, and purchasing and/or selling the Underlying Asset on behalf of the Company), the Manager will also be paid up to 5.0% of the cost of the Underlying Asset for providing such services.

Facilities

The Manager is located at 250 W. 1st Street, Suite 256, Claremont, CA 91711 and currently has a four year lease on its principal offices. The Manager presently has 8 employees, 10 independent contractors and 1 advisor. The Company does not have any employees.

Legal proceedings

None of the Company, any series, the Manager, or any director or executive officer of the Manager is presently subject to any material legal proceedings.

Allocation of expenses

To the extent relevant, Offering Expenses, Operating Expenses, revenue generated from interests in underlying assets and any indemnification payments made by the Company will be allocated amongst the various interests in accordance with the Manager’s sole discretion. The Manager intends to allocate items that are allocable to a specific series to be borne by, or distributed to (as applicable), the applicable series of interests. If, however, an item is not allocable to a specific series but to the Company in general, it will be allocated pro rata based on the value of interests in underlying assets (e.g., in respect of asset level insurance) or the number of interests, as reasonably determined by the Manager.

247

MANAGEMENT

Manager

The Manager of the Company is Experiential Squared, Inc., a Delaware corporation formed on December 27, 2016.

The Company operates under the direction of the Manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our business strategy. The Manager and its officers and directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The Manager is responsible for determining maintenance required in order to maintain or improve the asset’s quality, determining how to monetize a Series and other underlying assets at Membership Experience Programs in order to generate profits and evaluating potential sale offers, which may lead to the liquidation of a Series as the case may be.

The Company will follow guidelines adopted by the Manager and implement policies set forth in the Operating Agreement unless otherwise modified by the Manager. The Manager may establish further written policies and will monitor our administrative procedures, asset operations and performance to ensure that the policies are fulfilled. The Manager may change our objectives at any time without approval of our Interest Holders. The Manager itself has no track record and is relying on the track record of its individual officers, directors and advisors.

The Manager performs its duties and responsibilities pursuant to our Operating Agreement. We have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

Responsibilities of the Manager

Under Nevada law, the fiduciary duties of a manager to the limited liability company and to its members are limited to that of good faith and fair dealing. The Operating Agreement for the Company has set forth standards by which the duties of the Manager are to be measured.

Among other things, the Operating Agreement recognizes that the Manager (directly or through affiliates) is permitted to conduct outside business activities that may conflict with the Company’s business. The Company's business operations and affairs will be managed entirely by the Manager, which may be subject to certain conflicts of interest. (See "CONFLICTS OF INTEREST.") In addition, the Manager may, if desired, submit any contract or act for approval or ratification of by the Members of the Company, and any contract or act approved or ratified by the affirmative vote of the Members holding a majority of percentage interests will not constitute a violation of the Manager’s duties to the Company or its Members.

The Members have not been separately represented by independent legal counsel in their dealings with the Manager. Members must rely on the good faith and integrity of the Manager to act in accordance with the terms and conditions of this Offering. The terms of establishment of the Company, its operations, and the operating agreement has been prepared by the Manager. Therefore, the terms and the Operating Agreement have not been negotiated in an arms' length transaction, and there is no assurance that the Company could not have obtained more favorable terms from a third party for any of these agreements. INVESTORS SHOULD CONSULT WITH THEIR OWN COUNSEL TO EVALUATE ANY AND ALL OF THESE AGREEMENTS AND RELATIONSHIPS.

The Manager must, on demand, give to any Member or his legal representative true and complete information concerning all Company affairs as required by law. Each Member or his legal representative has the right to inspect and copy the Company books and records upon reasonable request and in accordance with applicable law.

The Operating Agreement provides that the Manager shall have no liability to the Company for losses resulting from errors in judgment or other acts or omissions, as long as (i) the Manager determined, in good faith, that such action or inaction was in, or not opposed to, the best interests of the Company and (ii) such action or inaction did not constitute fraud, deceit, willful misconduct, gross negligence, or a wrongful taking. The Operating Agreement also provides that the Company shall indemnify the Manager against liability and related expenses (including reasonable attorneys' fees and costs) incurred in dealing with the Company, Members or third parties, so long as the standard described above is met. Therefore, Members may have a more limited right of action then they would have absent these provisions in the Operating Agreement. A successful indemnification of the Manager or any litigation that may arise in connection with the Manager's indemnification could deplete the assets of the Company. Members who believe that a breach of the Manager's duty has occurred should consult with their own counsel.

248

Executive Officers and Directors of the Manager

The following individuals constitute the Board of Directors and executive management of the Manager:

Name	Age	Position	Term of Office (Beginning)
Michael Behrens	45	Chief Executive Officer, Chief Financial Officer, Secretary, and Director	Inception

Background of Officers and Directors of the Manager

The following is a brief summary of the background of each director and executive officer of the Manager:

Michael Behrens, Chief Executive Officer

Michael has served as a marketing executive for over 10 years on both the agency and client side. He has experience in both performance marketing and brand development for startups, established business and the Fortune 1000. In his career he has managed/influenced over 1 billion in advertising dollars. He most recently served as the CMO of Casper, a very successful online mattress start-up in NYC that has generated hundreds of millions of dollars in revenue since inception.

Advances from Manager

See “Management’s Discussion and Analysis of Financial Condition and Results of Operation - Advances from Manager” section above for more information.

Related Party Transactions

See “Management’s Discussion and Analysis of Financial Condition and Results of Operation - Related Party Transactions” section above for more information.

Conflicts of Interest

See “Conflicts of Interest” section above for more information.

249

COMPENSATION

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by the Company. The chief executive officer of the Manager plus other employees of the Manager manage our day-to-day affairs, oversee the review, selection and recommendation of underlying assets, service acquired assets and monitor the performance of these assets to ensure that they are consistent with our business objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager, from Experiential Squared, Inc.  Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of Manager

The Manager will receive reimbursement for costs incurred relating to this and other offerings (e.g., Offering Expenses and Operating Expenses) and, in its capacity as Manager, a Management Fee (including the Due Diligence Fees and 10% of Gross Proceeds). In the event that the Manager performs bloodstock services for an Underlying Asset, the Manager will also be paid up to 5.0% of the cost of the Underlying Asset for providing such services. Neither the Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Interests.

The annual compensation of the Manager for Fiscal Year 2020 was as follows:

Name	Capacities in which compensation was received (e.g., Chief Executive Officer, director, etc.)	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Experiential Squared, Inc.	Manager	$1,917,883	$338,082 (1)	$2,255,965

_____________________

(1)	Compensation related to the Manager performing bloodstock services and general and administrative services in connection with the management for certain Underlying Assets of their respective Series in 2020.

In addition, should a series’ revenue exceed its ongoing Operating Expenses and various other potential financial obligations of the series, the Manager in its capacity as the Manager may receive a Management Fee as described in “Description of the Business – Management Fee.”

A more complete description of Management of the Company is included in “Description of the Business” and “Management”.

Except as set forth herein, we do not have any ongoing plan or arrangement for the compensation of executive officers and our Manager.

250

PRINCIPAL INTEREST HOLDERS

The Company is managed by Experiential Squared, Inc. which is also the Company’s 100% owner. Experiential Squared, Inc., and/or its affiliates, have no intention of owning any of the Interests in the Series at Closing. However, Experiential Squared, Inc., and/or its affiliates, still reserve the right to participate in the Offering on the same terms and conditions as the Investors at their discretion and may opt to convert a Profit Participation Convertible Promissory Note into interests that remain unsold in this offering. The address of Experiential Squared, Inc. is 250 W. 1st Street, Suite 256, Claremont, CA 91711.

As of August 27, 2021, the securities of the Company are beneficially owned as follows:

Title of Class/Series	Name of Beneficial Owner(1)	Number of Interests Beneficially Owned (1)	Percentage of Interests Beneficially Owned
Company(2)	Experiential Squared, Inc. (Manager)	N/A	100.0%
Series Amers	Experiential Squared, Inc. (Manager)	0	0.00%
Series Bella Chica	Experiential Squared, Inc. (Manager)	70	70.0%
Series Berengaria ‘17	Experiential Squared, Inc. (Manager)	0	0.00%
Series Bullion	Experiential Squared, Inc. (Manager)	0	0.00%
Series Cairo Kiss	Experiential Squared, Inc. (Manager)	0	0.00%
Series Country Whirl ‘17	Experiential Squared, Inc. (Manager)	4	4.00%
Series Kiana’s Love	Experiential Squared, Inc. (Manager)	0	0.00%
Series Kichiro	Experiential Squared, Inc. (Manager)	71	35.50%
Series Madarnas	Experiential Squared, Inc. (Manager)	0	0.00%
Series Major Implications	Experiential Squared, Inc. (Manager)	0	0.00%
Series Miss Puzzle 17	Experiential Squared, Inc. (Manager)	0	0.00%
Series Moonless Sky	Experiential Squared, Inc. (Manager)	0	0.00%
Series Night of Idiots	Experiential Squared, Inc. (Manager)	18	23.00%
Series Nileist	Experiential Squared, Inc. (Manager)	0	0.00%
Series Noble Goddess	Experiential Squared, Inc. (Manager)	0	0.00%
Sauce on Side	Experiential Squared, Inc. (Manager)	0	0.00%
Series Sigesmund	Experiential Squared, Inc. (Manager)	139	70.00%
Series Soul Beam	Experiential Squared, Inc. (Manager)	0	0.00%
Series Street Band	Experiential Squared, Inc. (Manager)	0	0.00%
Series Swiss Minister	Experiential Squared, Inc. (Manager)	0	0.00%
Series Takeo Squared	Experiential Squared, Inc. (Manager)	0	0.00%
Series Tavasco Road	Experiential Squared, Inc. (Manager)	0	0.00%
Series Two Trail Sioux 17K	Experiential Squared, Inc. (Manager)	0	0.00%
Series Zestful	Experiential Squared, Inc. (Manager)	0	0.00%
Series Palace Foal	Michael Behrens (Affiliate of Manager)	510	100.00%
Series De Mystique ‘17	Experiential Squared, Inc. (Manager)	0	0.00%
Series Martita Sangrita 17	Experiential Squared, Inc. (Manager)	0	0.00%
Series Daddy’s Joy	Experiential Squared, Inc. (Manager)	0	0.00%
Series Vertical Threat	Experiential Squared, Inc. (Manager)	2	0.30%
Series Shake it Up Baby	Experiential Squared, Inc. (Manager)	0	0.00%
Series Tizamagician	Experiential Squared, Inc. (Manager)	0	0.00%
Series Power Up Paynter	Experiential Squared, Inc. (Manager)	0	0.00%
Series Two Trail Sioux 17	Experiential Squared, Inc. (Manager)	3	0.64%
Series Wayne O	Experiential Squared, Inc. (Manager)	0	0.00%
Series Big Mel	Experiential Squared, Inc. (Manager)	0	0.00%
Series Amandrea	Experiential Squared, Inc. (Manager)	42	7.6%
Series Keertana 18	Experiential Squared, Inc. (Manager)	8	0.16%
Series Sunny 18	Experiential Squared, Inc. (Manager)	1	0.02%

251

Series Lazy Daisy	Experiential Squared, Inc. (Manager)	1	0.08%
Series New York Claiming Package	Experiential Squared, Inc. (Manager)	0	0.00%
Series The Filly Four	Experiential Squared, Inc. (Manager)	41	0.51%
Series Lane Way	Experiential Squared, Inc. (Manager)	0	0.00%
Series Mo Mischief	Experiential Squared, Inc. (Manager)	0	0.00%
Series Deep Cover	Experiential Squared, Inc. (Manager)	2	0.25%
Series Popular Demand	Experiential Squared, Inc. (Manager)	2	0.20%
Series Authentic	Experiential Squared, Inc. (Manager)	63	0.50%
Series Storm Shooter	Experiential Squared, Inc. (Manager)	2	0.10%
Series Thirteen Stripes	Experiential Squared, Inc. (Manager)	0	0.00%
Series Naismith	Experiential Squared, Inc. (Manager)	6	0.30%
Series NY Exacta	Experiential Squared, Inc. (Manager)	3	0.25%
Series Apple Down Under 19	Experiential Squared, Inc. (Manager)	0	0.00%
Series Just Louise 19	Experiential Squared, Inc. (Manager)	0	0.00%
Series Lost Empire 19	Experiential Squared, Inc. (Manager)	23	0.23%
Series Man Among Men	Experiential Squared, Inc. (Manager)	0	0.00%
Series Frosted Oats	Experiential Squared, Inc. (Manager)	4	0.10%
Series Tapitry 19	Experiential Squared, Inc. (Manager)	0	0.00%
Series Classofsixtythree 19	Experiential Squared, Inc. (Manager)	0	0.00%
Series Cayala 19	Experiential Squared, Inc. (Manager)	5	0.15%
Series Margaret Reay 19	Experiential Squared, Inc. (Manager)	1	0.12%
Series Awe Hush 19	Experiential Squared, Inc. (Manager)	0	0.00%
Series Exonerated 19	Experiential Squared, Inc. (Manager)	1	0.12%
Series Speightstown Belle 19	Experiential Squared, Inc. (Manager)	1	0.11%
Series Consecrate 19	Experiential Squared, Inc. (Manager)	2	0.49%
Series Latte Da 19	Experiential Squared, Inc. (Manager)	4	0.10%
Series Midnight Sweetie 19	Experiential Squared, Inc. (Manager)	0	0.00%
Series Ambleside Park 19	Experiential Squared, Inc. (Manager)	0	0.00%
Series Athenian Beauty 19	Experiential Squared, Inc. (Manager)	0	0.00%
Series Future Stars Stable	Experiential Squared, Inc. (Manager)	97	0.97%
Series Collusion Illusion	Experiential Squared, Inc. (Manager)	5	0.02%
Series Motion Emotion (3)	Experiential Squared, Inc. (Manager)	1,020	100.00%
Series Monomoy Girl	Experiential Squared, Inc. (Manager)	120	1.18%
Series Action Bundle (4)	Experiential Squared, Inc. (Manager)	10,000	100.00%
Series Got Stormy	Experiential Squared, Inc. (Manager)	23	0.23%
Series Social Dilemma	Experiential Squared, Inc. (Manager)	1	0.20%
Series Carrothers	Experiential Squared, Inc. (Manager)	3,621	71.00%
Series Going to Vegas	Experiential Squared, Inc. (Manager)	46	0.90%
Series Ari the Adventurer 19	Experiential Squared, Inc. (Manager)	12	0.24%
Series Wonder Upon a Star 19	Experiential Squared, Inc. (Manager)	11	0.11%
Series Echo Warrior 19	Experiential Squared, Inc. (Manager)	2,399	39.98%
Series Silverpocketsfull 19	Experiential Squared, Inc. (Manager)	0	0%
Series Who’sbeeninmybed 19	Experiential Squared, Inc. (Manager)	12	0.24%
Series Into Summer 19	Experiential Squared, Inc. (Manager)	178	27.38%
Series Mrs Whistler	Experiential Squared, Inc. (Manager)	818	40.90%
Series Race Hunter 19	Experiential Squared, Inc. (Manager)	2,771	27.71%
Series Co Cola 19	Experiential Squared, Inc. (Manager)	1	0.02%
Series Vow	Experiential Squared, Inc. (Manager)	1,574	78.70%

252

Series You Make Luvin Fun 19	Experiential Squared, Inc. (Manager)	3,051	54.38%
Series Miss Sakamoto	Experiential Squared, Inc. (Manager)	3,051	90.63%
Series Courtisane 19	Experiential Squared, Inc. (Manager)	636	6.36%
Series Grand Traverse Bay 19	Experiential Squared, Inc. (Manager)	90	12.00%
Series Our Miss Jones 19	Experiential Squared, Inc. (Manager)	1,200	100%
Series Margarita Friday 19	Experiential Squared, Inc. (Manager)	2,000	100%
Series Queen Amira 19	Experiential Squared, Inc. (Manager)	240	23.50%
Series Salute to America	Experiential Squared, Inc. (Manager)	100	10.00%
Series Desire Street	Experiential Squared, Inc. (Manager)	1,020	10.00%

______________

(1)	Experiential Squared, Inc. or an affiliate holds a promissory note which provides that, at its election, such beneficial owner may convert the outstanding balance of the note into the number of unsold Series Interests in the offering of such Series on the date of conversion. As such, such party is deemed to be the beneficial owner of such unsold Series Interests until such time as the Series is fully subscribed. Notwithstanding the foregoing, as to Series offerings closed on or prior to September 18, 2020, such holders listed above are direct Series Interest Holders as all such promissory notes have been converted in full prior to such date.
(2)	The purchase of membership interests in a Series of the Company is an investment only in that Series (and with respect to that Series’ Underlying Asset) and not an investment in the Company as a whole.
(3)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.
(4)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.

253

DESCRIPTION OF INTERESTS OFFERED

The following is a summary of the principal terms of, and is qualified by reference to the Operating Agreement, attached hereto as Exhibit 2.2, the Series Agreements, attached hereto as exhibits as it relates to each specific Series, and the Subscription Agreement, attached hereto as Exhibit 4.1, relating to the purchase of the applicable Series of Interests. This summary is qualified in its entirety by reference to the detailed provisions of those agreements, which should be reviewed in their entirety by each prospective Investor. In the event that the provisions of this summary differ from the provisions of the Operating Agreement, Series Agreement or the Subscription Agreement (as applicable), the provisions of the Operating Agreement, Series Agreement or the Subscription Agreement (as applicable) shall apply. Capitalized terms used in this summary that are not defined herein shall have the meanings ascribed thereto in the Operating Agreement or Series Agreement.

Series Agreement

Each Series will have its own Series Agreement and a Subscription Agreement. The Series Agreement will include a description of the following investment details, among other things:

•	Such Member classes as the Series Manager may determine to be necessary, appropriate, or advantageous for operation of the Series and meeting its business objectives.

•	The Minimum and Maximum Dollar Amounts for each Series, if any, based on the amount of Capital Contributions needed to acquire, operate and improve the Asset.

•	The Minimum Investment Amount required of an individual Investor by each Series.

•	A tabular summary of the sources and uses of proceeds of the Capital Contributions raised by each Series.

•	The important dates relative to acquisition of the Asset or Capital Contributions needed for each Series.

Rights and Liabilities of Members

The rights, duties and powers of Members are governed by the Operating Agreement and the discussion herein of such rights, duties and powers is qualified in its entirety by reference to such Agreement and Act. Members who become Members in a Series in the manner set forth herein will be responsible for the obligations of the Series and will be liable only to the extent of their agreed upon capital contributions. Members may be liable for any return of capital plus interest if necessary to discharge liabilities existing at the time of such return. Any cash distributed to Members may constitute, wholly or in part, return of capital.

Members will have very limited control over the management of the Company or the Series. Our Manager has sole power and authority over the management of our Company and the individual Series, subject only to certain rights of our Members and our membership as a whole, to vote on certain limited matters. Furthermore, our Manager may only be removed for “Good Cause”, meaning willful misfeasance, bad faith, gross negligence or reckless disregard by the Manager in the performance of its duties, the criminal conviction of a federal or state securities law or any other criminal wrong-doing. To remove the Manager for “Good Cause”, Members holding in excess of 75% of the percentage interests, or (ii) Members holding in excess of 75% of the outstanding percentage interests owned by disinterested Members must approve.

Therefore, you will not have an active role in our Company’s management and it will be difficult to cause a change in our management.

Interest Subscriptions

Interests in each Series will be sold for a set price per Interest. To purchase Interests in an individual Series, an Investor must deliver to the Company a Subscription Agreement in the form attached to this Offering Circular as Exhibit 4.1 by completing the online submission at MyRacehorse.com.

254

Rights, Powers and Duties of Manager

Subject to the right of the Members to vote on certain limited matters, the Manager will have sole control of the business operations of the Series. The Manager is not required to devote full time to Company and Series affairs but only such time as is required for the conduct of Company and Series business. The Manager acting alone has the power and authority to act for and bind the Company or an individual Series.

The Manager is granted the special power of attorney of each Member for the purpose of executing the documents which the Members have expressly agreed to execute and deliver or which are required to be executed, delivered and/or filed under applicable law.

Dividends/Distributions

The Manager will attempt to manage the individual Series so as to issue dividend payments, to the extent of available cash flow. Therefore, (i) 10% of Gross Proceeds shall be payable to the Manager as a Management Fee; (ii) in the event that the Manager performs bloodstock services for an Underlying Asset, the Manager will also be paid up to 5.0% of the cost of the Underlying Asset for providing such services; and then (iii) the remaining cash available for dividends shall be payable to the Members on a pro rata basis. This shall be calculated as 100% of the dividends available after payment of the Management Fee and bloodstock fee, if applicable, multiplied by a fraction with the fraction being the number of Interests held by the Member as the numerator and the total number of outstanding Interests as the denominator. The Manager shall determine the cash available for dividends after retention of reasonable working capital reserves and payment of liabilities.

Working capital may include pre-paid insurance and administrative expenses for a horse for up to 3 years. Working capital expenses may be as much as the cost of the interest in the Underlying Asset.

Meetings

The Manager may call a meeting of an individual Series. Unless the notice otherwise specifies, all meetings will be held at the office of the Company. Members have the rights to call meetings accorded to them under the Operating Agreement or the individual Series Agreement and applicable law.

Accounting and Reports

Right of Inspection; Provision of Records to Members

Each Member has the right, upon reasonable request, for purposes reasonably related to the interest of that person as a Member, to inspect and copy during normal business hours any of the records required to be maintained by the Manager under the Act.

The Manager will furnish to a Member a copy of any amendment to the articles of organization or operating agreement executed by the Manager pursuant to a power of attorney from the Member.

Members will be limited to the inspection of the books and records of the individual Series in which they are a Member.

Annual Report

At such time as the Company has more than thirty-five (35) Members, each of the following shall apply:

The Manager will cause an annual report to be sent to each of the Members not later than one hundred twenty (120) days after the close of the Fiscal Year. The report, which may be sent by electronic transmission, will contain a balance sheet as of the end of the Fiscal Year and an income statement and a statement of cash flows for the Fiscal Year.

255

Members representing at least five (5) percent of the percentage interests, or three or more Members, may make a written request to the Manager for an income statement of the Company for the initial three-month, six-month, or nine-month period of the then-current Fiscal Year ending more than 30 days prior to the date of the request, and a balance sheet of the Company as of the end of such period. The statement will be delivered or mailed to the Members within thirty (30) days thereafter.

The financial statements will be accompanied by the report, if any, of the independent accountants engaged by the Company or, if there is no report, the certificate of the Manager that the financial statements were prepared without audit from the books and records of the Company.

Tax Information

The Company will send or cause information to be sent in writing to each Member within ninety (90) days after the end of each taxable year the information necessary to complete federal and state income tax or information returns. Based on the Company’s intention to treat each Series as a corporation for tax purposes, the primary reporting Members should expect is through Form 1099.

Limited Voting Rights of Members

The affirmative vote of a Majority of Interests of all of the Members associated with a Series shall be required for the Company to merge or consolidate with or into, or convert into, another entity, but not to enter into a joint venture arrangement with another party or sell an Underlying Asset.

A Series Manager may be removed at any time, for Good Cause, by the decision of such Series Members owning more than seventy-five percent (75%) of the Percentage Interests in that Series.

Certain actions may require both a majority of all percentage interests in the Company and the consent of the Manager, as provided in such Series Agreement.

The disposition by the Company of all or substantially all of the Company’s assets includes the disposition of all or substantially all of the assets of all of the Company’s subsidiaries in a single transaction or series of transactions but expressly excludes a sale of the assets of any single Series that owns a single Asset, which may be made by the Manager without the consent of Members.

Withdrawal from a Series

Each Series expects to operate for approximately four (4) to six (6) years at which time the Underlying Asset of the Series will be retired. Thereafter, the Members shall receive a return of their capital, if available. The Members should not expect withdrawal prior to this time.

Dissolution and Winding-Up

The Series Manager may dissolve the Series at any time once the Series Assets have been sold. The dissolution may only be ordered by the Series Manager or the Company, not by an owner of Series Membership Interests or by any Member of the Series. Upon dissolution of a Series, all Members of that Series will participate in the Series’ liquidating distributions, in accordance with the distributions in effect during the term and thereafter in proportion to their relative capital accounts.

Upon the sale of an Underlying Asset or the dissolution or termination of the Series, the Manager or an affiliate may be entitled to a repayment of its Operating Expenses Reimbursement Obligation, if any, as repayment of liabilities incurred related to Upkeep Fees on behalf of the Series. This may result in the reduction of liquidating distributions to Members.

Limitations on Transferability

The Operating Agreement and Series Agreement place substantial limitations upon transferability of the Interests. Any transferee (including a donee) must be a person or entity which would have been qualified to purchase an Interest in this Offering and a transferee may not become a substituted Member without the consent of the Manager. A transferee who does not become a substituted Member will own an economic interest which entitles him or her only to the share of income or return of capital to which the transferor would be entitled. In addition, there are certain rights of first refusal on any transfer.

256

Term of the Company

The Manager intends to operate the Company on a perpetual basis until a dissolution event.

Dispute Resolution

The Company and the Operating Agreement will be governed by Nevada law and any dispute in relation to the Company and the Operating Agreement is subject to the dispute resolution provisions set forth therein. If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement, it would be required to do so in compliance with these dispute resolution provisions. Notwithstanding the foregoing, mandatory arbitration provisions set forth therein do not apply to claims made under federal and state securities laws.

Listing

The Interests are not currently listed or quoted for trading on any national securities exchange or national quotation system.

Transfer Agent and Registrar

The company has appointed StartEngine Secure LLC as its SEC-registered transfer agent.

257

MATERIAL UNITED STATES TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of the ownership and disposition of the Interests to United States holders, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any United States state or local or any non-United States jurisdiction or under United States federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an Investor’s particular circumstances or to Investors that may be subject to special tax rules, including, without limitation:

(i)	banks, insurance companies or other financial institutions;

(ii)	persons subject to the alternative minimum tax;

(iii)	tax-exempt organizations;

(iv)	dealers in securities or currencies;

(v)	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

(vi)	persons that own, or are deemed to own, more than five percent of our Interests (except to the extent specifically set forth below);

(vii)	certain former citizens or long-term residents of the United States;

(viii)	persons who hold our Interests as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

(ix)	persons who do not hold our Interests as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

(x)	persons deemed to sell our Interests under the constructive sale provisions of the Code.

You are urged to consult your tax advisor with respect to the application of the United States federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Interests arising under the United States federal estate or gift tax rules or under the laws of any United States state or local or any foreign taxing jurisdiction or under any applicable tax treaty.

Definitions

U.S. Holder. A “U.S. Holder” includes a beneficial owner of the Interests that is, for U.S. federal income tax purposes, an individual citizen or resident of the United States.

Taxation of each Series of Interests as a “C” Corporation

The Company, although formed as a Nevada series limited liability company eligible for tax treatment as a “partnership,” has affirmatively elected for each Series of Interests to be taxed as a “C” corporation under Subchapter C of the Code for all federal and state tax purposes. Thus each Series of Interests will be taxed at regular corporate rates on its taxable income before making any distributions to Interest Holders as described below. The current Federal tax rate on corporations is 21%.

258

Taxation of Distributions to Investors

Distributions to U.S. Holders out of the Company’s current or accumulated earnings and profits will be taxable as dividends. A U.S. Holder who receives a distribution constituting “qualified dividend income” may be eligible for reduced federal income tax rates. U.S. Holders are urged to consult their tax advisors regarding the characterization of corporate distributions as “qualified dividend income”. Distributions in excess of the Company’s current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the adjusted tax basis of the U.S. Holder’s Interests. Rather, such distributions will reduce the adjusted basis of such U.S. Holder’s Interests. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. Holder’s adjusted basis in its Interests will be taxable as capital gain in the amount of such excess if the Interests are held as a capital asset. Investors should note that Section 1411 of the Code, added by the Health Care and Education Reconciliation Act of 2010, added a new 3.8% tax on certain investment income (the “3.8% NIIT”), effective for taxable years beginning after December 31, 2012. In general, in the case of an individual, this tax is equal to 3.8% of the lesser of (i) the taxpayer’s “net investment income” or (ii) the excess of the taxpayer’s adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, or (y) the excess of the adjusted gross income of the estate or trust for such taxable year over a beginning dollar amount (currently $7,500 of the highest tax bracket for such year). U.S. Holders should note that for tax years beginning in 2013 and thereafter dividends will be included as investment income in the determination of “net investment income” under Section 1411(c) of the Code.

Taxation of Dispositions of Interests

Upon any taxable sale or other disposition of our Interests, a U.S. Holder will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between the amount of cash and the fair market value of any property received on such disposition; and the U.S. Holder’s adjusted tax basis in the Interests. A U.S. Holder’s adjusted tax basis in the Interests generally equals his or her initial amount paid for the Interests and decreased by the amount of any distributions to the Investor in excess of the Company’s current or accumulated earnings and profits. In computing gain or loss, the proceeds that U.S. Holders receive will include the amount of any cash and the fair market value of any other property received for their Interests, and the amount of any actual or deemed relief from indebtedness encumbering their Interests. The gain or loss will be long-term capital gain or loss if the Interests are held for more than one year before disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 20% (plus any applicable state income taxes) plus the 3.8% NIIT. The deductibility of capital losses may be subject to limitation and depends on the circumstances of a particular U.S. Holder; the effect of such limitation may be to defer or to eliminate any tax benefit that might otherwise be available from a loss on a disposition of the Interests. Capital losses are first deducted against capital gains, and, in the case of non-corporate taxpayers, any remaining such losses are deductible against salaries or other income from services or income from portfolio investments only to the extent of $3,000 per year.

Backup Withholding and Information Reporting

Generally, the Company must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you.

Payments of dividends or of proceeds on the disposition of the Interests made to you may be subject to additional information reporting and backup withholding at a current rate of 24% unless you establish an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a United States person.

Backup withholding is not an additional tax; rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

The preceding discussion of United States federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular United States federal, state and local and foreign tax consequences, if applicable, of purchasing, holding and disposing of our Interests, including the consequences of any proposed change in applicable laws.

259

WHERE TO FIND ADDITIONAL INFORMATION

The Manager will answer inquiries from potential Investors in the Offerings concerning any of the Series of Interests, the Company, the Manager and other matters relating to the offer and sale of the Interests under the Offering Circular and Offering Circular Supplements. The Company will afford the potential Investors in the Interests the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

All potential Investors in the Interests are entitled to review copies of any other agreements relating to the Series described in the Offering Circular and Offering Circular Supplements, if any. In the Subscription Agreement, you will represent that you are completely satisfied with the results of your pre-investment due diligence activities.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Offering Circular and Offering Circular Supplements to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the Offering Circular and Offering Circular Supplements, except as so modified or superseded.

Requests and inquiries regarding the Offering Circular and Offering Circular Supplements should be directed to:

My Racehorse CA LLC

250 W. 1st Street, Suite 256

Claremont, CA 91711

E-Mail: support@myracehorse.com

Tel: 909-740-9175

Attention: Michael Behrens

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

260

Index to Financial Statements

Unaudited Financial Statements as of June 30, 2021, and December 31, 2020, and for the Six-Month Periods Ended June 30, 2021, and 2020

Audited Financial Statements as of December 31, 2020 and 2019 and for the years then ended

F-1

MY RACEHORSE CA LLC

BALANCE SHEETS (UNAUDITED)

As of June 30, 2021 and December 31, 2020

	30-Jun-21	31-Dec-20
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–
Horse reserve funds receivable from Manager (see Note 4)	3,482,901	1,470,649
Prepaid expense	418,040	675,019
Total Current Assets	3,900,941	2,145,668

Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	11,573,743	9,713,216
Total Non-Current Assets	11,573,743	9,713,216

TOTAL ASSETS	$15,474,684	$11,858,884

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$4,341,343	$1,119,860
Accrued expense	9,302	9,301
Interest payable	42,817	26,769
Total Current Liabilities	4,393,462	1,155,930

Long-term Liabilities:
Long-term debt - related party	2,835,871	2,576,218
Total Long-term Liabilities	2,835,871	2,576,218

Total Liabilities	7,229,333	3,732,148

Members’ Equity
Membership in My Racehorse CA, LLC	174,744	11,843
Subscription in series, net of distributions (See Note 6)	19,553,534	14,902,854
Accumulated deficit	(11,482,927)	(6,787,961)
Total Members’ Equity	8,245,351	8,126,736

TOTAL LIABILITIES AND MEMBERS' EQUITY	$15,474,684	$11,858,884

No assurance is provided.

See accompanying notes, which are an integral part of these financial statements.

F-1

MY RACEHORSE CA LLC

STATEMENTS OF OPERATIONS (UNAUDITED)

For the Six-Month Periods Ended June 30, 2021 and 2020

	30-Jun-21	30-Jun-20

Revenues	$982,124	$178,786
Cost of revenues:	(1,989,394)	(486,071)
Gross Profit/(Loss)	(1,007,270)	(309,392)

Operating Expenses:
Management charges	898,703	663,536
General and administrative	168,036	48,043
Sales and marketing	–	–
Depreciation	2,365,341	781,537
Total Operating Expenses	3,432,080	1,491,010

Loss from Operations	(4,439,350)	(1,800,402)

Other Income/(Expense):
Gain/ (loss) on disposition of horse	(224,800)	(38,503)
Interest expense	(30,816)	(16,048)
Total Other Expenses	(255,616)	(54,551)

Provision for Income Taxes	–	(18,906)

Net Loss	$(4,694,966)	$(1,873,859)

No assurance is provided.

See accompanying notes, which are an integral part of these financial statements.

In the opinion of management all adjustments necessary in order to make the interim consolidated financial statements not misleading have been included.

F-2

MY RACEHORSE CA LLC

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (UNAUDITED)

For the Six-Month Period Ended June 30, 2021 and for the Year Ended December 31, 2020

	Membership in My Racehorse CA LLC	Subscriptions in Series	Accumulated Deficit	Total Members’ Equity

Balance at January 1, 2020	$11,843	$3,216,968	$(1,457,712)	$1,771,099
Subscriptions received in horse series	–	11,924,496	–	11,924,496
Distributions from horse series	–	(238,610)	–	(238,610)
Net loss	–	–	(5,330,249)	(5,330,249)
Balance at December 31, 2020	11,843	14,902,854	(6,787,961)	8,126,736

Subscriptions received in horse series	–	5,410,040	–	5,410,040
Distributions from horse series	–	(759,360)	–	(759,360)
Contributions	162,901	–	–	162,901
Net loss	–	–	(4,694,966)	(4,694,966)
Balance at June 30, 2021	$174,744	$19,553,534	$(11,482,927)	$8,245,351

No assurance is provided.

See accompanying notes, which are an integral part of these financial statements.

F-3

MY RACEHORSE CA LLC

STATEMENTS OF CASH FLOWS (UNAUDITED)

For the Six-Month Periods Ended June 30, 2021 and 2020

	30-Jun-21	30-Jun-20
Cash Flows From Operating Activities
Net Loss	$(4,694,966)	$(1,873,859)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,365,341	781,537
Loss/(gain) on disposal of horse ownership	224,800	38,503
Changes in operating assets and liabilities:
Change in accounts receivables	–	3,770
Change in prepaid expense	256,980	(290,444)
Change in other assets	–	–
Change in accrued expense	–	19,988
Change in accrued interest payable	16,048	16,048
Net Cash Used In Operating Activities	(1,831,797)	(1,304,456)

Cash Flows From Investing Activities
Purchase of horse assets	(4,544,380)	(3,753,205)
Proceeds from horse disposition	93,712	43,931
Net Cash Used In Investing Activities	(4,450,668)	(3,709,274)

Cash Flows From Financing Activities
Subscriptions received in horse series	5,410,040	4,371,217
Distributions from horse series	(759,360)	(69,833)
Loan payable from related party	259,653	–
Capital contributions	162,901	–
Proceeds of long term notes	–	534,920
Net advances/(repayments) in amount due to manager	1,209,231	177,426
Net Cash Provided by Financing Activities	6,282,465	5,013,730

Net Change In Cash	–	–

Cash at Beginning of Period	–	–
Cash at End of Period	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–
Cash paid for income taxes	$–	$18,906

Supplemental Disclosure of Non-cash Activities:
Horses purchased by issuance of related party notes payable	$–	$–
Non-cash management fees	$–	$–

No assurance is provided.

See accompanying notes, which are an integral part of these financial statements.

F-4

MY RACEHORSE CA LLC

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2021 and December 31, 2020 and for the Six-Month Periods Ended June 30, 2021, and 2020

NOTE 1: NATURE OF OPERATIONS

My Racehorse CA LLC d/b/a MyRaceHorse.com (the “Company”) is an early-stage series limited liability company established by the manager, Experiential Squared, Inc. (the “Manager”), to acquire interests in thoroughbred, quarter and Standardbred horses through underlying series. The Company aims to democratize the ownership of racehorses through a self-developed web-based platform and allow fans to experience racehorse ownership by investing in series with other like-minded fans. The Company is headquartered in Claremont, California. The Company was formed in 2016.

Since inception, the Company has relied on advances from the Manager and raising capital to fund its operations. The Company will likely incur losses prior to generating positive working capital. However, the Company continues and will continue to receive funding of losses from its Manager. During the next 12 months, the Company intends to fund its operations with funding from a Regulation A securities campaign (see Note 10), capital contributions from the Manager, and funds from revenue producing activities, if and when such can be realized. These financial statements and related notes thereto do not include any adjustments that might result from these uncertainties.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The Company adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of June 30, 2021, the Company had no cash on hand.

Receivables and Credit Policy

Trade receivables from customers are uncollateralized customer obligations due under normal trade terms, primarily requiring payment before services are rendered. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customers. As a result, the Company believes that its accounts receivable credit risk exposure is limited, and it has not experienced significant write-downs in its accounts receivable balances. As of June 30, 2021, the Company has no outstanding accounts receivable. However, all of the cash of the Company is held by the Manager on behalf of the Company.

No assurance is provided.

F-5

MY RACEHORSE CA LLC

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2021 and December 31, 2020 and for the Six-Month Periods Ended June 30, 2021, and 2020

Property and Equipment

Property and equipment are recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets which range from three to five years. Horse assets are depreciated using the straight-line method over 36 months with no estimated salvage value. A horse is treated as placed in service upon its acquisition by the Company.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors.

As of June 30, 2021 and December 31, 2020, the Company has $17,715,667 and $13,171,287, respectively recorded, at cost, in horse assets.

As of June 30, 2021, property and equipment consisted of the following:

Series Name	Horse Asset plus Acquisition Costs	Less: Depreciation through June 30, 2021	Total
Closed-MRH Amers	$6,000	$(6,000)	$–
Closed-MRH Bullion	6,000	(6,000)	–
Closed-MRH Dancing Destroyer	17,238	(17,238)	–
Closed-MRH Kiana's Love	10,600	(10,600)	–
Closed-MRH Madarnas	10,000	(10,000)	–
Closed-MRH Major Implications	2,500	(2,500)	–
Closed-MRH Moonless Sky	12,000	(12,000)	–
Closed-MRH Night of Idiots	8,740	(8,740)	–
Closed-MRH Nileist	11,700	(11,700)	–
Closed-MRH Sauce On Side	15,000	(15,000)	–
Closed-MRH Shake It Up Baby	11,000	(11,000)	–
Closed-MRH Soul Beam	23,075	(23,075)	–
Closed-MRH Swiss Minister	7,500	(7,500)	–
Closed-MRH Takeo Squared	15,000	(15,000)	–
Closed-MRH Tavasco Road	10,000	(10,000)	–
Closed-MRH Zestful	19,000	(19,000)	–
Total Closed-New York Claiming	36,236	(36,236)	–
Total Filly Four	1,426,452	(780,593)	645,859
MRH A Mo Reay	164,000	(43,126)	120,874
MRH Above Suspicion	86,100	(23,302)	62,798
MRH American Heiress	344,250	(212,713)	131,538
MRH Annahilate	74,250	(74,250)	–
MRH Authentic	4,359,157	(1,479,656)	2,879,502
MRH Bella Chica	25,000	(20,833)	4,167

No assurance is provided.

F-6

MY RACEHORSE CA LLC

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2021 and December 31, 2020 and for the Six-Month Periods Ended June 30, 2021, and 2020

Series Name	Horse Asset plus Acquisition Costs	Less: Depreciation through June 30, 2021	Total
MRH Big Mel	581,926	(315,759)	266,168
MRH Can't Hush This	198,000	(51,883)	146,117
MRH Carpe Vinum	129,300	(91,058)	38,242
MRH Carrothers	311,412	(35,025)	276,387
MRH Chasing Time	254,883	(16,435)	238,447
MRH Collusion Illusion	550,000	(123,208)	426,792
MRH Cornice Traverse	155,650	(9,383)	146,267
MRH Daddy's Joy	48,000	(34,663)	13,337
MRH Dancing Crane	85,000	(10,541)	74,459
MRH Deep Cover	82,000	(34,504)	47,496
MRH Desire Street 19	81,600	(3,729)	77,871
MRH Dolce Notte	73,800	(19,270)	54,530
MRH Duke of Love	85,000	(3,504)	81,496
MRH Echo Warrior 19	166,861	(15,677)	151,184
MRH Escape Route	42,400	(10,220)	32,180
MRH Forbidden Kingdom	153,000	(41,367)	111,633
MRH Frosted Oats	102,500	(39,223)	63,277
MRH Future Stars Stable	335,500	(90,250)	245,250
MRH Going to Vegas	255,000	(36,371)	218,629
MRH Halofied	55,000	(3,463)	51,537
MRH Howboutdemapples	60,000	(11,617)	48,383
MRH In Due Time	95,000	(5,981)	89,019
MRH Inalattetrouble	79,950	(20,876)	59,074
MRH Infinite Empire	147,600	(39,223)	108,377
MRH Iron Works	288,701	(18,440)	270,260
MRH Kanthari	307,878	(26,540)	281,338
MRH Laforgia	229,500	(62,050)	167,450
MRH Lane Way	392,932	(185,296)	207,636
MRH Lookwhogotlucky	47,150	(12,268)	34,882
MRH Magical Ways	243,686	(15,556)	228,130
MRH Malibu Mayhem	91,000	(5,730)	85,270
MRH Man Among Men	147,600	(39,223)	108,377
MRH Micro Share	235,235	(14,875)	220,360
MRH Miss Puzzle	13,730	(11,142)	2,588
MRH Miss Sakamoto	152,204	(9,722)	142,482
MRH Mo Mischief	255,000	(109,449)	145,551
MRH Mrs Whistler	82,364	(5,111)	77,253
MRH Naismith	150,000	(48,118)	101,882
Total MRH NY Exacta	215,000	(68,584)	146,416
MRH Ocean Magic 18	15,606	(13,439)	2,168
MRH Our Miss Jones 19	60,000	(3,778)	56,222
MRH Popular Demand	161,953	(59,934)	102,019
MRH Power Up Paynter	60,000	(41,667)	18,333
MRH Provocateur	246,000	(64,689)	181,311

No assurance is provided.

F-7

MY RACEHORSE CA LLC

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2021 and December 31, 2020 and for the Six-Month Periods Ended June 30, 2021, and 2020

Series Name	Horse Asset plus Acquisition Costs	Less: Depreciation through June 30, 2021	Total
MRH Quantum Theory	45,000	(11,708)	33,292
MRH Regal Rebel	120,000	(4,946)	115,054
MRH Sacred Beauty	32,800	(8,563)	24,237
MRH Salute to America	80,000	(3,297)	76,703
MRH Search Engine	326,881	(20,365)	306,517
MRH Sixtythreecaliber	125,000	(32,986)	92,014
MRH Solar Strike	244,340	(119,893)	124,447
MRH Star Six Nine	147,008	(13,548)	133,460
MRH Storm Shooter	180,000	(63,667)	116,333
MRH Straight No Chaser	110,000	(4,534)	105,466
MRH Tap the Gavel	238,016	(14,694)	223,321
MRH Tepeu	110,000	(6,926)	103,074
MRH Thirteen Stripes	100,000	(35,093)	64,907
MRH Tizamagician	121,545	(87,783)	33,763
MRH Two Trail Sioux 17K	24,750	(24,750)	–
MRH Vertical Threat	64,650	(46,157)	18,493
MRH Vow	140,000	(8,944)	131,056
MRH Walk the Talk	84,000	(7,978)	76,022
MRH War Safe	90,000	(1,290)	88,710
MRH Without Delay	90,000	(1,833)	88,167
MRH Yes This Time	100,000	(17,025)	82,975
P-MRH Amandrea	115,500	(70,583)	44,917
P-MRH Ancient Royalty	76,500	(76,500)	–
P-MRH Cairo Kiss	27,800	(27,800)	–
P-MRH Kichiro	15,500	(15,500)	–
P-MRH Lazy Daisy	123,188	(123,188)	–
P-MRH Noble Goddess	18,000	(18,000)	–
P-MRH Sigesmund	10,000	(10,000)	–
P-MRH Squared Straight	22,500	(22,500)	–
P-MRH Street Band	45,000	(45,000)	–
P-MRH Utalknboutpractice	11,970	(11,970)	–
P-MRH Wayne O	450,000	(450,000)	–
TOTAL	$17,715,667	$(6,141,924)	$11,573,743

Depreciation totaled $2,365,341 and $781,537 for the six-month periods ended June 30, 2021 and 2020, respectively.

No assurance is provided.

F-8

MY RACEHORSE CA LLC

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2021 and December 31, 2020 and for the Six-Month Periods Ended June 30, 2021, and 2020

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Revenue Recognition

ASC Topic 606, “Revenue from Contracts with Customers” establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the Company’s contracts to provide goods to customers. Revenues are recognized when control of the promised goods are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements: 1) identify the contract with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to performance obligations in the contract; and 5) recognize revenue as the performance obligation is satisfied. No adjustments to revenue recognition were required from the adoption of ASC 606, which was adopted January 1, 2019 and applied to the periods presented using the full retrospective method. The Company generally recognizes revenues upon earning income from its horses.

Costs of Revenues

Costs of revenues include horse related expenses such as insurance, photography, stables and training, transportation and veterinary, depreciation, and gains/losses on horse disposals.

Advertising Expenses

The Company expenses advertising costs as they are incurred.

No assurance is provided.

F-9

MY RACEHORSE CA LLC

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2021 and December 31, 2020 and for the Six-Month Periods Ended June 30, 2021, and 2020

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code (IRC), all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the statements. Income from the Company is reported and taxed to the members on their individual tax returns. However, the Company has elected, in accordance with IRC, to treat each of the individual series as separate subchapter C corporations for tax purposes. No tax provision has been recorded for any series through the balance sheet date as each is in a taxable loss position and no future tax benefits can be reasonably anticipated.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

Reclassifications of Prior Year Balances

Certain balances from the June 30, 2020 statement of operations were reclassified to conform to current year presentation. There was no change in the Company’s net loss or net equity position from these reclassifications.

NOTE 3: GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has not yet generated profits since inception, has sustained a net loss of $4,694,966 during the six-month period ended June 30, 2021, and is dependent upon its manager for financing its operations. The Company’s financial performance is impacted by several key factors. Expenses such as training and care, veterinary, and depreciation are incurred from the date of acquisition, however; series revenues will not commence until the horses begin racing sometime during their two-year-old season. Additionally, as horses continue to mature the series will have increased opportunity to generate greater revenue to offset their ongoing expenses.

No assurance is provided.

F-10

MY RACEHORSE CA LLC

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2021 and December 31, 2020 and for the Six-Month Periods Ended June 30, 2021, and 2020

In making this assessment, management weighed the significance of the factors, conditions, and events considered. Management based the conclusion primarily on the inception-to-date cumulative losses and the $20,729,061 in gross proceeds raised in its own financing efforts to date as of June 30, 2021. These factors were determined to be the primary drivers of the Company’s ability to sustain its operating costs in the near term. Management also performed an analysis of its operations through the issuance of these financial statements and funding options currently available to it, including a line of credit available to its manager and its manager’s ability and intent to fund any operational needs for the coming year.

Management concluded that its plans successfully alleviate the substantial doubt to the ability of the Company to continue as a going concern within one year after the date that the financial statements are issued. No assurance can be given that the Company will be successful in these efforts. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4: ADVANCES FROM MANAGER

To fund its organizational and start-up activities as well as to advance funds on behalf of a series to purchase horse assets, the Manager has covered the expenses and costs of the Company and its series thus far on an interest-bearing revolving line of credit. The Manager is entitled to 2.38% interest on the outstanding balance as well as profit participation on the unsold shares. To date the Manager has waived any interest due from the series. The Company will evaluate when is best to repay the Manager depending on operations and fundraising ability. In general, the Company will repay the Manager for funds extended to acquire horse assets from the series subscription proceeds (less the applicable due diligence fee), as they are received. Additionally, the Manager maintains cash reserves on behalf of each of the series of the Company to cover expenses of the series’ operations.

In the table below, the Company outlines the positions of borrowings and amounts owed to it by the Manager:

Series Name	Horse reserve account owed to/(by) Series	(Horse acquisition loans owed to Manager)	Net amount owed to/(by) Series
MRH Filly Four	$68,510	$–	$68,510
MRH A Mo Reay	26,120	–	26,120
MRH Above Suspicion	19,182	–	19,182
MRH American Heiress	25,327	–	25,327
MRH Authentic	(158,487)	–	(158,487)
MRH Bella Chica	(14,560)	–	(14,560)
MRH Big Mel	(39,798)	–	(39,798)
MRH Can't Hush This	30,898	–	30,898
MRH Carpe Vinum	(29,031)	–	(29,031)
MRH Carrothers	86,711	310,863	(224,152)
MRH Chasing Time	170,420	269,355	(98,935)
MRH Collusion Illusion	17,495	–	17,495
MRH Cornice Traverse	117,642	70,291	47,351
MRH Daddy's Joy	(4,053)	–	(4,053)
MRH Dancing Crane	8,177	–	8,177
MRH Deep Cover	1,875	–	1,875
MRH Desire Street 19	85,019	174,267	(89,248)
MRH Dolce Notte	17,983	–	17,983
MRH Duke of Love	145,417	241,400	(95,983)
MRH Echo Warrior 19	111,882	118,271	(6,389)
MRH Escape Route	7,432	–	7,432
MRH Forbidden Kingdom	27,726	–	27,726
MRH Frosted Oats	27,712	–	27,712
MRH Future Stars Stable	62,893	–	62,893

No assurance is provided.

F-11

MY RACEHORSE CA LLC

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2021 and December 31, 2020 and for the Six-Month Periods Ended June 30, 2021, and 2020

Series Name	Horse reserve account owed to/(by) Series	(Horse acquisition loans owed to Manager)	Net amount owed to/(by) Series
MRH Going to Vegas	$71,059	$3,509	$67,550
MRH Got Stormy	40,069	–	40,069
MRH Halofied	22,652	30,870	(8,218)
MRH Howboutdemapples	18,238	–	18,238
MRH In Due Time	22,194	45,423	(23,229)
MRH Inalattetrouble	27,952	–	27,952
MRH Infinite Empire	24,476	–	24,476
MRH Iron Works	85,289	160,227	(74,938)
MRH Kanthari	45,001	–	45,001
MRH Laforgia	47,906	–	47,906
MRH Lane Way	(8,448)	–	(8,448)
MRH Lookwhogotlucky	15,620	–	15,620
MRH Magical Ways	125,027	265,009	(139,982)
MRH Malibu Mayhem	112,998	213,265	(100,267)
MRH Man Among Men	24,476	–	24,476
MRH Micro Share	75,733	160,458	(84,725)
MRH Miss Puzzle	(8,868)	–	(8,868)
MRH Miss Sakamoto	112,445	194,478	(82,033)
MRH Mo Mischief	(5,255)	–	(5,255)
MRH Monomoy Girl	51,546	–	51,546
MRH Mrs Whistler	138,566	95,256	43,309
MRH Naismith	46,003	–	46,003
MRH NY Exacta	84,437	–	84,437
MRH Ocean Magic 18	(6,171)		(6,171)
MRH Our Miss Jones 19	91,283	161,160	(69,877)
MRH Popular Demand	1,346	–	1,346
MRH Power Up Paynter	(16,753)	–	(16,753)
MRH Provocateur	41,696	–	41,696
MRH Quantum Theory	18,738	–	18,738
MRH Regal Rebel	150,447	280,500	(130,053)
MRH Sacred Beauty	14,305	–	14,305
MRH Salute to America	143,347	232,050	(88,703)
MRH Search Engine	114,834	225,070	(110,236)
MRH Sixtythreecaliber	22,978	–	22,978
MRH Social Dilemma	44,852	–	44,852
MRH Solar Strike	19,277	–	19,277
MRH Star Six Nine	148,773	377	148,396

No assurance is provided.

F-12

MY RACEHORSE CA LLC

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2021 and December 31, 2020 and for the Six-Month Periods Ended June 30, 2021, and 2020

Series Name	Horse reserve account owed to/(by) Series	(Horse acquisition loans owed to Manager)	Net amount owed to/(by) Series
MRH Storm Shooter	$17,318	$–	$17,318
MRH Straight No Chaser	164,226	282,200	(117,974)
MRH Tap the Gavel	158,722	126,200	32,522
MRH Tepeu	29,162	7,346	21,816
MRH Thirteen Stripes	38,040	–	38,040
MRH Tizamagician	2,614	–	2,614
MRH Two Trail Sioux 17K	(2,341)	–	(2,341)
MRH Vertical Threat	(20,884)	–	(20,884)
MRH Vow	152,954	304,300	(151,346)
MRH Walk the Talk	12,232	–	12,232
MRH War Safe	155,420	248,200	(92,780)
MRH Without Delay	27,709	121,000	(93,291)
MRH Yes This Time	1,612	–	1,612
P-MRH Amandrea	(24,447)	–	(24,447)
TOTAL	$3,482,901	$4,341,343	$(858,443)

NOTE 5: LOANS PAYABLE – RELATED PARTY

The Company acquired the horse asset in the MRH Palace Foal series via a $15,606 convertible profit participating loan from Michael Behrens, a principal of the Manager of the Company. The convertible profit participating loan bears a 2.38 percent per annum interest rate and is due either when the MRH Palace Foal series is fully subscribed or converted into the unsold units of the MRH Palace Foal. During the time the convertible profit participating loan is outstanding, the underlying cash flow of the MRH Palace Foal series accrues to the loan holder.

In 2020, with the purchase of the MRH Authentic horse asset the Company agreed to pay purchase bonuses (kickers) upon the achievement of certain milestones.  Kickers of $2,443,750 were earned in 2020 and were recognized as a loan payable obligation to the co-owner Spendthrift Farm LLC, a related party, and capitalized as additional horse asset purchase costs.  The loan is to be repaid out of the underlying horse income, net of expenses incurred by the co-owner resulting from the horse’s breeding career.  The loan bears interest at 1.65%.  The net horse income applied against this loan in 2020 was $586,859 and interest expense of $8,243 was recorded against this loan in 2020.  As of June 30, 2021, the outstanding balance of the loan was $1,879,903.

The Company’s manager was entitled to certain unpaid management fees related to the MRH Authentic horse, which totaled $75,000 in 2020 and remained outstanding to the Manager in such amount as of June 30, 2021.

In conjunction with the purchase of the Filly Four series, a portion of the horse purchase price amounting to $534,920 was deferred to be paid out to the co-owner Spendthrift Farm LLC, a related party, from future income from the residual value resulting from the sale of the horse(s).  $534,920 remains due and payable on this loan as of June 30, 2021.

The Company’s manager and another related party, Spendthrift Farm LLC paid certain training costs on behalf of the Company during 2020 and 2021.  As of June 30, 2021, $330,442 remained outstanding on these agreements. The note will be repaid at the close of the series from the residual value upon the sale of the horse.

No assurance is provided.

F-13

MY RACEHORSE CA LLC

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2021 and December 31, 2020 and for the Six-Month Periods Ended June 30, 2021, and 2020

NOTE 6: MEMBERS’ EQUITY

Series Subscriptions

The Company has received membership subscriptions for the following LLC series as of June 30, 2021.

Series-Series Name	Units Offered	Units Tendered	Subscription Amount
Series-Action Bundle	10,000	10,000	310,000
Series- Amandrea	550	550	162,250
Series- Ambleside Park 19	410	410	84,050
Series- Amers	75	75	10,500
Series- Apple Down Under 19	600	600	103,800
Series- Ari the Adventurer 19	5,100	5,100	433,500
Series- Athenian Beauty 19	1,800	1,800	84,600
Series- Authentic	12,500	12,500	2,575,000
Series- Awe Hush 19	1,800	1,800	295,200
Series- Bella Chica	100	100	38,000
Series- Big Mel	6,000	6,000	726,000
Series- Black Escort 19	20	13	65,000
Series- Bullion	25	25	11,750
Series- Cairo Kiss	80	80	44,400
Series- Carrothers	5,100	1,479	149,379
Series- Cayala 19	4,100	4,100	373,100
Series- Classofsixtythree 19	1,000	1,000	193,000
Series- Co Cola 19	5,100	2,602	275,812
Series- Collusion Illusion	25,000	25,000	750,000
Series- Consecrate 19	410	410	64,370
Series- Courtisane 19	10,000	6,970	341,530
Series- Daddy's Joy	600	600	108,000
Series- Dancing Crane	20	20	122,000
Series- Deep Cover	800	800	176,000
Series- DeMystique 17	250	250	35,000
Series- Desire Street 19	1,020	0	0
Series- Echo Warrior 19	6,000	3,601	208,858
Series- Escape Route	10	10	62,952
Series- Exonerated 19	820	820	138,580
Series- Frosted Oats	4,100	4,100	172,200
Series- Future Stars Stable	10,000	10,000	500,000
Series- Going toVegas	5,100	5,052	434,472
Series- Got Stormy	5,100	5,100	229,500
Series- Grand Traverse 19	750	565	252,555
Series- Into Summer 19	650	0	0
Series- Just Louise 19	1,020	1,020	233,580
Series- Keertana 18	5,100	5,100	510,000
Series- Kiana's Love	200	200	24,000
Series- Kichiro	200	200	26,000
Series- Lane Way	6,000	6,000	540,000
Series- Latte Da 19	4,100	4,100	143,500

No assurance is provided.

F-14

MY RACEHORSE CA LLC

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2021 and December 31, 2020 and for the Six-Month Periods Ended June 30, 2021, and 2020

Series- Lazy Daisy	1,250	1,250	143,750
Series- Lost Empire 19	10,200	10,200	357,000
Series- Madarnas	50	50	17,500
Series- Major Implications	20	20	4,600
Series- Man Among Men 19	820	820	223,860
Series- Margaret Reay 19	820	820	246,820
Series- Margarita Friday 19	2,000	0	0
Series- Martita Sangrita 17	600	600	192,000
Series- Mayan Milagra 19	20	19	161,500
Series- Midnight Sweetie 19	820	820	121,360
Series- Miss Puzzle	125	125	31,250
Series- Miss Sakamoto	6,000	1,763	95,202
Series- Mo Mischief	5,100	5,100	382,500
Series- Monomoy Girl	10,200	10,200	469,200
Series- Moonless Sky	200	200	22,000
Series- Motion Emotion	1,020	1,020	85,680
Series- Mrs Whistler	2,000	1,182	161,934
Series- Naismith	2,000	2,000	304,000
Series- New York Claiming Package	510	510	71,400
Series- Night of Idiots	80	80	20,000
Series- Nileist	45	45	23,850
Series- Noble Goddess	300	300	33,000
Series- NY Exacta	2,000	2,000	456,000
Series- Our Miss Jones 19	1,200	0	0
Series- Palace Foal	510	0	0
Series- Popular Demand	1,020	1,020	248,880
Series- Power Up Paynter	600	600	114,000
Series- Queen Amira 19	2,000	0	0
Series-Race Hunter 19	10,000	3,906	203,112
Series- Salute to America	1,000	0	0
Series- Sauce On Side	125	125	30,000
Series- Shake It Up Baby	250	250	32,500
Series- Sigesmund	200	200	20,000
Series- Silverpocketsfull 19	5,100	2,982	265,398
Series- Social Dilemma	510	510	85,170
Series- Soul Beam	65	65	39,650
Series- Speightstown Belle 19	900	900	125,100
Series- Squared Straight	150	150	40,500
Series- Storm Shooter	2,000	2,000	324,000
Series- Street Band	50	50	61,500
Series- Sunny 18	6,000	6,000	390,000
Series- Sweet Sweet Annie 19	20	13	97,500
Series- Swiss Minister	50	50	14,000
Series- Takeo Squared	100	100	27,000
Series- Tapitry 19	820	820	223,860
Series- Tavasco Road	80	80	18,400
Series- Tell All 19	12	12	126,000

No assurance is provided.

F-15

MY RACEHORSE CA LLC

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2021 and December 31, 2020 and for the Six-Month Periods Ended June 30, 2021, and 2020

Series- Tell the Duchess 19	2,000	0	0
Series- The Filly Four	8,000	8,000	1,440,000
Series- Thirteen Stripes	1,000	1,000	229,000
Series- Tizamagician	600	600	192,000
Series- Two Trail Sioux 17	450	450	135,000
Series- Two Trail Sioux 17K	1	1	29,720
Series- Utalknboutpractice	100	100	30,000
Series- Vertical Threat	600	600	126,000
Series- Vow	2,000	0	0
Series- War Safe	2,000
Series- Wayne O	6,000	6,000	570,000
Series-Whosbeeninmybed 19	5,100	2,549	188,626
Series-Without Delay	20	0	0
Series- Yes This Time	10	10	129,520
Series- You Make Luvin Fun 19	6,000	1,843	138,225
Series-Wonder Upon a Star 19	10,000	9,988	369,556
Series- Zestful	100	100	32,000
Total	264,533	218,350	$20,729,061
	Less: Distributions to Date		$(1,175,527)
	Net Subscriptions		$19,553,534

The members of each of the Company’s series have certain rights with respect to the membership series they are subscribed to only. Each series generally holds a single horse asset. A series member is entitled to their pro rata share of the net profits derived from the horse asset held in that series after deduction of expense allocations and direct expenses attributable to the underlying horse asset, based on their percentage of the total outstanding membership interests in that series.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Company’s Manager has advanced funds to and holds cash reserves on behalf of various of the Company’s series funds. See Note 4 for further discussions.

The Company has various loans outstanding with related parties, as described in Note 5.

Because these are related party transactions, no guarantee can be made that the terms of the arrangements are at arm’s length.

No assurance is provided.

F-16

MY RACEHORSE CA LLC

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2021 and December 31, 2020 and for the Six-Month Periods Ended June 30, 2021, and 2020

NOTE 8: RECENT ACCOUNTING PRONOUNCEMENTS

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. We are continuing to evaluate the impact of this new standard on our financial reporting and disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 9: COMMITMENTS, CONTINGENCIES, AND CONCENTRATIONS

Legal Matters

Company is not currently involved with and does not know of any pending or threatening litigation against the Company or its Manager.

Long-Term Debt

The Company acquired the horse asset in the MRH Palace Foal series via a $15,606 convertible profit participating loan from Michael Behrens, a principal of the Manager of the Company. The convertible profit participating loan bears a 2.38 percent per annum interest rate is due either when the MRH Palace Foal series is fully subscribed or converted into the unsold units of the MRH Palace Foal.

During the time the convertible profit participating loan is outstanding, the underlying cash flow of the MRH Palace Foal series accrues to the loan holder.

NOTE 10: SUBSEQUENT EVENTS

Anticipated Crowdfunded Offering

The Company is planning to continue to raise capital through the issuance of securities exempt from registration under Regulation A in 2021.

Management’s Evaluation

Management has evaluated subsequent events through September 27, 2021, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

No assurance is provided.

F-17

INDEPENDENT AUDITOR’S REPORT

April 6, 2021

To:     Experiential Squared, Inc as manager of My Racehorse CA LLC

Re:        2020-2019 Financial Statement Audit

We have audited the accompanying financial statements of MY RACEHORSE CA, LLC (a series limited liability company organized in Nevada) (the “Company”), which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of operations, changes in members’ equity, and cash flows for the calendar year periods ended December 31, 2020 and 2019, and the related notes to such financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations, changes in members’ equity and its cash flows for the calendar year periods thus ended in accordance with accounting principles generally accepted in the United States of America.

Sincerely,

IndigoSpire CPA Group

IndigoSpire CPA Group, LLC

Aurora, Colorado

April 6, 2021

F-18

MY RACEHORSE CA LLC

BALANCE SHEETS

See accompanying Independent Auditor’s Report

As of December 31, 2020 and 2019

	2020	2019

ASSETS
Current Assets:
Cash and cash equivalents	$–	$–
Accounts receivable	–	3,770
Horse reserve funds receivable from Manager (see Note 4)	1,470,649	446,900
Prepaid expense	675,019	70,215
Total Current Assets	2,145,668	520,885

Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	9,713,216	2,990,695
Total Non-Current Assets	9,713,216	2,990,695

TOTAL ASSETS	$11,858,884	$3,511,580

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$1,119,860	$1,724,852
Accrued Expense	9,301	–
Interest payable	26,769	23
Total Current Liabilities	1,155,93	1,724,875

Long-term Liabilities:
Long-term debt	2,576,218	15,606
Total Long-term Liabilities	2,576,218	15,606

Total Liabilities	3,732,148	1,740,481

Members' Equity:
Membership in My Racehorse CA, LLC	11,843	11,843
Subscriptions in series, net of distributions (See Note 5)	14,902,854	3,216,968
Accumulated deficit	(6,787,961)	(1,457,712)
Total Members' Equity	8,126,736	1,771,099

TOTAL LIABILITIES AND MEMBERS' EQUITY	$11,858,884	$3,511,580

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-19

MY RACEHORSE CA LLC

STATEMENTS OF OPERATIONS

See accompanying Independent Auditor’s Report

For the years ended December 31, 2020 and 2019

	2020	2019

Revenues	$1,455,913	$263,655
Cost of revenues	(1,805,350)	(502,233)
Gross profit/(loss)	(349,437)	(238,578)

Operating Expenses
Management charges	1,917,883	460,455
General and administrative	237,678	53,326
Sales and marketing	–	–
Depreciation	2,676,696	472,260
Total Operating Expenses	4,832,257	986,041

Loss from operations	(5,181,694)	(1,224,619)

Other Income/(Expense):
Gain/(loss) on disposition of horse	(113,569)	(63,728)
Interest expense	–	–
Total Other Income	(113,569)	(63,728)

Provision for income taxes	–	–

Net loss	$(5,330,249)	$(1,288,347)

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-20

MY RACEHORSE CA LLC

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

See accompanying Independent Auditor’s Report

For the years ended December 31, 2020 and 2019

	Membership in My Racehorse CA LLC	Subscriptions in Series	Accumulated Deficit	Total Members' Equity

Balance at January 1, 2019	$11,843	$339,577	$(169,365)	$(182,055)

Subscriptions received in horse series	–	3,032,135	–	3,032,135
Distributions from horse series	–	(154,744)	–	(154,744)
Net loss	–	–	(1,288,347)	(1,288,347)
Balance at December 31, 2019	11,843	3,216,968	(1,457,712)	1,771,099

Subscriptions received in horse series	–	11,924,496	–	11,924,496
Distributions from horse series	–	(238,610)	–	(238,610)
Net loss	–	–	(5,330,249)	(5,330,249)
Balance at December 31, 2020	$11,843	$14,902,854	$(6,787,961)	$8,126,736

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-21

MY RACEHORSE CA LLC

STATEMENTS OF CASH FLOWS

See accompanying Independent Auditor’s Report

For the years ended December 31, 2020 and 2019

	2020	2019
Cash Flows From Operating Activities
Net Loss	$(5,330,249)	$(1,288,347)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,676,696	472,260
Loss/(gain) on disposal of horse ownership	113,569	63,728
Non-cash management fees	75,000	–
Changes in operating assets and liabilities:
Change in accounts receivables	3,770	(3,770)
Change in prepaid expense	(123,030)	(70,215)
Change in other assets	(481,774)	–
Change in accrued expense	9,301
Change in accrued interest payable	26,746	–
Net Cash Used In Operating Activities	(3,029,971)	(826,344)

Cash Flows From Investing Activities
Purchase of horse assets	(6,534,116)	(3,320,578)
Net Cash Used In Investing Activities	(6,534,116)	(3,320,578)

Cash Flows From Financing Activities
Subscriptions received in horse series	11,924,496	3,032,135
Distributions from horse series	(238,610)	(154,744)
Contribution by manager	–	–
Horse revenues, net of expenses, applied to related party loans	(493,058)	–
Proceeds of long-term notes	–	–
Net increase in amount due to manager, net	(2,628,741)	1,269,531
Net Cash Provided by Financing Activities	9,564,087	4,146,922

Net Change In Cash	–	–

Cash at Beginning of Period	–	–
Cash at End of Period	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–
Cash paid for income taxes	$–	$–

Supplemental Disclosure of Non-cash Activities
Horses purchased by issuance of related party notes payable	$2,978,670	$–
Non-cash management fees	$75,000	$–

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-22

MY RACEHORSE CA LLC

NOTES TO THE FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

NOTE 1: NATURE OF OPERATIONS

My Racehorse CA LLC d/b/a MyRaceHorse.com (the “Company”) is an early-stage investment series limited liability company established by the manager, Experiential Squared, Inc. (the “Manager”), to invest in individual interests in thoroughbred, quarter and Standardbred horses through underlying Series LLCs. The Company democratizes the ownership of racehorses through a self-developed web-based platform and allows fans to experience racehorse ownership by owning portions of the Series with other like-minded fans. The Company is headquartered in Claremont, CA. The Company was formed in 2016.

Since inception, the Company has relied on advances from founders and raising capital to fund its operations. The Company will likely incur losses prior to generating positive working capital. However, the Company continues and will continue to receive funding of losses from its Manager. During the next 12 months, the Company intends to fund its operations with funding from a Regulation A securities campaign (see Note 10), capital contributions from the founder, and funds from revenue producing activities, if and when such can be realized. These financial statements and related notes thereto do not include any adjustments that might result from these uncertainties.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The Company adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of December 31, 2020, the Company had no cash on hand.

Receivables and Credit Policy

Trade receivables from customers are uncollateralized customer obligations due under normal trade terms, primarily requiring payment before services are rendered. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customers. As a result, the Company believes that its accounts receivable credit risk exposure is limited, and it has not experienced significant write-downs in its accounts receivable balances. As of December 31, 2020 and 2019, the Company had no allowances against its accounts receivable.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

F-23

Depreciation is provided using the straight-line method, based on useful lives of the assets which range from three to five years. Horse assets are depreciated using the straight-line method over 36 months with no estimated salvage value. A horse is treated as placed in service upon its acquisition by the Company.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors.

As of December 31, 2020 and 2019, the Company has $13,171,287 and $3,584,304, respectively recorded, at cost, in horse assets.

As of December 31, 2020, property and equipment consisted of the following:

Series Name	Horse Asset plus Acquisition Costs	Less: Depreciation through December 31, 2020	Total
Closed- Series Amers	$6,000	$(6,000)	$–
Closed- Series Madarnas	10,000	(10,000)	–
Closed- Series Major Implications	2,500	(2,500)	–
Closed- Series Nileist	11,700	(11,700)	–
Closed- Series Sauce On Side	15,000	(15,000)	–
Closed- Series Soul Beam	23,075	(23,075)	–
Closed- Series Swiss Minister	7,500	(7,500)	–
Closed- Series Takeo Squared	15,000	(15,000)	–
Closed- Series Tavasco Road	10,000	(10,000)	–
Closed- Series Zestful	19,000	(19,000)	–
Series The Filly Four	1,426,452	(542,849)	883,603
Series Amandrea	115,500	(51,333)	64,167
Series Ambleside Park 19	47,150	(4,409)	42,741
Series Keertana 18	344,250	(151,938)	192,313
Series Two Trail Sioux 17	74,250	(41,250)	33,000
Series Apple Down Under 19	60,000	(4,617)	55,383
Series Athenian Beauty 19	45,000	(4,208)	40,792
Series Authentic	4,359,157	(753,129)	3,606,028
Series Awe Hush 19	198,000	(18,883)	179,117
Series Bella Chica	25,000	(16,667)	8,333
Series Big Mel	581,926	(225,390)	356,536
Series Cairo Kiss	27,800	(27,800)	–
Series Martita Sangrita 17	129,300	(69,508)	59,792
Series Cayala 19	246,000	(23,689)	222,311
Series Classofsixtythree 19	125,000	(12,153)	112,847
Series Collusion Illusion	550,000	(31,541)	518,459
Series Consecrate 19	32,800	(3,097)	29,703
Series Daddy's Joy	48,000	(26,664)	21,336
Series Deep Cover	80,000	(21,004)	58,996
Series Escape Route	42,400	(3,153)	39,247
Series Exonerated 19	86,100	(14,077)	72,023
Series Frosted Oats 19	102,500	(14,623)	87,877
Series Just Louise 19	153,000	(15,867)	137,133
Series Kichiro	15,500	(9,042)	6,458
Series Lost Empire 19	229,500	(23,800)	205,700
Series Lane Way	392,931	(119,897)	273,034

F-24

Series Latte Da 19	79,950	(1,921)	78,029
Series Lazy Daisy	123,188	(123,188)	–
Series Man Among Men 19	147,600	(14,623)	132,977
Series Margaret Rey 19	164,000	(15,793)	148,207
Series Midnight Sweetie 19	73,800	(6,970)	66,830
Series Miss Puzzle	13,730	(8,913)	4,817
Series Mo Mischief	255,000	(66,949)	188,051
Series Naismith	150,000	(23,118)	126,882
Series Noble Goddess	18,000	(18,000)	–
Series Palace Foul	15,606	(10,838)	4,769
Series Popular Demand	161,953	(32,942)	129,011
Series Power Up Paynter	60,000	(31,667)	28,333
Series Sigesmund	10,000	(10,000)	–
Series Sunny 18	244,340	(85,638)	158,702
Series Speightstown Belle 19	76,500	(8,106)	68,394
Series Squared Straight	22,500	(16,875)	5,625
Series Storm Shooter	180,000	(33,667)	146,333
Series Street Band	45,000	(45,000)	–
Series Tapitry 19	147,600	(14,623)	132,977
Series The Keeneland 14	335,500	(31,375)	304,125
Series Thirteen Stripes	100,000	(19,531)	80,469
Series Tizamagician	121,545	(67,525)	54,020
Series Two Trail Sioux 17K	24,750	(13,750)	11,000
Series Utalknboutpractice	11,970	(11,970)	–
Series Vertical Threat	64,650	(35,160)	29,490
Series Wayne O	450,000	(225,000)	225,000
Series Yes This Time	100,000	–	100,000
Series NY Exacta	215,000	(32,751)	182,249
P- Series Bullion	6,000	(6,000)	–
P- Series De Mystique ‘17	17,238	(17,238)	–
P- Series Kiana's Love	10,600	(10,600)	–
P- Series Moonless Sky	12,000	(12,000)	–
P- Series Night of Idiots	8,740	(8,740)	–
P- Series Shake It Up Baby	11,000	(11,000)	–
P- Series New York Claiming	36,236	(36,236)	–
TOTAL	$13,171,287	$(3,458,071)	$9,713,216

Depreciation totaled $2,676,696 and $472,260 for the years ended December 31, 2020 and 2019, respectively.

F-25

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Revenue Recognition

ASC Topic 606, “Revenue from Contracts with Customers” establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the Company’s contracts to provide goods to customers. Revenues are recognized when control of the promised goods are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements: 1) identify the contract with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to performance obligations in the contract; and 5) recognize revenue as the performance obligation is satisfied. No adjustments to revenue recognition were required from the adoption of ASC 606, which was adopted January 1, 2019 and applied to the periods presented using the full retrospective method. The Company generally recognizes revenues upon earning income from its horses.

Costs of Revenues

Costs of revenues include horse related expenses such as insurance, photography, stables and training, transportation and veterinary, depreciation, and gains/losses on horse disposals.

Advertising Expenses

The Company expenses advertising costs as they are incurred.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code (IRC), all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the statements. Income from the Company is reported and taxed to the members on their individual tax returns. However, the Company has elected, in accordance with IRC, to treat each of the individual series as separate subchapter C corporations for tax purposes. No tax provision has been recorded for any series through the balance sheet date as each is in a taxable loss position and no future tax benefits can be reasonably anticipated.

F-26

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

Reclassifications of Prior Year Balances

Certain balances from the December 31, 2019 statement of operations were reclassified to conform to current year presentation. There was no change in the Company’s net loss or net equity position from these reclassifications.

NOTE 3: GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has not yet generated profits since inception, has sustained a net loss of $5,330,249 during the year ended December 31, 2020, and is dependent upon its manager for financing its operations.

The company’s financial performance is impacted by several key factors. The company’s acquisition strategy in 2020 included the purchase of 17 yearlings which as of the date of filing are unraced. Expenses such as training and care, veterinary, and depreciation are incurred from the date of acquisition, however; series revenues will not commence until the horses begin racing sometime during their two-year-old season.

Additionally, as horses continue to mature the series will have increased opportunity to generate greater revenue to offset their ongoing expenses.

The Company’s ability to continue as a going concern in the next twelve months following the date the financial statements were available to be issued is further strengthened by funding secured in 2020.

NOTE 4: ADVANCES FROM MANAGER

To fund its organizational and start-up activities as well as to advance funds on behalf of a series to purchase horse assets, the Manager has covered the expenses and costs of the Company and its series thus far on an interest-bearing revolving line of credit. The manager is entitled to 2.38% interest on the outstanding balance as well as profit participation on the unsold shares. To date the manager has waived and interest due from the series. The Company will evaluate when is best to repay the Manager depending on operations and fundraising ability. In general, the Company will repay the Manager for funds extended to acquire horse assets from the series subscription proceeds (less the applicable management fee), as they are received. Additionally, the Manager maintains cash reserves on behalf of each of the series of the Company to cover expenses of the series’ operations.

F-27

In the table below, the Company outlines the positions of borrowings and amounts owed to it by the Manager:

Series Name	Horse reserve account owed to/(by) Series	(Horse acquisition loans owed to Manager)	Net amount owed to/(by) Series
Series Action Bundle	$177,942	$(263,500)	$(85,558)
Series The Filly Four	105,092	–	105,092
Series Got Stormy	60,871	(195,075)	(134,204)
Series Monomoy Girl	75,749	(398,820)	(323,071)
Series Motion Emotion	42,996	(72,828)	(29,832)
Series Amandrea	(14,655)	–	(14,655)
Series Ambleside Park 19	18,492	–	18,492
Series Keertana 18	39,349	–	39,349
Series Two Trail Sioux 17	(2,269)	–	(2,269)
Series Apple Down Under 19	21,094	–	21,094
Series Athenian Beauty 19	21,480	–	21,480
Series Authentic	94,478	–	94,478
Series Awe Hush 19	34,803	–	34,803
Series Bella Chica	(6,856)	–	(6,856)
Series Big Mel	(24,634)	–	(24,634)
Series Martita Sangrita 17	(13,383)	–	(13,383)
Series Cayala 19	47,489	(387)	47,102
Series Classofsixtythree 19	28,334	–	28,334
Series Collusion Illusion	41,901	–	41,901
Series Consecrate 19	16,984	(266)	16,718
Series Daddy's Joy	8,589	–	8,589
Series Deep Cover	33,227	–	33,227
Series Escape Route	14,236	–	14,236
Series Exonerated 19	22,315	–	22,315
Series Frosted Oats 19	32,184	–	32,184
Series Just Louise 19	31,289	(1,557)	29,732
Series Kichiro	(9,991)	–	(9,991)
Series Lost Empire 19	53,259	(2,261)	50,998
Series Lane Way	11,420	–	11,420
Series Latte Da 19	32,232	–	32,232
Series Lazy Daisy	(15,159)	–	(15,159)
Series Man Among Men 19	28,132	–	28,132
Series Margaret Rey 19	30,038	(123)	29,915
Series Midnight Sweetie 19	21,011	–	21,011
Series Miss Puzzle	(3,343)	–	(3,343)
Series Mo Mischief	12,406	–	12,406
Series Naismith	53,197	–	53,197
Series Palace Foal	(6,171)	–	(6,171)
Series Popular Demand	19,966	–	19,966
Series Power Up Paynter	(2,093)	–	(2,093)
Series Sigesmund	(23,840)	–	(23,840)
Series Sunny 18	31,061	–	31,061
Series Speightstown Belle 19	21,743	–	21,743
Series Squared Straight	(24,040)	–	(24,040)

F-28

Series Storm Shooter	27,960	–	27,960
Series Street Band	37,827	–	37,827
Series Tapitry 19	28,132	–	28,132
Series The Keeneland 14	61,058	(4,718)	56,340
Series Thirteen Stripes	50,475	–	50,475
Series Tizamagician	(8,864)	–	(8,864)
Series Utalknboutpractice	8,431	–	8,431
Series Vertical Threat	3,541	–	3,541
Series Wayne O	(32,779)	–	(32,779)
Series Yes This Time	6,458	(107,930)	(101,472)
Series Exacta	108,127	–	108,127
Series Social Dilemma	43,357	(72,395)	(29,038)
TOTAL	$1,470,649	$(1,119,860)	$350,789

NOTE 5: LOANS PAYABLE – RELATED PARTY

The Company acquired the horse asset in Series Palace Foal via a $15,606 convertible profit participating loan from Michael Behrens, a principal of the Manager of the Company. The convertible profit participating loan bears a 2.38 percent per annum interest rate and is due either when Series Palace Foal is fully subscribed or converted into the unsold units of Series Palace Foal. During the time the convertible profit participating loan is outstanding, the underlying cash flow of Series Palace Foal accrues to the loan holder.

In 2020, with the purchase of the Series Authentic horse asset the Company agreed to pay purchase bonuses (kickers) upon the achievement of certain milestones.  Kickers of $2,443,750 were earned in 2020 and were recognized as a loan payable obligation to the co-owner Spendthrift Farm LLC, a related party, and capitalized as additional horse asset purchase costs.  The loan is to be repaid out of the underlying horse income, net of expenses incurred by the co-owner resulting from the horse’s breeding career.  The loan bears interest at 1.65%.  The net horse income applied against this loan in 2020 was $586,859 and interest expense of $8,243 was recorded against this loan in 2020.  As of December 31, 2020, the outstanding balance of the loan was $1,865,134.

The Company’s manager was entitled to certain unpaid management fees related to the Series Authentic horse, which totaled $75,000 in 2020 and remained outstanding to the Manager in such amount as of December 31, 2020.

In conjunction with the purchase of the Filly Four series, a portion of the horse purchase price amounting to $534,920 was deferred to be paid out to the co-owner Spendthrift Farm LLC, a related party, from future income from the residual value resulting from the sale of the horse(s).  $534,920 remains due and payable on this loan as of December 31, 2020.

The Company’s manager and another related party, Spendthrift Farm LLC paid certain training costs on behalf of the Company during 2020.  As of December 31, 2020, $85,558 remaining outstanding on these agreements. The note will be repaid at the close of the series from the residual value upon the sale of the horse.

NOTE 6: MEMBERS’ EQUITY

Series Subscriptions

The Company has received membership subscriptions for the following LLC series as of December 31, 2020.

F-29

Series Name	Units Offered	Units Tendered	Subscription Amount
Closed- Series Amers	75	75	$10,500
Closed- Series Madarnas	50	50	$17,500
Closed- Series Major Implications	20	20	$4,600
Closed- Series Nileist	45	45	$23,850
Closed- Series Sauce On Side	125	125	$30,000
Closed- Series Soul Beam	65	65	$39,650
Closed- Series Swiss Minister	50	50	$14,000
Closed- Series Takeo Squared	100	100	$27,000
Closed- Series Tavasco Road	80	80	$18,400
Closed- Series Zestful	100	100	$32,000
Series Action Bundle	10,000	–	$–
Series The Filly Four	8,000	8,000	$1,440,000
Series Got Stormy	5,100	–	$–
Series Monomoy Girl	10,200	–	$–
Series Motion Emotion	1,020	–	$–
Series Amandrea	550	550	$162,250
Series Ambleside Park 19	410	410	$84,050
Series Keertana 18	5,100	5,100	$510,000
Series Two Trail Sioux 17	450	450	$135,000
Series Apple Down Under 19	600	600	$103,800
Series Athenian Beauty 19	1,800	1,800	$84,600
Series Authentic	12,500	12,500	$2,575,000
Series Awe Hush 19	1,800	1,800	$295,200
Series Bella Chica	100	100	$38,000
Series Big Mel	6,000	6,000	$726,000
Series Cairo Kiss	80	80	$44,400
Series Martita Sangrita 17	600	600	$192,000
Series Cayala 19	4,100	4,095	$372,645
Series Classofsixtythree 19	1,000	1,000	$193,000
Series Collusion Illusion	25,000	25,000	$750,000
Series Consecrate 19	410	408	$64,056
Series Daddy's Joy	600	600	$108,000
Series Deep Cover	800	800	$176,000
Series Escape Route	10	10	$62,952
Series Exonerated 19	820	820	$138,580
Series Frosted Oats 19	4,100	4,100	$172,200
Series Just Louise 19	1,020	1,012	$231,748
Series Kichiro	200	200	$26,000
Series Lane Way	6,000	6,000	$540,000
Series Latte Da 19	4,100	4,100	$143,500
Series Lazy Daisy	1,250	1,250	$143,750
Series Lost Empire (Laforgia)	10,200	10,124	$354,340
Series Man Among Men 19	820	820	$223,860
Series Margaret Rey 19	820	820	$246,820
Series Midnight Sweetie 19	820	820	$121,360
Series Miss Puzzle	125	125	$31,250
Series Mo Mischief	5,100	5,100	$382,500
Series Naismith	2,000	2,000	$304,000
Series Noble Goddess	300	300	$33,000
Series Palace Foal	510	–	$–

F-30

Series Popular Demand	1,020	1,020	$248,880
Series Power Up Paynter	600	600	$114,000
Series Sigesmund	200	200	$20,000
Series Sunny 18	6,000	6,000	$390,000
Series Speightstown Belle 19	900	900	$125,100
Series Squared Straight	150	150	$40,500
Series Storm Shooter	2,000	2,000	$324,000
Series Street Band	50	50	$61,500
Series Tapitry 19	820	820	$223,860
Series The Keeneland 14	10,000	9,889	$494,450
Series Thirteen Stripes	1,000	1,000	$229,000
Series Tizamagician	600	600	$192,000
Series Two Trail Sioux 17K	1	1	$29,720
Series Utalknboutpractice	100	100	$30,000
Series Vertical Threat	600	600	$126,000
Series Wayne O	6,000	6,000	$570,000
Series Yes This Time	10	–	$–
Series NY Exacta	2,000	2,000	$456,000
P- Series Bullion	25	25	$11,750
P- Series De Mystique ‘17	250	250	$35,000
P- Series Kiana's Love	200	200	$24,000
P- Series Moonless Sky	200	200	$22,000
P- Series Night of Idiots	80	80	$20,000
P- Series Shake It Up Baby	250	250	$32,500
P- Series New York Claiming	510	510	$71,400
Series Social Dilemma	510	–	$–
TOTAL	169,201	141,851	$15,319,022
Distributions to Date			$(416,168)
Total Subscriptions			$14,902,854

The members of each of the Company’s series have certain rights with respect to the membership series they are subscribed to. Each series generally holds a single horse asset. A series member is entitled to their pro rata share of the net profits derived from the horse asset held in that series after deduction of expense allocations and direct expenses attributable to the underlying horse asset, based on their percentage of the total outstanding membership interests in that series.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Company’s Manager has advanced funds to and holds cash reserves on behalf of various of the Company’s series funds. See Note 4 for further discussions.

The Company has various loans outstanding with related parties, as described in Note 5.

Because these are related party transactions, no guarantee can be made that the terms of the arrangements are at arm’s length.

F-31

NOTE 8: RECENT ACCOUNTING PRONOUNCEMENTS

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. We are continuing to evaluate the impact of this new standard on our financial reporting and disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 9: COMMITMENTS, CONTINGENCIES, AND CONCENTRATIONS

Legal Matters

Company is not currently involved with and does not know of any pending or threatening litigation against the Company or its member.

Long-Term Debt

The Company acquired the horse asset in Series Palace Foal via a $15,606 convertible profit participating loan from Michael Behrens, a principal of the Manager of the Company. The convertible profit participating loan bears a 2.38 percent per annum interest rate is due either when Series Palace Foal is fully subscribed or converted into the unsold units of Series Palace Foal. During the time the convertible profit participating loan is outstanding, the underlying cash flow of Series Palace Foal accrues to the loan holder.

NOTE 10: SUBSEQUENT EVENTS

Anticipated Crowdfunded Offering

The Company is planning to continue to raise capital through the issuance of securities exempt from registration under Regulation A in 2021.

Management’s Evaluation

Management has evaluated subsequent events through April 6, 2021, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

F-32

EXHIBIT INDEX

Exhibit 2.1	Articles of Organization (1)
Exhibit 2.2	Amended and Restated Series Limited Liability Company Agreement (2)
Exhibit 3.51	Series Agreement for Carrothers (4)
Exhibit 3.55	Series Agreement for Echo Warrior 19 (4)
Exhibit 3.57	Series Agreement for Micro Share (f.k.a. Who’sbeeninmybed 19) (5)
Exhibit 3.58	Series Agreement for Malibu Mayhem (f.k.a. Into Summer 19) (5)
Exhibit 3.59	Series Agreement for Mrs Whistler (5)
Exhibit 3.60	Series Agreement for Chasing Time (f.k.a. Race Hunter 19) (5)
Exhibit 3.62	Series Agreement for Vow (5)
Exhibit 3.63	Series Agreement for Magical Ways (f.k.a. You Make Luvin Fun 19) (5)
Exhibit 3.64	Series Agreement for Miss Sakamoto (5)
Exhibit 3.65	Series Agreement for Tap the Gavel (f.k.a. Courtisane 19) (5)
Exhibit 3.66	Series Agreement for Cornice Traverse (f.k.a. Grand Traverse Bay 19) (5)
Exhibit 3.67	Series Agreement for Our Miss Jones 19 (6)
Exhibit 3.68	Series Agreement for Straight No Chaser (f.k.a. Margarita Friday 19)(6)
Exhibit 3.69	Series Agreement for Regal Rebel (f.k.a. Queen Amira 19) (6)
Exhibit 3.70	Series Agreement for Salute to America (6)
Exhibit 3.71	Series Agreement for Desire Street 19 (6)
Exhibit 3.72	Series Agreement for Duke of Love (7)
Exhibit 3.73	Series Agreement for War Safe (7)
Exhibit 3.74	Series Agreement for Tufnel (7)
Exhibit 3.75	Series Agreement for Classic Cut (7)
Exhibit 3.76	Series Agreement for Essential Rose 20 (7)
Exhibit 3.77	Series Agreement for Who Runs the World (7)
Exhibit 3.78	Series Agreement for Balletic (7)
Exhibit 3.79	Series Agreement for Song of Bernadette 20 (7)
Exhibit 4.1	Form of Subscription Agreement (1)
Exhibit 6.1	Management Services Agreement by and between My Racehorse CA LLC and Experiential Squared, Inc. (1)
Exhibit 6.60	Broker-Dealer Agreement by and between My Racehorse CA LLC and Dalmore Group, LLC(3)
Exhibit 6.113	Equine Co-Ownership and Acquisition Agreement for Carrothers (4)
Exhibit 6.114	Profit Participation Convertible Promissory Note for Carrothers (4)
Exhibit 6.120	Equine Co-Ownership and Acquisition Agreement for Echo Warrior 19 (4)
Exhibit 6.121	Profit Participation Convertible Promissory Note for Echo Warrior 19 (4)
Exhibit 6.124	Equine Co-Ownership and Acquisition Agreement for Micro Share (f.k.a. Who'sbeeninmybed 19) (5)
Exhibit 6.125	Profit Participation Convertible Promissory Note for Micro Share (f.k.a. Who'sbeeninmybed 19) (5)
Exhibit 6.126	Equine Co-Ownership and Acquisition Agreement for Malibu Mayhem (f.k.a. Into Summer 19) (5)
Exhibit 6.127	Profit Participation Convertible Promissory Note for Malibu Mayhem (f.k.a. Into Summer 19) (5)
Exhibit 6.128	Profit Participation Convertible Promissory Note for Mrs Whistler (5)
Exhibit 6.129	Profit Participation Convertible Promissory Note for Chasing Time (f.k.a. Race Hunter 19) (5)
Exhibit 6.132	Profit Participation Convertible Promissory Note for Vow (5)
Exhibit 6.133	Equine Co-Ownership and Acquisition Agreement for Magical Ways (f.k.a You Make Luvin Fun 19) (5)
Exhibit 6.134	Profit Participation Convertible Promissory Note for Magical Ways (f.k.a. You Make Luvin Fun 19) (5)
Exhibit 6.135	Equine Co-Ownership and Acquisition Agreement for Miss Sakamoto (5)
Exhibit 6.136	Profit Participation Convertible Promissory Note for Miss Sakamoto (5)
Exhibit 6.137	Profit Participation Convertible Promissory Note for Tap the Gavel (f.k.a. Courtisane 19) (5)
Exhibit 6.138	Equine Co-Ownership and Acquisition Agreement for Cornice Traverse (f.k.a. Grand Traverse Bay 19)(5)
Exhibit 6.139	Profit Participation Convertible Promissory Note for Cornice Traverse (f.k.a. Grand Traverse Bay 19) (5)
Exhibit 6.140	Equine Co-Ownership and Acquisition Agreement for Our Miss Jones 19 (6)
Exhibit 6.141	Profit Participation Convertible Promissory Note for Our Miss Jones 19 (6)
Exhibit 6.142	Profit Participation Convertible Promissory Note for Straight No Chaser (f.k.a. Margarita Friday 19) (6)

III-1

Exhibit 6.143	Profit Participation Convertible Promissory Note for Regal Rebel (f.k.a. Queen Amira 19) (6)
Exhibit 6.144	Profit Participation Convertible Promissory Note for Salute to America(6)
Exhibit 6.145	Equine Co-Ownership and Acquisition Agreement for Desire Street 19 (6)
Exhibit 6.146	Profit Participation Convertible Promissory Note for Desire Street 19 (6)
Exhibit 6.147	Profit Participation Convertible Promissory Note for Duke of Love (7)
Exhibit 6.148	Profit Participation Convertible Promissory Note for War Safe (7)
Exhibit 6.149	Profit Participation Convertible Promissory Note for Tufnel (7)
Exhibit 6.150	Equine Co-Ownership and Acquisition Agreement for Tufnel (7)
Exhibit 6.151	Profit Participation Convertible Promissory Note for Classic Cut (7)
Exhibit 6.152	Profit Participation Convertible Promissory Note for Essential Rose 20 (7)
Exhibit 6.153	Profit Participation Convertible Promissory Note for Who Runs the World (7)
Exhibit 6.154	Equine Co-Ownership and Acquisition Agreement for Who Runs the World (7)
Exhibit 6.155	Profit Participation Convertible Promissory Note for Balletic (7)
Exhibit 6.156	Profit Participation Convertible Promissory Note for Song of Bernadette 20 (7)
Exhibit 6.157	Equine Co-Ownership and Acquisition Agreement for Song of Bernadette 20 (7)
Exhibit 11.1	Consent of IndigoSpire CPA Group, LLC *
Exhibit 12.1	Opinion of Procopio, Cory, Hargreaves & Savitch LLP *
Additional Exhibits	Additional Exhibits – Part I, Item 6 *

 _______________________

*	Filed herewith.
(1)	Filed with the Company’s Form 1-A dated September 10, 2018 and incorporated by reference herein.
(2)	Filed with the Company’s Amendment No. 1 to Form 1-A dated November 20, 2018 and incorporated by reference herein.
(3)	Filed with the Company’s Post Qualification Amendment No. 13 to Form 1-A dated July 15, 2020 and incorporated by reference herein.
(4)	Filed with the Company’s Post Qualification Amendment No. 24 to Form 1-A dated April 20, 2021 and incorporated by reference herein.
(5)	Filed with the Company’s Post Qualification Amendment No. 24 to Form 1-A dated April 30, 2021 and incorporated by reference herein.
(6)	Filed with the Company’s Post Qualification Amendment No. 27 to Form 1-A dated June 14, 2021 and incorporated by reference herein
(7)	Filed with the Company’s Post Qualification Amendment No. 28 to Form 1-A dated September 3, 2021 and incorporated by reference herein.

III-2

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Claremont, State of California, on October 8, 2021.

MY RACEHORSE CA LLC

By: Experiential Squared, Inc., its Manager

By: /s/ Michael Behrens
Name: Michael Behrens
Title: Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Behrens Name: Michael Behrens	Chief Executive Officer, Chief Financial Officer and Secretary of Experiential Squared, Inc. (Principal Executive Officer and Principal Financial Officer)	October 8, 2021
MY RACEHORSE CA LLC By: /s/ Michael Behrens Name: Michael Behrens Title: Chief Executive Officer	Manager	October 8, 2021